    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997
                                                          REGISTRATION NO. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------


                          SOUTHERN MINERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           NEVADA                                1311                       36-2068676
(State or Other Jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)        Identification No.)

                         500 DALLAS STREET, SUITE 2800
                              HOUSTON, TEXAS 77002
                                 (713) 658-9444
               (Address Including Zip Code, and Telephone Number,
     Including Area Code, of the Registrant's Principal Executive Offices)

                            --------------------

                                STEVEN H. MIKEL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             500 DALLAS, SUITE 2800
                              HOUSTON, TEXAS 77002
                                 (713) 658-9444
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                            --------------------

                                With copies to:

               DAVID S. PETERMAN                                       JAMES L. RICE III
   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                       WEIL, GOTSHAL & MANGES LLP
711 LOUISIANA STREET, SUITE 1900 - SOUTH TOWER                  700 LOUISIANA STREET, SUITE 1600
             HOUSTON, TEXAS 77002                                     HOUSTON, TEXAS 77002
                (713) 220-5800                                           (713) 546-5000

                            --------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

 If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            --------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
 OF SECURITIES TO BE              AMOUNT TO            OFFERING PRICE         AGGREGATE OFFERING      REGISTRATION
      REGISTERED               BE REGISTERED(1)          PER UNIT(2)                PRICE(2)               FEE(2)(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01   3,333,333 shares            $4.375                $17,027,417             $5,027
       per share
===================================================================================================================

(1) Based on the maximum number of shares of common stock, par value $0.01 per share, of Southern Mineral Corporation to be issued in the Merger (as defined herein).

(2) The amount of the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) by multiplying $4.375, the average of the high and low sale price of the common stock, par value $0.05 per share, of Amerac Energy Corporation ("Amerac Common Stock") on December 9, 1997, as reported on the American Stock Exchange, by 3,894,288, the number of shares of Amerac Common Stock outstanding as of the close of business on December 9, 1997.

(3) The aggregate expenses for this offering are approximately $1,200,000, consisting of $5,593 for the registration fee, $5,000 for transfer agent fees, $150,000 for printing and engraving, $350,000 for investment banking services, $250,000 for legal fees, $150,000 for accounting fees, $2,000 for The Nasdaq National Market listing fee, $4,500 for proxy solicitation services and $282,907 for severance benefits and other administrative costs.

                            --------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                          SOUTHERN MINERAL CORPORATION
                         500 DALLAS STREET, SUITE 2800
                              HOUSTON, TEXAS 77002

                                            , 1998

To the Stockholders of Southern Mineral Corporation:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Southern Mineral Corporation ("SMC") to be held on
             , 1998 at          , local time, at          , Houston, Texas.
Notice of the Special Meeting is enclosed.

         At the Special Meeting you will be asked to consider and vote upon the approval of the issuance (the "Share Issuance") of shares of common stock, par value $0.01 per share, of SMC ("SMC Common Stock") in accordance with an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, a wholly owned subsidiary of SMC will merge (the "Merger") with and into Amerac Energy Corporation ("Amerac"), and Amerac will become a wholly owned subsidiary of SMC. The terms of the Merger Agreement provide that holders of common stock, par value $0.05 per share, of Amerac ("Amerac Common Stock") will receive shares of SMC Common Stock in exchange for all of the issued and outstanding shares of Amerac Common Stock upon consummation of the Merger. The number of shares of SMC Common Stock to be issued to the stockholders of Amerac will be between 2,727,272 shares and 3,333,333 shares based on the average closing sale price of SMC Common Stock as quoted on The Nasdaq National Market for the 20 consecutive trading days ending three trading days prior to the consummation of the Merger, all as more particularly described in the enclosed Joint Proxy Statement/Prospectus. The closing sale price of SMC Common Stock as quoted on The Nasdaq National Market
on            , 1998 was $         .

         In addition, at the Special Meeting you will be asked to consider and vote upon (a) the approval and adoption of amended and restated articles of incorporation of SMC which (i) increase the number of authorized shares of SMC Common Stock from 20 million to 50 million and (ii) authorize the issuance of up to five million shares of "blank check" preferred stock (the "SMC Restated Articles") and (b) the approval and adoption of the Southern Mineral Corporation 1997 Stock Option Plan (the "Plan").

         PLEASE READ CAREFULLY THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AGREEMENT, THE MERGER, THE SHARE ISSUANCE, THE SMC RESTATED ARTICLES AND THE PLAN.

         After careful consideration, the Board of Directors of SMC (the "SMC Board") has approved the Share Issuance, the adoption of the SMC Restated Articles and the Plan, believes each of the Share Issuance, the SMC Restated Articles and the Plan is in the best interest of SMC and its stockholders and recommends that all stockholders of SMC vote FOR the approval of the Share Issuance and the approval and adoption of the SMC Restated Articles and the Plan.

         All stockholders are invited to attend the Special Meeting in person. The affirmative vote of a majority of the outstanding shares of SMC Common Stock, in person or by proxy, will be necessary for the approval and adoption of the SMC Restated Articles. The affirmative vote of a majority of the outstanding shares of SMC Common Stock present, in person or by proxy, at the Special Meeting will be necessary for the approval of the Share Issuance and for the approval and adoption of the Plan.

         In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your proxy.

         It is expected that the combination of the businesses of SMC and Amerac will provide growth and profit opportunities. The SMC Board believes that the combined companies will have a stronger financial position due to enhanced cash flow and an improved balance sheet, as more fully described in the attached Joint Proxy Statement/Prospectus.

         We are gratified by your continued support.

                                           Sincerely,


                                           /s/ STEVEN H. MIKEL

                                           Steven H. Mikel
                                           President and Chief Executive Officer

                           AMERAC ENERGY CORPORATION
                           1201 LOUISIANA, SUITE 3350
                              HOUSTON, TEXAS 77002

                                            , 1998

Dear Fellow Stockholders:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Amerac Energy Corporation ("Amerac") to be held on
          , 1998 at            local time at                  , Houston, Texas.
Notice of the Special Meeting is enclosed.

         At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, a wholly owned subsidiary of Southern Mineral Corporation ("SMC") will merge (the "Merger") with and into Amerac, and Amerac will become a wholly owned subsidiary of SMC. The terms of the Merger Agreement provide that holders of common stock, par value $0.05 per share, of Amerac ("Amerac Common Stock") will receive shares of common stock, par value $0.01 per share, of SMC ("SMC Common Stock") in exchange for all of the issued and outstanding shares of Amerac Common Stock upon consummation of the Merger. The number of shares of SMC
Common Stock to be issued to the stockholders of Amerac will be between 2,727,272 shares and 3,333,333 shares based on the average closing sale price of SMC Common Stock as quoted on The Nasdaq National Market for the 20 consecutive trading days ending three trading days prior to the consummation of the Merger, all as more particularly described in the enclosed Joint Proxy Statement/Prospectus. The closing sale price of SMC Common Stock as quoted on
The Nasdaq National Market on ,         1998 was $          . Based on such
closing sale price, which would result in an exchange ratio of            shares
of SMC Common Stock for each issued and outstanding share of Amerac Common
Stock (assuming 3,891,981 shares outstanding), holders of Amerac Common Stock would receive SMC Common Stock with a current market value of $ for each share of Amerac Common Stock so held.

         After careful consideration, the Board of Directors of Amerac (the "Amerac Board") has approved the Merger, believes the Merger is in the best interest of Amerac and its stockholders and unanimously recommends that all stockholders vote FOR approval and adoption of the Merger Agreement.

         All stockholders are invited to attend the Special Meeting in person. The affirmative vote of a majority of the outstanding shares of Amerac Common Stock, in person or by proxy, will be necessary for approval and adoption of the Merger Agreement.

         In order that your shares may be represented at the Special Meeting, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your proxy.

         PLEASE READ CAREFULLY THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AGREEMENT AND THE MERGER.

         McDonald & Company Securities, Inc. has acted as financial advisor to Amerac in connection with the Merger and delivered its oral opinion on November
14, 1997, and its written opinion dated         , 1998 to the Amerac Board to
the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the exchange ratio is fair to Amerac stockholders from a financial point of view. The full text of the McDonald & Company Securities, Inc. opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is included as Appendix H to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.

         The Amerac Board believes that the Merger offers Amerac stockholders an opportunity to participate in an entity that, following the Merger, will have greater financial flexibility and better opportunities for enhanced growth and financial performance than Amerac would have if it were to continue on a stand-alone basis, as more fully described in the attached Joint Proxy Statement/Prospectus.

         We are gratified by your continued support.

                                       Sincerely yours,


                                       /s/ JEFFREY B. ROBINSON

                                       Jeffrey B. Robinson
                                       President and Chief Executive Officer

                          SOUTHERN MINERAL CORPORATION
                         500 DALLAS STREET, SUITE 2800
                              HOUSTON, TEXAS 77002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON  , 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Southern Mineral Corporation, a Nevada corporation ("SMC"), will be held on
   , 1998 at 10:00 a.m., local time, at                        , Houston,
Texas and any adjournment or postponement thereof (the "Special Meeting"), for the following purposes:

1. To consider and vote upon a proposal for the issuance (the "Share Issuance") of shares of common stock, par value $0.01 per share, of SMC ("SMC Common Stock"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), by and among Amerac Energy Corporation, a Delaware corporation ("Amerac"), SMC and SMC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SMC ("Sub"). Upon the terms and subject to the conditions of the Merger Agreement, Sub will merge (the "Merger") with and into Amerac, and Amerac will become a wholly owned subsidiary of SMC. In the Merger, and as more fully described in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement included as Appendix A thereto, the shares of common stock, par value $0.05 per share, of Amerac issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive between 2,727,272 shares and 3,333,333 shares of SMC Common Stock based on the average closing sale price of SMC Common Stock as quoted on The Nasdaq National Market for the 20 consecutive trading days ending three days prior to the consummation of the Merger. Cash will be paid in lieu of fractional shares.

2. To consider and vote upon the approval and adoption of amended and restated articles of incorporation of SMC which (i) increase the number of authorized shares of SMC Common Stock from 20 million to 50 million and (ii) authorize the issuance of up to five million shares of "blank check" preferred stock (the "SMC Restated Articles").

3. To consider and vote upon a proposal to approve and adopt the Southern Mineral Corporation 1997 Stock Option Plan (the "Plan").

4. To transact such other business as may properly come before the Special Meeting.

         The close of business on                           , 1998 has been
fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

         Approval and adoption of SMC Restated Articles requires the affirmative vote of a majority of the outstanding shares of SMC Common Stock. Approval of the Share Issuance and approval and adoption of the Plan each requires the affirmative vote of a majority of the outstanding shares of SMC Common Stock present, in person or by proxy, at the Special Meeting. Holders of shares of SMC Common Stock do not have rights of dissenting owners in connection with the Share Issuance.

         Stockholders are invited to attend the Special Meeting. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the Special Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

         If your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of such shares and bring it to the Special Meeting. In order to vote your shares at the Special Meeting you must obtain from the record holder a proxy issued in your name.

         If you have any questions regarding your share ownership, please call American Stock Transfer & Trust Company, the transfer agent of SMC, at (718) 921-8293. If you have any questions regarding voting your shares, please call D.F. King & Co., Inc., whom SMC has retained to assist in the solicitation of proxies, at (800) 207-3158.

         Regardless of how many shares you own, your vote is very important.

                                         By order of the Board of Directors

                                         /S/ MARGIE C. EWALD

                                         Margie C. Ewald
                                         Corporate Secretary

                           AMERAC ENERGY CORPORATION
                           1201 LOUISIANA, SUITE 3350
                              HOUSTON, TEXAS 77002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON  , 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Amerac Energy Corporation, a Delaware corporation ("Amerac"), will be held on
   , 1998 at 10:00 a.m., local time, at                        , Houston,
Texas and any adjournment or postponement thereof (the "Special Meeting"), for the following purposes:

1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), by and among Amerac, Southern Mineral Corporation, a Nevada corporation ("SMC"), and SMC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SMC ("Sub"). Upon the terms and subject to the conditions of the Merger Agreement, Sub will merge (the "Merger") with and into Amerac, and Amerac will become a wholly owned subsidiary of SMC. In the Merger, and as more fully described in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement included as Appendix A thereto, the shares of common stock, par value $0.05 per share, of Amerac ("Amerac Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive between 2,727,272 shares and 3,333,333 shares of common stock, par value $0.01 per share, of SMC ("SMC Common Stock") based on an exchange ratio calculated on the basis of the average closing sale price of SMC Common Stock as quoted on The Nasdaq National Market for the 20 consecutive trading days ending three days prior to the consummation of the Merger. Cash will be paid in lieu of fractional shares. In addition, each outstanding option and warrant to purchase Amerac Common Stock will be adjusted to represent the right to purchase that number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock issuable immediately prior to the effective time of the Merger upon exercise of such option or warrant, as the case may be, multiplied by such exchange ratio, with an exercise price equal to the exercise price which existed under the corresponding option or warrant divided by such exchange ratio.

2. To transact such other business as may properly come before the Special Meeting.

         The close of business on                   has been fixed as the
record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

         Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Amerac Common Stock. Holders of Amerac Common Stock do not have rights of appraisal in connection with the Merger.

         Stockholders are invited to attend the Special Meeting. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the Special Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

         If your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Special Meeting. In order to vote your shares at the Special Meeting you must obtain from the record holder a proxy issued in your name.

         Regardless of how many shares you own, your vote is very important.

                                         By order of the Board of Directors

                                         /S/ JEFFREY L. STEVENS

                                         Jeffrey L. Stevens
                                         Corporate Secretary

                        JOINT PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT AND PROSPECTUS                           PROXY STATEMENT
SOUTHERN MINERAL CORPORATION                        AMERAC ENERGY CORPORATION
500 Dallas Street, Suite 2800                  1201 Louisiana Street, Suite 3350
   Houston, Texas 77002                                Houston, Texas 77002

         This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") relates to a proposed merger pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), by and among Southern Mineral Corporation, a Nevada corporation ("SMC"), SMC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SMC ("Sub"), and Amerac Energy Corporation, a Delaware corporation ("Amerac"), a copy of the Merger Agreement is included as Appendix A to this Joint Proxy Statement/Prospectus.

         Upon the terms and subject to the conditions of the Merger Agreement, Sub will be merged with and into Amerac (the "Merger") and Amerac will become a wholly owned subsidiary of SMC upon the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as may be agreed by SMC and Amerac and specified in the Certificate of Merger (the "Effective Time"). In the Merger, and as more fully described in this Joint Proxy Statement/Prospectus and in the Merger Agreement, each share of common stock, par value $0.05 per share, of Amerac ("Amerac Common Stock") issued and outstanding immediately prior to the Merger (except as otherwise provided in the Merger Agreement) will be converted (the "Share Issuance") into the right to receive (i) that number of shares of common stock, par value $0.01 per share, of SMC ("SMC Common Stock") calculated by dividing the Aggregate Consideration (as defined herein) by the total number of shares of Amerac Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio") and (ii) cash in lieu of any fractional shares. "Aggregate Consideration" means that number of shares (rounded to the nearest whole share) of SMC Common Stock determined by dividing (i) $22,500,000 by (ii) the average closing sale price of a share of SMC Common Stock as quoted on The Nasdaq National Market for the 20 consecutive trading days immediately preceding the third trading day prior to the Closing Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (the "Average Closing Sale Price"); provided, however, that if the Aggregate Consideration as calculated pursuant to the foregoing would be (a) fewer than 2,727,272 shares of SMC Common Stock, then the Aggregate Consideration shall be deemed to be 2,727,272 shares of SMC Common Stock (the "Minimum Consideration") or (b) greater than 3,333,333 shares of SMC Common Stock, then the Aggregate Consideration shall be deemed to be 3,333,333 shares of SMC Common Stock (the "Maximum Consideration"). In addition, each outstanding option and warrant to purchase Amerac Common Stock will be adjusted to represent the right to purchase that number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock issuable immediately prior to the Effective Time upon exercise of such option or warrant, as the case may be, multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding option or warrant divided by the Exchange Ratio.

         As of October 31, 1997, (i) 3,891,981 shares of Amerac Common Stock were issued and outstanding, (ii) 201,385 shares of Amerac Common Stock were issuable upon the exercise of outstanding options and (iii) 154,175 shares of Amerac Common Stock were issuable upon the exercise of outstanding warrants. Assuming that the Average Closing Sale Price of SMC Common Stock were $_____ (which was the last reported sale price of SMC Common Stock on The Nasdaq National Market on ________, 1998), and that no additional shares of Amerac Common Stock or options or warrants to acquire shares of Amerac Common Stock had been issued since October 31, 1997, and that no options or warrants to acquire shares of Amerac Common Stock had been exercised since such date, the Exchange Ratio would be _____, and approximately (i) __________ shares of SMC Common Stock would be issued in connection with the Merger at the Effective Time, (ii) ____________ shares of SMC Common Stock would be issuable upon exercise of outstanding Amerac options and (iii) ____________ shares of SMC Common Stock would be issuable upon exercise of outstanding Amerac warrants.

         The consummation of the Merger is subject, among other things, to: (i) the approval of the Share Issuance by the affirmative vote of a majority of the outstanding shares of SMC Common Stock present, in person or by proxy, at the Special Meeting of SMC stockholders and (ii) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of a majority of the outstanding shares of Amerac Common Stock.

         This Joint Proxy Statement/Prospectus constitutes the Prospectus of
SMC filed as part of a Registration Statement on Form S-4 (Registration No. 333-___________) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the SMC Common Stock to be issued upon consummation of the Merger. This Joint Proxy Statement/Prospectus also serves as the proxy statement of (i) SMC relating to the solicitation of proxies by its Board of Directors (the "SMC Board") for use at a special meeting of SMC stockholders (including any adjournments or postponements thereof) to be held at 10:00 a.m., local time, on ___________, 1998 at ___________, Houston,
Texas (the "SMC Special Meeting") and (ii) Amerac relating to the solicitation of proxies by its Board of Directors (the "Amerac Board") for use at a special meeting of Amerac stockholders (including any adjournments or postponements thereof) to be held at 10:00 a.m., local time, on ____________, 1998 at ___________, Houston, Texas (the "Amerac Special Meeting"). At the SMC Special Meeting, SMC stockholders will be asked to consider and vote upon proposals (i) to approve the Share Issuance, (ii) to approve and adopt amended and restated articles of incorporation of SMC which will (a) increase the number of authorized shares of SMC Common Stock from 20 million to 50 million and (b) authorize the issuance of up to five million shares of "blank check" preferred stock (the "SMC Restated Articles"), a copy of which SMC Restated Articles is included as Appendix B to this Joint Proxy Statement/Prospectus and (iii) to approve and adopt the Southern Mineral Corporation 1997 Stock Option Plan (the "Plan"), a copy of which Plan is included as Appendix C to this Joint Proxy Statement/Prospectus. Approval and adoption of the SMC Restated Articles and the Plan are not conditions to the Merger. At the Amerac Special Meeting, Amerac stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

         SEE "RISK FACTORS" BEGINNING ON PAGE __ FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED REGARDING AN INVESTMENT IN SMC.

         SMC Common Stock is quoted on The Nasdaq National Market under the symbol "SMIN." On _________________, 1998, the last reported sale price of SMC Common Stock on The Nasdaq National Market was $_________ per share. Amerac Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "AMC." The last reported sale price of Amerac Common Stock on the AMEX on _______________, 1998 was $________ per share.

         This Joint Proxy Statement/Prospectus and the accompanying proxies are expected to be first mailed or delivered to SMC stockholders and Amerac stockholders on or about __________, 1998.

THE SMC COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Joint Proxy Statement/Prospectus is _________,1998.

                               TABLE OF CONTENTS

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AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . .  2
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   The Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   The Merger and Certain Provisions of the Merger Agreement  . . . . . . . . . . . . . . . . . .  6
   Market Price Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
FORWARD-LOOKING STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Integration of Amerac. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Volatility of Oil and Gas Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Shortages of Rigs, Equipment, Supplies and Personnel . . . . . . . . . . . . . . . . . . . . . 11
   Limited History of Operating Profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Uncertainty of Estimates of Reserves and Future Net Cash Flows . . . . . . . . . . . . . . . . 11
   Finding and Acquiring Additional Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Acquisition Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Operating Hazards and Uninsured Risks; Production Curtailments . . . . . . . . . . . . . . . . 13
   Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Need for Additional Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Exploratory Drilling Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Market Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Exchange Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Governmental and Environmental Regulation Competition  . . . . . . . . . . . . . . . . . . . . 15
   Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Concentration of Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Shares Eligible for Future Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Nevada Takeover Statute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
THE SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Time, Date and Place of the Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Matters to be Considered at the Special Meetings . . . . . . . . . . . . . . . . . . . . . . . 17
   Voting at Meetings; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   SMC Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Amerac Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Stockholder Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
THE PROPOSED MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Amerac's Reasons for the Merger;
     Recommendation of the Amerac Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Fairness Opinion of McDonald . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   SMC's Reasons for the Merger;
     Recommendations of the SMC Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . 34
TERMS OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   The Merger; Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   Conversion of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   Treatment of Amerac Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   Treatment of Amerac Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Exchange of Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Directors and Officers of Amerac . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   Certificate of Incorporation and Bylaws of Amerac  . . . . . . . . . . . . . . . . . . . . . . 38
   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   Employees and Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Severance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   New Director of SMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Other Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   Certain Federal Income Tax Consequences of the Merger  . . . . . . . . . . . . . . . . . . . . 46
   Restrictions on Sales of Shares by Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . 48
MANAGEMENT AND OPERATIONS AFTER
   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   Board of Directors of SMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   Committees of the Board of Directors of SMC  . . . . . . . . . . . . . . . . . . . . . . . . . 48
   Officers of SMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS OF SMC . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA . . . . . . . . . . . . . . . 49
PRICE RANGE OF SMC COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
DIVIDEND POLICY OF SMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
DESCRIPTION OF SMC CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
COMPARISON OF STOCKHOLDER RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   Size and Classification of the Board of Directors. . . . . . . . . . . . . . . . . . . . . . . 55
   Removal of Directors; Filling Vacancies on the Board of Directors. . . . . . . . . . . . . . . 56
   Stockholder Action by Written Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
   Required Vote for Authorization of Certain Actions . . . . . . . . . . . . . . . . . . . . . . 57
   Amendment of Corporate Charter and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
   Appraisal and Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
   State Anti-Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
   Limitation on Directors' Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
   Indemnification of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   No Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   Conflict-of-Interests Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   Dividends and Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
   Duties of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
RELATIONSHIPS BETWEEN SMC AND AMERAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . 63
LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
EXPERTS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
APPENDICES
   Appendix A - Amended and Restated Agreement and Plan of Merger . . . . . . . . . . . . . . . . A-1
   Appendix B - Proposed Restated Articles of Incorporation of SMC. . . . . . . . . . . . . . . . B-1
   Appendix C - Southern Mineral Corporation 1997 Stock Option Plan . . . . . . . . . . . . . . . C-1
   Appendix D - SMC's Annual Report on Form 10-KSB/A for the fiscal year ended
      December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
   Appendix E - SMC's Quarterly Report on Form 10-QSB for the quarterly period ended
      September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
   Appendix F - Amerac's Annual Report on Form 10-KSB for the fiscal year ended
      December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
   Appendix G - Amerac's Quarterly Report on Form 10-QSB for the quarterly period ended
      September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
   Appendix H - Fairness Opinion of McDonald  . . . . . . . . . . . . . . . . . . . . . . . . . . H-1

                             AVAILABLE INFORMATION

         SMC and Amerac are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. The Commission maintains a site on the World Wide Web that contains certain documents filed with the Commission electronically. The address of such site is http://www.sec.gov and the Registration Statement may be inspected at such site. In addition, the SMC Common Stock is listed for quotation on The Nasdaq National Market and such reports and other information concerning SMC may also be inspected at the offices of The Nasdaq Stock Market, Inc., Nasdaq Regulatory Filings, 1735 K Street, N.W., Washington, D.C. 20006. Amerac Common Stock is listed on the AMEX and certain of Amerac's reports, proxy statements and other information can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

         SMC has filed with the Commission the Registration Statement with respect to the SMC Common Stock offered by this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements made in this Joint Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete (but are accurate statements of those matters considered by SMC and Amerac to be material to SMC stockholders and Amerac stockholders in connection with this Joint Proxy Statement/Prospectus), with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement and reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected, without charge, at the Commission's principal office in Washington, D.C., and copies may be obtained from the Commission at prescribed rates or may be examined without charge at the public reference facilities of the Commission.





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
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         SMC incorporates herein by reference the following documents filed by it with the Commission (File No. 0-8043) pursuant to the Exchange Act: Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996; Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and Current Reports on (i) Form 8-K dated April 10, 1997, April 14, 1997, May 20, 1997, November 18, 1997 and November 23, 1997 and (ii) Form 8-K/A dated February 10, 1997, February 13, 1997, April 13, 1997, July 13, 1997 and November 25, 1997.

         Copies of SMC's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996 (the "SMC Annual Report") and Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1997 (the "SMC Quarterly Report") are attached to this Joint Proxy Statement/Prospectus as Appendix D and Appendix E, respectively. The following information contained in the SMC Annual Report is specifically incorporated herein by reference: (i) Management's Discussion and Analysis of Financial Condition and Results of Operations set forth on pages D-16 through D-18 of the SMC Annual Report and
(ii) the audited consolidated financial statements of SMC and its subsidiaries and the related notes thereto set forth on pages D-22 through D-36 of the SMC Annual Report and the independent auditor's reports thereon set forth on pages D-20 and D-21 of the SMC Annual Report.

         Amerac incorporates herein by reference the following documents filed by it with the Commission (File No. 1- 9933) pursuant to the Exchange Act:
Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and Current Reports on Form 8-K dated February 28, 1997, September 22, 1997, and November 17, 1997.

         Copies of Amerac's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "Amerac Annual Report") and Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1997 are attached to this Joint Proxy Statement/Prospectus as Appendix F and Appendix G, respectively. The following information contained in the Amerac Annual Report is specifically incorporated herein by reference: (i) Management's Discussion and Analysis or Plan of Operations set forth on pages F-8 through F-11 of the Amerac Annual Report and (ii) the audited consolidated financial statements of Amerac and its subsidiaries and the related notes thereto set forth on pages F-17 through F-35 of the Amerac Annual Report and the independent auditor's report thereon set forth on page F-16 of the Amerac Annual Report.



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

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SMC AND AMERAC HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF SMC COMMON STOCK OR AMERAC COMMON STOCK TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR
ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS
REFERRED TO ABOVE WHICH HAVE BEEN INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS FOR SMC DOCUMENTS SHOULD BE DIRECTED TO DIRECTOR OF INVESTOR RELATIONS, SOUTHERN MINERAL CORPORATION, 500 DALLAS, SUITE 2800, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 658-9444. SUCH REQUESTS FOR AMERAC DOCUMENTS SHOULD BE DIRECTED TO AMERAC ENERGY CORPORATION, 1201 LOUISIANA, SUITE 3350, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 308-5250. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED ON OR BEFORE ______________, 1998.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SMC OR AMERAC SINCE THE DATE HEREOF.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Stockholders of each of SMC and Amerac are urged to read this Joint Proxy Statement/Prospectus and the Merger Agreement in their entirety. A copy of the Merger Agreement is included as Appendix A to this Joint Proxy Statement/Prospectus.

THE PARTIES

         SMC and Sub. SMC is an independent oil and gas company engaged in the acquisition, exploitation, exploration and development of oil and gas properties in the United States, Canada and Ecuador, with a primary focus on the United States Gulf Coast Basin, both onshore and offshore. SMC was incorporated in Nevada in 1982. SMC Common Stock is quoted on The Nasdaq National Market under the symbol "SMIN." SMC's principal executive offices are located at 500 Dallas, Suite 2800, Houston, Texas 77002, where its telephone number is (713) 658-9444.

         Sub is a wholly owned subsidiary of SMC incorporated in Delaware in 1997 for the sole purpose of effectuating the Merger in accordance with the terms of the Merger Agreement. Sub's principal executive offices are located at 500 Dallas, Suite 2800, Houston, Texas 77002, where its telephone number is
(713) 658-9444.

         Amerac. Amerac is engaged in the acquisition, production and development of oil and gas properties primarily in Texas and Oklahoma. In addition, Amerac owns an interest in the South Timbalier 198 field, an offshore Gulf of Mexico property, which accounted for approximately 55% of Amerac's 1996 lease cash flow (revenues less operating expenses). Amerac was incorporated in Delaware in 1987. Amerac Common Stock is listed on the AMEX under the symbol "AMC." Amerac's principal executive offices are located at 1201 Louisiana, Suite 3350, Houston, Texas 77002, where its telephone number is (713) 308-5250.

THE SPECIAL MEETINGS

         Time, Date, Place and Purposes. The SMC Special Meeting will be held on _______, _______, 1998, at ___________, Houston, Texas, commencing at
_________, local time, for the purpose of considering and voting upon proposals, as required by the Nevada General Corporation Law (the "NGCL") and in accordance with the Marketplace Rules of the National Association of Securities Dealers, Inc., (i) to approve the Share Issuance, (ii) to approve and adopt the SMC Restated Articles and (iii) to approve and adopt the Plan (collectively, the "SMC Proposals"). See "The Special Meetings."

         The Amerac Special Meeting will be held on ________, ________, 1998, at ___________________, Houston, Texas, commencing at __________, local time, for the purpose of considering and voting upon a proposal, as required by the Delaware General Corporation Law (the "DGCL"), to approve and adopt the Merger Agreement (the "Amerac Proposal"). See "The Special Meetings."

         Record Date. Only those stockholders of SMC and Amerac of record at the close of business on ______, 1998 (the "Record Date") are entitled to notice of, and to vote at, the SMC Special Meeting and the Amerac Special Meeting, respectively. See "The Special Meetings -- Voting at the Meeting; Record Date."

         Votes Required for SMC Proposals. The affirmative vote of a majority of the outstanding shares of SMC Common Stock is required to approve and adopt the SMC Restated Articles. The affirmative vote of a majority of the outstanding shares of SMC Common Stock present in person or by proxy at the SMC Special Meeting is required to approve the Share Issuance and to approve and adopt the Plan. Abstentions and broker non-votes will have the effect of a vote against the SMC Restated Articles, as will the failure of holders of SMC Common Stock to sign and return their proxies. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the SMC Special Meeting; abstentions will have the effect of a vote against the Share Issuance or against the Plan, but broker non-votes will not have any effect.

         On the Record Date, there were a total of ____________ shares of SMC Common Stock outstanding and entitled to vote at the SMC Special Meeting. The directors and executive officers of SMC and their affiliates held on the Record Date approximately _____% of the shares of SMC Common Stock entitled to vote at the SMC Special Meeting. All such directors and officers have advised SMC that they intend to vote for approval and/or adoption of the SMC Proposals. See "The Special Meetings -- Voting at the Meeting; Record Date" and "-- Vote Required."

         Vote Required for Amerac Proposal. The affirmative vote of a majority of the outstanding shares of Amerac Common Stock will be required to approve and adopt the Amerac Proposal. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Amerac Special Meeting and will have the effect of a vote against the Amerac Proposal, as will the failure of holders of Amerac Common Stock to sign and return their proxies.

         On the Record Date, there were a total of _________ shares of Amerac Common Stock outstanding and entitled to vote at the Amerac Special Meeting. The directors and executive officers of Amerac and their affiliates held on the Record Date approximately ____% of the shares of Amerac Common Stock entitled to vote at the Amerac Special Meeting. All such directors and officers have advised Amerac that they intend to vote for the approval and adoption of the Amerac Proposal. In connection with the Merger, holders of Amerac Common Stock will not be entitled to appraisal rights under Section 262 of the DGCL. See "The Special Meetings -- Voting at the Meeting; Record Date," "-- Vote Required," "Comparison of Stockholder Rights -- Appraisal and Dissenters' Rights."

THE MERGER AND CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         General. If the requisite SMC and Amerac stockholder approvals are obtained and all other terms and conditions to the Merger are satisfied (or waived, if permissible), then at the Effective Time, Sub will be merged with and into Amerac, and Amerac will be the surviving corporation (the "Surviving Corporation"), whereupon Amerac will become a wholly owned subsidiary of SMC. In the Merger, each share of Amerac Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive shares of SMC Common Stock in accordance with the Exchange Ratio, and cash in lieu of any fractional shares. See " -- Procedures for Exchange of Certificates."

         Recommendation of the Boards of Directors. The SMC Board has approved the Merger, the Share Issuance, the SMC Restated Articles and the Plan and the consummation of the transactions contemplated thereby, and recommends that SMC stockholders vote FOR approval of the Share Issuance and approval and adoption of each of the SMC Restated Articles and the Plan. Approval and adoption of the SMC Restated Articles and the Plan are not conditions to the Merger. See "The Proposed Merger -- SMC's Reasons for the Merger; Recommendations of the SMC Board."

         The Amerac Board has unanimously approved the Merger and the consummation of the transactions contemplated thereby and unanimously recommends that Amerac stockholders vote FOR the approval and adoption of the Merger Agreement. See "The Proposed Merger -- Amerac's Reasons for the Merger; Recommendation of the Amerac Board."

         Effective Time. The Effective Time will occur (upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) as soon as practicable after the requisite approvals of the stockholders of SMC and Amerac have been obtained, and all other conditions to the Merger have been satisfied or waived, but in no event later than the second business day thereafter, unless the parties agree otherwise.

         Fairness Opinion. McDonald & Company Securities, Inc. ("McDonald") has rendered its written opinion to the Amerac Board dated __________, 1998 that, as of that date, the Exchange Ratio was fair, from a financial point of view, to the Amerac stockholders. A copy of such opinion is included as Appendix H to this Joint Proxy Statement/Prospectus and should be read carefully by Amerac stockholders in its entirety with respect to the assumptions made, other matters considered and the limitations on the review undertaken in arriving at such opinion. See "The Proposed Merger -- Fairness Opinion of McDonald."

         Certain United States Federal Income Tax Consequences. The Merger is intended to qualify, for federal income tax purposes, as a tax-free "reorganization" so that generally no gain or loss would be recognized by Amerac stockholders who exchange their shares of Amerac Common Stock for shares of SMC Common Stock. Holders of shares of Amerac Common Stock who receive cash in lieu of fractional shares generally will recognize gain or loss measured by the difference between such stockholder's basis in the fractional share and the amount of cash received. SMC has received the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., its counsel (the "Tax Opinion"), that the Merger should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, generally, Amerac stockholders should not recognize gain or loss on the exchange of their shares of Amerac Common Stock for shares of SMC Common Stock pursuant to the Merger, other than cash received in lieu of fractional shares. There is no assurance that the assumptions upon which the Tax Opinion is in part based will be correct, and in the event that such assumptions are incorrect, (i) the Tax Opinion would be rendered inapplicable and (ii) the Merger may or may not be treated as a tax-free "reorganization" depending on all the facts and circumstances. Although the matter is not free from doubt, the Merger should not result in the recognition of gain or loss to holders of warrants to purchase shares of Amerac Common Stock ("Amerac Warrants").
However, the Internal Revenue Service or a court of law could disagree with such characterization and instead treat the Amerac Warrants as having been exchanged in a taxable transaction. Any such gain or loss recognized by a holder of Amerac Warrants would be equal to the difference between the fair market value of the Amerac Warrants after the Merger and the adjusted tax basis of such Amerac Warrants in the hands of such holder.

         Each holder of Amerac Common Stock and each holder of Amerac Warrants should consult his or her tax advisor with respect to the tax consequences of the Merger and the effect of federal, state, local and foreign income and other tax laws. See "Terms of the Merger -- Certain Federal Income Tax Consequences of the Merger."

         Regulatory Approvals. SMC and Amerac are not aware of any material governmental or regulatory approvals required to be obtained for consummation of the Merger, other than compliance with federal securities laws and with state securities "Blue Sky" laws.

         Accounting Treatment. SMC intends to account for the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 and, without limitation, the FASB, Accounting Standards, FASB EITF Abstracts, FASB Bulletins and SEC Accounting Bulletins and Accounting Series Releases relating thereto. See "Terms of the Merger -- Accounting Treatment."

         The Nasdaq National Market Listing. The shares of SMC Common Stock to be issued in connection with the Merger will be listed for quotation on The Nasdaq National Market. See "Terms of the Merger -- Conditions to the Merger."

         Interests of Certain Persons in the Merger. In considering the recommendation of the Amerac Board with respect to the Merger Agreement, Amerac stockholders should be aware that certain members of the management of Amerac and the Amerac Board have certain interests in the Merger that are in addition to the interests of stockholders of Amerac generally including, without limitation, rights to receive certain bonus compensation and to indemnification. See "The Proposed Merger -- Interests of Certain Persons in the Merger" and "-- Management."

         Management. After the Merger, Jeffery B. Robinson, who is currently a director and the President and Chief Executive Officer of Amerac, will become a director of SMC. Other than the addition of Mr. Robinson to the SMC Board, the officers and directors of SMC will not change as a result of the Merger. Pursuant to the Merger Agreement, upon the consummation of the Merger, the officers and directors of Sub immediately prior to the Effective Time will be the initial officers and directors of the Surviving Corporation at and as of the Effective Time. See "Terms of the Merger -- New Director of SMC" and
" -- Directors and Officers of Amerac."

         Procedures for Exchange of Certificates. As soon as reasonably practicable after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates will be mailed to each holder of shares of Amerac Common Stock for use in exchanging such holder's stock certificates for certificates evidencing shares of SMC Common Stock and cash in lieu of fractional shares, and any dividends or other distributions declared or made by SMC to SMC stockholders of record after the Effective Time to which such holder is entitled as a result of the Merger. AMERAC STOCKHOLDERS SHOULD NOT SEND ANY AMERAC COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. INSTEAD, AMERAC STOCKHOLDERS SHOULD SEND SUCH CERTIFICATES TO THE EXCHANGE AGENT IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE EXCHANGE TRANSMITTAL

MATERIALS WHICH WILL BE MAILED TO AMERAC STOCKHOLDERS AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME. See "Terms of the Merger -- Exchange of Stock Certificates."

         Representations and Warranties. The Merger Agreement contains various representations and warranties of SMC, Sub and Amerac. See "Terms of the Merger -- Representations and Warranties."

         Conduct of Business Pending the Merger. The Merger Agreement restricts the ability of SMC and Amerac to take certain actions and enter into certain transactions pending the Merger. See "Terms of the Merger -- Conduct of Business Pending the Merger" and "-- Other Acquisition Proposals."

         Conditions to the Consummation of the Merger. The obligations of SMC, Sub and Amerac to consummate the Merger are subject to the satisfaction or, where legally permissible, waiver of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof; (ii) approval and adoption of the Merger Agreement by the stockholders of Amerac; (iii) approval of the Share Issuance by the stockholders of SMC; (iv) the absence of any order, executive order, stay, decree, judgment, injunction, statute, rule or regulation issued by any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction prohibiting consummation of the Merger or making the Merger illegal; and (v) evidence from The Nasdaq National Market that the shares of SMC Common Stock to be issued to the holders of Amerac Common Stock in the Merger will be listed for quotation on The Nasdaq National Market immediately following the Effective Time. See "Terms of the Merger -- Conditions to the Merger."

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of SMC and Amerac, or by either SMC or Amerac if, subject to certain limitations: (i) there exists any permanent injunction or other order or decree which is final and nonappealable preventing the consummation of the Merger; (ii) the Effective Time has not occurred on or before April 30, 1998; (iii) the stockholders of Amerac fail to approve and adopt the Merger Agreement; (iv) the stockholders of SMC fail to approve the Share Issuance; or (v) the other party has breached any representation, warranty, covenant or agreement in the Merger Agreement such that the related closing conditions would not be satisfied (unless the breach is curable by the breaching party). In addition, (i) Amerac may terminate the Merger Agreement if the Amerac Board shall determine to engage in an Amerac Competing Transaction (as defined herein) and (ii) SMC may terminate the Merger Agreement if the Amerac Board shall have materially modified or rescinded its recommendation of the Merger or its approval of the Merger Agreement. See "Terms of the Merger -- Termination."

         Termination Fee; Expenses. In connection with the termination of the Merger Agreement upon the occurrence of certain events, Amerac would be required to pay to SMC a fee of $1.0 million (which amount is inclusive of all expenses incurred by SMC related to the Merger), and upon the occurrence of certain other events, Amerac would be required to pay to SMC its expenses, up to a maximum of $500,000. Likewise, in connection with the termination of the

Merger Agreement upon the occurrence of certain events, SMC would be required to pay Amerac a fee of $1.0 million (which amount is inclusive of all expenses incurred by Amerac related to the Merger). See "Terms of the Merger -- Expenses" and " -- Termination Fees."

         Stockholders' Rights. Holders of SMC Common Stock and Amerac Common Stock are not entitled to appraisal or dissenters' rights in connection with the Merger. See "Comparison of Stockholder Rights -- Appraisal and Dissenter's Rights."

         Treatment of Amerac Options. Pursuant to the Merger Agreement, all options to purchase shares of Amerac Common Stock ("Amerac Options") outstanding under Amerac's stock option plan (the "Amerac Option Plan") will be adjusted at the Effective Time to represent the right to purchase that number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock issuable immediately prior to the Effective Time upon exercise of the Amerac Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Amerac Option divided by the Exchange Ratio, and with other terms and conditions of such Amerac Option immediately before the Effective Time. See "Terms of the Merger -- Treatment of Amerac Options."

         Treatment of Amerac Warrants. Pursuant to the Merger Agreement, all Amerac Warrants outstanding under Amerac's various warrant agreements will be adjusted at the Effective Time to represent the right to purchase that number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock issuable immediately prior to the Effective Time upon exercise of the Amerac Warrant (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Amerac Warrant divided by the Exchange Ratio, and with other terms and conditions of such Amerac Warrant, including, without limitation, certain registration rights, immediately before the Effective Time. See "Terms of the Merger -- Treatment of Amerac Warrants."

         Treatment of Amerac Benefit Plans. SMC and Amerac have agreed that Amerac will terminate all of Amerac's employee benefit plans prior to the Effective Time. See "Terms of the Merger -- Employees and Employee Benefits."

MARKET PRICE DATA

         The following table sets forth historical per share market prices for SMC Common Stock and Amerac Common Stock and the equivalent pro forma market price per share of Amerac Common Stock on November 14, 1997, the last trading day prior to public announcement of the Merger. The historical per share market prices shown represent the last sale price of SMC Common Stock as reported by The Nasdaq National Market on November 14, 1997 and the last sale price of Amerac Common Stock as reported by the AMEX on November 13, 1997 (no sale of Amerac Common Stock was reported by the AMEX on November 14, 1997). The equivalent pro forma market price per share of Amerac Common Stock shown represents the historical market price per share of SMC Common Stock multiplied by ____, a pro forma Exchange Ratio based on the average closing sale price of SMC Common Stock for the 20 consecutive trading days ending three days prior to the date of this Joint Proxy Statement/Prospectus.

                                    HISTORICAL           HISTORICAL            EQUIVALENT PRO FORMA
                                       SMC                 AMERAC                     AMERAC
                                    ---------            -----------           --------------------
 Market Price Per Share on
 November 14, 1997 . . .              $6.75                 $5.00                 $____________

         Following the Merger, SMC Common Stock will continue to be quoted on The Nasdaq National Market and there will be no further public market for Amerac Common Stock. The closing sale price of SMC Common Stock as quoted on The Nasdaq National Market on ____________, 1998 was $______________ per share.


                           FORWARD-LOOKING STATEMENTS

         This Joint Proxy Statement/Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements of historical fact included in this Joint Proxy Statement/Prospectus, including, without limitation, statements under "Summary," "The Special Meetings," "The Proposed Merger" and "Management and Operations After the Merger" regarding the financial condition, estimated quantities of reserves, business strategy and plans and objectives for future operations of SMC, Amerac and the combined entity are forward-looking statements. These forward-looking statements are commonly identified by the use of such terms and phrases as "intends," "estimates," "expects," "projects," "anticipates," "foreseeable future," "seeks," "believes" and "scheduled" and in many cases are followed by cross-references to "Risk Factors." Although SMC believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such assumptions will prove to be correct. Important factors that would cause actual results to differ materially from SMC's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus. All forward-looking statements in this Joint Proxy Statement/Prospectus are expressly qualified by the Cautionary Statements.

                                  RISK FACTORS

         The stockholders of each of Amerac and SMC should carefully review the information contained elsewhere in this Joint Proxy Statement/Prospectus and should particularly consider the following risk factors.

INTEGRATION OF AMERAC

         The success of the Proposed Merger will depend, in part, on SMC's ability to effectively integrate the business and operations of Amerac into SMC. The process of integrating any acquired business may involve unforeseen difficulties and may require a disproportionate amount of management's attention and SMC's financial and other resources. No assurance can be given that SMC will be able to successfully integrate Amerac into SMC. SMC's failure to achieve consolidation savings, to incorporate the business and assets of Amerac into SMC's existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on SMC's financial condition and results of operations. See "The Proposed Merger" and "Management and Operations After the Merger."

VOLATILITY OF OIL AND GAS PRICES

         SMC's revenues, profitability, future growth and value of its oil and gas properties are highly dependent upon the prices of oil and gas. In addition, borrowings under SMC's secured reducing revolving line of credit (the "Credit Facility") are limited by a borrowing base which is determined in part on the prices for oil and gas. Market conditions make it difficult to estimate future prices of oil and natural gas. In the past, SMC's average annual sales price for oil and natural gas has been volatile, and it is likely that oil and gas prices will continue to fluctuate in the future. Various factors beyond SMC's control affect prices of oil and natural gas, including worldwide and domestic supplies of oil and natural gas, the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls, political instability or armed conflict in oil-producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing federal regulation and price controls. A material or extended decline in the price of oil or gas may render the development of SMC's oil and gas properties commercially unattractive, have a material adverse effect on its financial condition and results of operations, and limit its ability to incur indebtedness or otherwise finance its operations and future capital expenditures.

SHORTAGES OF RIGS, EQUIPMENT, SUPPLIES AND PERSONNEL

         There is a general shortage of drilling rigs, equipment and supplies which SMC believes may intensify. The costs and delivery times of rigs, equipment and supplies are substantially greater than in recent years and are currently escalating. Shortages of drilling rigs, equipment or supplies could delay and adversely affect SMC's exploration and development operations, which could have a material adverse effect on its financial condition and results of operations.

         The demand for, and wage rates of, qualified rig crews have begun to rise in the drilling industry in response to the increasing number of active rigs in service. Such shortages have in the past occurred in the industry in times of increasing demand for drilling services. If the number of active drilling rigs continues to increase, the oil and gas industry may experience shortages of qualified personnel to operate drilling rigs, which could delay SMC's drilling operations and adversely affect SMC's financial condition and results of operations.

LIMITED HISTORY OF OPERATING PROFITS

          SMC incurred net losses from operations of $1,044,000, $537,000, $3,133,000 and $137,000 for each of the years ended December 31, 1992, 1993, 1994 and 1995, respectively. For the year ended December 31, 1996 and the nine months ended September 30, 1997, SMC reported net income of $2,434,000 and $1,393,000, respectively. No assurance can be made that SMC will operate profitably in the future. The likelihood of SMC's future profitability must be considered in light of the financial, business and operating risks, expenses, difficulties and delays frequently encountered in connection with the oil and gas acquisition, exploration, development and production business in which SMC is engaged. The financial statements included and incorporated by reference herein do not include any adjustments that may result from these uncertainties.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET CASH FLOWS

         Estimated proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be economically producible under existing conditions. There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and operating and regulatory constraints. Reserve assessment is a subjective process of estimating the recovery from underground accumulations of hydrocarbons that cannot be measured in an exact way. All reserve estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. The accuracy of any reserve estimate is a function of available data, engineering and geological interpretations and judgments based on the data and assumptions regarding oil and gas prices and costs to operate such wells. Accordingly, as further information is acquired relating to SMC's oil and gas properties, reserve estimates are likely to differ from the quantities of hydrocarbons that are ultimately recovered. Results of drilling, testing and production history from the properties in which SMC has an interest and changes in oil and gas prices and cost estimates subsequent to the date of its reserve estimates could require substantial adjustments, either upward or downward, to such estimates. Any downward adjustment could adversely affect SMC's financial condition and future prospects and the market value of the SMC Common Stock.

         The estimated discounted pre-tax cash flows attributable to SMC's estimated net proved reserves, at an annual rate of 10%, should not be construed as the current market value of SMC's reserves. In accordance with applicable requirements of the Commission, the future net cash flows attributable to estimated net proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by the amount and timing of both the production and the lifting and development costs. The 10% discount rate, which is the rate required by the Commission, is not necessarily the most appropriate discount rate based on interest rates in effect from time to time and risks associated with SMC or the oil and gas industry in general.

FINDING AND ACQUIRING ADDITIONAL RESERVES

         SMC's future success depends upon its ability to find, develop and acquire additional oil and gas reserves that are economically recoverable. Unless SMC conducts successful exploration or development activities or acquires properties containing reserves, the reserves of SMC will generally decline as they are produced. There can be no assurance that SMC's development projects and acquisition, development or exploration activities will result in additional reserves. If prevailing oil and gas prices were to increase significantly, SMC's finding costs (calculated by dividing the capitalized costs of oil and gas properties as of a particular date by the amount of net proved reserves shown on a reserve report at the same date) to add new reserves could increase. The business of purchasing oil and gas properties involves a high degree of business and financial risk, especially the risk that prices may subsequently decline or that the reserves actually recovered may be less than those anticipated by SMC at the time of purchase. The cost of drilling, completing and operating wells is uncertain, and drilling or production may be curtailed or delayed as a result of many factors.

ACQUISITION RISKS

         SMC intends to continue acquiring oil and gas properties. Generally, it is not feasible to review in detail every individual property involved in an acquisition. Ordinarily, review efforts are focused on the higher-valued properties. A detailed review of all potential properties and records may not adequately reveal existing or potential problems or permit SMC to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections are not always performed on every well and environmental problems, such as groundwater contamination, are not necessarily revealed when an inspection is undertaken. Property acquisition decisions generally are based on various assumptions and subjective judgments that are speculative. If SMC overestimates the potential oil and gas reserves of a property to be acquired or if subsequent operations on the property are unsuccessful, then acquisition of the property could result in substantial losses to SMC.

         There can be no assurance that any acquisitions will be made by SMC. Additionally, larger acquisitions may involve substantially higher costs and may pose additional operating issues regarding the integration of operations. The rate at which SMC is able to sustain any future growth may be limited to the extent that it requires, but is unable to obtain, suitable financing or to timely expand its existing staff and operating capabilities.

OPERATING HAZARDS AND UNINSURED RISKS; PRODUCTION CURTAILMENTS

         The oil and gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, cratering, fires, explosions, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties and substantial losses. Although SMC carries insurance which it believes is reasonable, it is not fully insured against all risks. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the financial condition and results of operations of SMC.

         From time to time, due to contract terms, pipeline interruptions, weather conditions or other factors, the producing wells in which SMC owns an interest may be subject to production curtailments. Such curtailments may range from production being partially restricted to wells being completely shut-in. The duration of curtailments may vary from a few days to several months.

DEPENDENCE ON KEY PERSONNEL

         SMC depends, and will continue to depend for the foreseeable future, on the services of its officers and key employees with extensive experience in the oil and gas business. The ability of SMC to retain its officers and key employees is important to the continued success and growth of SMC. The loss of key personnel could have a material adverse effect on SMC. SMC does not maintain key person life insurance on any of its officers or employees.

NEED FOR ADDITIONAL CAPITAL

         The oil and gas industry is capital intensive. SMC's ability to expand its reserve base is dependent upon the availability of internally generated cash flows and financing alternatives. Such financing may consist of bank or other commercial debt, forward sales of production, the issuance of equity or debt securities or any combination thereof. There can be no assurance that SMC will be successful in obtaining additional financing if and when required. Any substantial increase in SMC's level of indebtedness through borrowings or the issuance of debt securities may significantly decrease the financial flexibility of SMC. If SMC is unable to obtain such financing if and when needed, SMC may be forced to curtail property acquisition and development activities.

EXPLORATORY DRILLING ACTIVITIES

         Exploratory drilling involves a high degree of financial and operating risk, including the risk that no commercially productive natural gas or oil reservoirs will be encountered. The cost of drilling and completing exploratory and development wells may vary materially from initial estimates. Drilling operations may be curtailed, delayed or canceled as a result of many factors, including, but not limited to, unexpected formations and drilling conditions, pressure or mechanical irregularities in formations, equipment failures or accidents, as well as title problems, weather conditions, compliance with governmental requirements, shortages or delays in the delivery of equipment, and financial instability of well operators, major working interest owners and well servicing companies. With respect to its properties for which it is not the operator, SMC is dependent upon the independent operator of the wells to properly conduct leasing, drilling and completion activities and ongoing operations of the wells. The independent operator's failure to properly perform could adversely affect SMC. SMC's decisions to participate in the drilling of exploratory wells and, ultimately, the success of SMC's participation depends largely on the results of seismic survey data and other geological and geophysical data. The acquisition and interpretation of such data involves subjective professional judgment. Reliance upon such data and the interpretations thereof poses the risk that a decision to participate in the drilling of an exploratory well may be founded on incorrect, insufficient data, erroneous interpretations of the data, or both.

MARKET RISKS

         The availability of a ready market for SMC's oil and gas production depends on numerous factors beyond its control, including the demand for and supply of oil and gas, the proximity of SMC's natural gas reserves to pipelines, the capacity of such pipelines, fluctuations in production and seasonal demand, the effects of inclement weather and governmental regulation. New gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into the area. Successful exploration wells, especially offshore wells, may have production delayed until production facilities and pipelines are constructed.

EXCHANGE RATES

         Approximately 30% of SMC's revenues for each of the year ended December 31, 1996 and for the nine months ended September 30, 1997, were derived from its Canadian properties. The revenues and expenses of SMC's Canadian operations are denominated in Canadian dollars. SMC records its transactions and prepares its financial statements in U.S. dollars. Fluctuations in the value of the two currencies may cause currency translation losses for SMC or reduced revenues and earnings, or both, with respect to its Canadian operations. SMC cannot predict the effect of exchange rate fluctuations upon future operating results.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

         Exploring for, producing and selling oil and gas are subject to a variety of federal, state, local and international governmental regulations, including regulation concerning the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil production, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, the clean-up of well sites and various other matters, including taxes. Laws and regulations protecting the environment are stringent and may in certain circumstances impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose SMC to liability for the conduct of operations or conditions caused by others or for acts of SMC which were in compliance with all applicable laws at the time such acts were performed. An increase in federal, state or local production or property taxes, the modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on SMC's results of operations.

         The Federal Water Pollution Control Act ("FWPCA") imposes restrictions and strict controls regarding the discharge of produced waters and other oil and gas wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters. The FWPCA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages. State water discharge regulations and the federal permits prohibit or are expected to prohibit within the next year the discharge of water, sand and certain other substances related to the oil and gas industry into coastal waters. Although the costs to comply with zero discharge mandates under federal or state law may be significant, the entire industry will experience similar costs and SMC believes that these costs will not have a material adverse effect on SMC's financial condition and results of operations. Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges. Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

COMPETITION

         The oil and gas industry is highly competitive in many respects, including identification of attractive oil and gas properties and personnel to conduct operations and activities. In seeking suitable opportunities, SMC competes with a number of other companies, including large oil and gas companies, numerous independent operators, individual proprietors and others with greater financial resources and, in some cases, with more experience. Many other oil and gas companies in the industry have financial resources, personnel and facilities substantially greater than those of SMC, and there can be no assurance that SMC can compete effectively with these competitors.

DIVIDENDS

         SMC does not currently pay cash dividends on the SMC Common Stock and does not anticipate paying such dividends in the foreseeable future. The Credit Facility restricts the payment of dividends and other distributions. See "Dividend Policy of SMC."

CONCENTRATION OF OWNERSHIP

         After giving effect to the Share Issuance, SMC's directors and officers would beneficially own, directly and through incentive stock options, approximately 25% of the outstanding SMC Common Stock (assuming the exercise of all outstanding stock options). Accordingly, if such stockholders voted together, they could significantly influence the election of SMC's directors and other matters requiring action by SMC stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

         Subject to the volume and other limitations of Rule 144 under the Securities Act, all of the shares of SMC Common Stock beneficially owned by directors and officers of SMC will be eligible for public sale. In addition, SMC may issue additional shares of SMC Common Stock in the future. Sales of substantial amounts of SMC Common Stock in the public market, or the perception of the availability of shares for sale, could adversely affect the prevailing market price of the SMC Common Stock and could impair SMC's ability to raise capital through the sale of its securities.

NEVADA TAKEOVER STATUTE

         Provisions of the NGCL requiring disinterested director or stockholder approval of certain business combinations between SMC and holders of 10% or more of the voting securities of SMC could have the effect of delaying, deferring or preventing a change in control of SMC. See "Comparison of Stockholder Rights -- State Anti-Takeover Statutes."

                              THE SPECIAL MEETINGS

TIME, DATE AND PLACE OF THE SPECIAL MEETINGS

         This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of SMC Common Stock in connection with the solicitation of proxies by the SMC Board for use at the SMC Special Meeting to be held on _____________, _____, 1998, at __________________________________________,
Houston, Texas, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to the holders of shares of Amerac Common Stock in connection with the solicitation of proxies by the Amerac Board for use at the Amerac Special Meeting to be held on _____________, _____, 1998, at __________________________________________,
Houston, Texas, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

SMC Proposals

         At the SMC Special Meeting, holders of SMC Common Stock will be asked to consider and vote upon the approval of the Share Issuance contemplated by the Merger Agreement pursuant to which Sub will be merged with and into Amerac, and Amerac will become a wholly owned subsidiary of SMC at the Effective Time, all as more fully described elsewhere in this Joint Proxy Statement/Prospectus. See "Summary," "The Proposed Merger" and "Terms of the Merger." In addition, holders of SMC Common Stock will be asked to consider and vote upon the approval and adoption of the SMC Restated Articles (discussed below) and the Plan (discussed below) and to act on such other matters as may properly be brought before the SMC Special Meeting or any adjournments or postponements thereof. Approval and adoption of the SMC Restated Articles and the Plan are not conditions to the Merger.

         Article Fourth of the current SMC Articles of Incorporation, as amended (the "SMC Articles") provides that the total number of shares of all classes of stock which SMC has authority to issue is 20 million shares, all of which shares, $.01 par value per share, are designated "Common Stock." Stockholders of SMC are being asked to vote on a proposal to amend and restate the SMC Articles to increase the number of authorized shares of SMC Common
Stock from 20 million to 50 million and to authorize the issuance of up to five million shares of "blank check" preferred stock. Upon the approval by the holders of the majority of the issued and outstanding shares of SMC Common Stock, the number of authorized shares of SMC Common Stock will be increased from 20 million to 50 million and the SMC Board will be authorized to issue up to five million shares of "blank check" preferred stock without further approval by stockholders of SMC. A copy of the proposed SMC Restated Articles is included as Appendix B to this Joint Proxy Statement/Prospectus.


         Whether or not the Merger is consummated, the SMC Board considers it prudent and in the best interests of SMC and its stockholders to increase the number of authorized shares of

SMC Common Stock and authorize the "blank check" preferred stock in order to provide SMC with financing and business flexibility. SMC Common Stock or preferred stock of SMC may be issued by SMC in connection with future acquisitions or equity financings, upon conversion or exchange of outstanding securities, in connection with employee benefit plans or under other circumstances. The issuance of a substantial amount of SMC Common Stock or preferred stock of SMC, or the granting of an option to purchase a substantial amount of SMC Common Stock or preferred stock of SMC, might impede a business combination by enabling a holder thereof to exercise voting rights. Though the SMC Board is required to make any determination to issue any such stock based on its judgment as to the best interests of the stockholders of SMC, the SMC Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders of SMC might believe to be in their best interests, or in which such stockholders might receive a premium for their stock over the then-current market price of such stock.

         The SMC Board has adopted resolutions approving and recommending to the stockholders of SMC, for their approval, the adoption of the Plan, which is included as Appendix C to this Joint Proxy Statement/Prospectus. The NGCL does not require the approval of the stockholders of SMC as a condition to the effectiveness of the Plan. The SMC Board is seeking the approval of the SMC stockholders in order to qualify the granting of certain options for beneficial tax treatment upon exercise of such option under the Code and pursuant to Rule 4460 of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. ("Rule 4460")

         Purposes, Effectiveness and Term of the Plan. The SMC Board believes that an important factor in attracting and retaining desirable officers, key employees and consultants for SMC is stock-based incentive compensation. Such compensation advances the interests of SMC by encouraging, and providing for, the acquisition of equity interests in SMC by officers, key employees and consultants, thereby providing substantial motivation for superior performance. In order to provide the SMC Board with greater flexibility to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain those employees and consultants who are important to the long-term success of SMC, the SMC Board adopted, subject to stockholder approval, the Plan on November 17, 1997 (the "Plan Effective Date"). The Plan will terminate ten years after the Plan Effective Date. A summary of the Plan follows, but this summary is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix C to this Joint Proxy Statement/Prospectus.

         Administration, Eligibility and Shares Subject to the Plan. The Plan will require SMC to reserve and keep available for distribution thereunder 700,000 authorized and unissued shares of SMC Common Stock. Any number of shares of SMC Common Stock may be awarded to a grantee; provided, however, the total number of shares of SMC Common Stock awarded under the Plan to any Covered Employee (as defined in the Plan) may not exceed 500,000 shares in any calendar year. Any shares as to which an option expires, lapses unexpired or is terminated or canceled may be subject to a new option. The Plan awards may be made to officers, key employees of and consultants for SMC. A committee of the SMC Board (the "Committee") has the authority to grant stock options under the Plan. No award may be granted later than the tenth anniversary of the Plan Effective Date, but awards granted prior to such tenth anniversary may extend beyond that date. To date, 170,000 awards have been granted under the Plan. Information is not otherwise determinable with respect to the number of shares subject to awards which may be received by any specific individual or groups of individuals pursuant to the Plan, because the grant of such awards is subject to the discretion of the Committee.

         Stock Options. Incentive stock options ("ISOs") and nonstatutory stock options ("NSOs") may be granted for such number of shares of SMC Common Stock as the Committee may determine and may be granted alone, or in tandem with, cash awards outside the Plan. A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee; provided, however, in the case of an ISO, the term will be no more than ten years after the date of grant (five years in the case of ISOs for certain 10% stockholders). The option price for any ISO will not be less than 100% (110% in the case of certain 10% stockholders) of the fair market value of the SMC Common Stock as of the date of grant, and the option price for any NSO will be not less than 50% of such fair market value as of the date of grant. To the extent that the aggregate fair market value of SMC Common Stock with respect to ISOs that are exercisable for the first time by the grantee during a single calendar year exceeds $100,000, such ISOs shall be treated as NSOs to the extent in excess of $100,000.

         Supplemental Payment on Exercise of NSOs. The Committee may provide for a supplemental payment by SMC to the grantee of an NSO, which shall not exceed the amount necessary to pay federal and state income tax payable with respect to both the exercise of the NSO and the receipt of the supplemental payment. The Committee has the discretion to grant such supplemental payment in cash, SMC Common Stock or a combination of cash and SMC Common Stock.

         Change in Control. If there is a Change in Control (as defined in the Plan), any stock options which are not then exercisable will become fully exercisable and vested.

         Adjustment Upon Changes in Capitalization. In the case of a stock split, stock dividend, recapitalization, merger, reorganization or other change in SMC's structure affecting SMC capital stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the Plan and in the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the exercise price for awards under the Plan.

         Non-Transferability of Stock Options. Stock options issued under the Plan are not transferable, except by will or by the laws of descent and distribution.

         Certain Federal Income Tax Consequences. The following is a brief summary of certain federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any grantees will depend upon their particular circumstances and other factors. The Plan participants must consult their own tax advisors with respect to any state, local or foreign tax considerations or specific federal tax implications of awards granted under the Plan.

         Incentive Stock Options. Neither the grant nor the exercise of an ISO will result in taxable income to the grantee. The tax treatment upon sale of SMC Common Stock acquired upon exercise of an ISO depends upon whether the holding period requirement is satisfied. The holding period is met if the disposition by the grantee occurs (i) at least two years after the date of grant of the option,
(ii) at least one year after the date the shares were transferred to the grantee and (iii) while the grantee remains employed by SMC or not more than three months after such grantee's termination of employment (or not more than one year in the case of a disabled grantee). If the holding period is satisfied, the excess of the amount realized upon the sale of the acquired SMC Common Stock over the price paid for such stock will be treated as a mid-term or long-term capital gain. If the grantee disposes of such capital stock before the holding period is satisfied (a "disqualifying disposition") the excess of the fair market value of the stock on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary, compensation income to the grantee at the time of disposition, and SMC will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the grantee. Any capital gain realized by the grantee will be long-term capital gain if the grantee's holding period for SMC Common Stock at the time of disposition is more than 18 months, and mid-term capital gain if such holding period is more than one year but less than 18 months; otherwise it will be short-term.

         Although the exercise of an ISO will not result in taxable income to the grantee, the excess of the fair market value of the shares on the date of exercise over the exercise price will be included in the grantee's "alternative minimum taxable income" under Section 56 of the Code. This inclusion might subject the grantee to, or increase such grantee's liability for, the alternative minimum tax under Section 55 of the Code.

         Non-Statutory Stock Options. There will be no federal income tax consequences to SMC or to the grantee upon the grant of NSOs under the Plan. The grantee, however, except as noted below, will realize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the share of SMC Common Stock purchased over the exercise price. SMC will generally be entitled to a tax deduction at such time equal to the amount of the grantee's recognized ordinary income. If SMC Common Stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such SMC Common Stock on the date of the exercise of the option is generally taxable as long-term, mid-term or short-term capital gain or loss depending upon the holding period of such stock after such date.

         As stated above, generally ordinary income is realized by a grantee upon exercise of an NSO. In the case of the exercise of such an option by a grantee whose sale of shares of SMC Common Stock at a profit could subject the grantee to suit under Section 16(b) of the Exchange Act, however, realization of income is postponed so long as a sale of the shares would expose the grantee to such suit, unless the grantee elects under Section 83(b) of the Code within 30 days after exercise to recognize taxable ordinary income on the exercise date equal to the excess of the fair market value of the share of SMC Common Stock purchased over the exercise price. Absent such election, such a grantee will realize ordinary income at the time a sale would no longer expose such grantee to such suit in an amount equal to the excess of the fair market value of the share of SMC Common Stock at that time over the exercise price. That fair market value will also govern for purposes of SMC's deduction and for determining the grantee's basis for such stock for determining gain or loss upon subsequent disposition of the shares of SMC Common Stock.

         Payment in Stock. A grantee who pays the exercise price upon exercise of an ISO or NSO, in whole or in part, by delivering shares of SMC Common Stock already owned by such grantee will realize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. Shares of SMC Common Stock acquired upon exercise which are equal in number to the shares of SMC Common Stock surrendered will have a basis equal to the basis of the share of SMC Common Stock surrendered, and, except as noted below, with respect to disqualifying dispositions, the holding period of such shares of SMC Common Stock will include the holding period of the shares of SMC Common Stock surrendered. In the case of an NSO, the basis of additional shares of SMC Common Stock received upon exercise of the NSO will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares of SMC Common Stock will commence on the date the option is exercised. In the case of an ISO, the basis of the additional shares received will be zero, and the holding period of such shares of SMC Common Stock will commence on the date of the exchange. If the grantee disposes of any of the shares of SMC Common Stock received upon exercise of the ISO within two years of the date of grant of the ISO or within one year after exercise, the grantee will be deemed to have disposed of the shares with the lowest basis (i.e., zero basis) first, and such disposition will be a disqualifying disposition requiring the recognition of ordinary income as previously discussed above.

         Status of the Plan. The Plan is not intended to be a "qualified plan" under Section 401(a) of the Code. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant, grantee or optionee by SMC, nothing contained herein shall give any such participant, grantee or optionee any rights that are greater than those of a general creditor of SMC.

         Amendment of the Plan. The Plan may be amended by the SMC Board, except that the SMC Board may not, without the approval of the stockholders of SMC, increase the number of shares available for issuance under the Plan, change the class of employees eligible to receive awards under the Plan, increase the maximum limit on awards to Covered Employees, extend the term within which awards may be granted or decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 promulgated under the Exchange Act.

Amerac Proposal

         At the Amerac Special Meeting, holders of Amerac Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and to act on such other matters as may properly be brought before the Amerac Special Meeting or any adjournments or postponements thereof.

Boards of Directors' Recommendations

         THE SMC BOARD HAS APPROVED EACH OF (I) THE SHARE ISSUANCE, (II) THE SMC RESTATED ARTICLES AND (III) THE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS OF SMC VOTE FOR APPROVAL OF THE SHARE ISSUANCE, FOR APPROVAL AND ADOPTION OF THE SMC RESTATED ARTICLES AND FOR APPROVAL AND ADOPTION OF THE PLAN.

         THE AMERAC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT AMERAC'S STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT MEETINGS; RECORD DATES

         SMC. SMC has established _______________, 1998, as the Record Date for the determination of stockholders entitled to notice of and to vote at the SMC Special Meeting. Only holders of record of SMC Common Stock at the close of business on the Record Date are entitled to vote at the SMC Special Meeting. On _______________, 1998, SMC had outstanding and entitled to vote _____________ shares of SMC Common Stock, each of which is entitled to one vote per share. On such date, there were approximately _____ holders of record of SMC Common Stock.

         As of _____________, 1998, directors and executive officers of SMC and their affiliates beneficially owned approximately _____% of the outstanding shares of SMC Common Stock. Each such director and executive officer has advised SMC that he intends to vote or direct the vote of all shares of SMC Common Stock over which he has voting control for the approval of the Share Issuance and for the approval and adoption of the SMC Restated Articles and the Plan.

         Amerac. Amerac has established ______________, 1998, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Amerac Special Meeting. Only holders of record of Amerac Common Stock at the close of business on the Record Date are entitled to vote at the Amerac Special Meeting. On _____________, 1998, Amerac had outstanding and entitled to vote ______________ shares of Amerac Common Stock, each of which is entitled to one vote per share. On such date, there were approximately _________ holders of record of Amerac Common Stock.

         As of ______________, 1998, directors and executive officers of Amerac and their affiliates beneficially owned approximately ____% of the outstanding shares of Amerac Common Stock. Each such director and executive officer has advised Amerac that he intends to vote or direct the vote of all shares of Amerac Common Stock over which he has voting control for the approval and adoption of the Merger Agreement.

         SMC does not own any shares of Amerac Common Stock.

VOTE REQUIRED

         SMC. Although neither the NGCL nor the SMC Articles require that the stockholders of SMC approve the Share Issuance, Rule 4460 does require such approval. The affirmative vote of a majority of the outstanding shares of SMC Common Stock eligible to vote thereon, voting as a single class, at a meeting at which a quorum is present will be required to approve the Share Issuance. Under the NGCL and the SMC Bylaws, a quorum is constituted by the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matters to be voted on.

         SMC stockholder approval is required for the approval and adoption of the SMC Restated Articles pursuant to the NGCL. SMC stockholder approval is required for the approval and adoption of the Plan pursuant to Rule 4460 and pursuant to the Code, in order to obtain beneficial tax treatment for the grantees under the Plan. Under the NGCL, the affirmative vote of a majority of the outstanding shares of SMC Common Stock is required to approve and adopt the SMC Restated Articles. Approval and adoption of the Plan, like approval of the Share Issuance, merely require the affirmative vote of a majority of the outstanding shares of SMC Common Stock eligible to vote thereon, voting as a single class, represented in person or by proxy at a meeting at which a quorum is present.

         Shares of SMC Common Stock present in person at the SMC Special Meeting, but not voting, and shares of SMC Common Stock for which SMC has received proxies, but with respect to which holders of shares have abstained on any matter, will be counted as present at the SMC Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Such nonvoting shares and abstentions will not be counted as votes cast for purposes of determining whether a majority has been attained and therefore will have the effect of a vote against each of the SMC Proposals. In addition, brokers who hold shares of SMC Common Stock in street name for customers who are the beneficial owners of such stock are prohibited from giving a proxy to vote shares held for such customers in favor of the approval of the SMC Proposals without specific instruction from such customers. Accordingly, the failure of such customers to provide instructions with respect to their shares of SMC Common Stock to their broker will have the effect of such shares not being voted and therefore will have no effect on the vote to approve the Share Issuance and to approve and adopt the Plan, but will have the effect of a vote against the SMC Restated Articles. Such instances, if any, are referred to as broker non-votes. Broker non-votes, if any, will be counted as present for determining the presence or the absence of a quorum for the transaction of business.

         Amerac. The affirmative vote of a majority of the outstanding shares of Amerac Common Stock is required to approve and adopt the Merger Agreement. Abstentions and broker non-votes will have the effect of a vote against the Amerac Proposal, as will the failure of holders of Amerac Common Stock to sign and return a proxy. In connection with the Merger, holders of Amerac Common Stock will not be entitled to appraisal rights under Section 262 of the DGCL. See "Comparison of Stockholder Rights -- Appraisal and Dissenters' Rights."

SMC PROXIES

         Shares of SMC Common Stock represented by proxies received by SMC prior to or at the SMC Special Meeting will be voted in accordance with the instructions contained therein. Shares of SMC Common Stock represented by proxies for which no instruction is given will be voted FOR each of the SMC Proposals.

         Holders of shares of SMC Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later dated proxy with respect to the same shares or by giving notice thereof to SMC in writing or at the SMC Special Meeting at any time prior to the vote on the matters to be considered at the SMC Special Meeting. The presence at the SMC Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

         The SMC Board is aware of no matters to be presented at the SMC Special Meeting other than those described in this Joint Proxy
Statement/Prospectus. If other matters are properly brought before the SMC Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

AMERAC PROXIES

         Shares of Amerac Common Stock represented by proxies received by Amerac prior to or at the Amerac Special Meeting will be voted in accordance with the instructions contained therein. Shares of Amerac Common Stock represented by proxies for which no instruction is given will be voted FOR the Amerac Proposal.

         Holders of shares of Amerac Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that their shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later dated proxy with respect to the same shares or by giving notice thereof to Amerac in writing or at the Amerac Special Meeting at any time prior to the vote on the matters to be considered at the Amerac Special Meeting. The presence at the Amerac Special Meeting of a stockholder who signed a proxy does not in itself revoke the proxy.

         The Amerac Board is aware of no matters to be presented at the Amerac Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the Amerac Special Meeting, it is the intention of the persons named in the proxies to vote the shares to which such proxies relate in accordance with their judgment.

SOLICITATION OF PROXIES

         D.F. King & Co., Inc. has been retained to solicit proxies on behalf of SMC for a fee of approximately $4,500 plus out-of-pocket expenses. SMC and Amerac will each bear the cost of the solicitation of proxies from their respective stockholders. In addition to solicitation by D.F. King & Co., Inc., officers and employees of SMC and Amerac, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from their respective stockholders by telephone or otherwise. SMC and Amerac will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold SMC Common Stock and Amerac Common Stock, respectively.

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at SMC's 1998 Annual Meeting of Stockholders must be received by SMC's corporate secretary at SMC's principal executive offices no later than __________, 1998. In the event that the Merger Agreement is not approved and adopted by Amerac stockholders, stockholder proposals intended to be presented at Amerac's 1998 Annual Meeting of Stockholders must be received by Amerac's corporate secretary at Amerac's principal executive offices no later than _______, 1998.

                              THE PROPOSED MERGER

BACKGROUND OF THE MERGER

         In December of 1996, Amerac's A-3 well in the South Timbalier 198 field began to produce water. This event, while anticipated by Amerac and its reservoir engineers, highlighted Amerac's dependence on this single property, which accounted for approximately 55% of Amerac's 1996 lease cash flow (revenues less lease operating expenses). Amerac had been actively seeking to find and acquire producing properties with a high component of proved producing reserves to supplement and replace the expected decline in cash flow as the South Timbalier 198 field depleted. Amerac had received and considered an offer to sell its South Timbalier 198 property but had determined the offer to be inadequate. At a meeting on May 29, 1997, the Amerac Board expressed concern about the expected decline in the South Timbalier 198 cash flow; the exploration risk and projected cash requirements of Amerac's Eastern Shelf Program, an exploitation joint venture targeting opportunities in the Permian Basin ("Amerac's

Eastern Shelf Program"); the lack of potential acquisition candidates with substantial proved producing reserves; and the continuing high level of general and administrative expenses.

         In early June of 1997, the Amerac Board requested management to continue to pursue aggressively a property acquisition in which the bulk of value would be attributable to proved producing reserves with established production histories. Further, the Amerac Board directed that a plan be developed to reduce general and administrative expenses as a percentage of revenues, to identify non-core properties and develop a plan for divesting them, to farm-out or otherwise promote the drilling of some of Amerac's exploration properties, and to develop an updated set of cash flow projections.

         The Amerac Board met on August 4, 1997 to consider the plans developed by management. At that meeting, the Amerac Board decided that a special committee of the Amerac Board, namely, Messrs. Nicoletti and Peak (the "Special Committee") should be formed to undertake a process to explore strategic alternatives designed to enhance stockholder value. The Special Committee was responsible for developing and recommending various alternatives, including the possible merger or business combination of Amerac with another entity or a possible sale of Amerac or its assets. Formation of the Special Committee was publicly announced August 6, 1997. On August 29, 1997, the Special Committee retained McDonald to act as financial advisor in connection with evaluating Amerac's alternatives. McDonald reviewed Amerac's various options and presented these options to the Amerac Board on September 17, 1997. McDonald recommended that Amerac pursue a merger with another exploration and production company of comparable or larger size that offered sound management, adequate capitalization and upside potential. On September 22, 1997, Amerac announced that the Amerac Board had authorized the initiation of discussions with a select group of companies regarding a possible strategic merger or similar business combination.

         McDonald undertook to identify and review approximately 40 exploration and production companies. On September 29, 1997, the first of a select group of companies received a detailed briefing on Amerac. Over the next four weeks, 12 companies received similar briefings on Amerac. After significant review, due diligence and negotiation, SMC and three other of these candidates were invited to make an offer to merge with Amerac and each did so. The Amerac Board and McDonald reviewed each of these offers in detail and in a special meeting of the Amerac Board held on November 4, 1997 that was attended by a senior representative of McDonald, the Amerac Board unanimously determined that the SMC offer best matched Amerac's goals and offered the highest potential return for Amerac's stockholders, and therefore instructed management and the members of the Special Committee to negotiate certain terms of SMC's written proposal. On November 5, 1997, a member of the Special Committee and a representative of McDonald met with SMC's President and Chief Executive Officer and finalized the principal terms of the transaction. At this meeting, Amerac executed a confidentiality agreement with SMC and, as required by SMC, agreed to negotiate exclusively with SMC for a limited period of time. On November 6, 1997, counsel to Amerac provided counsel to SMC with a draft Merger Agreement, and the parties commenced negotiation of the definitive documentation for the transaction and preparation of related disclosure schedules. As negotiations on the definitive Merger Agreement proceeded through the following week, on





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
November 13, 1997, five members of the Amerac Board, including the President and Chief Executive Officer and both members of the Special Committee, received a presentation from SMC's senior management with respect to SMC and its business, operations, earnings and financial condition on a historical, prospective and pro forma basis. The following day the Amerac Board convened a special meeting at which McDonald's representative presented McDonald's oral opinion that at such time the proposed transaction and the Exchange Ratio were fair to Amerac and its stockholders from a financial point of view. Following discussion of the McDonald oral fairness opinion, a review of the presentation received from SMC the prior day and discussion of the current draft of the definitive Merger Agreement, the Amerac Board unanimously approved proceeding with the transaction and directed management and counsel over the weekend to negotiate the final terms of a definitive Merger Agreement. The parties worked through the weekend negotiating the transaction documentation and on Monday morning, November 17, 1997, the parties executed the Merger Agreement and issued a press release announcing the transaction.

AMERAC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE AMERAC BOARD

         Amerac's Reasons for the Merger. The Amerac Board has unanimously determined that the Merger is fair to Amerac and its stockholders, has approved the Merger and unanimously recommends that the stockholders of Amerac vote in favor of the approval and adoption of the Merger Agreement.

         In reaching its conclusion, the Amerac Board requested that financial advisor McDonald evaluate the strategic alternatives available to Amerac with the overriding objective of increasing stockholder value. This evaluation considered various alternatives, including merging Amerac with another company for common stock; selling Amerac or its assets for cash; attempting to raise additional capital and continuing to pursue producing property acquisitions to grow Amerac; or producing out Amerac's existing properties and concurrently reducing general and administrative expenses as Amerac's reserve base was depleted. McDonald concluded that a merger with another exploration and production company of comparable or larger size provided the greatest opportunity to maximize stockholder value. This conclusion was based on the belief that the greatest incremental value could be realized in a merger as a result of Amerac's dependence on South Timbalier 198 for near-term cash flow; the difficulty Amerac was experiencing in competing for producing properties in an increasingly competitive acquisition market; Amerac's inventory of immature development projects and their ongoing requirement for capital expenditures; greater value as a going concern; greater property diversification; maintenance of a continued public company vehicle and the liquidity afforded stockholders as a result; resulting synergies and cost savings, including general and administrative expense savings; obtaining a larger revenue base to cover overhead; the ability of a larger company to command greater investor attention and enhanced valuation; an increased ability to attract less costly debt and equity capital; and the opportunity to continue under stable management.





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
         In evaluating SMC and determining SMC to be the preferred merger candidate, the Amerac Board and McDonald considered Amerac's historic stock price relative to the implied value of SMC's offer; proposals of other merger candidates; accretion or dilution to Amerac's stockholders with respect to key valuation statistics; the value of comparable public companies relative to Amerac's value implied by SMC's offer; the implied value of SMC's offer relative to comparable merger and acquisition transactions; and the implied value of SMC's offer relative to Amerac's estimated Net Asset Value (as defined below; see "Fairness Opinion of McDonald") using different commodity pricing scenarios. In addition, the Amerac Board and McDonald considered SMC's proven and entrepreneurial management team; the likelihood of additional acquisition opportunities for SMC after the Merger; the recent and prior market prices of Amerac Common Stock and SMC Common Stock; SMC's strong balance sheet and the upside potential of SMC's reserve position; potential synergies and cost savings; the ability of Amerac to have an impact on the combined operation; the complementary nature of Amerac's and SMC's respective operating areas, and geographical diversity thereof; and the potential for greater investor attention and investment community sponsorship after the Merger as a result of the increased size and stock float of the two combined companies.

         In analyzing SMC, the Amerac Board was furnished with extensive information concerning SMC's reserves, prospect inventory, other assets, financial results, capital structure and operations. The Amerac Board did not attach specific weight to any of the foregoing factors. The decision was based on an overall balancing of all of the factors that supported the conclusion of the Amerac Board that the terms of the Merger Agreement and the Merger contemplated thereby are fair to, and in the best interest of, Amerac and its stockholders.

FAIRNESS OPINION OF MCDONALD

         On August 29, 1997, the Amerac Board retained McDonald to serve as its financial advisor in connection with a possible transaction and to render an opinion to the Amerac Board concerning the fairness, from a financial point of view, to the stockholders of Amerac of the Exchange Ratio contemplated by the Merger Agreement. McDonald was retained by the Amerac Board on the basis of, among other things, its experience and expertise and familiarity with Amerac and the industry. As part of its investment banking business, McDonald is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and estate planning purposes.

         Representatives of McDonald attended the November 14, 1997 meeting of the Amerac Board at which Amerac directors considered the SMC Merger proposal and approved the Merger. At such meeting, representatives of McDonald made presentations and reviewed various aspects of the proposed Merger, including the financial terms and conditions of the Merger.

         At the November 14, 1997 meeting of the Amerac Board, McDonald rendered its oral opinion to the Amerac Board to the effect that, as of that date, the Exchange Ratio was fair, from a financial point of view, to the stockholders of Amerac. That opinion was subsequently confirmed in writing as of _____________, 1998. McDonald's written opinion is included as Appendix H to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and the description of the opinion set forth herein is qualified in its entirety by reference thereto. Stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations undertaken by McDonald.

         McDonald's opinion is directed to the Amerac Board and addresses only the fairness, from a financial point of view, to the Amerac stockholders of the Exchange Ratio. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Amerac Special Meeting.

         In connection with rendering this opinion, McDonald reviewed and analyzed, among other things, the following: (i) the Merger Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning Amerac, including its Annual Reports to Stockholders and Annual Reports on Form 10-KSB for each of the last three fiscal years and its Quarterly Reports on Form 10-QSB for each of the first three quarters of fiscal 1997; (iii) certain publicly available information concerning SMC, including its Annual Reports to Stockholders and Annual Reports on Form 10-KSB for the last three fiscal years and its Quarterly Reports on Form 10-QSB for the first three quarters of fiscal 1997; (iv) certain reserve information provided by each of Amerac and SMC, including reserve reports audited by independent petroleum engineering firms for each of the two companies; (v) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Amerac and SMC furnished to McDonald by Amerac and SMC for purposes of its analysis; (vi) certain publicly available information concerning the trading of, and the trading markets for, Amerac Common Stock and the SMC Common Stock; (vii) certain publicly available information with respect to certain other companies that McDonald believed to be comparable to Amerac or to SMC and the trading markets for certain of such other companies' securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that McDonald considered relevant to its inquiry. McDonald also met with certain officers and employees of Amerac and SMC to discuss the business and prospects of the respective companies, and considered such other matters as McDonald believed relevant to its inquiry.

         McDonald assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available, and assumed and relied upon the representations and warranties of Amerac and SMC contained in the Merger Agreement. McDonald was not engaged, and did not independently attempt, to verify any of such information. McDonald also relied upon the management of Amerac and SMC as to the reasonableness of the financial and operating projections (and the assumptions and bases therefor) provided to it and, with Amerac's consent, assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the matters covered thereby. McDonald was not engaged to assess the achievability of such projections or the assumptions on which they were based and has expressed no opinion with respect to such matters. In addition, McDonald did not conduct an evaluation or appraisal of any





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
of the assets, properties or facilities of either Amerac or SMC and was not furnished with any such evaluation or appraisal. McDonald also assumed that the conditions to the Merger as set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

         The following is a summary of analyses presented orally by McDonald to the Amerac Board on November 14, 1997 (the "McDonald Report") in connection with its opinion.

         Discounted Cash Flow Analysis. Under this analysis, McDonald calculated estimates of future discounted pre-tax cash flows for the reserve assets of Amerac based on Amerac's reserve reports and certain projections provided by Amerac and for the non-reserve assets of Amerac utilizing information and projections provided by Amerac. Three scenarios were evaluated in which the principal variables were oil and natural gas prices. The three pricing scenarios used by McDonald were based on closing sale prices on the New York Mercantile Exchange ("NYMEX") for crude oil and natural gas ("Scenario I", "Scenario II" and "Scenario III"). To these benchmark prices, McDonald applied the appropriate quality and transportation adjustments as advised by Amerac. In addition, McDonald applied a discount to the value attributed to all proved non-producing and proved undeveloped reserves to reflect the associated risk inherent in each reserve category. For Scenario I, benchmark oil and natural gas prices were projected to be flat at $19.80 per barrel and $2.14 per million British thermal units ("MMBtu"), respectively, based on NYMEX closing prices as of June 30, 1997. For Scenario II, benchmark oil and natural gas prices were projected to be flat at $21.00 per barrel and $3.08 per MMBtu, respectively, based on NYMEX closing prices as of September 30, 1997. For Scenario III, benchmark oil and natural gas prices were projected to be flat at $19.80 per barrel and $2.14 per MMBtu, respectively, during the remaining months of 1997 and to escalate at 2.5% per year thereafter. For Scenario III, operating and capital costs were also escalated at 2.5% per year. This methodology resulted in reference value ranges for Amerac Common Stock of $12.91 million to $18.39 million in Scenario I, $24.74 million to $32.86 million in Scenario II, and $16.14 million to $22.34 million in Scenario III. McDonald calculated estimates of future discounted pre-tax cash flows for the reserve assets of SMC based on the reserve reports and certain projections provided by SMC and for the non-reserve assets of SMC utilizing information and projections provided by SMC. Benchmark oil prices were projected to be flat at $20.00 per barrel and benchmark natural gas prices were projected to be flat at $2.25 per million cubic feet ("Mcf"). McDonald applied a discount to the value attributed to all proved non-producing and proved undeveloped reserves to reflect the associated risk inherent in each reserve category. This methodology resulted in a reference value range for SMC Common Stock of $48.55 million to $67.47 million.

         Common Stock Comparison. Using publicly available information, McDonald calculated market capitalization multiples of various operating and financial statistics for certain publicly traded oil and gas companies it deemed relevant. The total market capitalization for such companies (the "Comparable Companies") ranged in value from $21.41 million to $247.41 million, and averaged $105.53 million in value. The Comparable Companies are Arch Petroleum Inc., Basin Exploration, Inc., Bellwether Exploration Co., Costilla Energy, Inc., Edge





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
Petroleum Corp., Harcor Energy, Inc., Inland Resources Inc., Key Production, Inc., Magnum Hunter Resources Inc., Middle Bay Oil Company, Inc. and Sheridan Energy, Inc. In comparing the trading attributes of the Comparable Companies to Amerac, McDonald focused on, among other things, an analysis of the following valuation measures: (i) stock price divided by (A) the projected fiscal year 1997 and 1998 discretionary cash flow (generally defined as cash flow from operations before working capital and extraordinary items) per share; (B) net asset value ("Net Asset Value"; generally defined as the estimate of future discounted pre-tax cash flow for proved reserve assets, plus the value of non-reserve assets and net working capital, less long-term debt and other liabilities) per share; and (ii) enterprise value ("Enterprise Value"; generally defined as aggregate equity market value ("Equity Value"; generally defined as an amount equal to the total shares of common stock outstanding multiplied by the latest reported closing stock price per share), plus long-term debt, preferred equity and minority interest less cash and cash equivalents) divided by projected fiscal year 1997 and 1998 earnings before interest, taxes, depletion, depreciation, amortization and exploration expenses ("EBITDAX"). For these 11 companies, the highest, median and lowest Enterprise Value multiples of estimated 1997 EBITDAX were 15.6x, 7.4x and 5.5x, respectively. The highest, median and lowest Enterprise Value multiples of estimated 1998 EBITDAX were 8.0x, 5.8x and 3.9x, respectively. The highest, median and lowest stock price multiples of estimated 1997 discretionary cash flow per share were 11.5x, 5.4x and 4.7x, respectively. The highest, median and lowest stock price multiples of estimated 1998 discretionary cash flow per share were 6.5x, 4.4x and 3.3x, respectively. The highest, median and lowest stock price multiples of Net Asset Value were 241%, 106% and 58%, respectively. The Comparable Companies' medians were applied by McDonald to Amerac's estimated discretionary cash flow, EBITDAX and Net Asset Value. From the asset reference value range implied by these multiples, McDonald determined a composite asset reference value range under this method of $6.96 million to $30.30 million.

         Comparable Transactions Analysis. McDonald reviewed certain publicly available information on nine comparable transactions ("Comparable Transactions") which it deemed relevant to the Merger. The total consideration for such transactions ranged in value from $22.60 million to $385.00 million, and averaged $197.33 million in value. The Comparable Transactions are the acquisition of Plains Petroleum Co. by Barrett Resources Corp., the acquisition of Consolidated Oil & Gas by Hugoton Energy Corp., the acquisition of Tide West Oil Co. by HS Resources, Inc., the acquisition of Brock Exploration Corp. by Key Production Co., the acquisition of Alexander Energy Corp. by National Energy Group, the acquisition of American Cometra, Inc.'s properties located in West Texas, South Texas and the Gulf of Mexico by Lomak Petroleum, Inc., the acquisition of Burlington Resources Inc.'s Permian Basin properties by Magnum Hunter Resources, Inc., the pending acquisition of DLB Oil & Gas, Inc. by Chesapeake Energy Corp., and the pending acquisition of Coda Energy, Inc. by Belco Oil & Gas Corp. Using publicly available information, McDonald analyzed certain ratio and multiple information relating to the Comparable Transactions. The analysis indicated that valuations per barrel of equivalent ("BOE") reserves for the Comparable Transactions ranged from $4.39 to $8.87, with a median of $5.29 as compared with an indicated BOE Value of $5.70 for Amerac. The analysis indicated that valuations of latest 12 months' EBITDAX as a multiple of Enterprise Value for the Comparable Transactions ranged from 5.0x to 13.1x, with a median of 7.0x as compared with an indicated latest 12 months' EBITDAX multiple of 8.1x for Amerac. The analysis indicated that the equity consideration as a multiple of the latest 12 months' discretionary cash flow for the Comparable Transactions ranged from 2.6x to 11.7x, with a median of 7.4x, as compared with an equity consideration as a multiple of the latest 12 months' discretionary cash flow of 7.3x for Amerac. The





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
analysis also indicated that the equity consideration as a multiple of the Net Asset Value for the Comparable Transactions ranged from 90% to 158%, with the median of 98%, as compared with an equity consideration (i.e., stock price multiple) as a multiple of the Net Asset Value of 122% for Amerac.

         Pro Forma Merger Analysis. McDonald analyzed certain pro forma financial effects from the Merger projected for the period 1997 through 1998, after considering the aforementioned information. In connection with such analysis, McDonald assessed the past performance of the management of SMC, reviewed the estimates and projections prepared or provided by the managements of Amerac and SMC, and had discussions with members of the management of SMC on a stand-alone basis and after giving effect to the Merger, but relied only to a limited degree on these estimates and projections in conducting its pro forma Merger analysis. This analysis indicated that the contemplated transaction would be anti-dilutive to projected SMC key valuation statistics on a per share basis. McDonald concluded that, based on these projections, the contemplated transaction would not be dilutive over the period analyzed and would not result in higher financial leverage, thus supporting its opinion.

         McDonald believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in the McDonald fairness opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

         In rendering its fairness opinion, McDonald applied its judgment to a variety of complex analyses and assumptions. McDonald may have deemed various assumptions more or less probable than other assumptions. The assumptions made and the judgments applied by McDonald in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself.

         In developing its view of the consideration to be received in the Merger, McDonald assumed that, because of common practices used in the oil and gas industry to evaluate assets, the methodologies described above provided a reasonable and consistent basis for determining the reference values for the Amerac Common Stock, the SMC Common Stock and the combined entity resulting from the Merger.

         McDonald has expressed no opinion as to the prices at which Amerac Common Stock or SMC Common Stock may trade following the date of its opinion.

         In October 1997, McDonald served as a co-managing underwriter for SMC's public offering of its 6.875% Convertible Subordinated Debentures due 2007, and received customary compensation for such services.





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
         Pursuant to an engagement letter dated August 29, 1997, Amerac agreed to and did pay McDonald a fee of $50,000 upon delivery of the opinion. In addition, contingent upon consummation of the Merger, McDonald will be entitled to additional compensation in the amount of $300,000 from Amerac. Amerac has also agreed to reimburse McDonald for its out-of-pocket expenses (not to exceed $25,000) and to indemnify McDonald against certain liabilities, including liabilities under the federal securities laws.

SMC'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SMC BOARD

         The SMC Board believes that the terms of the Merger Agreement are fair to and in the best interest of SMC and its stockholders. Accordingly, the SMC Board has approved the Merger Agreement and the Share Issuance and recommends approval of the Share Issuance by the stockholders of SMC. In reaching its conclusion, the SMC Board consulted with the management of SMC, as well as its legal, financial and accounting advisors, and considered a number of factors, including, without limitation, the following:

         (i) the SMC Board's review, based in part on a presentation by SMC's management, of the business, operations, earnings and financial condition of Amerac on a historical, prospective and pro forma basis;

         (ii) the overall quality of Amerac's oil and gas properties and its business operations;

         (iii) the belief of SMC's management that overall economies of scale and certain operating efficiencies, including the reduction of general and administrative expenses of the combined entity, can be realized as a result of the Merger, further enhancing the profitability of the combined entity;

         (iv) the continued recognition of the perceived growth opportunities in the oil and gas industry and the fact that the Merger will allow SMC to further its business strategy to increase reserves and stockholder value through a balanced program of acquisitions, controlled risk exploration and management of producing properties, with a focus on higher risk projects with potential significant reserves but reduced financial exposure by participating with established industry partners;

         (v) the enhanced geographic diversification of the combined entity with greater financial and management resources to exploit oil and gas properties of Amerac, including Amerac's Eastern Shelf Program and further development of the Golden Trend and Texan Garden properties;

         (vi) the pro forma Exchange Ratio between SMC Common Stock and Amerac Common Stock;





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



         (vii) the increase in the quantity of publicly traded shares of SMC Common Stock as a result of the Merger and the expected corresponding increase in market capitalization, trading volume and institutional interest in SMC's business and securities;

         (viii) the terms of the Merger Agreement and the related transaction documents; and

         (ix) the initial results of the SMC management's due diligence efforts, in conjunction with its legal, financial and accounting advisors, further confirmed management's belief in the quality of Amerac's oil and gas properties, business, operations, earnings and financial condition, and SMC management's on-going due diligence efforts that will continue to be conducted until the Effective Time.

         The foregoing discussion of the information and factors considered and given weight by the SMC Board is not intended to be exhaustive but is believed to include the material factors considered by the SMC Board. In making the decision to approve and recommend approval of the Share Issuance, in view of the wide variety of factors considered in connection with its evaluation thereof, the SMC Board did not find it practical to, and did not quantify or otherwise attempt to, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

         The SMC Board's analysis relies, in part, on projected financial and operating results of SMC and Amerac, which were prepared by the respective managements of such companies. The methods and assumptions used in preparing such projected financial and operating information involved significant elements of subjective judgment on the part of the respective managements of SMC and Amerac. Consequently, none of the projections should be relied on as accurate or reliable predictions of the future financial performance of SMC, Amerac or the combined entity.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         SMC stockholders and Amerac stockholders should be aware that certain directors and members of management of Amerac may be deemed to have certain interests in the Merger in addition to their interests as SMC stockholders and Amerac stockholders, as the case may be. The SMC Board and the Amerac Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and in recommending for stockholder approval the Share Issuance, in the case of the SMC Board, and for stockholder approval and adoption the Merger Agreement, in the case of the Amerac Board.

         Indemnification and Insurance. SMC has agreed to indemnify the Indemnified Parties (as defined herein), including the members of the Amerac Board, for certain losses and maintain or procure insurance coverage for such persons. See "Terms of the Merger -- Indemnification and Insurance."

         Severance Policy. In the Merger Agreement, the Surviving Corporation has agreed to provide three former employees, including the President and Chief Executive Officer, of Amerac and one consultant with severance benefits of up to six months salary and a





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
comparable number of months of fully paid health insurance, if and when Amerac terminates such persons for any reason. The aggregate value of all such severance benefits is approximately $157,000, of which the President and Chief Executive Officer is eligible to receive approximately $90,000.

         New Director. Pursuant to the Merger Agreement, the SMC Board has approved an increase in the number of directors comprising the SMC Board from nine to ten, with such increase to be effective at the Effective Time, and resolved to cause Jeffrey B. Robinson to be elected to the SMC Board to fill the vacancy created by such increase. In addition, SMC agreed to take, or cause to be taken, all action necessary to nominate Mr. Robinson for election to the SMC Board at the 1998 Annual Meeting of SMC Stockholders, and, in accordance with its normal solicitation efforts, solicit proxies for his election to the SMC Board. See "New Director of SMC."

         Certain Agreements. Amerac has entered into an agreement, dated effective as of August 4, 1997 (the "Peak Agreement"), with Peak Enernomics, Inc. ("Enernomics"), a corporation owned and controlled by Kenneth R. Peak, a director and executive officer of Amerac, which provides that Amerac shall pay Enernomics $100,000 upon the consummation of the Merger (or another merger or business combination transaction involving Amerac). In addition, the Peak Agreement provides that Amerac shall (i) pay Enernomics $5,000 per month until consummation of the Merger and (ii) deliver to Enernomics 6,000 shares of Amerac Common Stock, which shall vest in Enernomics on a monthly basis at a rate of 1,000 shares per month (but no later than upon consummation of the Merger) for furnishing Mr. Peak's services as a member of the Special Committee.

         Amerac has entered into an agreement, dated effective as of August 4, 1997 (the "Nicoletti Agreement"), with William P. Nicoletti, Chairman of the Board of Amerac, which provides that Amerac shall, in lieu of Mr. Nicoletti's compensation as Chairman of the Board of Amerac, (i) pay Mr. Nicoletti $2,500 per month until consummation of the Merger and (ii) deliver to Mr. Nicoletti 3,000 shares of Amerac Common Stock, which shall vest in Mr. Nicoletti on a monthly basis at a rate of 500 shares per month (but no later than upon consummation of the Merger) for Mr. Nicoletti's services as a member of the Amerac Special Committee.

                              TERMS OF THE MERGER

         The following is a summary of the material provisions of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.





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
THE MERGER; EFFECTIVE TIME

         Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Sub will merge with and into Amerac and the separate corporate existence of Sub will terminate. Amerac will be the surviving corporation in the Merger, and will continue its corporate existence under the DGCL under the same name as a wholly owned subsidiary of SMC. The Certificate of Incorporation and Bylaws of Sub as in effect immediately prior to the Effective Time will be the initial certificate of incorporation and bylaws, respectively, of Amerac, as the corporation surviving the Merger (the "Surviving Corporation"). The Merger will become effective upon the execution and filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by SMC and Amerac and be specified in the Certificate of Merger. Such filing will be made or otherwise become effective on the Closing Date, which Closing Date will be no later than two business days after satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement or such later date as the parties agree.

CONVERSION OF SECURITIES

         Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time each outstanding share of Amerac Common Stock will be converted into the right to receive that number of shares of SMC Common Stock calculated by dividing the Aggregate Consideration by the Exchange Ratio. "Aggregate Consideration" means that number of shares (rounded to the nearest whole share) of SMC Common Stock determined by dividing (i) $22,500,000 by (ii) the Average Closing Sale Price, provided, that in no event shall the Aggregate Consideration be less than the Minimum Consideration nor more than the Maximum Consideration. All shares of Amerac Common Stock that are owned by Amerac as treasury shares, and any shares of Amerac Common Stock directly or indirectly owned by SMC, will be canceled and will cease to exist at the Effective Time and no capital stock of SMC or other consideration will be delivered in exchange therefor.

         A description of the rights and privileges of Amerac stockholders and certain material differences between the rights of SMC stockholders and Amerac stockholders is set forth under the caption "Comparison of Stockholder Rights."

TREATMENT OF AMERAC OPTIONS

         At the Effective Time, each Amerac Option granted under the Amerac Option Plan which is unexpired and unexercised immediately prior thereto will cease to represent a right to acquire shares of Amerac Common Stock and will be adjusted into an option to purchase the number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock subject to the Amerac Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, at an exercise price equal to the exercise price per share of Amerac Common Stock under the Amerac Option divided by the Exchange Ratio, and with terms and conditions that are the same as the terms and conditions of
such Amerac Option immediately before the Effective Time. As of               ,
approximately 201,385 shares of Amerac Common Stock were issuable upon exercise of Amerac Options.

TREATMENT OF AMERAC WARRANTS

         Pursuant to the Merger Agreement, all Amerac Warrants outstanding under Amerac's various warrant agreements will be adjusted at the Effective Time to represent the right to purchase that number of shares of SMC Common Stock equal to the number of shares of Amerac Common Stock issuable immediately prior to the Effective Time upon exercise of the Amerac Warrant (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Amerac Warrant divided by the Exchange Ratio, and with other terms and conditions of such Amerac Warrant, including, without limitation, certain registration rights, immediately before the Effective Time. As of
                 , approximately 154,175 shares of Amerac Common Stock were issuable upon exercise of Amerac Warrants.

NO FRACTIONAL SHARES

         No fractional shares of SMC Common Stock will be issued to any of the Amerac stockholders in the Merger. In lieu of any such fractional share, SMC will pay cash in an amount equal to the value of such fractional interest (determined with reference to the last reported sale price of SMC Common Stock on The Nasdaq National Market on the last full trading day immediately prior to the Effective Time). No interest will be paid or accrued on the cash in lieu of fractional shares (and unpaid dividends and distributions, if any) payable to holders of certificates of Amerac Common Stock. No such holder will be entitled to dividends, voting rights or any other rights as an SMC stockholder in respect of any fractional shares of SMC Common Stock that such holder otherwise would have been entitled to receive.

         No dividends or other distributions declared with respect to shares of SMC Common Stock with a record date after the Effective Time will be paid to the holder of any certificate representing shares of Amerac Common Stock until such certificate has been surrendered for exchange. Holders of certificates representing shares of Amerac Common Stock will be paid the amount of dividends or other distributions with a record date after the Effective Time after surrender of such certificates without any interest thereon.

EXCHANGE OF STOCK CERTIFICATES

         As of the Effective Time, SMC will make available to an exchange agent designated by SMC and reasonably acceptable to Amerac (the "Exchange Agent"), for the benefit of Amerac stockholders, certificates representing the shares of SMC Common Stock (and cash in lieu of fractional shares of SMC Common Stock and unpaid dividends and distributions, if any).

         As soon as practical after the Effective Time, SMC shall cause the Exchange Agent to mail a form of transmittal letter to the holders of certificates representing shares of Amerac Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for shares of SMC Common Stock (and cash in lieu of fractional shares of SMC Common Stock and unpaid dividends and distributions, if any).

         AMERAC STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE PROVIDED TO THE EXCHANGE AGENT EXCEPT WITH A TRANSMITTAL FORM, WHICH WILL BE PROVIDED TO AMERAC STOCKHOLDERS FOLLOWING THE EFFECTIVE TIME.

         If a certificate representing shares of Amerac Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate and appropriate and customary indemnification.

DIRECTORS AND OFFICERS OF AMERAC

         Pursuant to the Merger Agreement, the directors of Sub immediately prior to the Effective Time will be the initial directors of Amerac following the Merger, and the officers of Sub immediately prior to the Effective Time will be the officers of Amerac following the Merger, in each case until their respective successors are duly elected or appointed and duly qualified.

CERTIFICATE OF INCORPORATION AND BYLAWS OF AMERAC

         Pursuant to the Merger Agreement, the Certificate of Incorporation and the Bylaws of Sub, as in effect prior to the Effective Time, will be the initial certificate of incorporation and bylaws of the Surviving Corporation following the Merger.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties of SMC, Sub and Amerac regarding, among other things corporate organization and standing, subsidiaries, corporate power and authority, capitalization, conflicts, consents and approvals, absence of certain changes, filings with the Commission, taxes and tax returns, compliance with applicable law, this Joint Proxy Statement/Prospectus and the Registration Statement, litigation, brokerage and finder's fees, the opinion of McDonald, accounting matters, tax-free reorganization, employee benefit plans, contracts, labor relations, permits, environmental matters and stock ownership in SMC and Amerac. The representations and warranties of each of SMC, Sub and Amerac will not survive the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

         During the period from the date of the Merger Agreement to the Effective Time, Amerac agreed to, and agreed to cause each of its subsidiaries to, generally conduct their operations in the ordinary course except as expressly contemplated by the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, including without limitation not to, and not to allow its subsidiaries to, without the prior written consent of SMC: (i) effect certain actions with respect to its securities; (ii) sell, encumber or otherwise dispose of any material property or assets, other than in the ordinary course of business consistent with past practice; (iii) make or propose any changes in its certificate of incorporation, bylaws or other organizational documents; (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person, other than in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement; (v) incur, or otherwise become liable for, indebtedness other than in the ordinary course of business consistent with past practice, but in no event in excess of $100,000, or guarantee, endorse or otherwise become liable for obligations of any other entity, other than in the ordinary course of business consistent with past practice; (vi) enter into or modify any employment, severance or similar agreements or arrangements with, or otherwise increase the compensation or benefits provided to, any employee other than salary increases and bonuses granted to employees who are not officers or directors in the ordinary course of business consistent with past practice; (vii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice; (viii) settle any legal actions involving an amount in excess of $100,000; (ix) modify, terminate, release or assign any material rights or claims with respect to any material contract to which Amerac is a party; (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice, but in no event in excess of $50,000 individually or $250,000 in the aggregate; (xi) take any other action that would reasonably be expected to prevent or materially delay Amerac from consummating the transactions contemplated by the Merger Agreement; (xii) take any action to make any person or entity (other than SMC or Sub) not subject to
Section 203 of the DGCL; or (xiii) agree to take any action prohibited by the foregoing.

         During the period from the date of the Merger Agreement to the Effective Time, SMC agreed to, and agreed to cause each of its subsidiaries to, generally conduct their operations in the ordinary course except as expressly contemplated by the Merger Agreement and the transactions contemplated thereby, including without limitation not to, and not to allow certain of its subsidiaries to, without the prior written consent of Amerac: (i) make or propose any change in its certificate of incorporation or bylaws or other organizational documents, except as contemplated by the Merger Agreement or this Joint Proxy Statement/Prospectus; (ii) subject to certain limitations and exceptions, merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person that would involve, in any case, individually or in the aggregate, the issuance of more than 20% of the outstanding SMC Common Stock on the date of the Merger Agreement, other than in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement; (iii) take any other action that would reasonably be expected to prevent or materially delay SMC or Sub from consummating the Merger and the other transactions contemplated by the Merger Agreement; or (iv) agree to take any action prohibited by the foregoing.

EMPLOYEES AND EMPLOYEE BENEFITS

         In the Merger Agreement, Amerac agreed to take any and all action to cause all directors, officers and employees of Amerac and its subsidiaries to resign and/or be terminated from all positions with Amerac and its subsidiaries, including termination of any employment agreements, and to terminate any and all of Amerac's employee benefit plans, such termination to be effective prior to the Effective Time, without cost or penalty to Amerac, except with respect to certain severance benefits with respect to certain individuals as agreed by SMC and Amerac.

SEVERANCE POLICY

         SMC has agreed to cause the Surviving Corporation to provide its employees with certain severance benefits if Amerac terminates such employees for any reason. See "The Proposed Merger -- Interests of Certain Persons in the Merger."

NEW DIRECTOR OF SMC

         Pursuant to the Merger Agreement, the SMC Board has approved an increase in the number of directors comprising the SMC Board from nine to ten, with such increase to be effective at the Effective Time, and resolved to cause Jeffrey B. Robinson to be elected to the SMC Board to fill the vacancy created by such increase. In addition, SMC agreed to take, or cause to be taken, all action necessary to nominate Mr. Robinson for election to the SMC Board at the 1998 Annual Meeting of SMC Stockholders, and, in accordance with its normal solicitation efforts, solicit proxies for his election to the SMC Board.

OTHER ACQUISITION PROPOSALS

         Amerac has agreed that, during the term of the Merger Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals from, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of Amerac or its subsidiaries to or (v) afford any access to Amerac's or its subsidiaries' properties, books and records to any person (other than SMC, Sub or their respective directors, officers, employees, agents and representatives) in connection with any possible proposal relating to (a) the disposition of Amerac's business or all or substantially all of its assets (except for disposition of assets in the ordinary course of business consistent with past practice), (b) the acquisition of equity or debt securities of Amerac or its subsidiaries (except in connection with the exercise of options) or (c) the merger, share exchange or business combination, or similar acquisition transaction, of or involving Amerac or its subsidiaries with any person other than SMC (each or any combination of the foregoing an "Amerac Competing Transaction"); provided that Amerac may (1) furnish information (subject to a confidentiality agreement in reasonably customary form) to, and





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
negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an Amerac Competing Transaction if and so long as the Amerac Board determines in good faith, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Amerac Board and (2) take a position with respect to the Merger or an Amerac Competing Transaction, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Amerac Competing Transaction. Amerac also agreed to immediately advise SMC of the receipt of any inquiries, discussions, negotiations or proposals relating to an Amerac Competing Transaction and promptly furnish to SMC a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

INDEMNIFICATION AND INSURANCE

         From and after the Effective Time, SMC has agreed to, and has agreed to cause the Surviving Corporation to, indemnify and hold harmless to the fullest extent permitted under applicable law each person who was, at or prior to the date of the Merger Agreement, an officer, director, employee, trustee or agent of Amerac (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before the Effective Time. SMC has also agreed to cause the Surviving Corporation to keep in effect in its Certificate of Incorporation and Bylaws provisions providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, SMC agreed to cause the Surviving Corporation to cooperate in the defense of any such matter.

         From and after the Effective Time, SMC has agreed to, and has agreed to cause the Surviving Corporation to, maintain in effect for not less than six years the current policies of directors' and officers' liability insurance maintained by Amerac; provided that SMC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties; provided further, however, that in no event shall SMC or the Surviving Corporation be required to expend for such insurance more than the current annual premiums paid by Amerac for such insurance and, in the event the cost of such coverage shall exceed that amount, SMC or the Surviving Corporation shall purchase as much coverage as possible for such amount.

SPECIAL MEETINGS

         Each of SMC and Amerac has agreed to duly call, give notice of, convene and hold a meeting of its respective stockholders, to be held as promptly as practicable following the date of the Merger Agreement for the purpose of obtaining the requisite stockholder approvals and adoption in connection with the Merger Agreement, the Merger and the Share Issuance, and each shall use reasonable efforts to cause such meetings to occur on the same date. SMC and Amerac have also agreed that each of the SMC Board and Amerac Board, subject to their fiduciary duties under applicable law as advised by counsel, will (i) recommend that its stockholders approve such matters and (ii) use reasonable efforts to obtain any necessary approvals by its stockholders.

CONDITIONS TO THE MERGER

        The respective obligations of each party to consummate the Merger are generally subject to fulfillment of the following conditions: (i) no order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority (as defined in the Merger Agreement) which prevents the consummation of the Merger; (ii) all material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority shall have been obtained; (iii) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement shall have been approved and adopted by the Amerac stockholders, and the Share Issuance shall have been approved by the SMC stockholders; (iv) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the Commission or any other Governmental Authority; (v) no Action (as defined in the Merger Agreement) shall have been instituted by any Governmental Authority which seeks to prevent consummation of the Merger, or which seeks material damages, shall continue to be outstanding; (vi) the SMC Common Stock to be issued in the Merger shall have been authorized for quotation on The Nasdaq National Market, subject to official notice of issuance; (vii) all consents, waivers and approvals of third parties required in connection with the transactions contemplated by the Merger Agreement shall have been obtained, except where the failure to obtain such consents, waivers and approvals, in the aggregate, would not be expected to result in a material adverse effect on SMC or Amerac, as the case may be; and (viii) SMC shall have received an opinion dated as of the Closing Date of Akin, Gump, Strauss, Hauer & Feld, L.L.P. to the effect that (a) the Merger should constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code and (b) no gain or loss should be recognized by Amerac stockholders with respect to shares of SMC Common Stock received in the Merger in exchange for shares of Amerac Common Stock, except with respect to cash received in lieu of fractional shares of SMC Common Stock.

        The obligations of Amerac to consummate the Merger shall be subject to the fulfillment of the following conditions unless waived by Amerac: (i) the representations and warranties of each of SMC and Sub shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date (as defined in the Merger Agreement), (ii) each of SMC and Sub shall have performed in all material respects each of its obligations in the Merger Agreement and
(iii) McDonald shall have delivered an opinion to the Amerac Board confirming, as of the date of this Joint Proxy Statement/Prospectus, its fairness opinion. See "The Proposed Merger -- Fairness Opinion of McDonald."





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
        The obligations of SMC and Sub to consummate the Merger and the other transactions contemplated hereby shall be generally subject to the fulfillment of the following conditions unless waived by each of SMC and Sub: (i) the representations and warranties of Amerac shall be true and correct on the date of the Merger Agreement and on and as of the Closing Date; (ii) Amerac shall have performed in all material respects each of its obligations in the Merger Agreement; and (iii) each person who was identified by Amerac as an "affiliate" of Amerac, within the meaning of Rule 145 under the Securities Act, shall have executed and delivered to SMC an Affiliate Agreement (as defined in the Merger Agreement) (see "-- Restrictions on Sales of Shares by Affiliates").

TERMINATION

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by Amerac stockholders: (i) by mutual consent of SMC and Amerac; (ii) by either SMC or Amerac if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable; (iii) by either SMC or Amerac if the Merger shall not have been consummated before April 30, 1998; provided, however, if the Registration Statement was filed as of such date, then on or after the date 60 days after the Registration Statement is declared effective; unless extended by both the SMC Board and the Amerac Board; (iv) by SMC or Amerac if at the meeting of Amerac stockholders held for such purpose the requisite vote of Amerac stockholders to approve the Merger and the transactions contemplated by the Merger Agreement shall not have been obtained; (v) by SMC or Amerac if at the meeting of SMC stockholders held for such purpose the requisite vote of the SMC stockholders to approve the Share Issuance shall not have been obtained; (vi) by SMC or Amerac if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 30 days following written notice, or which breach, by its nature, cannot be cured prior to the Closing (as defined in the Merger Agreement), but only if such breach would constitute a failure of a condition to closing; (vii) by Amerac if the Amerac Board shall determine to engage in an Amerac Competing Transaction and Amerac shall have delivered to SMC a written notice of the determination by the Amerac Board to terminate the Merger Agreement pursuant to this clause; provided, however, that Amerac may not terminate the Merger Agreement pursuant to this clause unless (a) five business days shall have elapsed after delivery to SMC of such notice, (b) at the end of such five business day period the Amerac Board shall continue to believe that the failure to engage in such Amerac Competing Transaction would reasonably be expected to be a breach of the fiduciary duties of the Amerac Board (after giving effect to any adjustment to the terms and conditions of such transactions proposed by SMC in response to such Amerac Competing Transaction) and (c) at the time of such termination, Amerac shall have paid to SMC the Amerac Termination Fee (as defined herein); or (viii) by SMC if the Amerac Board shall not have recommended the Merger to Amerac stockholders, or shall have resolved not to make such recommendation, or shall have materially modified or rescinded its recommendation of the Merger to Amerac stockholders, or shall have modified or rescinded its approval of the Merger Agreement, or shall have resolved to do any of the foregoing.

EXPENSES

         Except as otherwise provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses, provided that all printing and mailing expenses and filing fees will be divided equally between SMC and Amerac.

TERMINATION FEES

         If the Merger Agreement is terminated: (i) by SMC or Amerac because at the meeting of Amerac stockholders held for such purpose the requisite vote of Amerac stockholders to approve the Merger and the transactions contemplated by the Merger Agreement shall not have been obtained and (a) a Prior Event (as defined herein) shall have occurred prior to such termination and (b) either
(1) Amerac enters into a definitive agreement with respect to an Amerac Competing Transaction within twelve months following such termination and such Amerac Competing Transaction is thereafter consummated, or (2) an Amerac Competing Transaction is consummated within twelve months following such termination; (ii) by Amerac because the Amerac Board determines to engage in an Amerac Competing Transaction; or (iii) by SMC because the Amerac Board shall have materially modified or rescinded its recommendation of the Merger or its approval of the Merger Agreement, then in any such case Amerac will pay to SMC in cash a termination fee in an amount equal to $1.0 million; provided, however, that if the Merger Agreement is terminated by SMC pursuant to clause
(iii) above and the Amerac Board has not recommended the Merger to the Amerac stockholders, or has resolved not to make such recommendation, or has materially modified or rescinded its recommendation of the Merger to Amerac stockholders, or has modified or rescinded its approval of the Merger Agreement, or has entered into an acquisition, merger or similar agreement to effect, or has effected, an Amerac Competing Transaction, or has resolved to do any of the foregoing, in any case because McDonald shall not have delivered its opinion confirming, as of the date this Joint Proxy Statement/Prospectus, its fairness opinion, then the amount to be paid by Amerac shall be the amount of SMC's out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $500,000.

         A "Prior Event" means any of the following events: (i) any person (other than SMC or any of its subsidiaries) shall have commenced, or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Amerac Common Stock, such that, upon consummation of such offer, such person would beneficially own or control 50% or more of the then outstanding shares of Amerac Common Stock;
(ii) Amerac or any of its subsidiaries shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend or propose, an agreement, arrangement or understanding with any person (other than SMC or any of its subsidiaries) to, or any person (other than SMC or any of its subsidiaries) shall have announced a bona fide intention to, or Amerac shall have announced that any person (other than SMC or any





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
of it subsidiaries) has proposed or communicated its intention to, or Amerac shall have received a bona fide proposal or communication regarding an intention to, (a) effect any Amerac Competing Transaction, (b) purchase, lease or otherwise acquire 40% or more of the assets of Amerac or any of its subsidiaries or (c) purchase or otherwise acquire beneficial ownership of securities representing 30% or more of the voting power of Amerac or any of its subsidiaries; or (iii) any person (other than SMC or any subsidiary of SMC) shall have acquired beneficial ownership of a number of shares of Amerac Common Stock in addition to the number of shares of Amerac Common Stock beneficially owned by such person on November 17, 1997 equal to 30% or more of the voting power of Amerac.

         If the Merger Agreement is terminated by SMC or Amerac because SMC stockholders have failed to approve the Share Issuance, and (i) an SMC Prior Event (as defined herein) shall have occurred prior to such termination and
(ii) either (a) SMC shall enter into a definitive agreement with respect to an SMC Competing Transaction (as defined herein) within twelve months following such termination and such SMC Competing Transaction (as defined herein) is thereafter consummated, or (b) an SMC Competing Transaction is consummated within twelve months following such termination, then SMC will pay to Amerac in cash by wire transfer in immediately available funds to an account designated by Amerac a termination fee in an amount equal to $1.0 million.

         As used herein, the term "SMC Prior Event" shall have the same meaning with respect to SMC as the term "Prior Event" has with respect to Amerac, with such changes in the definition thereof as are appropriate to contemplate SMC in lieu of Amerac. As used herein, the term "SMC Competing Transaction" shall mean a transaction involving the acquisition of the business or all or substantially all of the assets of SMC, or the merger, share exchange or business combination, or similar acquisition transaction of or involving SMC in which
(i) persons who immediately prior to the consummation of such transaction were serving as directors of SMC do not comprise a majority of the directors of the acquiring or surviving entity immediately following the consummation of such transaction and (ii) the stockholders of SMC as of the date hereof do not hold collectively a majority of the shares or entity interests of the acquiring or surviving entity immediately following the consummation of such transaction.

AMENDMENT AND WAIVER

         The Merger Agreement may be amended by the parties thereto, at any time before or after approval and adoption of the Merger Agreement by the Amerac stockholders or authorization of the Share Issuance by the SMC stockholders, but after such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Amerac stockholders or the SMC stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         At any time prior to the Effective Time, SMC (with respect to Amerac) and Amerac (with respect to SMC and Sub) may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party thereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

REGULATORY APPROVALS

         SMC and Amerac are not aware of any governmental or regulatory approvals required to be obtained for consummation of the Merger, other than compliance with federal securities laws and with state securities "Blue Sky" laws.

ACCOUNTING TREATMENT

         It is intended that SMC will account for the Merger as a purchase under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and, without limitation, the FASB, Accounting Standards, FASB EITF Abstracts, FASB Bulletins and SEC Accounting Bulletins and Accounting Series Releases relating thereto. The effect of purchase accounting treatment is that the acquired assets and assumed liabilities will be recorded at their fair values at the Effective Time. Any excess of consideration paid by SMC over the estimated fair value of Amerac's assets will be recorded as additional oil and gas properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a discussion of the material United States federal income tax consequences of the Merger to the Amerac stockholders. The discussion is based on provisions of the Code, Treasury Regulations thereunder, current administrative rulings and court decisions which are in effect on the date of this Joint Proxy Statement/Prospectus. All of the foregoing are subject to change and any such change could be made with retroactive effect and/or affect the continuing validity of this discussion. Amerac and SMC have not sought and will not seek any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

         The federal income tax discussion set forth below does not consider the facts and circumstances of particular Amerac stockholders and may not be applicable to certain classes of special status taxpayers, including insurance companies, securities dealers, financial institutions, tax-exempt organizations, investment companies, foreign persons and persons who acquired Amerac Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. The following discussion does not address the federal income tax consequences of any of the transactions described in the section of this Joint Proxy Statement/Prospectus entitled "The Proposed Merger -- Interests of Certain Persons in the Merger." In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Amerac stockholders are urged to consult their tax advisors as to their respective personal tax situations including the applicability and effect of foreign, state, local and other tax laws.

         The obligation of Amerac to effect the Merger is conditioned on delivery to SMC of an opinion dated as of the Closing Date from Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to SMC, based on certain representations to be made by Amerac and SMC and on assumptions set forth in the opinion, that for federal income tax purposes (i) the Merger should constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss should be recognized by Amerac stockholders with respect to SMC Common Stock received in the Merger in exchange for Amerac Common Stock except with respect to cash received in lieu of fractional shares of SMC Common Stock.

         Based on such opinion, the material federal income tax consequences of the Merger for Amerac stockholders are the following:

                    (i) no gain or loss will be recognized by Amerac stockholders upon their exchange of Amerac Common Stock for SMC Common Stock, except that any Amerac stockholder who receives cash proceeds in lieu of a fractional share of SMC Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share of SMC Common Stock (any such gain or loss will constitute capital gain or loss if such stockholder's shares of Amerac Common Stock are held as a capital asset at the Effective Time);

                    (ii) the tax basis of the SMC Common Stock, including any fractional share of SMC Common Stock deemed received and exchanged for a cash payment, received by an Amerac stockholder in exchange for shares of Amerac Common Stock will be the same as such stockholder's tax basis in the Amerac Common Stock surrendered in exchange therefor; and

                    (iii) the holding period of the SMC Common Stock (including any fractional share of SMC Common Stock deemed received and exchanged for a cash payment) received by an Amerac stockholder will include the period during which the shares of Amerac Common Stock surrendered in exchange therefor were held; provided such shares of Amerac Common Stock were held by such Amerac stockholder as a capital asset at the Effective Time.

          Although the matter is not free from doubt, the Merger should not result in the recognition of gain or loss under Section 1001 of the Code to holders of Amerac Warrants. The Internal Revenue Service or a court of law could disagree with this conclusion and instead treat the transaction in connection with the Amerac Warrants as a taxable exchange. In such event, each holder of Amerac Warrants will recognize gain or loss on the deemed exchange equal to the fair market value of the holder's Amerac Warrants after the Merger and the holder's adjusted tax basis in the Amerac Warrants. Any such gain or loss recognized by a holder of Amerac Warrants generally will be long-term capital gain or loss if the holder of the Amerac Warrants has held the Amerac Warrant for more than 18 months at the time of disposition. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations of an Amerac Warrant holder's ability to offset capital gains against ordinary income and for purposes of determining whether individuals may be entitled to a preferential tax rate on long-term capital gains. In particular, the Taxpayer Relief of Act 1997 further reduces rates on capital gains recognized by individuals in respect of assets held for more than 18 months. Holders of Amerac Warrants are advised to consult their own tax advisors as to the consequences of the Merger in their particular circumstances.

          THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH AMERAC STOCKHOLDER'S OR AMERAC WARRANTHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EVERY AMERAC STOCKHOLDER OR AMERAC WARRANTHOLDER. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE SPECIFIC TO SUCH PERSON AND NOT COMMON TO STOCKHOLDERS OR AMERAC WARRANTHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY ARISE OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF SMC COMMON STOCK RECEIVED IN THE MERGER.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

         The shares of SMC Common Stock issuable to former Amerac stockholders pursuant to the Merger have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate of Amerac or SMC, as the case may be, for purposes of Rule 145 under the Securities Act (an "Affiliate").

         Pursuant to the terms of the Merger Agreement, Amerac has agreed to use its best efforts to cause each person who is an Affiliate of Amerac to deliver to SMC a written agreement providing that such person will agree not to sell, transfer or otherwise dispose of shares of SMC Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

BOARD OF DIRECTORS OF SMC

         Pursuant to the Merger Agreement, the SMC Board has approved an increase in the number of directors comprising the SMC Board from nine to ten, with such increase to be effective at the Effective Time, and resolved to cause Jeffrey B. Robinson to be elected to the SMC Board to fill the vacancy created by such increase. In addition, SMC agreed to take, or cause to be taken, all action necessary to nominate Mr. Robinson for election to the SMC Board at the 1998 Annual Meeting of SMC Stockholders, and, in accordance with its normal solicitation efforts, solicit proxies for his election to the SMC Board.

COMMITTEES OF THE BOARD OF DIRECTORS OF SMC

         SMC's operations are managed under the broad supervision and direction of the SMC Board, which has the ultimate responsibility for the establishment and implementation of SMC's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain SMC Board functions are discharged by four of the SMC Board's standing committees, the Executive, Audit, Compensation and Nominating Committees. Members of each committee for a given year are selected by the SMC Board following the annual stockholders' meeting.

         The Executive Committee was established during 1996 and is authorized to exercise, to the extent permitted by law, the power of the full SMC Board when a meeting of the full SMC Board is not practicable or necessary. Its current members are Steven H. Mikel, Thomas R. Fuller and Donald H. Weise, Jr.

         The Audit Committee recommends to the SMC Board the independent accountants of SMC, reviews SMC's annual report on Form 10-KSB, reviews SMC's internal controls and accounting operations, and reviews any transactions of SMC in which management or controlling persons of SMC have an interest. Other matters which the Audit Committee reviews with SMC's independent accountants include financial policies and practices, the arrangement, scope and results of the annual audit and the independent accountants' findings and recommendations relating to SMC's accounting practices, internal controls and accounting procedures. The current members of the Audit Committee are B. Travis Basham, Robert R. Hillery, E. Ralph Hines, Jr. and James E. Nielson.

         The Compensation Committee is responsible for formulating and adopting or recommending to the SMC Board executive compensation plans and policies, including those relating to incentive compensation and benefits. This Committee also supervises the administration of all employee benefit and executive compensation programs, including the establishment of specific criteria against which executive officers' annual performance-based compensation is measured. Compensation Committee decisions regarding aggregate executive compensation, corporate performance goals relating to incentive compensation, and the Chief Executive Officer's compensation are subject to approval by the SMC Board. The current members are Howell H. Howard, E. Ralph Hines, Jr. and James E. Nielson.

         The Nominating Committee is responsible for considering and nominating candidates for election as directors. This Committee will consider nominees submitted by stockholders. Stockholders who wish to suggest individuals for possible future consideration for SMC Board positions should direct recommendations to the Nominating Committee at SMC's principal executive offices. The current members are E. Ralph Hines, Jr., Thomas R. Fuller, Howell
H. Howard, James E.  Nielson and Spencer L. Youngblood.

OFFICERS OF SMC

         Each of the current officers of SMC will continue as an executive officer of SMC after the Merger. Each such officer serves at the discretion of the SMC Board.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                          RESULTS OF OPERATIONS OF SMC

         Stockholders of each of SMC and Amerac are urged to read, in its entirety, the management's discussion and analysis of financial condition and results of operations of SMC as set forth in the SMC Annual Report and the SMC Quarterly Report included in this Joint Proxy Statement/Prospectus as Appendix D and Appendix E, respectively.

                       SELECTED HISTORICAL AND UNAUDITED
                       PRO FORMA COMBINED FINANCIAL DATA

SELECTED FINANCIAL DATA OF SMC

          Stockholders of each of SMC and Amerac are urged to read, in its entirety, SMC's Annual Report on Form 10-KSB/A, included as Appendix D to this Joint Proxy Statement/Prospectus.

SELECTED FINANCIAL DATA OF AMERAC

         Stockholders of each of SMC and Amerac are urged to read, in its entirety. Amerac's Annual Report on Form 10-KSB, included as Appendix F in this Joint Proxy Statement/Prospectus.

SELECTED PRO FORMA COMBINED FINANCIAL DATA

         In April 1997, SMC acquired a 22.68% working interest in the Albert Philyaw Unit 8-1 #1 and the Turner 6-1 wells for $3,300,000. In May 1997, SMC acquired the oil and gas assets and outstanding capital stock of BEC Energy, Inc. ("BEC") for $10,640,000. The acquisitions included interests in 14 wells located in the Big Escambia Creek Field in Escambia County, Alabama and were recorded using the purchase price method of accounting. Pursuant to the Merger the terms and conditions of which are elsewhere described in this Joint Proxy Statement/Prospectus, Amerac will merge with and into a wholly owned subsidiary of SMC, with Amerac, as a wholly owned subsidiary of SMC, being the surviving corporation. Pursuant to the Merger, each share of Amerac Common Stock outstanding as of the Effective Time will be converted into the right to receive shares of SMC Common Stock, plus cash in lieu of fractional shares. The purchase price is approximately $22,500,000 which will be recorded using the purchase price method of accounting. In October 1997, SMC issued $36,000,000 of its 6.875% Convertible Subordinated Debentures due 2007 (the "Debentures"), which are convertible into 121.07 shares of SMC Common Stock at a conversion price of $8.26 per share. The final subscription amounted to $41,400,000, which was used to (i) pay off existing debt of $20,700,000, (ii) pay the costs associated with the issuance of the Debentures and (iii) fund future acquisitions and capital expenditures. The following pro forma statement of operations for the twelve months ended December 31, 1996, and for the nine months ended September 30, 1997, present the foregoing acquisitions and the offering the Debentures as if they had occurred at January 1, 1996. The pro forma statement of operations for the twelve months ended December 31, 1996 also includes the results of the SMC Development, L.P., for the period prior to its acquisition by SMC in August 1996. The following pro forma financial statements should be read in conjunction with the separate financial statements and notes thereto of SMC's Annual Report and SMC's Quarterly Reports and are not necessarily indicative of the results of operations of SMC as it may be in the future or as if it might have been had the foregoing acquisition been effective at January 1, 1996.


                          SOUTHERN MINERAL CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                             Southern       Amerac                                  Total
                                              Mineral       Energy     Pro Forma        Note      Pro Forma
                                            Corporation   Corporation  Adjustments    Reference  Consolidated
                   ASSETS
 CURRENT ASSETS
   Cash and cash equivalents                 $     551    $      53    $                         $     604
   Receivables and other                         3,546        1,485         --                       5,031
                                             ---------    ---------    ---------                 ---------
     Total current assets                        4,097        1,538         --                      5,635

 Property, plant and equipment, at cost         44,428       32,770       (4,804)        (1)        72,394
 Accumulated depletion, depreciation and
      amortization                              (7,650)     (15,050)      15,050         (1)        (7,650)
                                             ---------    ---------    ---------                 ---------
                                                36,778       17,720       10,246         (1)        64,744
 Deferred tax asset                               --           --            984         (2)           984
 Properties held for sale and other              3,142          335         --                       3,477
                                             ---------    ---------    ---------                 ---------
     TOTAL ASSETS                            $  44,017    $  19,593    $  11,230                 $  74,840
                                             =========    =========    =========                 =========

 CURRENT LIABILITIES
   Accounts payable and accrued
        liabilities                          $   1,712    $     610    $    --                   $   2,322
   Note payable                                    512         --           --                         512
   Current portion of long-term debt              --            579         --                         579
                                             ---------    ---------    ---------                 ---------
     Total current liabilities                   2,224        1,189         --                       3,413

 Long-term debt                                 20,700        7,250         --                      27,950
 Deferred income taxes                           1,316         --         (1,316)        (2)          --
                                             ---------    ---------    ---------                 ---------
     TOTAL LIABILITIES                          24,240        8,439       (1,316)                $  31,363

 STOCKHOLDERS' EQUITY
   Common stock                                     91          195         (162)        (1)           124
   Additional paid-in capital                   14,031      151,181     (127,514)        (1)        37,698
   Retained earnings (deficit)                   5,707     (140,222)     140,222         (1)         5,707
                                             ---------    ---------    ---------                 ---------
                                                19,829       11,154       12,546                    43,529
 Less treasury stock                               (52)        --           --                         (52)
                                             ---------    ---------    ---------                 ---------
   TOTAL STOCKHOLDERS' EQUITY                   19,777       11,154       12,546                    43,477
                                             ---------    ---------    ---------                 ---------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                        $  44,017    $  19,593    $  11,230                 $  74,840
                                             =========    =========    =========                 =========

                          SOUTHERN MINERAL CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)


                              Southern        Jan-Aug       BEC                    Amerac         Pro                     Total
                               Mineral          SMC       Energy,   A. Philyaw     Energy        Forma        Note      Pro Forma
                             Corporation  Development L.    Inc.    Unit 8-1 #1  Corporation  Adjustments   Reference  Consolidated
Revenues
  Oil and Gas                  $ 11,780    $    220       $ 1,061     $  1,015    $ 10,458     $    920        (3)      $ 25,454
  Gain on sale                      453        --             --          --            22         --                        475
                               --------    --------       -------     --------    --------     --------                 --------
    Total revenues               12,233         220         1,061        1,015      10,480          920                    25,929

Expenses
  Production                      2,742          87           363          143       2,588           (5)       (3)         5,918
  Exploration                       865        --             --          --           305         --                      1,170
  Depletion, depreciation
    and amortization              2,875          61           264         --         2,947        1,320        (4)         7,467
  General and
    administrative                1,682           6            53         --         2,309       (2,357)       (5)         1,693
                               --------    --------       -------     --------    --------     --------                 --------
    Total expenses                8,164         154           680          143       8,149       (1,042)                  16,248

Income from operations            4,069          66           381          872       2,331        1,962                    9,681

Other income expenses
  and deduction
  Interest and other
    income                          286          29           --          --           186         --                        501
  Interest and debt
    expense                       1,242        --             211         --           888        1,976        (6)         4,317
                               --------    --------       -------     --------    --------     --------                 --------

Income before income
 taxes                            3,113          95           170          872       1,629          (14)                   5,865

Income tax expense                  679        --             --          --            50          886        (2)         1,615

Net income before              --------    --------       -------     --------    --------
  preferred dividends             2,434          95           170          872       1,579         (900)                   4,250

Preferred dividends and
  consideration                    --          --             --          --        (5,434)        --                     (5,434)
Net income (loss)              --------    --------       -------     --------    --------     --------                 --------
  applicable to common
  stockholders                 $  2,434    $     95       $   170     $    872    $( 3,855)    $(   900)                $( 1,184)
                               ========    ========       =======     ========    ========     ========                 ========
Primary net income
  (loss) per share             $   0.34                                                                                 $(  0.11)
                               ========                                                                                 ========
Primary weighted
  average shares
  outstanding                     7,215                                                           3,333        (7)        10,548
                               ========                                                          ========               ========


                          SOUTHERN MINERAL CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                       Southern                                 Amerac                                   Total Pro
                                        Mineral     BEC Energy,  A. Philyaw     Energy      Pro Forma        Note          Forma
                                      Corporation      Inc.      Unit 8-1 #1  Corporation  Adjustments     Reference    Consolidated

 Revenues
  Oil and Gas                            $10,253      $   539      $   289      $ 7,206       $   223         (2)         $18,510
  Gain on sale                               503         --           --           --            --                           503
                                         -------      -------      -------      -------       -------                     -------
    Total Revenues                        10,756          539          289        7,206           223                      19,013

 Expenses
  Production                               2,610          189           46        2,317           (43)        (2)           5,119
  Exploration                              1,517         --           --            314          --                         1,831
  Depletion, depreciation and
    amortization                           2,512          159         --          2,144           281         (4)           5,096
  Valuation reduction                       --           --           --          2,269          --                         2,269
  General and administrative               1,518           15         --          1,997        (1,997)        (5)           1,533
                                         -------      -------      -------      -------       -------                     -------
    Total Expenses                         8,157          363           46        9,041        (1,759)                     15,848

 Income from operations                    2,599          176          243       (1,835)        1,982                       3,165

 Other income expenses and deductions
  Interest and other income                  135         --           --             19          --                           154
  Interest and debt expense                  785           66         --            510         1,314         (6)           2,675
                                         -------      -------      -------      -------       -------                     -------

 Income before income taxes                1,949          110          243       (2,326)          688                         644

 Income tax expense (benefit)                556         --              0           30          (473)        (2)             113
                                         -------      -------      -------      -------       -------                     -------

 Net income before preferred dividend      1,393          110          243       (2,356)        1,141                         531

 Preferred  dividends  and  excess
  conversion consideration                  --           --           --           --            --                          --
                                         -------      -------      -------      -------       -------                     -------
 Net income (loss) applicable to
  common stockholders                    $ 1,393      $   110      $   243      $(2,356)      $ 1,141                     $   531
                                         =======      =======      =======      =======       =======                     =======

 Primary net income per share            $  0.14                                                                             0.04
                                         =======                                                                          =======
 Primary weighted average shares
  outstanding                             10,108                                                3,333         (7)          13,441
                                         =======                                              =======                     =======

---------------------------
(1) To record the acquisition of Amerac using the purchase method of accounting. Assumes the issue of 3,333,333 shares of SMC Common Stock valued at $22,500,000 in exchange for all of the outstanding Amerac Common Stock, plus expenses related to such acquisition. The allocation of the purchase price to the acquisition assets and liabilities is preliminary and, therefore, subject to change.
(2) Tax adjustment to reflect taxes computed as if the combining entities were a single taxpaying entity.
(3) Reflects subsequent acquisition by BEC of additional property interests in
A. Philyaw 8-1 #1 and the Turner 6-1 in April 1997, Amerac's properties and the reduction in operating costs of the Amerac properties due to the elimination of third party operating costs, which will be absorbed by SMC's personnel.
(4) Reflects additional depreciation, depletion and amortization related to oil and gas properties step-up in basis for the effect of the above-described acquisitions.
(5) Reflects elimination of $48,000 payment of management fees to related parties of BEC and elimination of Amerac's general and administrative expenses because such expenses will not be incurred by SMC subsequent to the Merger.
(6) Reflects effect of interest expense at 6.875% for the Debentures. Approximately $20,700,000 of the proceeds from the offering of the Debentures was utilized to retire debt balances related to the Credit Facility. Offering costs of $2,500,000 related to Debentures are amortized over the life of the Debentures.
(7) Reflects the issuance of an estimated 3,333,333 shares of SMC Common Stock in exchange for all of the outstanding Amerac Common Stock pursuant to the Merger Agreement.

                        PRICE RANGE OF SMC COMMON STOCK

         SMC Common Stock is quoted on The Nasdaq National Market under the symbol "SMIN." Until July 22, 1997, SMC Common Stock was quoted on The Nasdaq Stock Market's SmallCap Market under the same symbol. The following table sets forth the range of high and low bid prices of SMC Common Stock as reported by The Nasdaq SmallCap Market for each of the quarters indicated through July 22, 1997 and the high and low bid prices of SMC Common Stock on The Nasdaq National Market from July 23, 1997 for the periods indicated.

                                                                                       HIGH            LOW
                                                                                       ----            ---
 1994
          First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $2.13          $1.63
          Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.00           0.69
          Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.38           0.94
          Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.13           0.44
 1995
          First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $1.25          $0.63
          Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.25           0.94
          Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.06           0.75
          Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1.63           0.75
 1996
          First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $2.13          $1.25
          Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3.38           1.81
          Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.00           2.88
          Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.00           4.25
 1997
          First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $7.75          $4.00
          Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.50           3.50
          Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.13           4.13
          Fourth Quarter (through December __, 1997)  . . . . . . . . . . . . . . .    _____          _____

         On December ___, 1997, the closing sale price for SMC Common Stock as quoted on The Nasdaq National Market was $______ per share. As of December ___, 1997, there were approximately 627 holders of record of SMC Common Stock.

                                DIVIDEND POLICY

         SMC has not declared or paid a cash dividend on SMC Common Stock, since 1994 and it is anticipated that SMC will continue to reinvest its earnings in its business and will not pay cash dividends. Declaration of dividends is within the discretion of the SMC Board. In addition, declaration of dividends is subject to certain restrictive covenants contained in the Credit Facility.

                        DESCRIPTION OF SMC CAPITAL STOCK

         SMC's authorized capital stock currently consists of 20,000,000 shares of common stock, par value $0.01 per share, of which as of December ___, 1997, 9,128,741 shares were issued and outstanding and 1,970,080 shares were reserved for issuance upon exercise of outstanding options and warrants and for issuance under SMC's various stock option and compensation plans. All outstanding shares of SMC Common Stock are fully paid and nonassessable.

         Holders of SMC Common Stock are entitled to received dividends, if, as and when declared by the SMC Board out of funds legally available therefor, and are entitled on liquidation to share ratably in all assets of SMC remaining after the payment of liabilities. Since 1994, SMC has reinvested all earnings in SMC and, accordingly, has not paid any dividends on SMC Common Stock. Although SMC intends to continue to reinvest future earnings SMC may determine to pay dividends in the future. SMC's ability to declare and pay any such dividends will depend upon, among other things, the earnings and financial condition of SMC and restrictive provisions SMC's Credit Facility and any other financing arrangements to which SMC may be subject from time to time.

         Each share of SMC Common Stock has one vote on all matters presented to the stockholders. A majority of issued and outstanding shares of SMC Common Stock entitled to vote and represented at a stockholders meeting in person or by proxy constitutes a quorum for the transaction of business. The affirmative vote of a majority of shares present and entitled to vote at a meeting at which a quorum is present generally will constitute stockholder action. Certain fundamental corporate changes such as amending the articles of incorporation, a merger or a disposition of all of SMC's assets require the approval of a majority of outstanding shares entitled to vote thereon. Directors are elected by a plurality of votes cast by stockholders entitled to vote therefor. Since SMC Common Stock does not have cumulative voting rights, holders of more than 50% of the shares present and entitled to vote for directors at a meeting at which a quorum is present may, if they choose to do so, elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors.

         Since the SMC Articles do not deny preemptive rights, under Section
78.265 of the NGCL holders of SMC Common Stock have preemptive rights to acquire uninsured shares, treasury shares or securities convertible into such shares except with respect to (i) shares issued to directors, officers or employees pursuant to approval by the affirmative vote of stockholders, (ii) shares sold for a consideration other than cash, (iii) shares issued at the same time that the stockholder who claims a preemptive right acquired his shares, (iv) shares issued as part of the same offering in which the stockholder who claims a preemptive right acquired his shares, (v) shares (or shares into which convertible securities may be converted) which upon issuance are registered pursuant to Section 12 of the Exchange Act or (vi) shares of any class that is preferred or limited as to dividends or assets or to any obligations, unless convertible into SMC Common Stock or carrying a right to subscribe to or acquire SMC Common Stock. To the extent any preemptive right exists, it is only an opportunity to acquire shares or other securities upon such terms as the SMC Board may fix for the purpose of providing a fair and reasonable opportunity for the exercise of such right. SMC Common Stock is registered under Section 12 of the Exchange Act and holders thereof will have no preemptive rights in respect of SMC Common Stock issuances for so long as SMC Common Stock remains so registered.

         American Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for SMC Common Stock.

         For additional information concerning provisions of SMC's Articles and Bylaws that could delay, defer or prevent a change in control of SMC, see "Comparison of Stockholder Rights -- Appraisal and Dissenter's Rights" "-- State Anti-Takeover Statutes," " -- Limitations on Directors' Liability," and "--Indemnification of Officers and Directors."

                       COMPARISON OF STOCKHOLDER RIGHTS
GENERAL

         As a result of the Merger, stockholders of Amerac will become stockholders of SMC and the rights of all such former holders of Amerac Common Stock will thereafter be governed by the SMC Articles, as they may be amended at the SMC Special Meeting, the SMC Bylaws and the NGCL. The rights of the holders of Amerac Common Stock are presently governed by the Amerac Certificate of Incorporation, as amended (the "Amerac Certificate"), the Amerac Bylaws and the DGCL. The following summary, which does not purport to be a complete statement of the general differences between the rights of the stockholders of SMC and Amerac, sets forth certain differences between the NGCL and the DGCL, between the SMC Articles and the Amerac Certificate and between the SMC Bylaws and the Amerac Bylaws. This summary is qualified in its entirety by reference to the full text of each of such documents, the NGCL and the DGCL. For information as to how such documents may be obtained, see "Incorporation of Certain Documents by Reference."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

         SMC. Nevada law provides that a corporation's board of directors shall consist of at least one member and the authorized number of directors may be fixed or variable within a fixed minimum or maximum as provided in either the corporation's articles of incorporation or in the bylaws as the SMC Bylaws provide. The SMC Articles and the SMC Bylaws provide that the maximum number of directors is twelve and the minimum number is three, except in the case where all the shares of SMC Common Stock are owned beneficially and of record by either one or two stockholders, and then the SMC Board cannot be less than the number of stockholders. Pursuant to the SMC Bylaws, at least one director must be a U.S. citizen. Currently, the SMC Board has fixed the number of directors comprising the SMC Board at ten. Although Nevada law allows directors to be divided into three separate classes with staggered terms of office, neither the SMC Articles nor the SMC Bylaws provide for classification of directors.

         Amerac. The Amerac Bylaws provide that the number of directors of Amerac will be determined by a resolution of the Amerac Board, but in no event can there be less than two or more than ten. Although the DGCL allows directors to be divided into three separate classes with staggered terms of office, neither the Amerac Certificate nor the Amerac Bylaws provide for the classification of directors.

         Pursuant to the Merger Agreement, the Board of Directors of the Surviving Corporation shall consist of the directors of Sub. See "Management and Operations After the Merger."

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         SMC. Pursuant to Section 78.335 of the NGCL, a director may be removed by the vote of the holders of not less than two-thirds of the voting power of the voting stock, subject to certain restrictions concerning cumulative voting. However, a Nevada corporation may include in its articles of incorporation a provision requiring the approval of a larger percentage of the voting power to remove a director. This section also provides that any vacancy in the board of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. The SMC Bylaws provide that the SMC Board will fill all vacancies created by reason of resignation, an increase in the number of directors or otherwise, by the affirmative vote of a majority of the remaining directors, with the director so elected to serve for the remainder of the term of the departed director, in the case of a resignation, or otherwise until the next annual meeting of stockholders where such newly appointed director would stand for election. All directors will continue in office until the election and qualification of their respective successors in office.

         Amerac. Pursuant to the Amerac Certificate and the Amerac Bylaws, any director or the entire Amerac Board may be removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of Amerac stock entitled to vote for the election of directors. The Amerac Bylaws provide that any vacancy occurring on the Amerac Board resulting from an increase in the number of directors may be filled by the vote of a majority of the directors remaining in office at such time although less than a quorum, with such successor to serve until the next annual election and until his successor is elected and qualified, unless sooner displaced.

STOCKHOLDER ACTION BY WRITTEN CONSENT

         SMC. Under the NGCL, unless otherwise provided in the articles of incorporation or the bylaws, stockholders may take action without a meeting upon the written consent of stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. The SMC Bylaws provide for this use of written consent except with respect to the election of directors or the alteration, amendment or repeal of the SMC Bylaws, if stockholder approval is sought.

         Amerac. Under the DGCL, unless otherwise provided in the certificate of incorporation, stockholders may take action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. The Amerac Bylaws conform to the statutory provisions, except that the Amerac Bylaws require a stockholder meeting for the election of directors.

MEETINGS OF STOCKHOLDERS

         SMC. Under the SMC Bylaws, special meetings of stockholders may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the (i) SMC Board or (ii) SMC stockholders owning a majority of the voting stock issued and outstanding.

         Under NGCL, unless the articles of incorporation or the bylaws provide otherwise, stockholders holding at least a majority of the voting power are necessary to constitute a quorum for the transaction of business. The SMC Bylaws provide that the presence in person or by proxy of a majority of the voting stock entitled to vote at a meeting constitutes a quorum for the transaction of business at that meeting.

         Amerac. Pursuant to the Amerac Bylaws, a special meeting of stockholders may be called (i) by order of the Amerac Board or (ii) by stockholders holding at least a majority of the shares of Amerac entitled to vote at the meeting.

         The Amerac Bylaws provide that the holders of record of a majority of the voting power entitled to vote at a meeting, present in person or by proxy, constitutes a quorum at such meeting. The DGCL provides that quorum and voting requirements may be increased or decreased by amendment of the Amerac Certificate and the Amerac Bylaws (which, in the case of bylaw amendments, may be effected by the Amerac Board) so long as the requirement for a quorum does not fall below one-third of the shares entitled to vote and subject to provisions of the DGCL setting forth voting requirements for certain specified actions, such as mergers.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         SMC. Nevada law requires that the board of directors of a corporation that is a merging or surviving entity to recommend a plan of merger to its stockholders and that the stockholders approve the plan. The approval of the stockholders of an entity surviving the merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each stockholder of the surviving corporation whose shares were outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights immediately after the merger and (iii) the number of shares of common stock (voting or participating) to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) will not exceed twenty percent of the shares of common stock outstanding immediately before the merger.

         Amerac. Under the DGCL, the recommendation of the Amerac Board and the approval of a majority of the outstanding shares of Amerac entitled to vote thereon are required to effect a merger or consolidation or to sell, lease or exchange substantially all of Amerac's assets. Subject to the provisions of Section 203 of the DGCL, no vote of the stockholders of Amerac would be required in connection with a merger if
(i) Amerac were the surviving corporation, (ii) the merger agreement did not amend the Amerac Certificate, (iii) each share of stock of Amerac outstanding immediately before the merger was an identical outstanding or treasury share of Amerac after such merger and (iv) the number of shares of Amerac Common Stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) did not exceed twenty percent of the shares of stock of Amerac outstanding immediately before the merger.

AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION AND BYLAWS

         SMC. Under Nevada law, the articles of incorporation may be amended by the affirmative vote of a majority of the outstanding stock, unless a greater proportion of the voting power is required in the articles of incorporation.

         While the NGCL provides that the board of directors may amend the bylaws if the bylaws so provide, the stockholders also have the power to amend the bylaws. The SMC Bylaws provide that the SMC Board shall have the power to alter or repeal any of the bylaws at any regular meeting of the Board or at any special meeting of the SMC Board by a majority of the SMC Board. The SMC Bylaws also allow for stockholder alteration or repeal of the bylaws by a majority of the holders of the voting stock at a special or regular meeting of stockholders.

         Amerac. Under the DGCL, an amendment to the certificate of incorporation generally requires the recommendation of the board of directors, the approval of the holders of a majority of all shares entitled to vote thereon, voting together as a single class, and the holders of a majority of the outstanding stock of each class entitled to vote thereon.

         Under the DGCL, the board of directors may amend the bylaws if the certificate of incorporation contains a provision entitling the directors to amend the bylaws. Even if the certificate of incorporation contains such a provision, the stockholders also have the power to amend the bylaws. The Amerac Certificate states that it may be amended by any method allowed under the DGCL. The Amerac Bylaws may be altered, amended or repealed by the Amerac Board. In addition, the Amerac Bylaws may be altered, amended or repealed by the affirmative vote of 66 2/3% of the outstanding stock entitled to vote.

APPRAISAL AND DISSENTERS' RIGHTS

         SMC. Under Nevada law, a stockholder is entitled to dissent from, and receive the fair value of shares owned in the event of, a plan of merger or exchange, if the stockholder is entitled to vote on the transaction. However, there is no right to dissent to a plan of merger or exchange in favor of the holders of shares of any class or series which were either listed on a national securities exchange, designated as a national market security of an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record, unless either (i) the articles of incorporation provide otherwise or (ii) the holders are required to receive anything other than cash, shares of the surviving or acquiring corporation or a combination thereof.

         Amerac. The DGCL provides appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such shares are required pursuant to the merger to accept anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders or (c) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the certificate of incorporation.

STATE ANTI-TAKEOVER STATUTES

         SMC. Under Nevada law, once a person has acquired or offers to acquire twenty or more percent of the shares of the stock of a corporation (deemed the "Control Shares") and requests and undertakes to pay for the expense of a special stockholders meeting, one must be held so that the stockholders can vote on whether the Control Shares may exercise voting rights. Except as otherwise provided in the articles of incorporation, the approval of the holders of a majority of the outstanding stock not held by the acquiror is required for the stock held by the acquiror to receive voting rights. If the Control Shares represent a majority or greater interest and are accorded full voting rights by a majority of the other shares, then, unless the charter or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiror provide otherwise, any stockholder who did not vote in favor of full voting rights for the Control Shares may require the corporation to repurchase any or all of such stockholder's shares for the fair value thereof. The provisions of the NGCL regarding the acquisition of Control Shares (the "Control Share Acquisition Provisions") are applicable to any acquisition of Control Shares unless the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the Control Share Acquisition Provisions do not apply. Although a corporation may expressly exclude itself from application of the foregoing Control Share Acquisition Provisions, SMC has not done so.

         Nevada law provides that a resident domestic corporation may not engage in any "combination" (broadly defined to include a wide range of transactions with an interested stockholder or an affiliate or associate of an interested stockholder) with an interested stockholder (defined as the beneficial owner of ten percent or more of the outstanding voting power) for three years after the interested stockholder's date of acquiring shares, unless the combination or the purchase of shares made by the interested stockholder on the interested stockholder's date of acquiring shares is approved by the board of directors before that date or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher,
(ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

         Under Nevada law, the selection of a period for the achievement of corporate goals is the responsibility of the directors. In addition, the directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider (i) the interests of the corporation's employees, suppliers, creditors and customers, (ii) the economy of the state and nation, (iii) the interests of the community and of society and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. The directors also may resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation "upon consideration of the interests of the corporation's stockholders" or for one of the other reasons described above. Finally, the directors may take action to protect the interests of the corporation and its stockholders by adopting or executing plans that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

         Amerac. Section 203 of the DGCL would prohibit a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by Amerac or a subsidiary with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15 percent or more of Amerac's voting stock) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the Amerac Board, (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder held at least 85 percent of the voting stock of Amerac (excluding for purposes of determining the number of shares outstanding, shares held by persons who are both officers and directors of Amerac and shares held by certain employee benefit plans) or (iii) the business combination is approved by the Amerac Board and by the holders of at least two-thirds of the outstanding voting stock of Amerac, excluding shares held by the interested stockholder.

LIMITATION ON DIRECTORS' LIABILITY

         SMC. As permitted under Nevada law, the SMC Articles provide that a director or officer shall not be personally liable to SMC or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or for the unlawful payment of dividends.

         Amerac. Section 102 of the DGCL allows a corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or





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
omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. The Amerac Certificate provides for the limitation on directors' liability as permitted by this section.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SMC. Under Nevada law, a corporation may, and in certain circumstances must, indemnify its officers, directors, employees or agents for expenses, judgments or settlements, actually and reasonably incurred by them in connection with suits and other legal proceedings, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. A corporation may adopt procedures for advancing expenses to directors and officers prior to final adjudication, as long as they undertake to repay the amounts advanced if it is ultimately determined that they were not entitled to be indemnified. The SMC Bylaws allow for indemnification and, pursuant to certain procedures, advancement of expenses.

         Amerac. Section 145 of the DGCL provides that a corporation may indemnify its officers and directors who were or are a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer or employee of the corporation by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, provided that such officers and directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Amerac Certificate and the Amerac Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the DGCL. The Amerac Certificate also provides for the payment of expenses incurred by directors and officers in defending a proceeding in advance of the final disposition of such proceeding as authorized by the Amerac Board.

NO CUMULATIVE VOTING

         SMC. Although permitted by the NGCL, the SMC Articles do not provide for cumulative voting for directors.

         Amerac. Although permitted by the DGCL, the Amerac Certificate does not provide for cumulative voting for directors.

CONFLICT-OF-INTEREST TRANSACTIONS

         SMC. The NGCL generally permits transactions involving a Nevada corporation and an interested director or officer of that corporation if (i) the fact of the common directorship, office or financial interest is known or disclosed to the board of directors and a majority of disinterested directors consents, (ii) the fact of the common directorship, office or financial interest is known or disclosed to the stockholders and a majority of shares entitled to vote thereon consents, (iii)





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
the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors for action or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved.

         Amerac. The DGCL generally permits transactions involving a Delaware corporation and an interested director or officer of that corporation if (i) the material facts are disclosed and a majority of disinterested directors consents, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon consents or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee thereof, or the stockholders.

DIVIDENDS AND OTHER DISTRIBUTIONS

         SMC. Under the NGCL, a corporation may pay dividends or make other distributions with respect to its stock unless, after giving effect to the dividend or distribution, either the corporation would not be able to pay its debts as they become due in the usual course of business or, except as otherwise specifically allowed by its articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at that time, to satisfy the preferential rights of stockholders whose rights are superior to those stockholders receiving the dividend or distribution.

         Amerac. The DGCL generally allows dividends to be paid out of surplus of the corporation or, in case there is no surplus, out of the net profits of the corporation for the current fiscal year and/or the prior fiscal year. No dividends may be paid if it would result in the capital of the corporation being less than the capital represented by the preferred stock of the corporation.

DUTIES OF DIRECTORS

         SMC. The NGCL permits a board of directors to consider, including in connection with a change or potential change in control of the corporation, (i) the interests of the corporation's employees, suppliers, creditors and customers, (ii) the economy of the state and nation, (iii) the interests of the community and of society and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

         Amerac. The DGCL does not contain a specific provision elaborating on the duties of a board of directors with respect to the best interests of the corporation. Delaware courts have permitted directors to consider various constituencies provided that there be some rationally related benefit to the stockholders.

                      RELATIONSHIPS BETWEEN SMC AND AMERAC

         On November 17, 1997, SMC and Amerac agreed to enter into a definitive farmout agreement covering an undivided one-third of Amerac's working interest in Amerac's South Timbalier 198 property insofar as pertains to an exploration well proposed by the operator, a major independent oil company. Under such agreement, by participating in the drilling of the well as to such interest, SMC would earn an assignment thereof from Amerac, and Amerac would retain a 10% overriding royalty interest (proportionately reduced to the extent of the interest assigned) without any "back-in" or conversion option. Terms of the definitive farmout agreement with SMC would be substantially the same as the terms of a farmout agreement Amerac expects to enter into with the operator covering the remaining two-thirds of Amerac's working interest in the property.

         On November 21, 1997, SMC and Amerac entered into an agreement with respect to Amerac's acquisition from Richland Minerals, Inc. (the "Richland Acquisition") of certain leasehold and other interests. In accordance with the Merger Agreement, SMC consented to Amerac's effecting the Richland Acquisition and to Amerac's borrowing of certain funds to finance the $480,000 net purchase price to be paid in connection therewith (the "Purchase Price") under Amerac's credit agreement with Bank One, Texas, National Association. In addition, SMC reimbursed Amerac for 50% of the Purchase Price (i.e., $240,000) and Amerac in turn assigned to SMC an undivided 50% of the interest Amerac proposed to acquire pursuant to the Richland Acquisition. SMC and Amerac further agreed (i) to negotiate a joint operating agreement covering such interests and the interests of Amerac and its Eastern Shelf Program participants in the properties affected thereby and (ii) that if the Merger Agreement is terminated prior to consummation of the Merger, Amerac would resign as operator under such joint operating agreement and vote its interests covered thereby in favor of the election of SMC as successor operator.

               RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP has acted as independent certified public accountants for SMC since December 31, 1996, and Price Waterhouse LLP has acted as independent accountants for Amerac for a period in excess of five years. It is expected that representatives of KPMG Peat Marwick LLP and Price Waterhouse LLP will be present at the SMC Special Meeting and the Amerac Special Meeting, respectively, to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL OPINIONS

         Certain legal matters with respect to the Merger and securities offered hereby will be passed upon for SMC by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas. Mr. Todd L. Gremillion, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., beneficially owns 83,000 shares of SMC Common Stock.

                                    EXPERTS

         The financial statements included in this Joint Proxy Statement/Prospectus, except as they relate to the unaudited nine month periods ended September 30, 1997 and 1996, have been audited by various independent accountants. The firms and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so incorporated by reference in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.





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
         The financial statements of SMC as of December 31, 1996 and for the year then ended have been included in this Joint Proxy Statement/Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Joint Proxy Statement/Prospectus, and upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of SMC, as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report thereon incorporated by reference in this Joint Proxy Statement/Prospectus, and so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of BEC Energy Inc. as of December 31, 1996, and for the year then ended have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Amerac as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.





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
                                                                    APPENDIX A


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         This Amended and Restated Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 17th day of November, 1997, by and among Southern Mineral Corporation, a Nevada corporation ("Parent"), SMC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Amerac Energy Corporation, a Delaware corporation (the "Company").


                             PRELIMINARY STATEMENTS

         A. Parent desires to combine its business and operations with the business and operations of the Company through the merger (the "Merger") of Sub with and into the Company, with the Company as the surviving corporation, pursuant to which each share of Company Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive shares of Parent Common Stock (as defined in Section 3.4) as more fully provided herein.

         B. The Company desires to combine its business and operations with the business and operations of Parent and to become a wholly owned subsidiary of Parent and for the holders of shares of Company Common Stock ("Company Stockholders") to have a continuing equity interest in the combined businesses of Parent and the Company.

         C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         D. The parties intend that the Merger be accounted for under the purchase method of accounting.

         E. The respective Boards of Directors of Parent, Sub and the Company have determined that the Merger in the manner contemplated herein is fair to and in the best interests of their respective stockholders and, by duly adopted resolutions, have approved and adopted this Agreement.

         F. Parent, Sub and the Company have entered into that certain Agreement and Plan of Merger, dated as of November 17, 1997 (the "Original Agreement"), and this Agreement amends and restates the Original Agreement in its entirety.

                                   AGREEMENT

                  Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:


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
                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in
Article VI, but in no event later than two business days thereafter (the date of such merger being referred to herein as the "Closing Date"). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

         1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as may be agreed by Parent and the Company and specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. at 711 Louisiana, Suite 1900, Houston, Texas 77002, or such other place as the parties may agree.

         1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

         1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the initial Certificate of Incorporation of the Surviving Corporation. The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the initial By-laws of the Surviving Corporation.

         1.5 Directors and Officers. From and after the Effective Time, the officers and the directors of Sub shall be the officers and the directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to carry out the provisions of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.


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
                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or the Company:

                  (a) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                  (b) For purposes of this Agreement, "Aggregate Consideration" shall mean that number of shares (rounded to the nearest whole share) of common stock, $.01 par value per share, of Parent ("Parent Common Stock") determined by dividing (i) $22,500,000.00 (the "Purchase Price") by (ii) the average closing sale price of a share of Parent Common Stock as quoted on the Nasdaq Stock Market ("Nasdaq") for the twenty consecutive trading days which precede the third trading day which is immediately prior to the Closing, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (the "Average Closing Sale Price"); provided, however, that if the Aggregate Consideration as calculated pursuant to the foregoing would be (X) less than 2,727,272 shares of Parent Common Stock, then the Aggregate Consideration shall be deemed to be 2,727,272 shares of Parent Common Stock or (Y) more than 3,333,333 shares of Parent Common Stock, then the Aggregate Consideration shall be deemed to be 3,333,333 shares of Parent Common Stock. Each share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(c)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Parent Common Stock calculated by dividing the Aggregate Consideration by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio").

                  (c) Each share of capital stock of the Company held in the treasury of the Company or held by Parent or any of its subsidiaries shall be canceled and retired and no payment shall be made in respect thereof.

         2.2 Exchange Ratio, Fractional Shares. No certificates for fractional shares of Parent Common Stock shall be issued as a result of the conversion provided for in Section 2.1(b). To the extent that an outstanding share of Company Common Stock would otherwise have become a fractional share of Parent Common Stock, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate for Company Common Stock to the Exchange Agent pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the last reported sales price of Parent Common Stock on Nasdaq on the last full trading day immediately prior to the Effective Time) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Company Common Stock shall be surrendered for the account of


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
the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time Parent or the Company shall declare a stock dividend or other distribution payable in shares of its common stock or securities convertible into shares of its common stock, or effect a stock split, reclassification, combination or other change with respect to its common stock, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

         2.3       Exchange of Certificates.

                   (a) Exchange Agent. As of the Effective Time, Parent shall make available to an exchange agent designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of Company Stockholders, for exchange in accordance with this Section 2.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and shall from time to time deposit cash in an amount reasonably expected to be paid pursuant to
Section 2.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                   (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(b) hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.1 and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II.

                   (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Law (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and
(ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

                   (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.3.

                   (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Company Stockholders for six months after the Effective Time shall be delivered to Parent or the Surviving Corporation, upon demand thereby, and holders of shares of Company Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

                   (f) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Company Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of

Parent, free and clear of all claims or interest of any person previously entitled thereto.

                   (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. In the event the Exchange Fund shall realize a loss on any such investment, Parent shall promptly thereafter deposit, or cause to be deposited, in such Exchange Fund on behalf of the Surviving Corporation cash in an amount equal to such loss.

         2.4      Treatment of Stock Options and Warrants.

                  (a) Prior to the Effective Time, Parent and the Company shall take all such actions as may be necessary to cause each unexpired and unexercised option or right to purchase shares of Company Common Stock granted (or subject to being granted on a contingent basis) under the Company's various stock option plans in effect on the date hereof to current or former directors, officers, employees, consultants or independent contractors of the Company (each, a "Company Option") to cease to represent the right to purchase Company Common Stock and to be adjusted at the Effective Time to represent the right (an "Adjusted Option") to purchase that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Company Option immediately before the Effective Time. In connection with the issuance of Adjusted Options, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Adjusted Options pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Adjusted Options, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto.

                  (b) Parent agrees to file with the Securities and Exchange Commission (the "Commission") as soon as reasonably practicable after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), to register shares of Parent Common Stock issuable upon exercise of the Adjusted Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

                  (c) Prior to the Effective Time, Parent and the Company shall take all such actions as may be necessary to cause each unexpired and unexercised warrant to purchase shares of Company Common Stock granted (or subject to being granted on a contingent basis) under the Company's various warrant agreements in effect on the date hereof (each, a "Company Warrant") to cease to represent the right to purchase Company Common Stock and to be adjusted at the Effective Time to represent the right (an "Adjusted Warrant") to purchase that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Warrant (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Warrant divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Company Warrant immediately before the Effective Time. In connection with the issuance of Adjusted Warrants, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Adjusted Warrants pursuant to this Section 2.4; (ii) from and after the Effective Time, upon exercise of Adjusted Warrants, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto; (iii) comply, and cause the Surviving Corporation to comply, with the terms and conditions set forth in the Company Warrants; and (iv) deliver to the holders of Adjusted Warrants such shares of Parent Common Stock that such holders are entitled to purchase upon the exercise of Adjusted Warrants. To the extent required by the respective Company Warrants, prior to the Effective Time, Parent shall deliver its undertaking to assume, as of the Effective Time, the obligation to deliver to the holders of warrants under such Company Warrants the shares of Parent Common Stock that such holders are entitled to purchase upon the exercise of Adjusted Warrants by written instrument executed and delivered to each Warrant Agent, as such term is defined in the respective Company Warrants.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         In order to induce the Company to enter into this Agreement, Parent and Sub hereby make the following representations and warranties to the
Company:

         3.1 Organization and Standing. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Parent and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Parent.

         3.2 Subsidiaries. As of the date hereof, other than immaterial interests, Parent does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 3.2 to the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company and dated the date hereof. Except as set forth in Section 3.2 to the Parent Disclosure Schedule, each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances, other than the pledge of such shares under Parent's credit agreement with Compass Bank and liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on Parent. All of the outstanding shares of the capital stock of Sub will be directly owned by Parent. Other than as set forth in Section 3.2 to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of Parent; and no subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Parent or any predecessor thereof. As used in this Section 3.2, "capital stock" shall include capital stock or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such entity.

         3.3      Corporate Power and Authority.

                  (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Share Issuance (as defined below) by the requisite votes of the stockholders of Parent (the "Parent Stockholders") in accordance with the rules of Nasdaq and this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that the issuance of Parent Common Stock pursuant hereto (the "Share Issuance") be submitted to the Parent Stockholders for approval at a stockholders meeting and, except for the approval of the Share Issuance by the Parent Stockholders in accordance with the rules of Nasdaq, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                  (b) At or prior to Closing, Sub will have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby will have been duly and validly approved by the Board of Directors of Sub and by Parent as the sole stockholder of Sub at or prior to Closing, and no other corporate proceedings on the part of Sub will be necessary to consummate the transactions contemplated hereby. This Agreement will have been duly and validly executed and delivered by Sub and will constitute a valid and binding obligation of Sub, enforceable against Sub in accordance with its terms.

         3.4 Capitalization of Parent. Parent's authorized capital stock consists solely of (a) 20,000,000 shares of Parent Common Stock. As of October 31, 1997, (i) 9,120,741 shares of Parent Common Stock were issued and outstanding, (ii) 1,810,000 shares of Parent Common Stock were issuable upon the exercise of options or warrants and 5,012,107 shares of Parent Common Stock were issuable upon conversion of convertible securities granted or issuable by Parent. Except as set forth on Section 3.4 of the Parent Disclosure Schedule, since October 31, 1997, Parent has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of Parent capital stock is, and all shares of Parent Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above, in the Parent SEC Documents (as defined in Section 3.7) or in Section 3.4


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


to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent; and Parent has no obligation of any kind to issue any additional securities or to pay for securities of Parent or any predecessor. Parent has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Parent Common Stock.

         3.5 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation of the transactions contemplated hereby will:

                (a) conflict with, or violate any provision of the Certificate of Incorporation or By-laws (or any similar organizational document) of Parent or any subsidiary of Parent;

                (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound;

                (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Parent or any of its subsidiaries or their respective properties or assets; or

                (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with any third party or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
         (i) approval of the Share Issuance by Parent Stockholders, (ii) actions required, if any, by the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended (the "HSR Act"), (iii) approval of the quotation of the shares of Parent Common Stock to be issued in the Merger on NASDAQ, subject to official notice of issuance, and (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing that are set forth in subsections (b), (c) or
(d) of Section 3.5 to the Parent Disclosure Schedule or, in the case of (b),
(c) and (d), for any of the foregoing that would neither, in the aggregate, have a material adverse effect on Parent nor prevent the consummation of the transactions contemplated hereby.

         3.6 Absence of Certain Changes. Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, since January 1, 1997, (i) each of Parent and its



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


subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event, fact or development has occurred or exists which has or which would reasonably be expected to have, in the aggregate, a material adverse effect on Parent (but, excluding for such purposes, events that are generally applicable in the oil and gas exploration and production industry and the United States, Canada and Latin America economies), and (iii) neither Parent nor any of its subsidiaries has taken any action which would be prohibited by Section 5.2(a).

         3.7 Parent SEC Documents. Each of Parent and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since January 1, 1995 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of Parent included in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         3.8 Taxes. Except as set forth in the Parent SEC Documents or in
Section 3.8 to the Parent Disclosure Schedule, (i) each of Parent and its subsidiaries has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Parent or any of its subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and each of Parent and its subsidiaries has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority,
(iii) each of Parent and its subsidiaries has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of Parent included in the Parent SEC Documents for all taxes payable in respect of all periods ending on or prior to September 30, 1997, (iv) neither Parent nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither Parent nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against Parent or any of its subsidiaries for which there are not adequate reserves in its financial statements (in accordance with generally


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


accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) since the tax year 1989 and except with respect to the tax years 1990 and 1993, the federal income tax returns of Parent have not been audited by the Internal Revenue Service, Department of the Treasury ("IRS"), and the federal income tax returns of its subsidiaries have not been audited by the IRS, (viii) neither Parent nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Parent is currently a member, (ix) there are no liens for taxes on any assets of Parent or any of its subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) Parent and its subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) Parent has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. For purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes including interest and penalties thereon and additions to tax. In addition, the term "tax return" shall mean any return, declaration, statement, report, schedule, certificate, form information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with taxes.

         3.9 Compliance with Law. Each of Parent and its subsidiaries is in compliance with, and at all times since January 1, 1995 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority (collectively, "Applicable Law") relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on Parent.

         3.10 Registration Statement. None of the information provided by Parent or any of its subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Parent under the Securities Act, including the prospectus (as amended, supplemented or modified, the "Prospectus") relating to shares of Parent Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Company Stockholders with respect to the Merger and the Parent Stockholders with respect to the Share Issuance (collectively with the Prospectus and as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to the Company and its subsidiaries, will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

         3.11 Litigation. Except as set forth in the Parent SEC Documents, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, in the aggregate, could reasonably be expected to have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

         3.12 Brokerage and Finder's Fees. Parent has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments from Parent in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

         3.13 Tax-Free Reorganization. To the best knowledge of Parent, neither Parent nor any of its subsidiaries has taken any action or failed to take any action which action or failure would prevent the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         3.14 Contracts. None of Parent, any of its subsidiaries, or, to the knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by Parent under, any contract, agreement, guarantee, lease or executory commitment (each a "Contract") to which it is a party, except such violations or defaults under such Contracts which, in the aggregate, would not have a material adverse effect on Parent.

         3.15 Labor Relations. There is no unfair labor practice complaint against Parent or any of its subsidiaries pending before the National Labor Relations Board ("NLRB") and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Parent, threatened against or involving Parent or any of its subsidiaries, except for any such proceedings which would not have a material adverse effect on Parent. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

         3.16 Permits. Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.



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


         3.17     Environmental Matters.

                  (a) As used herein, the term "Environmental Laws" means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all applicable authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder to the extent applicable to the specific operations of Parent or the Company, as applicable.

                  (b) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof or in Section 3.17(a) of the Parent Disclosure Schedule, there are, with respect to Parent, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar federal, state, local or foreign laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent, and none of Parent and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or, to the knowledge of Parent, threatened, in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on Parent.

                  (c) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Parent or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Parent or any of its subsidiaries during the period the property was so owned, leased or used, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

         3.18 Company Stock Ownership. Except as set forth in Section 3.18 to the Parent Disclosure Schedule, neither Parent nor any of its "affiliates" or "associates" "owns" (as each of such terms is defined in Section 203 of the DGCL) any shares of Company Common Stock or other securities convertible into Company Common Stock, except to the extent that entering into this Agreement constitutes "ownership" of Company Common Stock pursuant to the foregoing.



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


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce Parent and Sub to enter into this Agreement, the Company hereby makes the following representations and warranties to Parent and
Sub:

         4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of the Company, which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

         4.2 Subsidiaries. As of the date hereof, other than immaterial interests, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 4.2 to the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and dated the date hereof. Each of the entities listed on
Section 4.2 to the Company Disclosure Schedule (individually a "Subsidiary" and collectively the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Subsidiary is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The Company is the sole legal, beneficial and record owner, directly or indirectly, of all outstanding capital stock of the Subsidiaries, all of which are owned by the Company free and clear of all liens, claims and encumbrances. The Subsidiaries have no assets or liabilities, and are not parties to any agreements or contracts, other than those which would not have a material adverse effect on the Company.

         4.3 Corporate Power and Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Merger and the adoption and authorization of this Agreement by the stockholders of the Company in accordance with the DGCL and this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company Stockholders for adoption at a stockholders meeting and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of shares of Company Common Stock in accordance with the Applicable Law, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4.4 Capitalization of the Company and its Subsidiaries. The Company's authorized capital stock consists solely of (a) 20,000,000 shares of common stock, $0.05 par value per share ("Company Common Stock"), and (b) 10,000,000 shares of preferred stock, $1.00 par value per share ("Company Preferred Stock"). As of October 31, 1997, (i) 3,891,981 shares of Company Common Stock were issued and outstanding, (ii) 201,385 shares of Company Common Stock were issuable upon the exercise of outstanding options, an additional 230,749 shares of Company Common Stock were issuable upon the exercise of options that are not currently outstanding but are reserved for issuance upon the designation of optionees by the Board of Directors of the Company and 154,175 shares of Company Common Stock were issuable upon the exercise or conversion of outstanding warrants or convertible securities granted or issuable (on a contingent basis or otherwise) by the Company, and (iii) no shares of Company Preferred Stock were issued and outstanding. Since October 31, 1997, except as disclosed in Section 4.4 of the Company Disclosure Schedule, the Company has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of capital stock of the Company and each Subsidiary is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above, in the Company SEC Documents (as defined in Section 4.7) or in Section 4.4 to the Company Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company or either Subsidiary of any securities of the Company or either Subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Company or either Subsidiary; and neither the Company nor either Subsidiary has any obligation of any kind to issue any additional securities or to pay for securities of the Company or either Subsidiary or any predecessor. The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Stock.

         4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will:

               (a) conflict with, or violate any provision of the Certificate of Incorporation or By-laws (or any similar organizational document) of the Company or either Subsidiary;

               (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of its properties or assets may be bound;

              (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiaries or any of its properties or assets; or

              (d) require any action or consent or approval of, or review by, or registration or filing by the Company or its Subsidiaries or any of its affiliates with any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by Company Stockholders, (ii) actions required, if any, by the HSR Act and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing that are set forth in subsections (b), (c) or
(d) of Section 4.5 of the Company Disclosure Schedule or, in the case of (b),
(c) and (d), for any of the foregoing that would neither, in the aggregate, have a material adverse effect on the Company nor prevent the consummation of the transactions contemplated hereby.

         4.6 Absence of Certain Changes. Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof, since January 1, 1997, (i) each of the Company and its Subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event, fact or development has occurred or exists which has or which would (A) reasonably be expected to have, in the aggregate, a material adverse effect on the Company (but excluding for such purposes events that are generally applicable in the oil and gas exploration and production industry and the United States economy) or (B) render materially inaccurate any of the factual data or assumptions utilized by Ryder Scott in auditing the Company's reserve report dated July 1997, and (iii) the Company has not taken any action which would be prohibited by Section 5.3(a).

         4.7 Company SEC Documents. The Company has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of the Company included in the Company SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         4.8 Taxes. Except as set forth in the Company SEC Documents or in
Section 4.8 to the Company Disclosure Schedule, (i) the Company and each Subsidiary has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by it prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and the Company and each Subsidiary has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (iii) the Company and each Subsidiary has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of the Company and its Subsidiaries included in the Company SEC Documents for all taxes payable in respect of all periods ending on or prior to September 30, 1997, (iv) neither the Company nor either Subsidiary will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither the Company nor either Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge and has not requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against the Company or either Subsidiary for which there are not adequate reserves in its financial statements (in accordance with generally accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) the federal income tax returns of the Company and its Subsidiaries have not been audited by the IRS, (viii) neither the Company nor either Subsidiary is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company or either Subsidiary is currently a member, (ix) there are no liens for taxes on any assets of the Company or either Subsidiary (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) the Company and each Subsidiary has withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) neither the Company nor either Subsidiary has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

         4.9 Compliance with Law. The Company and each of its Subsidiaries is in compliance with, and at all times since December 31, 1994 has been in compliance with, all Applicable Law relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on the Company.

         4.10 Registration Statement. None of the information provided by the Company for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to Parent and its subsidiaries, will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

         4.11 Litigation. Except as set forth in the Company SEC Documents, there is no Action pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries which, in the aggregate, could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor either of the Subsidiaries is subject to any outstanding order, writ, injunction or decree which, in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

         4.12 Brokerage and Finder's Fees. Except for the Company's obligation to McDonald & Company Securities, Inc. ("McDonald") and to Peak Enernomics,
Inc. ("Peak") (a copy of the written agreements relating to such obligations having previously been provided to Parent), neither the Company nor the Subsidiaries has incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligations to McDonald and Peak, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments from the Company or the Subsidiaries in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

         4.13 Opinion of Financial Advisor. The Company has received the oral opinion of McDonald to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company Stockholders from a financial point of view.

         4.14 Tax-Free Reorganization. To the best knowledge of the Company, neither the Company nor the Subsidiaries has taken any action or failed to take any action which action or failure would prevent the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         4.15   Employee Benefit Plans.

                For purposes of this Agreement, the following terms have the definitions given below:

                "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Parent Plans with respect to Parent, or Company Plans (as defined below) with respect to the Company and its Subsidiaries.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                    "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                  (a) For purposes of this Agreement, "Company Plans" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or to which the Company contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Company Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                  (b) Section 4.15(b) to the Company Disclosure Schedule lists all Company Plans. With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including, without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and
(v) the most recent determination letter from the IRS, if any.

                  (c) The IRS has issued a favorable determination letter with respect to each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Company Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Company Plan or the related trust.

                  (d) All contributions required to be made to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the Company's financial statements contained in the Company SEC Documents.

                  (e) The Company has complied, and is now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Plans. There is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code.

                  (f) Except as set forth in Section 4.15(f) to the Company Disclosure Schedule, no Company Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Plan is a Multiemployer Plan (as defined in Section 3.16) or a Multiple Employer Plan (as defined in
Section 3.16), nor has the Company or any of its ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (g) There does not now exist, and there are no existing, circumstances that could result in any Controlled Group Liability that would be a liability of the Company following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither the Company nor any of its ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (h) Except as set forth in Section 4.15(h) to the Company Disclosure Schedule and except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, the Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  (i) Except as set forth in Section 4.15(i) to the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of the Company, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Section 4.15(i) to the Company Disclosure Schedule, no amount paid or payable by the Company in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         4.16 Contracts. Except as set forth in Section 4.16 of the Company Disclosure Schedule, none of the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company or its Subsidiaries under, any Contract to which any of them is a party, except such violations or defaults under such Contracts which, in the aggregate, would not have a material adverse effect on the Company.

         4.17 Labor Relations. There is no unfair labor practice complaint against the Company or any Subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or


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
stoppage, or any union organizing campaign, actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiaries, except for any such proceedings which would not have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents, neither the Company nor any Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Subsidiary.

         4.18 Permits. The Company and each Subsidiary is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

         4.19 Environmental Matters.

              (a) Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof or in Section 4.19(a) of the Company Disclosure Schedule, there are, with respect to the Company, each Subsidiary or any predecessor thereof, no past or present violations of Environmental Laws, releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar federal, state, local or foreign laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company, and the Company has not received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

              (b) Except as set forth in Section 4.19(b) to the Company Disclosure Schedule or set forth in the Company SEC Documents filed with the Commission as of the date hereof, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or either Subsidiary during the period the property was so owned, leased or used, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

         4.20 Parent Stock Ownership. Except as set forth in Section 4.20 to the Company Disclosure Schedule, neither the Company nor any of its "affiliates" or "associates" "owns" (as each of such terms is defined in Section 203 of the DGCL) any shares of Parent Common Stock or other securities convertible into Parent Common Stock.

         4.21 DGCL Section 203 and State Takeover Laws. Assuming the accuracy of the representations and warranties set forth in Section 3.18, prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to Section 203 of the DGCL: (i) the execution of this Agreement, (ii) the Merger and (iii) the


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
transactions contemplated hereby.


                                   ARTICLE V

                            COVENANTS OF THE PARTIES

                  The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

         5.1       Mutual Covenants.

                   (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement as promptly as possible (including, without limitation, using its reasonable efforts to cause the conditions set forth in Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

                   (b) Governmental Matters. Each of the parties shall use its reasonable efforts to take any action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

                   (c) Tax-Free Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-free
"reorganization" under Section 368(a) of the Code and to permit Akin, Gump, Strauss, Hauer & Feld, L.L.P. to issue its opinion provided for in Section 6.1(h).

                   (d) Public Announcements. At all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, none of Parent, the Company or any of their affiliates shall issue any press release or make any other public statement or disclosure concerning this Agreement or the Merger without first obtaining the written consent of Parent if the disclosure is to be made by the Company or any of its affiliates, or of the Company if the disclosure is to be made by Parent or any of its affiliates, as to the contents, the manner of presentation and the publication thereof; provided, however, that notwithstanding the foregoing, Parent, the Company, or any of their affiliates may make any disclosure required by applicable law (as determined after consultation with the disclosing party's outside counsel), provided that such disclosing party shall use its reasonable best efforts to first notify the other parties in writing of the proposed disclosure and provide the other parties with reasonable opportunity to comment on such disclosure.

                   (e) Access. Subject to Applicable Law, from and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Parent and the Company shall permit representatives of the other to have reasonable access to the other's officers, employees, premises, properties, books, records, contracts, tax records and documents. Information



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
obtained by Parent and the Company pursuant to this Section 5.1(e) shall be subject to the provisions of the confidentiality agreements between them dated September 25, 1997 and November 5, 1997 (the "Confidentiality Agreements"), which agreements remain in full force and effect.

                   (f) Stockholders Meetings. Each of Parent and the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (each a "Stockholders Meeting"), to be held as promptly as practicable following the date hereof for the purpose of obtaining the requisite stockholder approvals and adoptions in connection with this Agreement, the Share Issuance and the Merger, and each shall use reasonable efforts to cause such meetings to occur on the same date. Subject to its fiduciary duties under Applicable Law as advised by counsel, the Board of Directors of each of Parent and the Company will (i) recommend that its stockholders approve such matters and (ii) use reasonable efforts to obtain any necessary approvals by its stockholders.

                   (g) Preparation of Proxy Statement and Registration Statement. Each of Parent and the Company shall cooperate to, and shall, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis. Each of Parent and the Company shall cooperate to prepare and file, and Parent shall prepare and file, the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission and each of Parent and the Company shall cooperate to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. Parent shall advise the Company promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. If at any time prior to the Effective Time, any information pertaining to the Company contained in or omitted from the Registration Statement makes statements contained in the Registration Statement false or misleading, the Company shall promptly so inform Parent and provide Parent with the information necessary to make such statements contained therein not false and misleading. Each of Parent and Company shall also cooperate to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the Share Issuance.

                   (h) Notification of Certain Matters. Each of Parent and the Company shall give prompt notice to the other party of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in this Agreement made by such party to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.1(i) shall not limit or otherwise affect the remedies available hereunder to any party.

                   (i) Pooling of Interests. Notwithstanding anything herein to the contrary, Parent and the Company agree to continue to evaluate whether the Merger can or should be



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
accounted for under the pooling-of-interests method of accounting, and if so, to amend the relevant provisions of this Agreement so as to comply with pooling-of-interest requirements.

         5.2       Covenants of Parent.

                   (a) Conduct of Parent's Operations. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, Parent shall not, and with respect to clause
(ii) below, Sub shall not, and with respect to clauses (ii) and (iii) below, Parent shall cause each of its subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of the Company:

                    (i) make or propose any change in its Certificate of Incorporation, as amended, or By-laws, as amended, or other organizational documents, except with respect to those changes described on Schedule 5.2A hereto;

                    (ii)  except with respect to the transaction described on
         Schedule 5.2B hereto, and subject to the limitations of clause (iii) below, merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person, that would involve, in any case, individually or in the aggregate, the issuance of more than 20% of the outstanding Parent Common Stock on the date hereof, other than in connection with this Agreement and the transactions contemplated hereby;

                    (iii) except with respect to that transaction described on
         Schedule 5.2B hereto, conduct its business in a manner or take, or, subject to its fiduciary duties under Applicable Law, cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Parent or Sub from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action that may materially limit or delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns; or

                    (iv) agree to take any action prohibited by the foregoing.



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


                   (b)     Indemnification; Insurance.

                      (i) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of the Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (and shall pay expenses for legal fees in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware law, provided that the Indemnified Party agrees that, in the event that it is ultimately determined that such Indemnified Party is not entitled to the payment of such expenses, for any reason, such Indemnified Party shall reimburse Parent and the Surviving Corporation for such expenses paid in advance) arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger; provided that the Parent and the Surviving Corporation shall pay for only one law firm (in addition to local counsel) for all Indemnified Parties, unless the use of one law firm for all Indemnified Parties would present such law firm with a conflict of interest. Parent shall cause the Surviving Corporation to keep in effect the Company's current provisions in its Certificate of Incorporation and By-laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, Parent shall, and shall cause the Surviving Corporation to cooperate in the defense of any such matter; provided, however, that the Parent and the Surviving Corporation shall not be liable for any settlement effected without their written consent (which consent shall not be unreasonably withheld).

                     (ii) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than 6 years, the current policies of directors' and officers' liability insurance maintained by the Company; provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties; provided, however, that in no event shall the Parent or the Surviving Corporation be required to expend pursuant to this Section 5.2(b)(ii) more than the current annual premiums paid by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, the Parent or the Surviving Corporation shall purchase as much coverage as possible for such amount.

                   (c) Listing Application. Parent shall, as soon as practicable following the date hereof, prepare and submit to NASDAQ a subsequent listing application covering the shares of


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

Parent Common Stock issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject to official notice of issuance.

                   (d) Directors of Parent. Immediately after the Effective Time, Parent will take such action as may be necessary to create one additional seat on the Board of Directors of Parent and to cause Jeffrey B. Robinson (such individual being referred to herein as the "New Member") to be elected to the Board of Directors of Parent, to serve until his successor is duly elected and qualified. Parent shall take, or cause to be taken, all action necessary to nominate the New Member for election to the Board of Directors of Parent at the 1998 Annual Meeting of Parent Stockholders and, in accordance with its normal solicitation efforts, solicit proxies for his election to such Board of Directors.

         5.3       Covenants of the Company.

                   (a) Conduct of the Company's and the Subsidiaries' Operations. During the period from the date of this Agreement to the Effective Time, the Company shall conduct its and its Subsidiaries operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, neither the Company nor the Subsidiaries shall, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of Parent:

                      (i) take or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire any of its securities (except in connection with the use of shares of capital stock of the Company to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company), (C) grant any person any right or option to acquire any of its securities, (D) issue, deliver or sell or agree to issue, deliver or sell any additional securities (except pursuant to the exercise of outstanding warrants or options to purchase Company Common Stock) or amend the terms of any of its securities (provided, however, that the Company may amend any option agreement(s) to which the Company is a party to provide that the optionee(s) under such agreement(s) will have the right to exercise any or all of such options, subject to the terms otherwise applicable under such agreement(s), for a period of one year following the termination of the employment of such optionee by the Company or any successor thereto, if, on the date of this Agreement, the optionee is an employee of the Company, or the termination of the optionee's membership on the Board of Directors of the Company, if, on the date of this Agreement, the optionee is a member of the Board of Directors of the Company), or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;




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

                    (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets which are material, in the aggregate, other than with respect to sales of oil and gas in the ordinary course of business consistent with past practice;

                    (iii) make or propose any changes in its Certificate of Incorporation, as amended, or its By-laws, as amended, or other organizational documents;

                    (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person, other than in connection with this Agreement and the transactions contemplated hereby;

                    (v) incur, create, assume or otherwise become liable for indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, but in no event in excess of $100,000, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

                    (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases and bonuses granted to employees who are not officers or directors in the ordinary course of business consistent with past practice, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law, this Agreement, any applicable collective bargaining agreement or a binding written contract in effect on the date of this Agreement, or adopt any new employee benefit plan;

                    (vii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice;

                    (viii) settle any Actions, whether now pending or hereafter made or brought involving, in any Action or related series of Actions, which individually or in the aggregate are in an amount in excess of $100,000;

                    (ix) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material Contract to which it is a party or any confidentiality agreement to which it is a party;

                    (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice, but in no event in excess of $50,000 individually or $250,000 in the aggregate;



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

                     (xi) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action that may materially limit or delay the ability of the Company to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns;

                    (xii) take any action to exempt under or make not subject to Section 203 of the DGCL, any person or entity (other than Parent or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

                    (xiii) agree to take any action prohibited by the foregoing.

                   (b) No Solicitation. The Company agrees that, during the term of this Agreement, it will not negotiate with any person other than Parent with respect to the acquisition of the Company or its Subsidiaries and it will not, and will not permit any of its officers, directors, employees, affiliates, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to (a) initiate contact with, (b) make, solicit or encourage any inquiries or proposals from, (c) enter into, or participate in, any discussions or negotiations with, (d) disclose, directly or indirectly, any information not customarily disclosed concerning the business and properties of the Company or its Subsidiaries to or (e) afford any access to the Company's or its Subsidiaries properties, books and records to any person (other than Parent, Sub or their respective directors, officers, employees, agents and representatives) in connection with any possible proposal relating to (i) the disposition of its respective businesses or all or substantially all of its assets (except for disposition of assets in the ordinary course of business consistent with past practice), (ii) the acquisition of equity or debt securities of the Company or its Subsidiaries (except in connection with the exercise of options, as permitted in Section 5.3(a)) or (iii) the merger, share exchange or business combination, or similar acquisition transaction of or involving the Company or its Subsidiaries with any person other than Parent (each or any combination of the foregoing a "Company Competing Transaction"); provided that the Company may (x) furnish information (subject to a confidentiality agreement in reasonably customary form) to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Company Competing Transaction if and so long as the Board of Directors of the Company determines in good faith, based upon the written opinion of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board and (y) take a position with respect to the Merger or a Company Competing Transaction, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Competing Transaction. From and after the execution of this Agreement, the Company and each of its Subsidiaries will immediately notify Parent orally, and subsequently confirm in writing, all the relevant details relating to all inquiries and proposals which it may receive relating to any such matters. Subject to the foregoing, the Company will not, and will not permit any of its representatives or Subsidiaries to enter, at any time, into or participate in any discussions or negotiations regarding, or accept, any proposal for a Company Competing Transaction received by them from a third party or that a third party expresses a desire to


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
communicate with them.

                   (c) Directors, Officers and Employees. The Company shall take any and all action to cause all directors, officers and employees of the Company and the Subsidiaries to resign and/or be terminated from all positions with the Company and the Subsidiaries, including termination of any employment agreements, and to terminate any and all Company Plans, effective prior to the Effective Time, without cost or penalty to the Company, except with respect to the severance benefits set forth in Section 4.15(h) and Section 4.15(i) to the Company Disclosure Schedule.

                   (d) Agreements of Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, at the time of the Company Stockholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of, the shares of Parent Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder.


                                   ARTICLE VI

                                   CONDITIONS

         6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

                  (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Merger.

                  (b) All material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

                  (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, in accordance with Applicable Law, at the Company's stockholders' meeting, and the Share Issuance shall have been approved by the Parent Stockholders in accordance with the rules of Nasdaq.

                  (d) The Registration Statement shall have become effective under the Securities


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
         Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the Commission or any other Governmental Entity.

                  (e) No Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or which seeks material damages in connection with the transactions contemplated hereby which continues to be outstanding.

                  (f) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

                  (g) All consents, waivers and approvals of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consents, waivers or approvals, in the aggregate, would not reasonably be expected to result in a material adverse effect on Parent or the Company, as the case may be, provided that a party which has not used all reasonable efforts to obtain a consent, approval or waiver may not assert this condition with respect to such consent, approval or waiver.

                  (h) Parent shall have received an opinion dated as of the Closing Date of Akin, Gump, Strauss, Hauer & Feld, L.L.P., to the effect that (1) the Merger should constitute a reorganization within the meaning of Section 368(a) of the Code and (2) no gain or loss should be recognized by Company Stockholders with respect to shares of Parent Common Stock received in the Merger in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, such counsel may require and rely on representations contained in certificates of Parent, the Company, Sub and others, as they deem reasonably appropriate.

         6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the
Company:

                  (a) The representations and warranties of each of Parent and Sub shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expected to have, in the aggregate, a material adverse effect on Parent.

                  (b) Each of Parent and Sub shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                  (c) McDonald shall have delivered an opinion to the Board of Directors of the



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         Company, in form reasonably satisfactory to the Company, confirming, as of the date of the Proxy Statement, its opinion referred to in
         Section 4.13 hereof.

         6.3 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Parent and Sub:

                 (a) The representations and warranties of the Company shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expected to have, in the aggregate, a material adverse effect on the Company.

                 (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                 (c) Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement in form and substance satisfactory to Parent.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by Company Stockholders:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (c) by either Parent or the Company if the Merger shall not have been consummated before the later of (i) April 30, 1998 and (ii) if as of April 30, 1998 the Registration Statement was filed, the date that is 60 days after the Registration Statement is declared effective, unless extended by the Boards of Directors of both Parent and the Company (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                  (d) by Parent or the Company if at the meeting of Company Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

                  (e) by Parent or the Company if at the meeting of Parent Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Parent Stockholders to approve the Share Issuance shall not have been obtained;

                  (f) by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, but only if such breach would constitute a failure of a condition contained in Section 6.2 or Section 6.3, as applicable;

                  (g) by the Company if the Board of Directors of the Company shall determine to engage in a Company Competing Transaction and the Company shall have delivered to Parent a written notice of the determination by the Company Board of Directors to terminate this Agreement pursuant to this Section 7.1(g); provided, however, that the Company may not terminate this Agreement pursuant to this clause (g) unless (w) five business days shall have elapsed after delivery to Parent of the notice referred to above, (x) at the end of such five business day period the Company Board of Directors shall continue to believe that the failure to engage in such Company Competing Transaction would reasonably be expected to be a breach of the fiduciary duties of the Board of Directors of the Company (after giving effect to any adjustment to the terms and conditions of such transactions proposed by Parent in response to such Company Competing Transaction) and (y) at the time of such termination, the Company shall have paid to Parent the Termination Fee (as hereinafter defined);

                  (h) by Parent if the Board of Directors of the Company shall not have recommended the Merger to the Company Stockholders, or shall have resolved not to make such recommendation, or shall have materially modified or rescinded its recommendation of the Merger to the Company Stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have entered into an acquisition, merger or similar agreement to effect, or shall have effected, a Company Competing Transaction, or shall have resolved to do any of the foregoing; or

                  (i) by Parent or the Company if at the meeting of Parent Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Parent Stockholders to approve the Share Issuance shall not have been obtained.

         7.2      Effect of Termination.

                  (a) In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the last sentence of Section 5.1(e) and the provisions of Sections 7.2 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement prior to such termination.

                  (b) If this Agreement is terminated

                      (i) by Parent or the Company pursuant to Section 7.1(d), if (A) a Prior Event (as defined below) shall have occurred prior to such termination and (B) either (x) the Company shall enter into a definitive agreement with respect to a Company Competing Transaction within twelve months following such termination and such Company Competing Transaction is thereafter consummated or (y) a Company Competing Transaction is consummated within twelve months following such termination; or

                     (ii) by the Company pursuant to Section 7.1(g) or by Parent pursuant to Section 7.1(h);

then in any such case the Company will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent a termination fee in an amount equal to $1,000,000; provided, however, that if this Agreement has been terminated by Parent pursuant to Section 7.1(h) and the Board of Directors of the Company has taken any of the actions referenced in Section 7.1(h) because McDonald shall not have delivered its opinion referred to in
Section 6.2(c), then the amount to be paid by the Company shall be the amount of Parent's out-of-pocket expenses incurred in connection with this transaction, up to a maximum of $500,000. Such payment shall be made (a) in the case of clause (i) above, within one business day following the consummation of such Company Competing Transaction and (b) in the case of clause (ii), no later than immediately prior to such termination.

                  (c) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(i) and (A) a Parent Prior Event (as defined below) shall have occurred prior to such termination, and (B) either (x) Parent shall enter into a definitive agreement with respect to a Parent Competing Transaction (as defined below) within twelve months following such termination and such Parent Competing Transaction (as it may be amended) is thereafter consummated, or (y) a Parent Competing Transaction is consummated within twelve months following such termination, then Parent will pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company a termination fee in an amount equal to $1,000,000. Such payment shall be made within one business day following the consummation of the Parent Competing Transaction.

                  (d) As used herein, a "Prior Event" shall mean any of the following events:

                     (i) any person (other than Parent or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would Beneficially Own (as defined below) or control 50% or more of the then outstanding Company Common Stock;

                     (ii) the Company or any of its subsidiaries shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Parent or any of its subsidiaries) to, or any person (other than Parent or any of its subsidiaries) shall have announced a bona fide intention to, or the Company shall have announced that any person (other than Parent or any of it subsidiaries) has proposed or communicated its intention to, or the Company shall have received a bona fide proposal or communication regarding an intention to, (A) effect any Competing Transaction, (B) purchase, lease or otherwise acquire 40% or more of the assets of the Company or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) Beneficial Ownership of securities representing 30% or more of the voting power of the Company; or

                     (iii) any person (other than Parent or any subsidiary of Parent) shall have acquired Beneficial Ownership of a number of shares of Company Common Stock in addition to the number of shares of Company Common Stock Beneficially Owned by such person on the date hereof equal to 30% or more of the voting power of the Company.

              (e) As used herein, the term "Parent Prior Event" shall have the same meaning with respect to Parent as the term "Prior Event" has with respect to the Company, with such changes in the definition thereof as are appropriate to contemplate Parent in lieu of the Company.

              (f) As used herein, the term "Parent Competing Transaction" shall mean a transaction involving the acquisition of the businesses or all or substantially all of the assets of Parent, or the merger, share exchange or business combination, or similar acquisition transaction of or involving Parent in which (A) persons who immediately prior to the consummation of such transaction were serving as directors of Parent do not comprise a majority of the directors of the acquiring or surviving entity immediately following the consummation of such transaction and (B) the stockholders of Parent as of the date hereof do not hold collectively a majority of the shares or equity interests of the acquiring or surviving entity immediately following the consummation of such transaction.

              (g) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         7.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after adoption of this Agreement by Company Stockholders or authorization of the Share Issuance by Parent Stockholders, but after such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Stockholders or Parent Stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Sub) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. Notwithstanding the foregoing, this Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or the termination of this Agreement.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)      if to Parent or Sub:

                      Southern Mineral Corporation
                      500 Dallas Street, Suite 2800
                      Houston, Texas 77002-4708
                      Attention: Steven H. Mikel
                      Telecopy No.: (713) 658-9447

                      with a copy to

                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      711 Louisiana, Suite 1900 - South Tower
                      Houston, Texas  77002
                      Attention:  David S. Peterman
                      Telecopy No.: (713) 236-0822

             (b)      if to the Company:

                      Amerac Energy Corporation
                      1201 Louisiana, Suite 3350
                      Houston, Texas 77002-5609
                      Attention:  Kenneth R. Peak
                      Telecopy No.:  (713) 308-5285

                      with a copy to

                      James L. Rice III, Esq.
                      Weil, Gotshal & Manges LLP
                      700 Louisiana, Suite 1600
                      Houston, Texas 77002
                      Telecopy No.:  (713) 224-9511

         8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For the purposes of this Agreement, a "material adverse effect" shall mean, as to any party, a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby.

         8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same agreement. The parties may execute more than one copy of this Agreement, each of which shall constitute an original.

         8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings by or among the parties, written and oral, with respect to the subject matter hereof.

         8.6 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, except for the provisions of Section 5.2(b) which may be enforced by the beneficiaries thereof.

         8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

         8.8 Specific Performance. The transactions contemplated by this Agreement are unique and monetary damages would not be an adequate remedy for a breach hereof. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         8.10 Expenses. Parent and the Company shall pay their own costs and expenses associated with the transactions contemplated by this Agreement, except that the Company and Parent shall share equally (i) the filing fees in connection with the filing of the Proxy Statement and Registration Statement with the Commission and (ii) the expenses incurred in connection with printing and mailing the Proxy Statement to the Company Stockholders and the Parent Stockholders.

         8.11 Incorporation of Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.13 Subsidiaries and Affiliates. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner, and unless otherwise specified, the word "affiliate" has the meaning ascribed thereto in the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, Parent, Sub and the Company have signed this Agreement as of the date first written above.


                                       SOUTHERN MINERAL CORPORATION



                                       By: /s/ STEVEN H. MIKEL
                                          --------------------------------------
                                          Steven H. Mikel
                                          President and Chief Executive Officer



                                       SMC ACQUISITION CORP.



                                       By: /s/ STEVEN H. MIKEL
                                          --------------------------------------
                                          Steven H. Mikel
                                          President


                                       AMERAC ENERGY CORPORATION



                                       By: /s/ JEFFREY B. ROBINSON
                                          --------------------------------------
                                          Jeffrey B. Robinson
                                          President and Chief Executive Officer

                                                                      APPENDIX B


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          SOUTHERN MINERAL CORPORATION

Steve H. Mikel certifies:

1.       That  he is the  President  and  Chief  Executive  Officer  of
         Southern  Mineral  Corporation,  a  Nevada corporation (the "COMPANY").

2. That the Board of Directors (the "BOARD") of the Company, by unanimous written consent dated November 17, 1997, resolved to amend and restate the articles of incorporation of the Company, pursuant to Section
         78.403 of the Nevada General Corporation Law (the "NGCL").

3. That the stockholders of the Company, at meeting duly called and held on _________, 1998, resolved to amend and restate the articles of incorporation of the Company, pursuant to Section 78.403 of the NGCL.

4. That as a result of the adoption of such resolutions, the articles of incorporation of the Company, as amended to date, have been amended and restated to read in their entirety as follows:

                                   ARTICLE IX
                                      NAME

         The name of the Company is:  Southern Mineral Corporation

                                   ARTICLE X
                                  DEFINITIONS

         In addition to the above-defined terms, the following terms have the meanings given for purposes of these amended and restated articles of incorporation:

         "ANNOUNCEMENT DATE" shall have the meaning set forth in Section
(b)(iii)(B)(1) of Article VII.

         "ARTICLES" means these amended and restated articles of incorporation.

         "BUSINESS COMBINATION" means: (a) any merger, reorganization or consolidation of the Company or any of its subsidiaries with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Company or any of its subsidiaries (including the issuance of any voting securities) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Company or any of its subsidiaries, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Related Person (including the issuance of any securities of the Related Person) to the Company or any of its subsidiaries, or (e) any liquidation or dissolution of the Company of any of its subsidiaries.

         "BYLAWS" shall have the meaning set forth in Article III.

         "CHANGE" shall have the meaning set forth in Section (a) of Article X.

         "COMMON STOCK" shall have the meaning set forth in Article V.

         "CONTINUING DIRECTOR" means a director (a) who was a member of the Board of the Company immediately prior to the time that a Related Person involved in a Business Combination (as those terms are defined in these Articles) became the owner of more than 20% of the outstanding shares of capital stock of the Company entitled to vote on the election of directors or
(b) who was elected, appointed or nominated as a director by a majority of the Continuing Directors.

         "DETERMINATION DATE" shall have the meaning set forth in Section
(b)(iii)(B)(1) of Article VII.

         "LIQUIDATION" means any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         "PERSON" means any natural person, partnership (general or limited), corporation, group or other entity (other than the Company, any subsidiary of the Company or a trustee holding stock for the benefit of employees of the Company or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangement). When two or more Persons act as a partnership (general or limited), syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership (general or limited), syndicate, association or group shall be deemed a Person.

         "PREFERRED STOCK" shall have the meaning set forth in Article V.

         "RELATED PERSON" means any Person which is the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) as of the Determination Date or immediately prior to the consummation of a Business Combination, of 20% or more of the capital stock of the Company entitled to vote on the election of directors, and any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such Person.

         "STOCKHOLDER MEETING" shall have the meaning set forth in Section (a) of Article IX.

         "VOTING STOCK" means (a) Common Stock and (b) Preferred Stock granted voting rights pursuant to Article V, paragraph (b)(ii).

                                   ARTICLE XI
                                RESIDENT OFFICE

         The resident office of the Company is located at One East First Street, Reno, Nevada 89501 and the name of the initial registered agent at such address is The Corporation Trust Company of Nevada. The Company may maintain an office or offices in such towns, cities and places within or outside of the State of Nevada as the Board may from time to time determine or as may be designated by the By-Laws of the Company (the "BYLAWS").

                                  ARTICLE XII
                                    PURPOSE

         The nature of the business, or object, or purposes, proposed to be transacted, promoted or carried on by the Company are as follows: To engage in any lawful activity.

         The enumeration of the foregoing powers shall not in anyway be deemed to be a limitation upon the powers of the Company, but shall be in furtherance of and in addition to the powers which it is authorized to exercise under "An Act to Provide a General Corporation Law," approved March 21, 1925, and acts amendatory and supplemental thereto.

                                  ARTICLE XIII
                                 CAPITALIZATION

         The total number of shares of all classes of stock that the Company shall have authority to issue is 50,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share (the "COMMON Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK").

         (a)      TERMS OF COMMON STOCK.

                  (i) GENERAL. Except as otherwise required by law or as otherwise provided in these Articles, each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

                  (ii) VOTING RIGHTS. Except as otherwise required by law or as otherwise provided in these Articles each share of Common Stock shall be entitled to one vote per share.

                  (iii) DIVIDENDS. Subject to the rights of any outstanding class or series of capital stock ranking senior to Common Stock as to dividends, dividends may be paid upon Common Stock in cash, property or securities as and when declared by the Board out of funds legally available therefor. As and when dividends are so declared and paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                  (iv) LIQUIDATION. Upon any Liquidation, the holders of Common Stock are entitled to share ratably in the net assets, if any, remaining after payment in full of all debts and liabilities of the Company and after the holders of any outstanding class or series of capital stock ranking senior to Common Stock shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders are entitled shall have been set aside for the benefit of the holders of such senior stock.

                  (v) NO PREEMPTIVE RIGHTS. The Board may from time to time issue any class or series of authorized stock of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase authorized stock of any class or series without offering any such stock, either in whole or in part, to the existing stockholders. No stockholder of the Company shall because of his holding shares have any preemptive or preferential rights to purchase or subscribe to stock of any class or series of the Company now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of any class or series now or hereafter to be authorized, whether or not the issuance of any such stock, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder; provided, however, all such newly authorized shares of stock of any class or series, or notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, stock of any class or series, may be issued and disposed of or sold by the Board on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board may determine in its discretion from time to time.

         (b) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board as hereinafter provided. The Board is hereby expressly empowered, subject to this Article V, to provide for the issuance of the Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series:

                  (vi) NUMBER. The number of shares to constitute such series and the designation thereof.

                  (vii) VOTING RIGHTS. The voting rights, full or limited, if any, to which holders of shares of any series of Preferred Stock may be entitled.

                  (viii) DIVIDENDS. The dividend rate of the shares of such series, and whether such dividends shall be cumulative.

                  (ix) REDEMPTION PROVISIONS. Whether the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof.

                  (x) LIQUIDATION PREFERENCE. The amount, if any, which the shares of any such series shall be entitled to receive, before any distribution or payment shall be made to holders of the Common Stock, upon a Liquidation, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders; provided, however, the sale of all, or substantially all, of the property and assets of the Company to, or the merger or consolidation of the Company into or with, any other corporation shall not be deemed to be a Liquidation within the meaning of this Section
         (b)(v) of Article V.

                  (xi) SINKING FUNDS. Whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof, and the terms and provisions relative to the operation thereof.

                  (xii) CONVERSION RIGHTS. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class of stock of the Company and, if convertible, the conversion price or prices or rate or rates of conversion or exchange and the terms of adjustments, if any, upon such conditions as shall be stated in said resolution or resolutions.

                  (xiii) OTHER RIGHTS. Such other designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

                                  ARTICLE XIV
                             ELECTION OF DIRECTORS

         (a) The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be fixed from time to time by or pursuant to a resolution passed by the Board.

         (b) The number of directors which shall constitute the whole Board shall be as specified pursuant to the Bylaws and may be altered from time to time as may be provided therein. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, except as otherwise provided in these Articles or

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any resolution or resolutions of the Board designating a series of Preferred
Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to these Articles or any resolution or resolutions of the board designating a series of Preferred Stock, and, except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

         (c) Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to such director's earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         (d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to Article V, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death,

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resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to Article V, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6(d) of
Article VI, unless expressly provided by such terms.

         (e) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to Article V, any director may be removed from office only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

                                   ARTICLE XV
                     RESTRICTIONS ON BUSINESS COMBINATIONS

         (a) Except as set forth in Section 7(b) of this Article VII, any Business Combination shall require the affirmative vote of the holders of shares representing at least 66 2/3% of the outstanding shares of capital stock of the Company entitled to vote on the election of directors.

         (b) The provisions of Section 7(a) of this Article VII shall not apply to any Business Combination if:

                  (i) the Business Combination is approved by majority of the Continuing Directors;

                  (ii) the Business Combination is with another corporation, a majority of the outstanding shares of stock of which is owned of record or beneficially, directly or indirectly, by the Company or its subsidiaries and none of which is owned by a Related Person; or

                  (iii) the form of consideration and minimum price requirements described below are satisfied:

                           (A) in a Business Combination, the cash or
                  consideration to be paid to the Company's stockholders is either cash or the same type of consideration used by the Related Person in acquiring the largest portion of its shares of the Company's voting capital stock prior to the first public announcement of the proposed Business Combination; and

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                           (B) the fair market value per share of such payments
                  to the Company's stockholders in a Business Combination is at least equal in value to the higher of (1) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-manager compensation and other expenses, and as appropriately adjusted to take account of stock splits, reverse stock splits, stock dividends and similar transactions) paid or agreed to be paid by the Related Person to acquire any shares of the Company's voting capital stock during the two years prior to the first public announcement of the proposed Business Combination (the "ANNOUNCEMENT DATE") or in the transaction in which the Related Person first became a Related Person (the date of such transaction herein referred to as the "DETERMINATION DATE"), whichever is higher, or (2) the fair market value per share of the Common Stock on the Announcement Date or on the Determination Date, whichever is higher.



                                  ARTICLE XVI
                      NO WRITTEN CONSENTS OF STOCKHOLDERS

         Except as otherwise provided for or fixed pursuant to Article IV relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                  ARTICLE XVII
                              STOCKHOLDER MEETINGS

         (a) Meetings of stockholders of the Company ("STOCKHOLDER MEETINGS") may be held within or without the State of Nevada, as the Bylaws may provide. Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock, special Stockholder Meetings may be called only by (i) the Chairman of the Board or (ii) the Board pursuant to a resolution adopted by a majority of the seated Continuing Directors of the Company. Special Stockholder Meetings may not be called by any other Person or Person or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

         (b) In addition to the powers conferred on the Board by these Articles and by the NGCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to
(i)
regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by Persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.



                                 ARTICLE XVIII
                        AMENDMENT OF CORPORATE DOCUMENTS

         (a) ARTICLES. Whenever any vote of the holders of Voting Stock is required by law to amend, alter, repeal or rescind any provision of these Articles, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to Article V, such alteration, amendment, repeal or rescission (a "CHANGE") of any provision of these Articles must be approved by at least a majority of the then-combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, VI, VII, VIII, IX, or to this Article X, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors. Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to these Articles in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         (b) BYLAWS. In addition to any affirmative vote required by law, any Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE XIX

         The corporation elects to be governed by Sections 78.411 to 78.444, inclusive, of the NGCL.



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                                   ARTICLE XX
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         No director or officer shall be personally liable to the Company or stockholder for damages for breach of fiduciary duty as a director or officer, except that this Article XII shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the NCGL. If the NGCL is hereafter amended or interpreted to eliminate or limit further the personal liability of directors or officers, then the liability of all directors and officers shall be eliminated or limited to the full extent then so permitted. Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of these Articles inconsistent with this Article XII, shall eliminate or reduce the effect of Article XII in respect of any act or omission that occurred prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XXI
                              CONFLICT OF INTEREST

         No contract or other transaction between the Company and any other Person and no other acts of the Company with relation to any other Person shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other Person. Any director or officer of the Company individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided, however, the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other Person or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other Person or not so interested. Any director of the Company may vote upon any contract or any other transaction between the Company and any subsidiary or affiliated Person without regard to the fact that he is also a director or officer of such subsidiary or affiliated Person.

         Any contract, transaction, act of the Company or of the directors, which shall be ratified at any annual meeting of the stockholders of the Company, or at any special meeting of the stockholders of the Company, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Company; provided, however, any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted shall not be deemed in any way to invalidate the terms or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the Company may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any Person, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the Company and shall be free in all such capacities to make investments in any kind of property in which the Company may make investments.

                                  ARTICLE XXII
                                      TERM

         This corporation is to have a perpetual existence.

                                 ARTICLE XXIII
                                 NO ASSESSMENTS

         The capital stock of the Company after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay debts of the Company, and no paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

         The undersigned does hereby make and file these Restated Articles of Incorporation this ____ day of ___________, 1998.



                                              ------------------------------
                                              STEVEN H. MIKEL, President and
                                              Chief Executive Officer

STATE OF TEXAS                      )
                                    )
COUNTY OF HARRIS                    )

         On this ____ day of __________, 1997, personally appeared before me, a Notary Public in and for said County and State, STEVEN H. MIKEL, known to me to be the President and Chief Executive Officer of Southern Mineral Corporation, a Nevada corporation, and acknowledged to me that they executed the within instrument in such capacities pursuant to authority granted by the Board of Southern Mineral Corporation.

         In witness whereof, I have hereunto set my hand and affixed my official seal on the day and year first above written.



                                             -----------------------------
                                             NOTARY PUBLIC in and for said
                                             County and State

                                                                      APPENDIX C


                          SOUTHERN MINERAL CORPORATION
                             1997 STOCK OPTION PLAN

                         AS EFFECTIVE NOVEMBER 14, 1997

                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  PURPOSE

         The purpose of the Southern Mineral Corporation 1997 Stock Option Plan (the "PLAN") is to foster and promote the long-term financial success of Southern Mineral Corporation (the "COMPANY") and to increase stockholder value by: (a) encouraging the commitment of selected key Employees and Consultants
(b) motivating superior performance of key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing key Employees and Consultants with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders, (d) attracting and retaining key Employees and Consultants by providing competitive incentive compensation opportunities, and
(e) enabling key Employees and Consultants to share in the long-term growth and success of the Company.

         The Plan provides for Option Awards of Nonstatutory Stock Options and Incentive Stock Options and, therefore, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

         Subject to approval by the Company's stockholders, pursuant to Section 4.1, the Plan shall become effective as of November 14, 1997 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 4.5, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Option Award be granted under the Plan after the expiration of ten (10) years from the Effective Date. Any Option Award granted prior to obtaining stockholder approval of the Plan shall be subject to the subsequent receipt of stockholder approval of the Plan.

1.2  DEFINITIONS

         The following terms shall have the meanings set forth below:

                  (a) AUTHORIZED OFFICER. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any Option Agreement for and on behalf of the Company provided that such Option Agreement has been approved or ratified by the Committee. No officer shall be an Authorized Officer with respect to any Option

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         Agreement for himself, nor act in any matter hereunder relating directly to himself.

                  (b) BOARD. The Board of Directors of the Company.

                  (c) CAUSE. When used in connection with the termination of a Grantee's Employment for purposes of the Plan, shall mean the termination of the Grantee's Employment by the Company by reason of
         (i) failure to perform the Grantee's duties diligently and with reasonable care, which failure(s) the Board determines remains uncured thirty (30) days after the Board has caused written notice of such failure(s) to be delivered to the Grantee; (ii) use of drugs or alcohol that impairs the Grantee's job performance; (iii) commission of an act of fraud or misappropriation against the Company or a Subsidiary, Parent or other affiliated entity; (iv) conviction of, or plea of no contest to, any felony, or to a misdemeanor involving moral turpitude; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company (or Parent or Subsidiary) without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company (or Parent or Subsidiary) or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's insider trading policy or business ethics policy, if any, then in effect.

                  (d) CHANGE IN CONTROL. Any of the events described in and subject to Section 3.7.

                  (e) CODE. The Internal Revenue Code of 1986, as amended, and regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

                  (f) COMMITTEE. Any Committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. Without limitation, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous sentence. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

                  (g) COMMON STOCK. The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

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                  (h) COMPANY. Southern Mineral Corporation, a corporation
         organized under the laws of the State of Nevada, and any successor in interest thereto.

                  (i) CONSULTANT. An independent agent, consultant, attorney or other individual who is not an Employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

                  (j) COVERED EMPLOYEE. A named executive officer who is one of the group of "covered employees" as defined in Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(c) or its successor.

                  (k) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

                  (l) EFFECTIVE DATE. November 14, 1997, the effective date of the Plan.

                  (m) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

                  (n) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Option Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Option Award, as the parent-subsidiary relationship is determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of illness, vacation or for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. Whether an authorized leave of absence shall constitute termination of Employment shall be determined by the Committee in its absolute discretion.

                  Unless otherwise provided in the Option Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary).

                  (o) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

                  (p) FAIR MARKET VALUE. The fair market value of one Share of Common Stock, which shall be (i) the closing sales price on the immediately preceding business day of a Share as reported on the principal national securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the last reported sales price for a Share on such date as quoted on The Nasdaq National Market ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

                  If the Common Stock is not traded in accordance with clauses
         (i), (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its absolute discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

                  In the event that a Grantee uses a cashless exercise method or a Share withholding method to exercise a Stock Option, as provided in Section 2.3, Fair Market Value shall be based on the sale prices of the Shares sold to pay the Option Price.

                  (q) GRANTEE. Any Employee or Consultant who is granted an Option Award under the Plan.

                  (r) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                  (s) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
         Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                  (t) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee which is not designated by the Committee as an Incentive Stock Option.

                  (u) OPTION AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Option Award is granted under the Plan, as such agreement is further defined in Section 3.1(a).

                  (v) OPTION AWARD. A Nonstatutory Stock Option or Incentive Stock Option, as well as any Supplemental Payment, awarded under the Plan to a Grantee.

                  (w) OPTION PRICE. The price at which a Share may be purchased by the Grantee upon exercise of a Stock Option.

                  (x) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
         Section 424(e) of the Code.

                  (y) PERFORMANCE-BASED EXCEPTION. The performance-based exception from the tax deductibility limitations of Code Section 162(m), as prescribed in Code Section 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor).

                  (z) PLAN. Southern Mineral Corporation 1997 Stock Option Plan, as set forth herein and as it may be amended from time to time.

                  (aa) RETIREMENT. The voluntary termination of Employment from the Company and any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Option Agreement.

                  (bb) SHARE.  A share of the Common Stock of the Company.

                  (cc) SHARE POOL means the number of shares authorized for issuance under Section 1.4, as adjusted for granted Options under
         Section 1.5 and as adjusted for changes in corporate capitalization under Section 3.5.

                  (dd) STOCK OPTION OR OPTION. Pursuant to Section 2, (i) an Incentive Stock Option or Nonstatutory Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to a Consultant, whereunder the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant shall be granted an Incentive Stock Option.

                  (ee) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                  (ff) SUPPLEMENTAL  PAYMENT.  Any amount, as described in
         Section 2.4, dedicated to payment of income taxes that are payable by the Grantee on exercise of a Nonstatutory Stock Option.





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1.3  PLAN ADMINISTRATION

                  (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law or by the Certification of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Option Awards; (iii) determine the terms and conditions of Option Awards and Option Agreements; (iv) determine whether any shares which are subject to Options will be subject to any restrictions on transfer after exercise of the Options; (v) construe and interpret the Plan and any Option Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                  (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its stockholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations under the Plan and with respect to any Option Award need not be uniform and may be made selectively among Option Awards, Employees or Consultants, whether or not such Option Awards are similar or such Employees or Consultants are similarly situated.

                  (d) MODIFICATION OF OUTSTANDING OPTION AWARDS. Subject to the stockholder approval requirements of Section 4.5 if applicable, the Committee may, in its discretion, provide for the extension of the exerciseability of an Option Award, accelerate the vesting or exerciseability of an Option Award, eliminate or make less restrictive any restrictions contained in an Option Award, waive any restriction or other provisions of an Option Award, or otherwise amend or modify an Option Award in any manner that is either (i) not adverse to the Grantee to whom such Option Award was granted or (ii) consented to by such Grantee. The Committee may grant an Option Award to an individual who it expects to become an Employee within the next six months, with such Option Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as




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         may be established by the Committee in its discretion.

                  (e) DELEGATION OF AUTHORITY. The Committee may delegate to the Authorized Officers, or any of them, any of its assigned duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that the Committee may not delegate to any person the authority to (i) grant Option Awards or (ii) to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

                  (f) EXPENSES OF COMMITTEE. The Committee may employee legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

                  (g) SURRENDER OF PREVIOUS OPTION AWARDS. The Committee may, in its absolute discretion, grant Option Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Option Awards (including, without limitation, Option Awards with higher exercise prices) as the Committee directs. Option Awards granted on the condition precedent of surrender of outstanding Option Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Option Awards are surrendered and cancelled.

                  (h) INDEMNIFICATION. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.4  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Sections 1.5 and 3.5, the number of Shares of Common




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Stock which may be issued pursuant to the exercise of Options under this Plan shall be Seven Hundred Thousand (700,000) Shares as of the Effective Date. Except for an adjustment in accordance with Section 3.5, the number of Shares which may be issued for Incentive Stock Options granted hereunder shall not exceed 700,000 Shares.

         Unless the Committee designates that a particular Option Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, subject to adjustment as provided in Section 3.5, the maximum aggregate number of Options for Shares that may be granted by the Committee to any Covered Employee shall be Five Hundred Thousand (500,000) in any calendar year. With respect to any Stock Option granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with regulations promulgated under Section 162(m) of the Code.

1.5  SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

         Options granted under the Plan shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool.

         A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option, and payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the number of Shares turned in or withheld as payment of the Option Price), shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Plan.

1.6  SOURCES OF COMMON STOCK AVAILABLE FOR ISSUANCE.

         The Common Stock available for issuance upon the exercise of Options under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; payment for fractional Shares shall be made in cash.

1.7  ELIGIBILITY FOR PARTICIPATION

                  (a) ELIGIBILITY. The Committee shall from time to time designate those Employees and/or Consultants, if any, to be granted Option Awards under the Plan, the number and type of Stock Options granted, and any other terms or conditions relating to the Option Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Option Award may, if otherwise eligible, be granted additional Option Awards at any time. The grant of any Option hereunder in any one year to a Grantee shall neither guarantee nor preclude a further grant of an Option to such Grantee in that year or in any subsequent year.





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                  (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns, or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8  TYPES OF OPTION AWARDS

         The types of Option Awards available under the Plan are Nonstatutory Stock Options, Incentive Stock Options and Supplemental Payments as described in Section 2.


                                   SECTION 2.

                                 STOCK OPTIONS

2.1  GRANT OF STOCK OPTIONS

         The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees and Consultants and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2  STOCK OPTION TERMS

                  (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a written Option Agreement. Among its other provisions, each Option Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Option Agreement, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Employment.

                  (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.




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                  (c) EXERCISE PRICE. The exercise price per Share of Common
         Stock under each Stock Option shall be determined by the Committee and specified in the Option Agreement; provided, however, (i) in the case of an Incentive Stock Option, such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Incentive Stock Option is granted and (ii) in the case of a Nonstatutory Stock Option, shall not be less than fifty percent (50%) of the Fair Market Value on the date the Nonstatutory Stock Option is granted; provided, however, if the Nonstatutory Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Nonstatutory Stock Option is granted. Each Option Agreement may also specify the method of exercise which shall not be inconsistent with the requirements of Section 2.3(a).

                  (d) TERM. In the Option Agreement, the Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

                  (e) EXERCISE. In the Option Agreement, the Committee shall specify the time or times at which a Stock Option may be exercised in whole or in part. An Option Agreement may require a period of continuous Employment and/or performance objectives to be achieved before the Stock Option or any portion thereof will become vested and exercisable. Each Stock Option, the exercise or timing of which is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable, and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. Options may be exercisable in installments (which may be cumulative or noncumulative or subject to acceleration) during the term of the Option. All such terms and conditions of the Option, as determined by the Committee in its discretion, shall be set forth in the Option Agreement.

                  (f) $100,000 LIMIT ON INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Options are granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Options shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to




                                     C-10
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         constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Nonstatutory Stock Options, but all other terms and provisions of such Incentive Stock Options, and in corresponding Option Awards, shall remain unchanged.

2.3  STOCK OPTION EXERCISES

                  (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of the date specified by the Company in advance of the proposed exercise date. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired whole Shares, free and clear of all liens and encumbrances valued at their Fair Market Value (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its absolute discretion, by (A) tendering previously acquired whole shares, free and clear of all liens and encumbrances or
         (B) withholding Shares which otherwise would be acquired on exercise, or (iv) subject to prior approval by the Committee in its absolute discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

                  In the absolute discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Grantee or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Grantee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Grantee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due on such exercise, and (iii) the broker-dealer and the Grantee have otherwise complied with Section 220.3(e)(4) of Federal Reserve Board Regulation T, 12 CFR Part 220 (or its successor).

                  The Committee, in its absolute discretion (but subject to applicable securities law, financial accounting implications and tax withholdings) may also allow exercise by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

                  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the



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         Grantee (or other appropriate recipient in the event of Grantee's death), stock certificates for the number of Shares purchased pursuant to exercise of the Stock Option. Such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

                  (b) RESTRICTIONS ON OPTION TRANSFERABILITY. During the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee or his legal guardian in the event of his Disability (or by a broker-dealer pursuant to a cashless exercise under Section 2.3(a) if permitted by the Committee). No Option shall be assignable or transferable by Grantee otherwise than by will or by the laws of descent and distribution.

                  (c) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable in its discretion, including, without limitation, restrictions under either (i) any buy/sell agreement or right of first refusal, (ii) applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then traded or listed, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Option may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

                  Any Grantee or other person exercising an Option may be required by the Committee to give a written representation that the Option and the Shares subject to the Option will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Option from any such representations either prior to or subsequent to the exercise of the Option.

                  (d) NOTIFICATION OF DISQUALIFYING DISPOSITION OF SHARES FROM INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either
         (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one
         (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

                  (e) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4  SUPPLEMENTAL PAYMENT ON EXERCISE OF NONSTATUTORY STOCK OPTIONS

         The Committee may provide in the Option Agreement for a supplemental payment (the

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"SUPPLEMENTAL Payment") by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and the receipt of the Supplemental Payment, assuming the holder is taxed either at the maximum effective income tax rate applicable thereto or at a lower effective tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee.


                                   SECTION 3.

                   PROVISIONS RELATING TO PLAN PARTICIPATION

3.1  PLAN CONDITIONS

                  (a) OPTION AGREEMENT. Each Grantee to whom an Option Award is granted shall be required to enter into an Option Agreement with the Company, in such a form as is provided by the Committee. The Option Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Option Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Option Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Option Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Option Award if terminated for Cause, and (vi) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Option Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Option Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Option Agreement shall be signed by the Grantee to whom the Option Award is made and by an Authorized Officer.

                  (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

                  (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common

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         Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

         If the Shares issuable on exercise of an Option Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for Company considers necessary or advisable to comply with the Securities Act of 1933:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

3.2  NON-TRANSFERABLE OPTIONS.

         No Option Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

         No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 3.2 shall be void and ineffective.

3.3  RIGHTS AS A STOCKHOLDER

                  (a) NO STOCKHOLDER RIGHTS. A Grantee of an Option Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

                  (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Option

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         Award by a person or estate acquiring the right to exercise such
         Option Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Option Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

3.4  LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

         The exercise of any Option Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Option Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option Award. During the period that the effectiveness of the exercise of an Option Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5  CHANGE IN STOCK AND ADJUSTMENTS

                  (a) CHANGES IN LAW OR CIRCUMSTANCES. Subject to Section 3.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Option Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Option Awards, and (iii) the price per Share for outstanding Option Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

                  (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Option Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds,

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         debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (c) RECAPITALIZATION OF THE COMPANY. Subject to Section 3.7, if while there are Option Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Option Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Option Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Option Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Option Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

                  (d) REORGANIZATION OF THE COMPANY. Subject to Section 3.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Option Awards previously awarded, the number of Stock Options, with a corresponding adjustment to the Fair Market Value of said Option Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Option Awards payable in Shares that were previously awarded to him. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Option Awards.

                  (e) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this Section 3.5 and subject to
         Section 3.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Option Awards then outstanding under previously granted Option Awards.

                  (f) ACQUISITION OF THE COMPANY. Subject to Section 3.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), in the absolute discretion of the Committee, any Grantee who holds an outstanding Option Award shall have the right (subject to any limitation applicable to the Option Award) thereafter and during the term of the Option Award, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option Award immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

                  (g) ASSUMPTION OF OUTSTANDING OPTION AWARDS UNDER THE PLAN. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options that were granted under a stock option plan (or other type of stock option plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised stock option, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised stock option shall be treated as an outstanding Option Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. With respect to an incentive stock option (as described in Section 422 of the Code) subject to this subsection (g), no adjustment to such incentive stock option shall be made to the extent constituting a "modification" within the meaning of
         Section 424(h)(3) of the Code unless otherwise agreed to by the optionee in writing.

                  (h) ASSUMPTION OF OPTION AWARDS BY A SUCCESSOR. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

                           (i) cancel, effective immediately prior to the
                  occurrence of such corporate event, each outstanding Option Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Option Award was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, in its absolute discretion, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the exercise price of such Option Award, if any; or


                           (ii) provide for the exchange of each Option Award
                  outstanding immediately prior to such corporate event (whether or not then exercisable) for an option on some or all of the property for which such Option Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion, in the exercise price of the Option Award, or the number of shares or amount of property (including cash) subject to the Option Award or, if appropriate, provide for a cash payment to the Grantee to whom such Option Award was granted in consideration for the exchange of his Option Award.

         The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

3.6  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

                  (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Option Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option at the time of such termination shall automatically expire and terminate and no further vesting shall occur. In such event, except as otherwise expressly provided in his Option Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Option Award that was vested as of the termination date for a period that shall end on the earlier of (i) the expiration date set forth in the Option Agreement with respect to the vested portion of such Option Award or (ii) the date that occurs ninety (90) calendar days after his termination date.

                  (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise expressly provided in the Grantee's Option Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options granted to such Grantee shall immediately expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

                  (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Option Agreement, upon the Retirement of any Employee who is a Grantee:

                           (i) any non-vested portion of any outstanding Option
                  shall
         immediately terminate and no further vesting shall occur; and

                           (ii) any vested Option shall expire on the earlier of (A) the expiration date set forth in the Option Agreement for such Option; or (B) the expiration of (1) six months after the date of Retirement in the case of any Nonstatutory Stock Option or (2) three months after the date of Retirement in the case of an Incentive Stock Option.

                           (d) DISABILITY OR DEATH. Unless otherwise expressly
                  provided in the Grantee's Option Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

                                    (i) any nonvested portion of any
                  outstanding Option shall immediately terminate upon termination of Employment, as applicable, and no further vesting shall occur; and

                                    (ii) any vested Option Award shall expire
                  upon the earlier of either (A) the expiration date set forth in the Option Agreement or (B) the first anniversary of the Grantee's termination of Employment, as applicable, as a result of his Disability or death.

                  In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in Section 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this subsection (d) has occurred.

                           (e) CONTINUATION. Subject to the conditions and
                  limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Option, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Option Award, or (iii) to any other change in the terms and conditions of the Option. In the event of any such change to an outstanding Option, a written amendment to the Grantee's Option Agreement shall be required.

3.7  CHANGE IN CONTROL

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all of the Stock Options then outstanding shall become 100% vested and immediately and fully exercisable, as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee's Option Agreement.

         Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Option Agreement, the provisions of this
Section 3.7 may not be terminated, amended, or modified to adversely affect any Option Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Option Awards subject, however, to the last paragraph of this Section 3.7.

         For all purposes of this Plan, a "CHANGE IN CONTROL" of the Company shall mean:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of directors to the Board.

                  (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

                  (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange, the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                  (e) Upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

                  (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
Section 3.7 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

3.8  EXCHANGE OF OPTION AWARDS

         The Committee may, in its discretion, permit any Grantee to surrender outstanding Option Awards in order to exercise or realize his rights under other Option Awards or in exchange for the grant of new Option Awards, or require holders of Option Awards to surrender outstanding Option Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Option Awards.

3.9  FINANCING

         The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Option Award upon such terms as are approved by the Committee in its discretion.


                                   SECTION 4.

                                    GENERAL

4.1  EFFECTIVE DATE AND GRANT PERIOD

         This Plan is adopted by the Board effective as of November 14, 1997 (the "EFFECTIVE DATE"), subject to the approval of the stockholders of the Company by December 31, 1998. Options may be granted under the Plan at any time prior to receipt of such stockholder approval; provided, however, if the requisite stockholder approval is not obtained, then any Option Awards granted under the Plan shall automatically become null and void and not exercisable. Unless sooner terminated by the Board, no Option Award shall be granted under the Plan after ten (10) years from the Effective Date.

4.2  FUNDING AND LIABILITY OF COMPANY

         No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Option Award shall be based solely upon any contractual obligations that may be created by this Plan and any Option Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

4.3  WITHHOLDING TAXES

                  (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Option Award hereunder.

                  (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options, Grantees may elect, subject to the approval of the Committee in its absolute discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

                  (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

                  (d) LOANS. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

4.4  NO GUARANTEE OF TAX CONSEQUENCES

         Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

4.5  AMENDMENT AND TERMINATION

         The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in Section 3.5, increase the maximum number of Shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to receive Common Stock under the Plan, (c) increase the maximum limits on Option Awards to Covered Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, or (e) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

         No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Option Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Option Award.

         In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

4.6  REQUIREMENTS OF LAW

         The granting of Option Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

4.7  RULE 16B-3 SECURITIES LAW COMPLIANCE

         With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Option Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

4.8  COMPLIANCE WITH CODE SECTION 162(M)

         Unless otherwise determined by the Committee with respect to any particular Option Award, it is extended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that any applicable types of Option Awards that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Option Agreement would disqualify the Plan or would not otherwise permit the Plan or Option Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the prior grant of an Option Award or the economic value to a Grantee of any outstanding Option Award.

4.9  SUCCESSORS

         All obligations of the Company under the Plan with respect to Option Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

4.10  MISCELLANEOUS PROVISIONS

                  (a) No Employee or Consultant or other person shall have any claim or right to be granted an Option Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee or Consultant any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

                  (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

                  (c) The expenses of the Plan shall be borne by the Company.

                  (d) By accepting any Option Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

4.11  SEVERABILITY

         In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

4.12  GENDER, TENSE AND HEADINGS

         Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

4.13  GOVERNING LAW

         The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas, without regard to its conflicts of law provisions, except as superseded by applicable the laws of the United States.


         IN WITNESS WHEREOF, Southern Mineral Corporation has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of November 17, 1997.


ATTEST:                             SOUTHERN MINERAL CORPORATION


By:/S/ James H. Price               By:/S/ Steven H. Mikel
   ---------------------------         -----------------------------------------
Name:  James H. Price               Name:  Steven H. Mikel
       -----------------------             -------------------------------------
Title: Vice President-Finance       Title: President and Chief Executive Officer
       -----------------------             -------------------------------------

                                                                     APPENDIX D
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 FORM 10-KSB/A

              [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE TRANSITION PERIOD FROM ____ TO ____

                        COMMISSION FILE NUMBER 0-8043

                         SOUTHERN MINERAL CORPORATION
           (Exact name of Registrant as specified in its charter.)

        Nevada                                     36-2068676
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

       500 Dallas, Suite 2800
           Houston, Texas                             77002-4708
(Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (713) 658-9444

          Securities registered pursuant to Section 12(b) of the Act:


                                              Name of each exchange
Title of each class                            on which registered
-------------------                           ---------------------
    None                                               None


SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         COMMON STOCK, PAR VALUE $0.01
                                (TITLE OF CLASS)

Check whether the Registrant (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.
                            Yes X   No
                               ---    ---

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB/A. [X]

Revenues for the year ended December 31, 1996 are approximately $12,233,000.

As of March 18, 1997, 9,100,832 shares of Common Stock were outstanding and the aggregate market value of these shares at such date (based upon the last reported sales price in the NASDAQ SmallCap Market of $4.75) held by non-affiliates of the Registrant was approximately $34,133,847. Determination of Common Stock ownership by affiliates was made solely for the purpose of responding to this requirement and the Registrant is not bound by this determination for any other purpose.

Portions of the Registrant's definitive proxy statement for the 1996 Annual Meeting of Stockholders are incorporated herein by reference in Part III, Items 9, 10, 11 and 12

Transitional Small Business Disclosure Format (check one):  Yes     No  X .
                                                                ---    ---

===============================================================================

                                     PART I
ITEM 1.  DESCRIPTION OF BUSINESS

GENERAL

Southern Mineral Corporation, a Nevada corporation, with its subsidiaries (the "Company"), is an independent oil and gas company headquartered in Houston, Texas. The Company is engaged in the acquisition, exploitation, exploration and operation of oil and gas properties, primarily along the Gulf Coast, the Mid-continent and in Canada, with a primary focus on the Gulf Coast Basin, both onshore and offshore. The Company owns interests in more than 1,900 oil and gas properties in those three regions. The Company's business strategy is to increase reserves and shareholder value through a balanced program of acquisitions, exploitation and controlled risk exploration. In addition to oil and gas leasehold interests, the Company owns fee interests in the oil and gas under some 665,148 gross surface acres (comprising some 346,760 net mineral acres) in Mississippi, Texas and New Mexico. The Company has no current development or other plans with respect to these fee interests other than leasing them to third parties for exploration and development.

BACKGROUND

The Company was incorporated in 1937 as a vehicle to consolidate mineral tracts retained as it lumbered large tracts of southern Mississippi forest lands. For the next fifty years, the Company was largely a passive participant in the oil and gas business, merely granting leases on its spread of mineral interests in Mississippi. In the mid-1980's, the Company became a more active participant in the oil and gas business, redeploying its significant cash flow from revenues derived from the Poplarville Field into exploration activities. For the next ten years, the Company pursued the sole strategy of exploration for oil and gas. As a result of generally poor results, the Company changed its focus beginning in 1995 to one of a more balanced approach to the oil and gas business. The Company currently pursues acquisitions, exploitation and controlled risk exploration.

ACQUISITION ACTIVITIES

Beginning in 1995, the Company began to seek out and evaluate potential oil and gas property acquisitions as well as the acquisition of oil and gas companies. The Company intends to finance such acquisitions from multiple funding sources. Such funding sources may include internally generated funds, issuance of the Company's capital stock, public or private borrowings or a combination of such sources. The Company's recent acquisition activity is generally described below.

SMC DEVELOPMENT, L. P.

The Company acquired the limited partner interest in SMC Development, L. P., a Texas limited partnership, for $3,000,000 cash on August 30, 1996. Upon the acquisition of the limited partner's interest, the partnership was dissolved, resulting in the Company obtaining a direct working interest in sixteen oil and gas properties with proved reserves estimated to be 4.2 billion cubic feet of gas and 149,000 barrels of liquids located primarily in south Louisiana. The limited partnership was co-managed by the Company and Diasu Oil & Gas Co., Inc., a Texas corporation ("Diasu") principally engaged in the exploration and production of oil and gas in south Louisiana. In January 1996, Diasu sold for $1,200,000 cash certain oil and gas properties to the limited partnership. The sole limited partner of the limited partnership was Torch Energy Finance Fund Limited Partnership I, whose general partner was Torch Energy Finance Company (collectively, "Torch"). On August 30, 1996, the Company purchased from Torch 100% of the limited partnership interest in the limited partnership for $3,000,000 cash, the limited partnership was dissolved and its oil and gas properties distributed to the Company and Diasu as follows: the Company and Diasu acquired an undivided 93% and 7% interest in the properties, respectively, except that the Company's interest in certain of the properties will decrease to 81.5% after the Company has recovered its costs of acquiring Torch's limited partnership interest.

STONE & WEBSTER ACQUISITION

On December 20, 1995, the Company completed the acquisition of certain oil and gas assets and outstanding capital stock of three subsidiaries of Stone & Webster, Inc. ("S&W"). The oil and gas assets acquired include interests in more than 1,400 wells, including 14 wells operated by Company personnel in two Wilcox formation fields in DeWitt and Lavaca Counties, Texas. One of the acquired subsidiaries is Spruce Hills Production Company, Inc., a Delaware corporation that owns interests in approximately 1,200 wells located in Canada. Another acquired subsidiary, San Salvador Development Company, Inc., a Texas corporation, was merged into the Company during 1996. As a result of the merger, the Company became the direct owner of San Salvador's interests in approximately 270,000 gross mineral acres in the Texas panhandle and New Mexico together with associated producing royalties. The third acquired S&W subsidiary, Venture Resources, Inc., was sold by the Company in March 1996 for $1,143,000 in cash. Venture held interests in 10 pipeline and gathering systems in Oklahoma, Texas and Louisiana, which were not a part of the Company's core businesses. The purchase price for the S&W assets and three subsidiaries acquired in the transaction was approximately $16,400,000, including adjustments and related transaction costs.

The Company financed the S&W acquisition with working capital and two loans aggregating $15,215,000 from Compass Bank - Houston. The Company borrowed $3,500,000 pursuant to a term loan arrangement due July 1, 1996, which was subsequently refinanced by the Company. The Company borrowed $11,715,000 pursuant to a reducing revolving credit arrangement with an initial borrowing base of $12,500,000.


EXPLOITATION AND EXPLORATION ACTIVITIES

In line with the Company's current strategy of pursuing controlled risk exploration, the Company has entered into two separate joint ventures. These joint ventures are described below.

SOUTHERN LINKS GROUP JOINT VENTURE

In September, 1995, the Company entered into a joint venture with The Links Group, Inc., called Southern Links Group Joint Venture ("Southern Links"). Southern Links was formed to jointly develop exploration prospects in the shallow offshore Texas state waters. The application of new technologies, including 3-D seismic surveys, makes the area more appealing to a growing market of potential participants. Southern Links defines prospects in the area and packages and markets the prospects to industry participants. The joint venture intends to continue to redeploy proceeds from the sale of its prospects into new tracts at subsequent lease auctions.

DIASU JOINT VENTURE

The Company also entered into a joint venture with Diasu in January, 1996. The Company has the option to pay leasehold, seismic and other third party costs in the development of exploration prospects located primarily in south Louisiana with Diasu for a two year period. Under the arrangement, as funded prospects are sold the Company will recoup its prospect costs plus one-third of any potential promote or carried interest received by Diasu after the sale of the prospect. The Company has an option to receive this carried interest or to take a one-third interest in each prospect and drill the property without further burden or profit by Diasu. This arrangement provides the Company with considerable flexibility in structuring its risk profile on a prospect by prospect basis.

In addition to the two joint ventures, the Company has either initiated or agreed to participate in various exploration opportunities. The Company intends that its exploration effort is primarily composed of internally generated projects. However, a portion of the Company's budget is earmarked for exploratory opportunities brought to the Company by individuals and other companies. The Company will limit its exploration exposure to any given prospect to no more than a few hundred thousand dollars of risk capital.

Brazos Block 480, Offshore, Gulf of Mexico. To date, one prospect, Brazos Block 480, has been developed, defined and marketed from the Southern Links joint venture. It is expected that the initial test well will begin drilling in the first quarter, with test results expected in sixty to ninety days from commencement of drilling operations. The joint venture has marketed 100% of the prospect to larger oil and gas companies and has retained a carried interest through the testing of the first well.

Southern Eagle, Offshore, Gulf of Mexico. The Company has initiated a project called Southern Eagle along the shallow state waters offshore Matagorda Island, Texas. In January, 1997, the Company licensed and took delivery of over 320 square miles of 3-D seismic data. Company personnel are working the data to define prospects on which it is expected that acreage will be leased by the Company during 1997. If the leasing of acreage on prospects is successful in 1997, it is anticipated that one or more initial test wells will be drilled prior to year end 1997. It is expected that the Southern Eagle project will continue for one or two years beyond 1997.

Matthews Project, Texas. The Company initiated a project with another independent that is named the Matthews Project. Farmout acreage or seismic options have been taken on approximately 6,500 acres along the DeWitt and Lavaca County lines, Texas. It is anticipated that a nineteen square mile 3-D seismic survey will be shot during the first half of 1997, and that drillable prospects will be available for commencement prior to year end. The Company owns rights to 25% of this prospect and will receive a promoted interest on any of the remaining 75% placed by the co-ventures with third party investors.

Alta Loma Project, Texas. The Company has also leased acreage on a project called Alta Loma in Galveston County, Texas. Discussions are underway with a 3-D seismic company regarding a joint effort to combine acreage and conduct a twenty square mile 3-D seismic survey in 1997. It is currently anticipated that drilling would not commence on this project until the beginning of 1998.

Maple Gap Project, Texas. The Company has agreed to participate for a 12.5%working interest in a project called Maple Gap, Orange County, Texas. The initial test well is expected to be drilled during the first half of 1997. Following evaluation of the initial well, it is expected that the working interest parties will shoot a 3-D seismic survey over the project to delineate the exploitation and development of the field.


BUSINESS RISKS

The Company's operations are subject to numerous federal, state and local laws, rules and regulations relating to the protection of the environment, health and safety, including but without limitation, laws concerning the release and containment and disposal of pollutants and wastes that can be produced by operations in which the Company owns interests. In addition, the Company's operations are affected by numerous federal, state and local laws, rules and regulations relating to the exploration, production, transportation, marketing and sales of oil and natural gas. In the past, the Company's compliance with such laws, rules and regulations has not had a material adverse effect on its capital expenditures, earnings or competitive position. However, the Company cannot predict whether its future compliance with, or the effect of, such laws, rules and regulations would have a material adverse effect on its capital expenditures, earnings or competitive position.

The Company anticipates that in the near term it will rely on various sources to fund its principal business activity of acquiring oil and gas producing reserves. Such funding sources may include, but not be limited to, use of working capital, the issuance of the Company's capital stock, public and private equity and debt markets and lending institutions such as banks and energy investment firms. The Company's ability to access any or all of these sources of funds may be impacted by a wide variety of factors that may include its own financial condition as well as specific or general economic conditions that each capital or debt market may experience at the time the Company requires funding. There can be no assurances that the Company will be successful in utilizing any of these sources to fund its acquisitions.

The Company is not dependent on any patents, trademarks, licenses, franchises, or concessions.

Approximately 30% of the Company's revenues during the year ended December 31, 1996 were derived from Canadian properties acquired in December 1995. The costs and revenues associated with the Company's Canadian operations are denominated in Canadian dollars. The Company records its transactions and prepares its financial statements in U.S. dollars. Fluctuations in the value of the two currencies may cause currency translations losses for the Company or reduced revenues and earnings, or both, with respect to its Canadian operations. The Company cannot predict the effect of exchange rate fluctuations upon future operating results.


COMPETITION

There is a high degree of competition in the acquisition of producing oil and gas properties and the oil and gas exploration industry. Consequently, the Company competes with many other entities for desirable potential acquisitions and exploration and development prospects. The Company's competitors include the major integrated oil companies as well as numerous independent oil and gas companies and other producers of energy sources and fuels. Many of these competitors have capital resources and other competitive advantages much greater than that of the Company, and may therefore be better able than the Company to withstand and compete during adverse market conditions. The Company's ability to generate revenues and reserves in the future will be dependent upon, among other things, its success in competing with these competitors, as to which there can be no assurances. With respect to the oil and gas mineral rights owned by the Company, the Company considers proposals to lease its mineral rights on the basis of the best offer from prospective lessees.


REGULATIONS

Domestic Environmental Regulation. Operations of the Company are subject to numerous federal, state, and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences; restrict or prohibit the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities; prohibit drilling activities on certain lands lying within wetlands or other protected areas; and impose substantial liabilities for pollution resulting from drilling and production operations. Moreover, state and federal environmental laws and regulations may become more stringent. These environmental laws and regulations may affect the Company's operations and costs as a result of their effect on oil and gas development, exploration, and production operations. For instance, legislation has been proposed in Congress from time to time that would amend the federal Resource Conservation and Recovery Act of 1976 ("RCRA") to reclassify oil and gas production wastes as "hazardous waste". If such legislation were enacted, it could have a significant impact on the Company's operating costs, as well as on the oil and gas industry in general. It is not anticipated that the Company will be required in the near future to expend amounts that are material in relation to its total capital expenditure program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance. In addition, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") and certain state laws and regulations impose liability for cleanup of waste sites.

The Oil Pollution Act ("OPA") currently requires persons responsible for "offshore facilities" to establish $150,000,000 in financial responsibility to cover environmental cleanup and restoration costs likely to be incurred in connection with an oil spill in the waters of the United States. On September 30, 1996 Congress passed legislation that would lower the financial responsibility requirement under OPA to $35,000,000, subject to increase to $150,000,000 if a formal risk assessment indicates the increase is warranted. The Company cannot predict whether the President will sign this legislation. The impact of any legislation is not expected to be any more burdensome to the Company than it will be to other similarly situated companies involved in oil and gas exploration and production.

OPA imposes a variety of additional requirements on "responsible parties" for vessels or oil and gas facilities related to the prevention of oil spills and liability for damages resulting from such spills in waters of the United States. The "responsible party" includes the owner or operator of an onshore facility, pipeline, or vessel or the lessee or permittee of the area in which an offshore facility is located. OPA assigns liability to each responsible party for oil spill removal costs and a variety of public and private damages from oil spills. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill is caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If a party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. OPA establishes a liability limit for offshore facilities (including pipelines) of all removal costs plus $75,000,000. Few defenses exist to the liability for oil spills imposed by OPA. OPA also imposes other requirements on facility operators, such as the preparation of an oil spill contingency plan. Failure to comply with ongoing requirements or inadequate cooperation in a spill event may subject a responsible party to civil or criminal enforcement actions.

The Federal Water Pollution Control Act ("FWPCA") imposes restrictions and strict controls regarding the discharge of produced waters and other oil and gas wastes into navigable waters. Permits must be obtained to discharge pollutants to state and federal waters. The FWPCA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities and, along with the OPA, may impose substantial potential liability for the costs of removal, remediation and damages. State water discharge regulations and the federal ("NPDES") permits prohibit or are expected to prohibit within the next year the discharge of produced water and sand, and some other substances related to the oil and gas industry, to coastal waters. Although the costs to comply with zero discharge mandates under federal or state law may be significant, the entire industry will experience similar costs and the Company believes that these costs will not have a material adverse impact on the Company's financial conditions and operations. Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges. Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

Canadian Environmental Regulation. Operations of the Company are subject to numerous federal, provincial and local laws and regulations. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced in association with certain oil and gas industry operations and can affect the location and operation of wells and other facilities and the extent to which exploration and development is permitted. Legislation also requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities and local landowners. A breach of such legislation may result in the suspension or revocation of licences and authorizations, and the suspension of operations, as well as the imposition of clean-up orders, fines and penalties. In addition, certain types of operations may require environmental assessment and reviews to be completed before approvals are obtained and before exploration or development projects are begun. The Company does not anticipate that it will be required to make capital or other expenditures by reason of environmental laws and regulations that are material in relation to the Company's total capital expenditure program or that would have a material adverse effect on the Company's earnings, but inasmuch as such laws and regulation are frequently changed, the Company is unable to predict the ultimate cost of compliance.

Domestic Oil and Gas Regulation. Complex regulations concerning all phases of energy development at the local, state and federal levels apply to the Company's operations and often require interpretation by the Company's professional staff or outside advisors. The federal government and various state governments have adopted numerous laws and regulations respecting the production, transportation, marketing and sale of oil and natural gas. Regulation by state and local governments usually covers matters such as the spacing of wells, allowable production rates, environmental protection, pollution control, taxation and other related matters. Moreover, future changes in local, state or federal laws and regulations could adversely affect the operations of the Company.

Domestic exploration for, and production and sale of, oil and gas are extensively regulated at both the federal and state levels. Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Numerous departments and agencies, both federal and state, are also authorized by statute to issue, and have issued, rules and regulations binding on the oil and gas industry that often are costly to comply with and that carry substantial penalties for non-compliance. In addition, production operations are affected by changing tax and other laws relating to the petroleum industry, by constantly changing administrative regulations, and possible interruption or termination by government authorities.

Effective January 1, 1993, all price controls on natural gas were eliminated, ending decades of federal pricing control of natural gas. The impact of price decontrol on the Company is uncertain at present, but would appear not to cause a material adverse effect on the business of the Company.

In the late 1980's, the Federal Energy Regulatory Commission ("FERC"), through a series of orders, made major changes in certain of its regulations that have since significantly affected the transportation and marketing of gas. These regulations require gas pipelines to transport gas on a non-discriminatory basis. As a result, many pipelines have become transporters of gas owned by others and have greatly reduced their purchases of gas for resale.

Commencing in April, 1992, the FERC issued Order Nos. 636, 636-A, and
636-B ("Order No. 636"), which require interstate pipelines to provide transportation separate, or "unbundled", from the pipelines' sales of gas. Also, Order No. 636 requires pipelines to provide open-access transportation on a basis that is equal for all gas shippers. Although Order No. 636 does not directly regulate the Company's activities, the FERC has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company's activities. Although Order No. 636, assuming it is upheld in its entirety, could provide the Company with additional market access and more fairly applied transportation service rates, Order No. 636 could also subject the Company to more restrictive pipeline imbalance tolerances and greater penalties for violation of those tolerances. In July 1996, the United States Court of Appeals for the District of Columbia Circuit largely upheld Order No. 636. The FERC has issued final orders of virtually all Order No. 636 pipeline restructuring proceedings. Appeals of Order No. 636, as well as orders in the individual pipeline restructuring proceedings, are currently pending, and the Company cannot predict the ultimate outcome of court review. This review may result in the reversal, in whole or in part, of Order No. 636.

In December 1992, the FERC issued Order No. 547, governing the issuance of blanket marketer sales certificates to all natural gas sellers other than interstate pipelines. Order No. 547 applies to non-first sales that remain subject to the FERC's NGA jurisdiction. The FERC intends Order No. 547, in tandem with Order No. 636, to foster a competitive market for natural gas by giving natural gas purchasers access to multiple supply sources at market-driven prices. Order No. 547 may increase competition in markets in which the Company's natural gas is sold which may negatively affect revenues in the future.

Commencing in May 1994, the FERC has issued a series of orders in individual cases that delineate its gathering policy as a result of the comments received. Among other matters, the FERC slightly narrowed its statutory tests for establishing gathering status and reaffirmed that it does not have jurisdiction over natural gas gathering facilities and services and that such facilities and services are properly regulated by state authorities. As a result, natural gas gathering may receive greater regulatory scrutiny by state agencies. In addition, the FERC has approved several transfers by interstate pipelines of gathering facilities to unregulate gathering companies, including affiliates. This could allow such companies to compete more effectively with independent gatherers. The FERC's orders delineating its new gathering policy are subject to possible court appeals.

The FERC has announced its intention to reexamine certain of its transportation-related policies, including the appropriate manner for setting rates for new interstate pipeline construction and the manner in which interstate pipelines release transportation capacity under Order No. 636. While any resulting FERC action would affect the Company only indirectly, these inquiries are intended to further enhance competition in natural gas markets.

Canadian Oil and Gas Regulation. The oil and natural gas industry is subject to extensive legislation and regulation governing its operations including land tenure, exploration, development, production, refining, transportation, marketing, environmental protection, exports, taxes, labor standards and health and safety standards imposed by legislation enacted by various levels of government. In addition, extensive legislation and regulation exists with respect to pricing and taxation of oil and natural gas and related products.

CUSTOMERS

Oil and gas hydrocarbons are the principal products produced by the Company and sales of such products are usually made in the spot market or on such other bases that may be impacted by the effect of changes in current market prices. Future oil and natural gas prices may be affected by a variety of factors including, but not limited to, supply and demand, world and regional market conditions, political conditions and seasonal factors, all of which the Company is unable to control or accurately predict. In the past, there have not been, and management does not expect there to be in the near term, any material adverse effects on the Company's business due to seasonal aspects. Backlog is not a factor in the Company's operations. The Company is principally engaged in a single industry segment, the acquisition, exploration, development, and production of oil and gas reserves, all in the United States and Canada. Sales of oil and gas to customers accounting for 10% or more of revenues were as follows:

         CUSTOMER                                   1996        1995        1994
         --------                                 ------      ------      ------
                                                           (in thousands)
         G C Marketing Company                    $3,212      $   --      $   --
         Mike Rogers Drilling Company                591         746         651
         Ashtola Exploration Company                  --         208         283


OPERATIONAL HAZARDS AND INSURANCE

The Company's operations are subject to all of the risks normally incident to the production of oil and gas, including blowouts, cratering, pipe failure, casing collapse, oil spills and fires, each of which could result in severe damage to or destruction of oil and gas wells, production facilities or other property, or injury to persons. The energy business also is subject to environmental hazards, such as oil spills, gas leaks, and ruptures and discharge of toxic substances or gases that could expose the Company to substantial liability due to pollution and other environmental damage. Although the Company maintains insurance coverage considered to be customary in the industry, it is not fully insured against certain of these risks, either because such insurance is not available or because of high premium costs. The occurrence of a significant event that is not fully insured against could have a material adverse effect on the Company's financial position.


EMPLOYEES

At March 18, 1997, the Company employed sixteen full-time persons including one engineer, two geologists, one landman and thirteen administrative, technical and accounting personnel. In addition, the Company employed three consultants including one geologist, one engineer and one engineering technical assistant.

SELECTED FINANCIAL DATA  (in thousands)

COMPARATIVE CONSOLIDATED BALANCE SHEETS

                                                                                         AS OF DECEMBER 31,
                                                            -----------------------------------------------------------------------
ASSETS                                                          1996           1995           1994           1993           1992
                                                            -----------    -----------    -----------    ------------   -----------
Current assets                                              $     2,918    $     2,071    $     1,973    $     2,865    $     2,343
Property and equipment                                           20,599         18,042          1,347          4,106          5,384
Oil and gas properties held for sale and other                      869          1,554             50            350            376
                                                            -----------    -----------    -----------    -----------    -----------
                                                            $    24,386    $    21,667    $     3,370    $     7,321    $     8,103
                                                            ===========    ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                         $       683    $     5,960    $       290    $       561    $       421
Deferred income taxes                                             1,169            606            ---            547            730
Long term debt                                                    3,900          9,920            ---            ---            ---
Stockholders' equity                                             18,634          5,181          3,080          6,213          6,952
                                                            -----------    -----------    -----------    -----------    -----------
                                                            $    24,386    $    21,667    $     3,370    $     7,321    $     8,103
                                                            ===========    ===========    ===========    ===========    ===========

WORKING CAPITAL                                             $     2,235    $    (3,889)    $    1,683    $     2,304    $     1,922
                                                            ===========    ===========     ==========    ===========    ===========

COMPARATIVE STATEMENTS OF OPERATIONS

REVENUES
Oil and gas                                                 $    11,780    $     2,044    $     1,747    $     2,891    $     2,465
Gains (losses) on sales of properties                               453            170             66            146            (26)
                                                            -----------    -----------    -----------    -----------    ------------
                                                                 12,233          2,214          1,813          3,037          2,439

EXPENSES                                                          8,164          2,488          5,580          3,959          4,048
                                                            -----------    -----------    -----------    -----------    -----------
Income (loss) from operations                                     4,069           (274)        (3,767)          (922)        (1,609)
Other income, expenses and deductions
   Interest and other income                                        286            146             76             41             78
   Interest and debt expense                                     (1,242)           ---            ---            ---            ---
                                                            -----------    -----------    ------------   ------------   -----------
Income (loss) before income taxes and the cumulative
  effect of a change in accounting for income taxes               3,113           (128)        (3,691)          (881)        (1,531)
Provision (benefit) for income taxes                                679              9           (558)          (279)          (487)
                                                            -----------    -----------    -----------    -----------    -----------
Income (loss) before the cumulative effect of a change
  in accounting for income taxes                                  2,434           (137)        (3,133)          (602)        (1,044)
Cumulative effect of a change in accounting for
  income taxes                                                      ---            ---            ---             65            ---
                                                            -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                           $     2,434    $      (137)   $    (3,133)   $      (537)   $    (1,044)
                                                            ===========    ===========    ============   ============   ============
PER PRIMARY SHARE OF STOCK:
Net income (loss) before the cumulative effect of a
  change in accounting for income taxes                     $       .34    $     (0.02)   $     (0.78)   $     (0.15)   $     (0.26)
Cumulative effect of a change in accounting for
  income taxes                                                      ---            ---            ---           0.02            ---
                                                            -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                           $       .34    $     (0.02)   $     (0.78)   $     (0.13)   $     (0.26)
                                                            ===========    ===========    ===========    ===========    ===========

Primary weighted average number of shares                         7,215          5,701          4,162           4,131          4,016
                                                            ===========    ============   ===========    ============   ============
Fully diluted weighted average number of shares                   7,336          5,701          4,162           4,131          4,016
                                                            ===========    ============   ============   ============   ============


Note A Pursuant to the provisions of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", the Company changed its method of accounting for income taxes and recorded an adjustment of $65 benefitting 1993.

Note B In 1994, Company recognized a Valuation Reduction of $1,724 in connection with the write-down of its investment in certain producing oil and gas properties.

ITEM 2. DESCRIPTION OF PROPERTIES

GENERAL

At December 31, 1996, the Company held interests in excess of 700 gross wells in the continental United States and in excess of 1,200 gross wells in Canada consisting of working interests, royalty interests and overriding royalty interests. Approximately 23% of the Company's proved oil and gas reserves are oil and approximately 77% are gas, measured in energy equivalent barrels of oil basis (natural gas is converted at the rate of six thousand cubic feet of gas for each barrel of oil).

OIL AND GAS RESERVE INFORMATION

The following two tables reflect the estimated proved reserves of the Company. The oil and gas reserves are principally located onshore in the continental United States and Canada. The Company's reserve information has been based on estimates prepared by an independent consulting petroleum engineer. The independent consultant who prepared the reserve estimate information as of December 31, 1994, was Hedrick and Associates. Hedrick and Associates is no longer in business as of December 31, 1995. Netherland, Sewell & Associates, Inc. has prepared the domestic reserve estimates as of December 31, 1995 and audited the December 31, 1996 domestic reserve estimates which were prepared by the Company. McDaniel & Associates Consultants LTD. prepared the Canadian reserve estimates as of December 31, 1995 and 1996. Since the beginning of the last fiscal year, the Company has not filed any estimates of its reserves with any Federal authority or agency.



                                                    U.S.                         CANADA                          TOTAL
                                          ---------------------------   ---------------------------    ---------------------------
                                               OIL            GAS            OIL            GAS            OIL            GAS
PROVED RESERVES                               (BBLS)         (MCF)          (BBLS)         (MCF)          (BBLS)         (MCF)
---------------                           -----------    ------------   ------------   ------------   -------------   ------------
   Balance, December 31, 1993                  474,486      1,238,857           --             --          474,486      1,238,857
   Extensions, discoveries and additions        45,834        245,190           --             --           45,834        245,190
   Revisions of previous estimates            (213,258)      (397,443)          --             --         (213,258)      (397,443)
   Production                                  (78,866)      (300,544)          --             --          (78,866)      (300,544)
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Balance, December 31, 1994                  228,196        786,060           --             --          228,196        786,060
   Extensions, discoveries and additions            66          8,449           --             --               66          8,449
   Revisions of previous estimates             (24,715)      (145,903)          --             --          (24,715)      (145,903)
   Purchase of minerals in place               568,702     20,400,151        868,495      5,786,239      1,437,197     26,186,390
   Production                                  (84,848)      (404,319)          --             --          (84,848)      (404,319)
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Balance, December 31, 1995                  687,401     20,644,438        868,495      5,786,239      1,555,896     26,430,677
   Extensions, discoveries and additions         6,081        479,336         31,351      1,506,458         37,432      1,985,794
   Revisions of previous estimates              33,975       (519,051)       (35,593)       528,330         (1,618)         9,279
   Purchase of minerals in place               109,252      4,590,014           --             --          109,252      4,590,014
   Production                                 (120,855)    (2,396,379)      (112,563)      (961,527)      (233,418)    (3,357,906)
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Balance, December 31, 1996                  715,854     22,798,358        751,690      6,859,500      1,467,544     29,657,858
                                           ===========    ===========    ===========    ===========    ===========    ===========

PROVED DEVELOPED RESERVES
   Balance, December 31, 1994                  228,196        786,060           --             --          228,196        786,060
   Balance, December 31, 1995                  661,852     20,446,505        868,495      5,786,239      1,530,347     26,232,744
   Balance, December 31, 1996                  608,705     19,361,667        751,690      6,859,500      1,360,395     26,221,167

PRODUCTION AND PRICE HISTORY

The following table sets forth certain information concerning the Company's annual net oil and gas production and average price information for the year ended December 31:

Production:                                 1996              1995               1994
                                        ------------      -----------      ----------
   Oil (Bbls)
      U.S.                                  120,855          84,848            78,866
      Canada                                112,563             ---               ---
                                        -----------      ----------       -----------
      Total                                 233,418          84,848            78,866
   Gas (Mcf)
      U.S.                                2,396,379         404,319           300,544
      Canada                                961,527             ---               ---
                                        -----------      ----------       -----------
      Total                               3,357,906         404,319           300,544
Average sales price:
   Oil ($ per Bbl)
      U.S.                                    19.69           16.23             15.31
      Canada                                  18.09             ---               ---
                                        -----------      ----------       -----------
      Average                                 18.92           16.23             15.31
   Gas ($ per Mcf)
      U.S.                                     2.29            1.65              1.80
      Canada                                   1.17             ---               ---
                                        -----------      ----------       -----------
      Average                                  1.97            1.65              1.80
Average lifting costs ($ per Mcfe)
   Operating expenses and pr                   0.58            0.72              0.71
   Depreciation, depletion a                   0.60            0.87              0.91

PRODUCTIVE WELLS STATISTICS

The following table sets forth information concerning productive wells in which the Company has an interest as of December 31, 1996:

                 OIL            GAS           TOTAL
            --------------  -----------  ---------------
            GROSS     NET   GROSS   NET  GROSS       NET
            --------------  -----------  ---------------
Canada       699     15.1   510     6.5   1,209     21.6
U. S.(1)     224     15.4   487    52.8     711     68.2

(1) Includes producing units that contain numerous wells. Each unit is counted as one gross well and the unit working interest is included in the net wells.

DEVELOPMENT AND EXPLORATORY WELLS DRILLED

The following table includes the drilling results of wells in which the Company has a working interest for the year ended December 31:

                                            1996              1995             1994
                                        --------------   ---------------   -------------
EXPLORATORY:                            GROSS     NET    GROSS      NET    GROSS     NET
                                        -------------    ---------------   -------------
  Oil                                       0     .000       0      .000       0    .000
  Gas                                       1     .150       0      .000       3    .307
  Dry hole                                  3     .335       0      .000       3    .430
DEVELOPMENT:
  Oil                                      21     .246       0      .000       1    .250
  Gas                                      15     .257       2      .020       0    .000
  Dry hole                                  6     .174       1      .150       2    .068
TOTAL
  Productive                               37     .653       2      .020       4    .557
  Dry hole                                  9     .509       1      .150       5    .498

DEVELOPED AND UNDEVELOPED LEASEHOLD ACREAGE:

The following table shows the Company's leasehold interest in developed and undeveloped oil and gas acreage as of December 31, 1996. This table does not reflect certain mineral acreage owned by the Company. In the following data "Gross" refers to the total acres in which the Company has a working interest and "Net" refers to gross acres multiplied by the percentage of the working interest owned by the Company.

                                               DEVELOPED                           UNDEVELOPED
                                                ACREAGE                              ACREAGE
                                        -----------------------------     -------------------------------
UNITED STATES                              GROSS             NET              GROSS                 NET
-------------                           -----------      ------------      -----------             ------
Alabama                                         651                26              188                 7
Arkansas                                      1,040               247            1,799               450
Colorado                                        288                21                0                 0
Kansas                                          204                53                0                 0
Louisiana                                     4,895               765              486               452
Michigan                                         96                 2                0                 0
Mississippi                                     972               115            1,207               132
Montana                                          24                 2                0                 0
New Mexico                                    3,012               213                0                 0
North Dakota                                    400               177                0                 0
Oklahoma                                      2,360               379                0                 0
Texas                                        19,577             3,555            2,426             1,083
Texas - Offshore                              5,760               105            1,440             1,440
Wyoming                                      10,384               500                0                 0
Utah                                            672               148                0                 0
                                        -----------      ------------      -----------      ------------
         Total-Domestic                      50,335             6,308            7,546             3,564
                                        ===========      ============      ===========      ============
CANADA
Alberta                                      85,280             3,057          209,176            12,957
Saskatchewan                                  2,160                 1              960                 1
British Columbia                              2,086               260           28,715             1,737
                                        -----------      ------------      -----------      ------------
         Total-Canadian                      89,526             3,318          238,851            14,695
                                        ===========      ============      ===========      ============

         Total Leasehold Acreage            139,861             9,626          246,397            18,259
                                        ===========      ============      ===========      ============

"Developed acreage" consists of lease acres spaced or assignable to production on which wells have been drilled or completed to a point that would permit production of commercial quantities of oil or gas.

The Company's ownership of mineral rights is set forth below:

                                                GROSS                             NET
STATE                                      MINERAL ACRES                      MINERAL ACRES
-----                                      -------------                      -------------
Mississippi                                     262,000                            118,000
Wisconsin                                       121,000                            110,000
Texas                                           212,514                             84,183
New Mexico                                       67,634                             32,577
Other                                             2,000                              2,000
                                                -------                            -------
         Total                                  665,148                            346,760
                                                =======                            =======

The Company is not aware of any valuable minerals appurtenant to the mineral rights in Wisconsin, and therefore has no plans to develop minerals on such properties. Currently, the Company has 2,885 net mineral acres in southern Mississippi, 18,194 net mineral acres in Texas and 3,177 net mineral acres in New Mexico under lease to others.

ITEM 3.  LEGAL PROCEEDINGS

No material legal proceedings are pending.


ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of the security holders during the fourth quarter of the Company's last fiscal year.

                                    PART II

ITEM 5.  MARKET FOR COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR COMPANY'S COMMON STOCK

Prices are based on trades made while the Company was listed on the NASDAQ National Market System through March 9, 1995. Since March 10, 1995, the Company's Common Stock has been traded on the NASDAQ SmallCap Market with the trading symbol SMIN.

The following table sets forth the high and low sales prices on the market systems noted above for the Company's Common Stock for the periods indicated:


                                     1996               1995                1994
                             -------------------  -----------------  ------------------
                                HIGH        LOW     HIGH       LOW      HIGH       LOW
First Quarter                $   2.13    $  1.25  $  1.25   $   .63   $  2.13   $  1.63
Second Quarter                   3.38       1.81     1.25       .94      2.00       .69
Third Quarter                    5.00       2.88     1.06       .75      1.38       .94
Fourth Quarter                   6.00       4.25     1.63       .75      1.13       .44
                             --------    -------  -------   -------   -------   -------

For the Year                 $   6.00    $  1.25  $  1.63   $   .63   $  2.13   $   .44
                             ========    =======  =======   =======   =======   =======

The Company did not declare any dividends in fiscal 1996, 1995 or 1994. The payment of future dividends on Common Stock, if any, will be reviewed periodically by the Company's Board of Directors, and will depend upon, among other things, Company's financial condition, funds available from operations, the amount of anticipated capital and other expenditures, and the Company's future business prospects. It is likely that for the foreseeable future, funds available for dividends on Common Stock, if any, will be retained by the Company to finance the growth of its business. Payment of dividends is currently restricted by the terms of the Company's bank loan agreement.

There were 669 stockholders of record on March 18, 1997.

RECENT SALES OF UNREGISTERED SECURITIES

The following information is given with respect to securities issued by the Company during 1996 in transactions which were not registered under the Securities Act of 1933, as amended (the "1933 Act"). A claim of exemption under
Section 4(2) of the 1933 Act is claimed with respect these transactions. The subject securities are either nontransferable or each issuee thereof represented that it understood that the securities acquired could not be sold or otherwise transferred without registration under the 1933 Act or the availability of an exemption therefrom, and each certificate representing such securities bears (or upon issuance will bear) a restrictive legend to that effect.

December 1996 Private Placement. On December 23, 1996, the Company sold 2,500,000 shares of its Common Stock at a price of $4.50 per share or an aggregate $11,250,000 in a private placement to institutional and accredited investors for which Morgan Keegan & Company, Inc. ("MKC") was the placement agent (the "Private Placement"). Net proceeds to the Company were $10,687,500 after payment to the placement agent of a 5% fee of $562,500. As part of MKC's compensation for acting as placement agent, the Company issued to MKC a warrant exercisable for 120,000 shares of Common Stock at $4.50 per share until December 23, 2001, subject to certain anti-dilution adjustments. The Company currently has pending a Form S-3 registration statement to register under the 1933 Act the resale of the shares of Common Stock sold in the private placement and underlying MKC's warrant (the "Pending Form S-3").

EnCap Investments, L.C. In November 1996, the Company issued to EnCap Investments, L.C. 20,000 shares of Common Stock under a November 5, 1996 agreement between EnCap and the Company as a retainer for EnCap's efforts to target acquisition candidates for the Company. If and when the consideration paid by the Company for such acquisitions exceeds $5,000,000, the Company agreed to issue EnCap warrants exercisable for three years for 80,000 shares of Common Stock at an exercise price equal to the Common Stock's market price at the time the $5,000,000 threshold is exceeded. The resale of the 20,000 shares issued to EnCap is covered by the Pending Form S-3.

Diasu and its Principals. In January 1996, the Company issued 87,500 shares of Common Stock to to each of Gary L. Chitty and Thomas J. McMinn pursuant to a Subscription Agreement and Assumption of Obligations between the Company and Messrs. Chitty and McMinn, dated January 5, 1996 ("Subscription Agreement"). The resale of these aggregate 175,000 shares is covered by the Pending Form S-3. Each of Messrs. Chitty and McMinn is a director, executive officer and beneficial owner of 50% of the outstanding equity securities of Diasu Oil & Gas Co., Inc., a Texas corporation ("Diasu") principally engaged in the exploration and production of oil and gas. On January 5, 1996, Diasu and the Company entered into an Option Agreement granting the Company an option to participate as an investor in any oil and gas exploration and development projects proposed by Diasu or its affiliates during the following 24-month period (the "Option Agreement"). Pursuant to the Subscription Agreement, each of Messrs. Chitty and McMinn agreed to cause Diasu to honor its obligations under the Option Agreement and to make the Option Agreement applicable to any oil and gas prospects that either of Messrs. Chitty or McMinn and certain of their affiliates might pursue. In consideration for the Company's rights under the Subscription Agreement, the Company issued each of Messrs. Chitty and McMinn 87,500 shares of Common Stock and a presently exercisable warrant for 200,000 shares of Common Stock (collectively, the "First Warrants"). Pursuant to the Option Agreement, the Company issued Diasu warrants exercisable for 200,000 shares of Common Stock (the "Second Warrants"). Diasu subsequently transferred a Second Warrant exercisable for 100,000 shares to each of Messrs. Chitty and McMinn. Each of the First Warrants and Second Warrants may be exercised until January 5, 2001 at $2.00 per share and are subject to certain anti-dilution adjustments. The Company negotiated the $2.00 per share exercise price of these warrants to be at a premium of the average last sale price for the Common Stock on the NASDAQ SmallCap Market on January 2, 3 and 4, 1996 of $1.5625 per share. The Company agreed to register the resale of shares of Common Stock actually issued to Messrs. Chitty and McMinn under the Subscription Agreement and upon exercise of the First Warrants and Second Warrants.

1996 Stock Option Plan. During 1996, the Company granted options exercisable for 130,000 shares of Common Stock under the Company's 1996 Stock Option Plan (the "SOP"). Pursuant to the SOP, the Company may grant options to purchase up to 300,000 shares (subject to customary anti-dilution adjustments) of its Common Stock to key employees of the Company. The SOP is administered by the Compensation Committee of the Company's Board of Directors which generally has authority to establish who receives options and the terms and conditions thereof, including vesting and exercise price. The exercise price of each option granted in 1996 is the market price for the Common Stock on the date of grant, determined by reference to the most recent closing price therefor reported on the NASDAQ SmallCap Market.

1996 Employee Stock Purchase Plan. Subsequent to 1996, the Company granted options exercisable for 5,313 shares of Common Stock under the Company's 1996 Employee Stock Purchase Plan (the "SPP"). The SPP is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Pursuant to the SPP, the Company may grant options to purchase up to 300,000 shares (subject to customary anti-dilution adjustments) of its Common Stock to employees of the Company. Options may be granted on January 1 and July 1 of each year to eligible employees who elect to participate in the SPP. The term of each option is six months from the date of grant. The number of options granted to each participant equals the quotient of (i) the total payroll deductions authorized by the participant as extended during the full applicable option period, divided by (ii) 85% of the fair market value of the Common Stock as of the date of grant of such option. The exercise price of options under SPP is 85% of the fair market value of the Common Stock as of the date of grant or the date of exercise of such option, whichever is less, determined by reference to the most recent closing price therefor reported on the NASDAQ SmallCap Market.

The Company's Form S-8 Registration Statement No. 333-12375 generally covers the issuance and resale (subject, in the case of affiliates, to Rule 144 under the 1933 Act) of Common Stock issuable upon exercise of options under the SOP and SPP.


ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 1996
AS COMPARED TO THE PERIOD ENDED DECEMBER 31, 1995

Oil and gas revenues for 1996 were $11,780,000, up 476% compared to oil and gas revenues for 1995 of $2,044,000. The increase in revenues reflects higher production volumes of both natural gas and crude oil and higher commodity prices for both natural gas and oil. Higher production volumes were primarily due to the acquisitions of certain assets and companies of Stone & Webster, Inc. ("Stone & Webster"), acquired in December 1995, and the acquisition of the limited partnership interest in SMC Development, L.P. ("SMD") in August 1996.

Natural gas production in 1996 was 3,358 Mmcf, a 731% increase compared to 1995 production of 404 Mmcf. The Company's crude oil production in 1996 increased 175% to 233,418 barrels compared to 84,848 barrels in 1995.

The average natural gas price in 1996 increased 19% to $1.97 per Mcf compared to $1.65 per Mcf in 1995. Crude oil prices increased 17% in 1996 to $18.92, compared to $16.23 per barrel in 1995.

As part of the Company's on-going operations, the Company may sell non-strategic assets or oil and gas properties. The proceeds would be used to pay down debt or redeploy capital to opportunities that may have a higher rate of return. These activities resulted in gains on sale of assets of $453,000 in 1996 and $170,000 in 1995. The gain on sale in 1996 was primarily the result of the sale of Venture Resources, Inc. for $1,143,000, which was a non-core asset acquired as part of the Stone & Webster acquisition. The gain on sale in 1995 was primarily the result of the sale of non-strategic oil and gas interests in the Bandera and Equipo prospects located in Maverick County, Texas.

Production costs, including production and ad valorem taxes, increased in 1996 to $2,742,000, up 318% from $656,000 in 1995, primarily due to the above mentioned acquisitions. However, on a cost per Mcfe basis, production costs for 1996 declined to $0.58 per Mcfe, or 19% from $0.72 per Mcfe in 1995.

General and administrative expenses increased as a result of the above mentioned acquisitions to $1,682,000 in 1996, up 105% from $819,000 in 1995. However, on a cost per Mcfe basis, general and administrative expenses declined to $0.35 per Mcfe, or 61% from $0.90 Mcfe in 1995.

Exploration, dry hole and lease impairment expenses increased in 1996 to $865,000, up 291% compared to $221,000 in 1995, which was primarily due to lease impairment expenses of approximately $600,000 in the fourth quarter of 1996. Since the Company uses successful efforts method of accounting, exploration expenses may vary greatly from year to year based upon the level of exploration activity during the year.

Depreciation, depletion and amortization ("DD&A") expense for 1996 increased to $2,875,000, up 263% from $792,000 in 1995, which was due primarily to the above mentioned acquisitions and downward revisions to reserve estimates in the Company's oil and gas property located in Yoakum, Texas. The Company computes depreciation and depletion on each producing property on a unit-of-production method. Since this method employs estimates of remaining reserves, depreciation and depletion expenses may vary from year to year because of revisions to reserve estimates, production rates and other factors. DD&A expenses declined per Mcfe in 1996 to $0.60 per Mcfe, down 31% from $0.87 per Mcfe in 1995.

Interest and debt expense in 1996 was $1,242,000, which was a result of the bank debt incurred to consummate the above mentioned acquisitions. The Company had no interest expense in 1995.

The Company had a net operating loss carryforward of approximately $2,293,000 at the end of 1995, which was fully utilized in 1996. Tax expense in 1996 and 1995 was $679,000 and $9,000, respectively, with the increase related to higher 1996 net income before taxes.

The Company reported earnings in 1996 of $2,434,000 or $0.34 per share compared to a loss of $137,000 or $0.02 per share in 1995.


FOR THE PERIOD ENDED DECEMBER 31, 1995
AS COMPARED TO THE PERIOD ENDED DECEMBER 31, 1994

The Company reported a net loss in 1995 of $137,000 or $.02 per share compared to a loss of $3,133,000 or $.78 per share in 1994. Revenues, including interest and other income, for 1995 were $2,360,000, up 25% compared to revenues for 1994 of $1,889,000. Expenses for 1995 were $2,488,000, down 55% compared to expenses of $5,580,000 for 1994.

The increase in revenues reflects higher production volumes of both natural gas and crude oil and higher prices for crude oil. Natural gas production in 1995 was 404 Mmcf, a 34% increase compared to 1994 production of 301 Mmcf. The Company's crude oil production in 1995 increased 8% to 84,848 barrels compared to 78,866 barrels in 1994. The Company's average gas price in 1995 decreased 8% to $1.65 per Mcf compared to $1.80 per Mcf in 1994. Offsetting lower gas prices, crude oil prices in 1995 increased 6% to $16.23 per barrel as compared to $15.31 per barrel in 1994. Higher production volumes were primarily due to the acquisition of an interest in Diverse GP III, which was acquired in April of 1995. Revenues also increased as a result of an increase in the gain on the sale of assets to $170,000 in 1995 from $66,000 in 1994. The gain in 1995 was primarily a result of the Company's sale of its interest in the Bandera and Equipo prospects located in Maverick County, Texas.

The reduction in expenses in 1995 was primarily the result of special charges of $1,724,000 related to write-downs in valuation of three producing properties in 1994, which were non-recurring in 1995. Substantial exploration losses in early 1994 caused the Company to reexamine its exploration and production strategy. The Company decided that non-core properties should be sold, and accordingly wrote-down the assets to the estimated sales price. Production expenses increased 20% to $656,000 in 1995 from $548,000 in 1994. The increase in production expenses was primarily due to the inclusion of Diverse GP III in 1995. Exploration expenses declined 86% to $221,000 in 1995 from $1,566,000 in 1994. Since the Company uses the successful efforts method of accounting, exploration expenses may generally vary greatly from year to year based upon the level of exploration activity during the year. The decline in exploration expenses in 1995 was primarily the result of decreased exploration activity due to a change in the Company's focus away from higher risk exploration and towards the acquisition of existing reserves, exploitation and controlled risk exploration. The Company participated in the drilling of three gross wells drilled in 1995 compared to nine gross wells in 1994. Drilling results in 1995 included one dry hole drilled in Refugio County, Texas and two development wells drilled in Roger Mills County, Oklahoma and Lavaca County, Texas, respectfully. Depreciation and depletion increased 13% to $792,000 in 1995 from $704,000 in 1994, due to the inclusion of Diverse GP III in 1995 and adjustments in reserve estimates for certain properties owned by the Company. The Company computes depreciation and depletion expenses on each producing property on a unit-of-production method. Since this method employs estimates of remaining reserves, depreciation and depletion expenses may vary from year to year because of revisions to reserve estimates, production rates and other factors. General and administrative costs were $819,000 in 1995, down 21% from $1,038,000 in 1994. The decline in general and administrative expenses was a result of the Company's ongoing cost cutting plans implemented in 1994 and carried out in 1995.

The revisions in the Company's estimated reserves in 1994 were primarily the results of downward adjustments to the Company's oil and gas properties in Bandera, Stateline and Cascade Deep fields. Production from these fields was substantially below those projected by the Company's independent petroleum engineering firm due primarily to water encroachment and lack of production facilities in the Stateline field and lower than projected production in the Bandera and Cascade Deep fields, resulting in the downward adjustments.

LIQUIDITY AND CAPITAL RESOURCES
FOR THE PERIOD ENDED DECEMBER 31, 1996

The Company has historically funded its operations, acquisitions, exploration and development expenditures from cash flows from operating activities, bank borrowings, issuance of common stock and sales of non-strategic assets and oil and gas properties.

The Company's cash flows provided by operating activities for the years ended December 31, 1996, 1995, and 1994 were $5,098,000, $823,000, and $779,000, respectively. Additional cash in the amounts of $1,401,000, $608,000 and $136,000 was realized in 1996, 1995 and 1994, respectively from property sales of non-strategic assets.

Effective December 17, 1996, the Company amended its bank credit facility that consists of a secured reducing revolving line of credit. As of December 31, 1996, the borrowing base under the credit facility was $18,000,000, and the Company had outstanding borrowings thereunder of $3,900,000, leaving $14,100,000 available to borrow.

The credit facility borrowing base reduces $300,000 per month commencing January 1, 1997, and is reviewed by the bank semi-annually until maturity on June 1, 1998. The obligations under the credit facility are secured by substantially all of the assets of the Company and its subsidiaries. The credit facility contains certain covenants relating to the financial condition of the Company. The credit facility bears interest at the Company's option, of either prime rate floating or at the LIBOR rate plus two and one-quarter percent. On December 23, 1996, the Company sold in a private placement, 2,500,000 shares of common stock at $4.50 per share for proceeds of $10,600,000 after related cash expenses. The proceeds of the offering were used to retire bank debt under the Company's credit facility.

Capital spending in 1996 for acquisitions, exploration, and development totaled $6,036,000, and was primarily funded from cash flows from operating activities. The Company's capital spending budget for 1997 is expected to be approximately $6,000,000 to $8,000,000, consisting of both exploration and development drilling, with primary emphasis being the U.S. Gulf Coast region. The Company will evaluate its level of capital spending throughout the year based upon drilling results, commodity prices, cash flows from operations and property acquisitions. Actual capital spending may vary from the initial capital expenditure budget.

The Company believes that it will have sufficient capital available from the credit facility described above, together with cash flows from operating activities, to fund its 1997 capital expenditure program, and to meet the Company's other obligations. The Company also believes that the funds available from such sources will enable the Company to continue to selectively pursue strategic corporate and property acquisitions.

The Company's debt to total capitalization ratio was 17.3% at December 31, 1996, compared to 65.7% at December 31, 1995. The Company's interest coverage ratio (calculated as income from operations plus depreciation, depletion and amortization, and exploration expenses divided by cash expenditures for interest) was 6.45 to 1 for 1996.

The Company did not declare dividends in fiscal 1996, 1995 and 1994. It is likely that for the foreseeable future, funds available for dividends on common stock, if any, will be retained by the Company to finance future growth.


ITEM 7.  FINANCIAL  STATEMENTS

Financial Statements are filed as a part of this report. See page 19, Index to Financial Statements. The Financial Statement Schedules are not applicable and have been omitted.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                              Page
         Description                                                                          Number
         -----------                                                                          ------
         Independent Auditor's Report                                                           D-20
         Report of Independent Certified Public Accountants                                     D-21


         Financial Statements:
                  Consolidated Balance Sheets at December 31, 1996 and 1995                     D-22
                  Statements of Consolidated Operations
                       for the Years Ended December 31, 1996, 1995 and 1994                     D-23
                  Statements of Consolidated Stockholders' Equity
                       for the Years Ended December 31, 1994, 1995 and 1996                     D-24
                  Statements of Consolidated Cash Flows
                       for the Years Ended December 31, 1996, 1995 and 1994                     D-25
                  Notes to Consolidated Financial Statements
                       for the Years Ended December 31, 1996, 1995 and 1994                     D-26



                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Southern Mineral Corporation:

        We have audited the accompanying consolidated balance sheet of Southern Mineral Corporation and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Mineral Corporation and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                              /s/KPMG Peat Marwick LLP


Houston, Texas
August 28, 1997

                             REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders of
Southern Mineral Corporation:


We have audited the accompanying consolidated balance sheets of Southern Mineral Corporation (a Nevada corporation) and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Mineral Corporation and subsidiaries as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/Grant Thornton LLP

Houston, Texas
February 21, 1996

                          SOUTHERN MINERAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS



                                                                                             DECEMBER 31
                                                                                    -----------------------------
                                                                                        1996              1995
                                                                                    ----------        -----------
                                                                                            (in thousands)

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                        $      471        $      562
   Receivables                                                                           2,292             1,122
   Other                                                                                   155               387
                                                                                    ----------        ----------
         Total current assets                                                            2,918             2,071

PROPERTY AND EQUIPMENT, AT COST USING SUCCESSFUL
  EFFORTS METHOD FOR OIL AND GAS ACTIVITIES
     Oil and gas producing properties                                                   24,888            20,530
     Mineral rights                                                                        167               167
     Unproven properties                                                                   525                15
     Office equipment                                                                      251               178
     Accumulated depreciation, depletion and amortization                               (5,232)           (2,848)
                                                                                    ----------        ----------
                                                                                        20,599            18,042
PROPERTIES HELD FOR SALE AND OTHER                                                         869             1,554
                                                                                    ----------        ----------
         Total assets                                                               $   24,386        $   21,667
                                                                                    ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                                 $      683        $      665
   Note payable bank                                                                       ---             3,500
   Current maturities of long term debt                                                    ---             1,795
                                                                                    ----------        ----------
         Total current liabilities                                                         683             5,960
LONG TERM DEBT                                                                           3,900             9,920
DEFERRED INCOME TAXES                                                                    1,169               606
STOCKHOLDERS' EQUITY
   Common stock - par value $.01 per share; authorized 20,000,000 and
    10,000,000 shares at December 31, 1996 and 1995;
    issued 9,088,519 and 6,369,519 at December 31, 1996 and 1995                            91                64
   Additional paid-in capital                                                           14,030             3,038
   Retained earnings                                                                     4,565             2,131
                                                                                    ----------        ----------
                                                                                        18,686             5,233
   Less: Treasury stock                                                                    (52)              (52)
                                                                                    ----------        ----------
         Total stockholders' equity                                                     18,634             5,181
                                                                                    ----------        ----------

         Total liabilities and stockholders' equity                                 $   24,386        $   21,667
                                                                                    ==========        ==========








         The accompanying notes to consolidated financial statements of
             Southern Mineral Corporation and subsidiaries are an
                      integral part of these statements.

                          SOUTHERN MINERAL CORPORATION
                     STATEMENTS OF CONSOLIDATED OPERATIONS




                                                                             FOR THE YEAR ENDED DECEMBER 31
                                                                      ---------------------------------------------
                                                                         1996             1995              1994
                                                                      ----------       ----------        ----------
                                                                         (in thousands, except per share amounts)
REVENUES
   Oil and gas                                                        $  11,780        $   2,044         $   1,747
   Gains on sales of properties and other assets                            453              170                66
                                                                      ----------       ----------        ---------
                                                                         12,233            2,214             1,813

EXPENSES
   Production                                                             2,742              656               548
   Exploration                                                              865              221             1,566
   Depreciation, depletion and amortization                               2,875              792               704
   General and administrative                                             1,682              702               903
   Valuation reduction                                                      ---              ---             1,724
   Severance benefit                                                        ---              117               135
                                                                      ---------        ---------         ---------
                                                                          8,164            2,488             5,580
                                                                      ---------        ---------         ---------

Income (loss) from operations                                             4,069             (274)           (3,767)
Other income, expenses and deductions
    Interest and other income                                               286              146                76
    Interest and debt expense                                            (1,242)             ---               ---
                                                                      ---------        ---------        ---------
Income (loss) before income taxes                                         3,113             (128)           (3,691)
Provision (benefit) for federal and state income taxes
   Current provision (benefit)                                              400                9               (11)
   Deferred provision (benefit)                                             279              ---              (547)
                                                                      ---------        ----------        ---------
                                                                            679                9              (558)
                                                                      ---------        ----------        ---------

Net income (loss)                                                     $   2,434        $    (137)        $  (3,133)
                                                                     ==========        =========         =========

Primary net income (loss) per share                                   $     .34        $   (0.02)        $   (0.78)
                                                                      =========        =========         =========
Fully diluted net income (loss) per share                             $     .33        $   (0.02)        $   (0.78)
                                                                      ---------        =========         =========

Primary weighted average number of shares outstanding                     7,215            5,701             4,162
                                                                      =========        =========         =========
Fully diluted weighted average number of shares outstanding               7,336            5,701             4,162
                                                                      =========        =========         =========















         The accompanying notes to consolidated financial statements of
              Southern Mineral Corporation and subsidiaries are an
                       integral part of these statements.

                          SOUTHERN MINERAL CORPORATION
                STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY
                        For the Year Ended December 31,
                                 (in Thousands)



                                                              COMMON STOCK         ADDITIONAL                     TREASURY STOCK
                                                          ---------------------     PAID-IN       RETAINED    ----------------------
                                                            SHARES       AMOUNT     CAPITAL       EARNINGS     SHARES       AMOUNT
                                                           --------------------    ----------   -----------   ----------------------
BALANCE AT JANUARY 1, 1994                                  4,162      $    42     $    843     $   5,401          137     $     73
Net loss                                                      ---          ---          ---        (3,133)         ---          ---
                                                          -------      -------     --------     ---------     --------     --------
BALANCE AT DECEMBER 31, 1994                                4,162           42          843         2,268          137           73
Stock issued for directors' fees                               14          ---           12           ---          ---         ---
Odd lot tender offer                                          ---          ---          ---           ---            4            6
Sale of treasury stock                                        ---          ---           11           ---          (50)         (27)
Issuance of common stock for acquisition of
  Diverse Production Co.                                    2,194           22        2,172           ---          ---          ---
Net loss                                                      ---          ---          ---          (137)         ---          ---
                                                          -------      -------     --------     ---------     --------     --------
BALANCE AT DECEMBER 31, 1995                                6,370           64        3,038         2,131           91           52
Stock issued for directors' fees                               24          ---           72           ---          ---          ---
Issuance of common stock for private
   placement of 2,500,000 shares of stock, net              2,500           25       10,596           ---          ---          ---
Issuance of common stock for property
   acquisitions and acquisition services                      195            2          324           ---          ---          ---
Net income                                                    ---          ---          ---         2,434          ---          ---
                                                          -------      -------     --------     ---------     --------     --------
BALANCE AT DECEMBER 31, 1996                                9,089      $    91     $ 14,030     $   4,565           91     $     52
                                                          =======      =======     ========     =========     ========     ========




The accompanying notes to consolidated financial statements of Southern Mineral
    Corporation and subsidiaries are an integral part of these statements.

                          SOUTHERN MINERAL CORPORATION
                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (in thousands)


                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                                   ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                                                  1996        1995        1994
                                                                                  --------    --------    ----------
  Net income (loss)                                                               $  2,434    $   (137)   $ (3,133)
  Adjustments to reconcile net income (loss) to cash provided by operating activities:
     Depreciation, depletion and amortization                                        2,875         792         704
     Gains on sales of properties and other assets                                    (453)       (170)        (66)
     Valuation reduction                                                              --          --         1,724
     Exploration expenses                                                              865         221       1,566
     Increase (decrease) in deferred taxes                                             279        --          (547)
     Common stock issued as compensation                                                72          12        --
     Change in assets and liabilities, net of effects of acquisition and disposition in 1996 and acquisitions in 1995:
        (Increase) decrease in receivables                                          (1,224)        214         216
        Decrease (increase) in other current assets                                    231         (39)        259
        Increase in other assets                                                      (115)       --          --
        Increase (decrease) in payables                                                134         (70)         56
                                                                                  --------    --------    --------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                       5,098         823         779
                                                                                  --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of:
     Producing properties                                                              258         511          42
     Properties held for sale and unproven properties                                 --            97          94
  Decrease (increase) in marketable securities:
     Purchases                                                                        --        (1,914)     (3,810)
     Maturities and sales                                                             --         3,483       4,201
  Capital expenditures:
     Acquisition, exploration and development                                       (2,836)       (651)     (1,107)
     Properties held for sale                                                         (470)       (684)       --
  Cash paid for partnership interest, net of cash received                          (2,590)       --          --
  Cash paid for acquisition of Stone & Webster properties, net of cash received       --       (16,215)       --
  Cash received for sale of Venture Resources, Inc., net of cash transferred         1,143
  Other                                                                               --           (63)         (8)
                                                                                  --------    --------    --------
         NET CASH USED IN INVESTING ACTIVITIES                                      (4,495)    (15,436)       (588)
                                                                                  --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long term debt and note payable                                      4,300      15,215        --
  Payments on long term debt and note payable                                      (15,615)       --          --
  Loan acquisition costs                                                              --          (127)       --
  Proceeds from sale of treasury stock                                                --            38        --
  Purchase of treasury stock                                                          --            (6)       --
  Proceeds from equity offering, net                                                10,621        --          --
  Dividends paid                                                                      --          --          (202)
                                                                                  --------    --------    --------
         NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                          (694)     15,120        (202)
                                                                                  --------    --------    --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                   (91)        507         (11)
  Cash and cash equivalents at beginning of year                                       562          55          66
                                                                                  --------    --------    --------
  Cash and cash equivalents at end of year                                        $    471    $    562    $     55
                                                                                  ========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Taxes                                                                        $    363    $     (5)   $   (271)
     Interest                                                                     $  1,210    $   --      $   --

NON CASH TRANSACTIONS
  Issuance of common stock for property acquisitions
     and acquisition services                                                     $    326    $   --      $   --
  Change in deferred tax liability on property acquisitions                       $    284    $   --      $   --


 The accompanying notes to consolidated financial statements of Southern
     Mineral Corporation and subsidiaries are an integral part of these statements.

                         SOUTHERN MINERAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



GENERAL BUSINESS - Southern Mineral Corporation, a Nevada corporation, with its subsidiaries (the "Company"), is an independent oil and gas company headquartered in Houston, Texas. The Company is engaged in the acquisition, exploitation, exploration and operation of oil and gas properties, primarily along the Gulf Coast, the Mid-continent and in Canada, with a primary focus on the Gulf Coast Basin, both onshore and offshore. The Company owns interests in more than 1,900 oil and gas properties in those three regions. The Company's business strategy is to increase reserves and shareholder value through a balanced program of acquisitions, exploitation and controlled risk exploration. In addition to oil and gas leasehold interests, the Company owns fee interests in the oil and gas under some 665,148 gross surface acres (comprising some 346,760 net mineral acres) in Mississippi, Texas and New Mexico. The Company has no current development or other plans with respect to these fee interests other than leasing them to third parties for exploration and development.


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Southern Mineral Corporation and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated. The Company accounts for its investment in oil and gas partnerships and joint ventures using the proportional consolidation method.

REVENUES - Natural gas revenues generally are recorded using the sales method, whereby the Company recognizes natural gas revenues based on the amount of gas sold to purchasers on its behalf. All other revenues also are recorded using the sales method. The Company believes that imbalances related to the sales of natural gas are insignificant.

PROPERTY AND EQUIPMENT - The Company uses the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, the tangible and intangible development costs of productive wells and development dry holes are capitalized, and dry hole costs on exploratory wells are charged against income when the well is determined to be non-productive. Other exploratory expenditures, including geological and geophysical costs and delay rentals, are expensed as incurred. The cost of unevaluated leasehold acquisitions and wells in progress are included in unproven properties pending evaluation.

Depreciation and depletion of producing oil and gas properties are computed separately on each individual property on the unit-of-production method based on estimated proved reserves. Depreciation of other property and equipment is computed on the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years.

The Company currently has only onshore producing properties and estimates that residual salvage values of equipment would approximate any future dismantlement, restoration or abandonment costs.

Maintenance and repairs are charged to expense as incurred.

OIL AND GAS PROPERTIES HELD FOR SALE - The costs of non-producing exploratory properties held for sale, including lease bonuses and other acquisition costs, are capitalized. Geological, geophysical, and other exploration costs of non-producing properties are capitalized to the extent such costs are reimbursed upon sale of the property, determined by management based on the attributes of each property. Otherwise, such costs, if any, are expensed. For those properties in which the Company sells a portion of its interest, the cost of such properties, net of reimbursements, are removed from this account and are included in property and equipment.

Producing oil and gas properties, which have been identified for sale, are carried at the lower of cost or estimated market. The 1994 valuation reduction is primarily the result of write downs of producing properties that management identified for sale.

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)






Properties held for sale and other assets at December 31, 1995, include ten non-contiguous pipeline and gathering systems, which are not part of the Company's core business operations. The carrying value of these assets was $675,000.

INCOME TAXES - The Company accounts for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. (See Note 4.) The effect on deferred taxes of a change in tax rates is recognized in income in the period the change occurs. The Company deducts intangible development costs as incurred and deducts statutory depletion (percentage depletion) when it exceeds cost depletion for federal income tax purposes.

CASH EQUIVALENTS - Management considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NOS. 121 AND 123 Effective January 1, 1996, the Company adopted SFAS No. 121 Accounting for Impairment of Long-Lived Assets to be Disposed Of. This standard requires that long-lived assets that are held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that an asset's estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount for the asset to its estimated fair value. The effect of the adoption of SFAS 121 was not material to the Company.

During 1996, the Company chose to continue the use of APB No. 25 and related Interpretations in accounting for stock-based compensation. As required by SFAS No. 123 Accounting for Stock-Based Compensation, the Company has disclosed in pro-forma presentation the effects on earnings of calculating the fair value of a stock option using the method prescribed in SFAS No. 123.

EARNINGS (LOSS) PER SHARE - Earnings (loss) per share is based on the weighted average number of common shares outstanding during the year. Outstanding options and warrants are included where they have a dilutive effect. The share amounts used to compute earnings (loss) per share were 7,214,585, 5,701,400 and 4,161,600 for the years 1996, 1995 and 1994, respectively. The weighted average number of common shares outstanding on a fully diluted basis were 7,336,480, 5,701,400 and 4,161,600 for the years 1996, 1995 and 1994 respectively.

RECLASSIFICATIONS - Certain amounts in prior financial statements have been reclassified to conform to the 1996 financial statement presentation.

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


NOTE 2 ACQUISITIONS

On August 30, 1996, the Company acquired the limited partner interest in SMC Development, L.P., a Texas limited partnership, for $3,000,000. Upon the acquisition of the limited partner's interest, the partnership was dissolved, resulting in the Company obtaining a direct working interest in sixteen oil and gas properties with proved reserves estimated to be 4.2 billion cubic feet of gas and 149,000 barrels of liquids. The acquisition was financed from proceeds under the Company's bank revolving line of credit. The acquisition was accounted for as a purchase.

On December 20, 1995, the Company completed the acquisition of certain oil and gas assets of Stone & Webster Oil Company, Inc., and the outstanding capital stock of Spruce Hills Production Company, Inc., San Salvador Development Company, Inc., and Venture Resources, Inc., which are engaged primarily in oil and gas exploration and production. The total cost of the acquisition was approximately $16,400,000. The acquisition was financed by bank borrowings of $15,215,000 and internally generated working capital of $1,209,000. The acquisition was accounted for as a purchase.

On April 6, 1995, the Company completed the acquisition of Diverse Production Co. (subsequently renamed SMC Production Co.), a Texas corporation, whose primary asset is its 15% general partner interest in Diverse GP III, a Texas general partnership. The total cost of the acquisition was approximately $2,300,000. The Company issued 2,193,919 shares of common stock and 325,000 share options at an exercise price of $1.25 per share for a term of five years. The acquisition was accounted for as a purchase.

The following summarized pro forma (unaudited) information assumes the acquisitions had occurred on January 1, 1995.


                                                          TWELVE MONTHS ENDED DECEMBER 31,
                                                          --------------------------------
                                                           1996                      1995
                                                          -------                  -------
                                                        (In thousands, except per share data)

Revenues                                                   $12,000                  $ 9,139
Net income (loss)                                            2,305                   (1,088)
Net income (loss) per share                                $   .32                  $  (.17)

These pro forma results are not necessarily indicative of those that would have occurred had the acquisitions taken place at the beginning of 1995 or 1996, respectively. The above amounts reflect adjustments for interest on notes payable issued as part of the purchase price and depreciation on revalued property, plant and equipment.

NOTE 3  LONG TERM DEBT AND NOTE PAYABLE BANK

On December 17, 1996, the Company entered into a revised credit facility consisting of a secured reducing revolving line of credit with an initial borrowing base of $18,000,000 ("Revolver Note"). Proceeds advanced under the Revolver Note were used to retire an existing Term Note of $4,000,000, which was increased from $3,500,000, on December 17, 1996. The borrowing base of the Revolver Note reduces by $300,000 per month commencing August 1, 1997, and is reviewed by the bank semi-annually until maturity on June 1, 2000. Under the terms of the Revolver Note, the borrowing base is redetermined semi-annually by the lending bank based upon its calculation of changes in the underlying reserve values securing the credit facility. As of December 31, 1996, the Company had borrowed $3,900,000 under the Revolver Note leaving an unfunded commitment of $14,100,000. The Revolver Note bears interest at the Company's option, of either prime rate or at the LIBOR rate plus two and one-quarter percent. The credit facility contains certain covenants relating to the Company's financial condition and is secured by substantially all the assets of the Company. The Revolver Note has no payments due in 1997.

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

Long-term debt consisted of the following at December 31, 1996 and 1995 (in thousands)




                                                                                  1996         1995
                                                                              ------------------------

Revolving Note                                                                $    3,900   $   11,715
Less: current maturities                                                           ---          1,795
                                                                              ----------   ----------
Long-term debt                                                                $    3,900   $    9,920
                                                                              ==========   ==========


NOTE 4  FEDERAL AND STATE INCOME TAXES

Differences between the effective tax rate and the statutory federal rate are as follows:

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                           ----------------------------------------
                                                                             1996           1995             1994
                                                                           --------        --------         -------
Statutory rate for expense (benefit)                                          34.0%          (34.0%)        (34.0%)
Valuation allowance                                                          (13.1)           33.6            18.7
Foreign taxes, net of federal benefit                                          7.6         -------          ------
State taxes, net of federal benefit                                            0.7             4.5              .1
Percentage depletion                                                          (8.1)            ---          ------
Other                                                                           .7             2.9              .1
                                                                           -------         -------          ------
Effective tax rate                                                            21.8%            7.0%         (15.1%)
                                                                           =======         =======          ======


The tax effects of temporary differences that result in significant portions of deferred income tax assets and liabilities and a description of the financial statement items creating these differences are as follows:


                                                                                   At December 31,
                                                                            -----------------------------
Deferred tax assets:                                                           1996              1995
                                                                            -----------      ------------
  Net operating loss carry forward                                          $       ---      $   779,000
  Alternative minimum tax credits                                                92,000           96,000
  Other                                                                          10,000              ---
  Statutory depletion carry forward                                             159,000          110,000
                                                                            -----------      -----------
                                                                                261,000          985,000
Valuation allowance                                                                 ---         (405,000)
                                                                            -----------      -----------
                                                                                261,000          580,000
Deferred tax liabilities:
  Oil and gas properties                                                        572,000          580,000
  Oil and gas properties - Canadian taxes                                       858,000          606,000
                                                                            -----------      -----------
                                                                              1,430,000        1,186,000
                                                                            -----------      -----------
                                                                            $(1,169,000)     $  (606,000)
                                                                            ===========      ===========

For the year ended December 31, 1995, the income tax benefit was limited by the Company's inability to recognize all of the tax benefits of its net operating loss and future deductible temporary differences in the calculation of its tax expense. The Company had a net operating loss carryforward of approximately $2,293,000 at December 31, 1995, which was utilized in 1996. The Company has an alternative minimum tax credit carryforward of approximately $92,000 and statutory depletion carry forward of $468,000 at December 31, 1996. The valuation allowance was eliminated during 1996, due to the current earnings of the Company. Management believes it is more likely than not that the deferred income tax assets will be realized in future years through the reversal of taxable temporary differences.

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

NOTE 5  RELATED PARTY TRANSACTIONS

In September, 1995, the Company entered into a joint venture, Southern Links Group Joint Venture ("Southern Links"), to acquire, develop and market exploration prospects. The Company's joint venture partner is The Links Group, Inc. ("Links"), a company that is controlled by Robert Hillery, a director of the Company. The Company has agreed to fund third party costs of Southern Links. Any proceeds from the sale of prospects or oil and gas from such prospects is distributed 100% to the Company until it receives an amount equal to the return of its invested capital, after which time all such proceeds and property interests, if any, are to be distributed 75% to the Company and 25% to Links. At December 31, 1996 the Company has funded $552,000 of third party costs of Southern Links, recording such amounts in properties held for sale.

NOTE 6  MAJOR CUSTOMERS

The Company is principally engaged in a single industry segment, the exploration, development, and production of oil and gas reserves in the United States and Canada. Sales of oil and gas to customers accounting for 10% or more of revenues were as follows:

CUSTOMER                                   1996           1995          1994
--------                                --------        ---------     ---------
                                                     (in thousands)

G C Marketing Company                  $  3,212        $    ---        $   ---
Mike Rogers Drilling Company                591             746            651
Ashtola Exploration Company                 ---             208            283


NOTE 7  COMMON STOCK

During 1996, the Company adopted the 1996 Stock Option Plan ("1996 Plan") in which certain key employees of the Company may receive stock options, in addition to any other compensation they may receive from the Company. An aggregate of 300,000 shares of the Company's common stock is reserved for issuance upon the exercise of options granted under the 1996 Plan. Under the 1996 Plan, the exercise price of the option equals the market price of the Company's stock on the date of grant and an option's maximum term is up to ten years with varying vesting periods. During 1996, the Company granted 130,000 options under this plan.

During 1996, the Company established the 1996 Stock Purchase Plan, which covers substantially all employees. An aggregate of 300,000 shares of the Company's common stock are reserved for issuance upon the exercise of options granted under the Employee Stock Purchase Plan. Subsequent to 1996, 5,313 options were granted under the Employee Stock Purchase Plan.

During 1995, the Company established the "1995 NonEmployee Director Compensation Plan" in order to compensate nonemployee Directors with shares of the Company's common stock in lieu of cash fees. The plan authorizes a total of 100,000 shares of common stock for issuance and provides that for attending a regular or special meeting of the Board of Directors each nonemployee Director will be issued 1,000 shares of common stock.

The Company applies APB 25 and related Interpretations in accounting for stock-based compensation. Had compensation costs been determined based on the fair value at the grant dates for awards consistent with the method of FASB Statement 123, the Company's net income (loss) and earnings (loss) per share would have been as follows:

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

                                                                    1996          1995
                                                                -----------     --------
        Net income (loss)                      As reported      $     2,434      $    (137)
                                               Pro Forma              2,401           (137)
         Primary earnings per share            As reported              .34          (0.02)
                                               Pro Forma                .34          (0.02)
         Fully diluted earnings per share      As reported              .33           0.02)
                                               Pro Forma        $       .33      $   (0.02)

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants issued in 1996:

         Expected volatility                                                52% to 74%
         Risk free rate                                                     5.86% to 6.23%
         Expected life of options                                           3 to 7.5 years
         Expected dividend yield                                            0%

During 1996, the Company entered into an exploration arrangement with Diasu Oil & Gas Co., Inc. ("Diasu") and Diasu's two principal shareholders. Pursuant to the arrangement, the Company issued the Diasu shareholders 175,000 shares of common stock and warrants to purchase up to 600,000 shares at $2.00 a share for a term of five years.

In connection with the acquisition of Diverse Production Company ("DPC") in 1995, the Company granted options exercisable for 325,000 shares of its common stock at $1.25 a share through April 2000. Each of the individuals that received the options became directors of the Company in connection with the acquisition of DPC.

In consideration for initiating the transactions pursuant to which the Company acquired DPC, the Company granted a director of the Company an option to acquire 43,878 shares of the Company's common stock at $1.00 per share exercisable through April 2000.

In 1994, in connection with the offer and acceptance of employment, the Company's President was granted a non-qualified option to purchase 450,000 shares of the Company's common stock at a price of $1.00 per share. The option is non-assignable, and is exercisable until December, 2004. Payment for the option can be made in cash, common stock of the Company, or a combination thereof.

In consideration for services as financial advisor and placement agent for the private placement in December, 1996, the Company granted Morgan Keegan & Company, Inc. 120,000 warrants of the Company's common stock at $4.50 per share exercisable through December, 2001.

A summary of the Company's stock options and warrants of December 31, 1996, 1995 and 1994, and changes during the years ending on those dates is presented below:

                                             1996                             1995                         1994
                                        WEIGHTED-AVERAGE                WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
                           SHARES       EXERCISE PRICE      SHARES      EXERCISE PRICE     SHARES     EXERCISE PRICE
                           -------------------------------------------------------------------------------------------
Outstanding at
   beginning of year        818,878     $      1.09        450,000      $       1.00         ---        $      ---
Granted                     850,000            2.49        368,878              1.22     450,000              1.00
Exercised                       ---                            ---                           ---
Forfeited                       ---                            ---                           ---
                          ---------                        -------                       -------
Outstanding at
     end of year          1,668,878     $      1.71        818,878      $       1.09     450,000        $     1.00
                          =========                        =======                       =======
Options exercisable
     at end of year       1,548,878                        818,878                       450,000
                          =========                        =======                       =======

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)



              The weighted-average fair value of compensatory options granted during 1996 was $1.54 per option.

              On December 23, 1996 the Company issued 2,500,000 shares of common stock at $4.50 per share for net proceeds of $10,621,000. All of the proceeds from the Offering were used to retire outstanding debt. Supplemental pro forma earnings per share data for the year ended December 31, 1996 disclosing the effect of the issuance of the shares and retirement of the debt as if they had occurred at January 1, 1996 are as follows:

             Primary net income per share ....................  $0.31
             Fully diluted net income per share ..............  $0.31

              The following table summarizes information about options and warrants outstanding at December 31, 1996:

                                 OPTIONS AND WARRANTS OUTSTANDING      OPTIONS AND WARRANTS EXERCISABLE
                                 --------------------------------      --------------------------------
                                WEIGHTED-AVERAGE
  RANGE OF          NUMBER        REMAINING          WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
EXERCISE PRICES   OUTSTANDING   CONTRACTUAL LIFE     EXERCISE PRICE     OUTSTANDING   EXERCISE PRICE
----------------------------------------------------------------------------------------------------
$1.00 to 1.50       828,878       5.91 years       $      1.10          828,878         $    1.10
 2.00 to 3.00       720,000       4.08 years              2.17          600,000              2.00
 3.50 to 4.50       120,000       4.98 years              4.50          120,000              4.50
                  ---------                                           ---------
                  1,668,878                                           1,548,878
                  =========                                           =========

NOTE 8  COMMITMENTS AND CONTINGENCIES

The Company leases office space under a noncancellable operating lease expiring December 31, 1998. Lease commitments at December 31, 1996, are payable $136,192 in 1997 and $134,184 in 1998. Lease payments in 1996, 1995 and 1994 were
$133,755, $66,212 and $84,747, respectively.

No material legal proceedings are pending.

The Company is unaware of any possible exposure from actual or potential claims or lawsuits involving environmental matters. As such, no liability has been accrued as of December 31, 1996 and 1995.

NOTE 9  SUBSEQUENT EVENTS (UNAUDITED)

On May 20, 1997, the Company purchased all of the outstanding capital stock of BEC. The purchase price was approximately $10,640,000. BEC's assets consist of working interests in fourteen oil and gas wells located in the Big Escambia Creek Field in Escambia County, Alabama. The acquisition was financed with a $10,600,000 advance under the Revolver Note. In addition, the Company acquired other interests in oil and gas properties, including a 10% interest in a concession in the Santa Elena Peninsula in Ecuador for approximately $2,500,000 and 22.68% working interest in the Albert Philyaw Unit 8-1 #1 well located in the Big Excambia Creek Field in Escambia County, Alabama, for approximately $3,300,000. The acquisition of the interests were financed through a combination of cash flow from operations and advances under the Revolver Note. These transactions will be accounted for under the purchase method of accounting.

NOTE 10  QUARTERLY FINANCIAL DATA (UNAUDITED)

Selected quarterly financial data of the Company are presented below for the years ended December 31, 1996 and 1995:

                                                                                                         FULLY
                                                     INCOME                            PRIMARY           DILUTED
                                                    (LOSS)              NET            INCOME            INCOME
1996                                                 FROM              INCOME          (LOSS)            (LOSS)
QUARTER                           REVENUES         OPERATIONS          (LOSS)         PER SHARE        PER SHARE
-------                       --------------    -------------     -------------     ------------     -----------
March 31                      $    3,010,000    $   1,006,000     $     825,000     $        .13     $      .12
June 30                            2,819,000        1,386,000           620,000              .09            .09
September 30                       3,031,000        1,051,000           627,000              .09            .08
December 31                        3,373,000          626,000           362,000              .05            .05
                              --------------    -------------     -------------     ------------     ----------
                              $   12,233,000    $   4,069,000     $   2,434,000     $        .34     $      .33
                              ==============    =============     =============     ============     ==========
1995
QUARTER
March 31                      $      441,000    $    (132,000)    $    (101,000)    $       (.02)    $     (.02)
June 30                              656,000          (40,000)           (9,000)            (.00)          (.00)
September 30                         590,000           61,000            92,000              .01            .01
December 31                          527,000         (163,000)         (119,000)            (.02)          (.02)
                              --------------    -------------     -------------     ------------     ----------
                              $    2,214,000    $    (274,000)    $    (137,000)    $       (.02)    $     (.02)
                              ==============    =============     =============     ============     ==========

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

NOTE 11  RETIREMENT BENEFITS

The Company terminated its 401(k) Retirement Plan in 1995, and adopted a Simplified Employee Pension Plan ("SEP"). The SEP allows employees to defer part of their salary. Employer contributions are optional, and the Company will determine annually whether it will contribute and at what level. The maximum amount that can be contributed annually per SEP plan participant from a combination of salary deferrals plus Company optional contributions is $22,500. In 1996, the Company's contribution, totaling $22,554, was 50% of the amount contributed by each of the participants in the plan.

 Prior to October 1, 1995, the Company had a 401(k) retirement plan covering all of its eligible employees. Under the 401(k) plan, subject to certain plan limitations and certain provisions of the Internal Revenue Code, plan participants could contribute up to 15% of their pre-tax compensation. For the years ended December 31, 1994 and 1995, the Company contributed a matching contribution limited to 5% of each plan participant's compensation, except an additional qualified non-elective contribution of 3% of participant's compensation was made for non-key employees. The Company's contributions amounted to $5,000 and $16,000 in 1995 and 1994, respectively.

NOTE 12 GEOGRAPHIC DATA

The Company is an independent oil and gas company engaged in the acquisition, development and exploration of oil and natural gas properties. All earnings before January 1, 1996 were domestic earnings. Information about the Company's operations by geographic area for the year ended December 31, 1996 is as follows (in thousands):



                                                                      U. S.            CANADA            TOTAL
                                                                  -------------     ------------    --------------
YEAR ENDED DECEMBER 31, 1996
Oil & Gas Sales                                                   $       8,136     $       3,644   $       11,780
Gains on sales of properties and other assets                               424                29              453
                                                                  -------------     -------------   --------------
     Total Revenue                                                        8,560             3,673           12,233
Expense:
     Production                                                           1,880               862            2,742
     Exploration                                                            821                44              865
     Depreciation, depletion and amortization                             1,896               979            2,875
     General & administrative                                               802               880            1,682
                                                                  -------------     -------------   --------------
                                                                          5,399             2,765            8,164
                                                                  -------------     -------------   --------------
Interest & other income                                                      99               187              286
Interest expense                                                         (1,242)                0           (1,242)
                                                                  --------------    -------------   ---------------
Income before income taxes                                                2,018             1,095            3,113
Income taxes                                                                319               360              679
                                                                  -------------     -------------   --------------
Net income                                                        $       1,699     $         735   $        2,434
                                                                  =============     =============   ==============

IDENTIFIABLE ASSETS AS OF DECEMBER 31, 1996                       $      17,646     $       6,269   $       23,915
Corporate assets-cash and cash equivalents                                                                     471
                                                                                                    --------------
Total assets                                                                                        $       24,386
                                                                                                    ==============

IDENTIFIABLE ASSETS AS OF DECEMBER 31, 1995                       $      14,878     $       6,227   $       21,105
Corporate assets-cash and cash equivalents                                                                     562
                                                                                                    --------------
Total assets                                                                                        $       21,667
                                                                                                    ==============

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


NOTE 13  OIL AND GAS PRODUCING ACTIVITIES

The Company's capitalized costs of all oil and gas properties and related allowances for depreciation and depletion are as follows at December 31: (in thousands)

                                                                                       1996                 1995
                                                                                    -----------          ----------
Proved properties                                                                   $    24,888         $   20,530
Unproven properties                                                                         525                 15
Less accumulated depreciation,
 depletion and amortization                                                              (5,072)            (2,758)
                                                                                    -----------         ----------
Total                                                                               $    20,341         $   17,787
                                                                                    ===========         ==========

The Company's share of oil and gas revenues produced from its royalty interests was $979,000, $169,000 and $170,000 for the years ended December 31, 1996,
1995, and 1994, respectively.

Costs incurred in oil and gas property acquisition, exploration and development activities were as follows (in thousands):


AS OF DECEMBER 31, 1996                                       UNITED STATES            CANADA             TOTAL
                                                              -------------            ------             -----
Property acquisition costs
  Proved                                                      $      4,595          $        ---        $     4,595
  Unproved                                                             ---                   ---                ---
Exploration costs                                                      373                   ---                373
Development cost                                                       426                   642              1,068
                                                              ------------          ------------        -----------
Total costs incurred                                                 5,394                   642              6,036
                                                              ============          ============        ===========
AS OF DECEMBER 31, 1995
Property acquisition costs
  Proved                                                            17,785                   ---             17,785
  Unproved                                                             876                   ---                876
Exploration costs                                                      214                   ---                214
Development cost                                                       248                   ---                248
                                                              ------------          ------------        -----------
Total costs incurred                                                19,123                   ---             19,123
                                                              ============          ============        ===========
AS OF DECEMBER 31, 1994
Property acquisition costs
  Proved                                                               ---                   ---                ---
  Unproved                                                             225                   ---                225
Exploration costs                                                      657                   ---                657
Development cost                                                       225                   ---                225
                                                              ------------          ------------        -----------
Total costs incurred                                          $      1,107          $        ---        $     1,107
                                                              ============          ============        ===========

RESERVE QUANTITY INFORMATION (unaudited) -

The following two tables reflect the estimated proved reserves of the Company. The oil and gas reserves are principally located onshore in the continental United States and Canada. The information is provided by the Company and audited by independent petroleum engineering firms Netherland, Sewell and McDaniel & Associates for the United States and Canadian reserves, respectively.

                          SOUTHERN MINERAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

                                                     U. S.                         CANADA                         TOTAL
                                          ----------------------------   ---------------------------   -------------------------
                                                OIL           GAS             OIL           GAS           OIL              GAS
   PROVED RESERVES                            (BBLS)         (MCF)          (BBLS)         (MCF)         (BBLS)           (MCF)
   ---------------                        -------------   ------------   -------------  ------------   ------------     ---------
   BALANCE, DECEMBER 31, 1993                  474,486      1,238,857             ---            ---       474,486      1,238,857
   Extensions, discoveries and additions        45,834        245,190             ---            ---        45,834        245,190
   Revisions of previous estimates            (213,258)      (397,443)            ---            ---      (213,258)      (397,443)
   Production                                  (78,866)      (300,544)            ---            ---       (78,866)      (300,544)
                                          ------------    -----------     -----------    ------------   ----------    -----------
   BALANCE, DECEMBER 31, 1994                  228,196        786,060             ---            ---       228,196        786,060
   Extensions, discoveries and additions            66          8,449             ---            ---            66          8,449
   Revisions of previous estimates             (24,715)      (145,903)            ---            ---       (24,715)      (145,903)
   Purchases of minerals in place              568,702     20,400,151         868,495      5,786,239     1,437,197     26,186,390
   Production                                  (84,848)      (404,319)            ---            ---       (84,848)      (404,319)
                                          ------------    -----------     -----------    -----------    ----------    -----------
   BALANCE, DECEMBER 31, 1995                  687,401     20,644,438         868,495      5,786,239     1,555,896     26,430,677
   Extensions, discoveries and additions         6,081        479,336          31,351      1,506,458        37,432      1,985,794
   Revisions of previous estimates              33,975       (519,051)        (35,593)       528,330        (1,618)         9,279
   Purchase of minerals in place               109,252      4,590,014             ---            ---       109,252      4,590,014
   Production                                 (120,855)    (2,396,379)       (112,563)      (961,527)     (233,418)    (3,357,906)
                                          ------------    -----------     ----------     -----------    ----------    -----------
   BALANCE, DECEMBER 31, 1996                  715,854     22,798,358         751,690      6,859,500     1,467,544     29,657,858
                                          ============    ===========     ===========    ===========     =========    ===========

   PROVED DEVELOPED RESERVES
   Balance, December 31, 1994                  228,196        786,060             ---            ---       228,196        786,060
   Balance, December 31, 1995                  661,852     20,446,505         868,495      5,786,239     1,530,347     26,232,744
   Balance, December 31, 1996                  608,705     19,361,667         751,690      6,859,500     1,360,395     26,221,167

The revisions in the Company's estimated reserves in 1994 were primarily the result of downward adjustments to the Company's oil and gas properties in the Hub, Bandera, Stateline and Cascade Deep fields. Production from these fields was substantially below those projected by an independent petroleum engineering firm, resulting in subsequent downward adjustments.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)-

The information that follows has been developed by the Company pursuant to procedures prescribed by Statement No. 69 of the Financial Accounting Standards Board and utilizes reserve data estimated by Netherland, Sewell and McDaniel & Associates, independent petroleum engineering firms and by the Company. The information may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Moreover, the projections should not be construed as realistic estimates of future cash flows, nor should the standardized measure be viewed as representing current value.

The future cash flows are based on sales prices, costs, and statutory income tax rates in existence at the dates of the projections. Since future projections are inherently imprecise, material revisions to reserve estimates may occur in the future. Further, production of the oil and gas reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred are expected to vary from those used. Management does not rely upon the information that follows in making investment and operating decisions; rather, those decisions are based upon a wide range of factors, including estimates of probable reserves, proved reserves, and price and cost assumptions different from those reflected herein.

The following table sets forth the standardized measure of discounted future net cash flows from projected production of the Company's proved oil and gas reserves as of December 31 (all Company reserves were located in the United States prior to 1995): (in thousands)


AT DECEMBER 31, 1996                                             U.S.         CANADA         TOTAL
                                                              ---------     ----------     -------
Future cash inflows                                           $ 109,510     $  29,283      $ 138,793
Future production and development costs                         (22,340)      (10,569)       (32,909)
Future income taxes                                             (22,719)       (4,869)       (27,588)
                                                              ---------     ---------      ---------
         Future net cash flows                                   64,451        13,845         78,296
10% Annual discount                                             (24,842)       (4,119)       (28,961)
                                                              ---------     ---------      ---------
Standardized measure of discounted
  future net cash flows                                          39,609         9,726         49,335
                                                              =========     =========      =========
AT DECEMBER 31, 1995
Future cash inflows                                              53,075        21,063         74,138
Future production and development costs                         (12,827)       (9,520)       (22,347)
Future income taxes                                              (9,165)       (1,938)       (11,103)
                                                              ---------     ---------      ---------
         Future net cash flows                                   31,083         9,605         40,688
10% Annual discount                                             (13,793)       (2,295)       (16,088)
                                                              ---------     ---------      ---------
Standardized measure of discounted
  future net cash flows                                          17,290         7,310         24,600
                                                              =========     =========      =========
AT DECEMBER 31, 1994
Future cash inflows                                               4,891           ---          4,891
Future production and development costs                          (1,412)          ---         (1,412)
Future income taxes                                                (697)          ---           (697)
                                                              ---------     ---------      ---------
         Future net cash flows                                    2,782           ---          2,782
10% Annual discount                                                (448)          ---           (448)
                                                              ---------     ---------      ---------
Standardized measure of discounted
  future net cash flows                                       $   2,334     $     ---      $   2,334
                                                              =========     =========      =========

The following are the principal sources of change in the standardized measure of discounted future net cash flows: (in thousands)

                                                                  1996         1995           1994
                                                              ---------     ---------      ---------
Standardized measure -- Beginning of year                     $  24,600     $   2,334      $   4,035
Oil and gas sales, net of production costs                       (9,038)       (1,388)        (1,199)
Sales of reserves in place                                         (166)          ---            ---
Purchases of reserves in place                                   13,001        25,346            ---
Net changes in prices, net of production costs                   21,735           (73)           (78)
Extensions and discoveries                                        6,259            14            810
Revisions to previous quantity estimates                         (1,528)         (390)        (1,835)
Net change in income taxes                                      (11,930)       (2,311)           ---
Accretion of discount                                             2,725           284            454
Changes in estimated future development costs                      (786)          230             27
Developmental costs incurred during the period
    that reduced future development costs                           480           ---            ---
Changes in production rates and other                             3,983           554            120
                                                              ---------     ---------      ---------
Standardized measure -- end of year                           $  49,335     $  24,600      $   2,334
                                                              =========     =========      =========


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         Described in the Company's Form 8-K dated April 10, 1997.

                                    PART III

ITEMS 9 THROUGH 12 of this Part III are omitted since the Company filed with the Securities and Exchange Commission within 120 days after the close of its fiscal year ended December 31, 1996 a definitive proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934 which involves the election of directors. Items 9 through 12 are hereby incorporated by reference herein from such proxy statement.


ITEM 13.   EXHIBITS AND REPORTS ON FORM 8-K.

         (a) Exhibits:


                  2.1 Exchange Agreement by and among Diverse Production Co., The Shareholders of Diverse Production Co., and Southern Mineral Corporation dated March 2, 1995 (incorporated by reference to Exhibit (I) to the Company's annual report on Form 10-K for year ended December 31, 1994).

                  2.2 Purchase and Sale Agreement, dated as of October 31, 1995, by and among Stone & Webster, Incorporated, Stone & Webster Oil Company, Inc. and Southern Mineral Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K of Registrant dated October 31, 1995).

                  2.3 Purchase and Sale Agreement and Assignment of Partnership Interest, dated August 30, 1996 by and between Torch Energy Finance Fund Limited Partnership I and Southern Mineral Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K of the Company dated August 30, 1996).

                  2.4 Agreement Regarding Dissolution of Partnerships, dated August 30, 1996, between Southern Mineral Corporation and Diasu Oil & Gas Co., (incorporated by reference to Exhibit 2.2 to Form 8-K of the Company dated August 30, 1996).

                  3.1 Amended and Restated Articles of Incorporation of the Company, as amended.(incorporated herein by reference to Exhibit 3.1 to Form 8-K of the Company dated May 17, 1996)

                  3.2 Amended and Restated Bylaws of the Company, as amended (incorporated herein by reference to Exhibit
                          (a)(3)(b) of Item 14, Part IV of the Company's Annual Report on Form 10-K filed for the year ended December 31, 1989).

                  10.1 Stock Option Agreement made as of December 31, 1994 between Southern Mineral Corporation and Steven H. Mikel (incorporated by reference to Exhibit (h) to the Company's annual report on Form 10-K for year ended December 31, 1994).

                  10.2 Southern Mineral Corporation 1995 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit (k) to annual report on Form 10-K dated December 31, 1994).

                  10.3 Credit Agreement, dated December 20, 1995, between Southern Mineral Corporation, SMC Production Co., San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc., and Compass Bank-Houston for Reducing Revolver Line of Credit of up to $25,000,000 (incorporated by reference to Exhibit 10.1 to Form 8-K of Registrant dated December 20, 1995).

                  10.4 Promissory Note, dated December 20, 1995, in the original principal amount of $25,000,000 made by Southern Mineral Corporation, SMC Production Co., San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to Exhibit 10.2 to Form 8-K of Registrant dated December 20, 1995).

                  10.5 Credit Agreement, dated December 20, 1995, between Southern Mineral Corporation, SMC Production Co., San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc. and Compass Bank-Houston for Term Loan of $3,500,000 (incorporated by reference to Exhibit 10.3 to Form 8-K of Registrant dated December 20, 1995).

                  10.6 Promissory Note, dated December 20, 1995, in the original principal amount of $3,500,000 made by Southern Mineral Corporation, SMC Production Co., San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to Exhibit 10.4 to Form 8-K of Registrant dated December 20, 1995).

                  10.7 1996 Stock Option Plan (incorporated by reference to to Exhibit 10.10 to Form 10KSB dated December 31,
                          1995).

                  10.8 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Form 10KSB dated December 31, 1995).

                  10.9 Joint Venture Agreement, dated October 1, 1995, between Southern Mineral Corporation and The
                          Links Group, Inc. (incorporated by reference to
                          Exhibit 10.12 to Form 10KSB dated December 31, 1995).

                  10.10 Option Agreement, dated January 5, 1996, between Southern Mineral Corporation and Diasu Oil & Gas Company, Inc. covering the exploration joint venture (incorporated by reference to Exhibit 10.13 to Form 10KSB dated December 31, 1995).

                  10.11 Stock Option Agreement dated April 6, 1995, between Southern Mineral Corporation and Robert R. Hillery (incorporated by reference to Exhibit 10.14 to Form 10KSB dated December 31, 1995).

                  10.12 Subscription Agreement and Assumption of Obligations, dated January 5, 1995, between Southern Mineral Corporation and Gary L. Chitty, and Thomas J McMinn (incorporated by reference to Exhibit 10.15 to Form 10KSB/A-1 dated December 31, 1995).

                  10.13 Amendment to Credit Agreement between Southern Mineral Corporation et al and Compass Bank-Houston dated August 30, 1996 (incorporated by reference to Exhibit 10.1 to Form 8-K of the Company dated August 30, 1996).

                  10.14 Second Amendment to Credit Agreements between the Company and Compass Bank dated December 17, 1996 (incorporated by reference to Exhibit 10.14 to Form 10-KSB dated December 31, 1996).

                  11.1 Computation of earnings per common and equivalent share (filed herewith).

                  21.1     Subsidiaries of the Company



                                            Other Name Under Which       Jurisdiction of
Name of Subsidiary                          Subsidiary Conducts Business   Incorporation
------------------                          ---------------------------- -------------------
SMC Production Co.                                   None                      Texas
Spruce Hills Production Company, Inc.                None                      Delaware

                  23.1     Consent of KPMG Peat Marwick LLP (filed herewith).

                  23.2     Consent of Grant Thornton LLP (filed herewith).

                  23.3 Consent of Netherland, Sewell & Associates, Inc. (filed herewith)

                  23.4 Consent of McDaniel & Associates Consultants, Ltd. (filed herewith)

                  27.1     Financial Data Schedule (filed herewith).

                  99.1 Application and Affidavit Pursuant to Rule 437 under the Securities Act of 1933 regarding impracticability of obtaining written consent of Hedrick and Associates (filed herewith).

         (b)      Report on Form 8-K

                  Form 8-K of the Company dated December 23, 1996 reporting the issuance and sale of 2,500,000 shares of common stock of the Company.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      SOUTHERN MINERAL CORPORATION

                                      BY:   /s/ STEVEN H. MIKEL
                                         ---------------------------------------
                                                Steven H. Mikel
                                          President and Chief Executive Officer

Date: December 5, 1997

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


                                                              Director
--------------------------------------------
             B. Travis Basham


         /s/ THOMAS R. FULLER                                 Director                           December 5, 1997
--------------------------------------------
             Thomas R. Fuller


                                                              Director
--------------------------------------------
             Robert R. Hillery


       /s/ E. RALPH HINES, JR.                                Director                           December 5, 1997
--------------------------------------------
           E. Ralph Hines, Jr.


         /s/ HOWELL H. HOWARD                                 Director and Chairman              December 5, 1997
--------------------------------------------                  of the Board of Directors
             Howell H. Howard


         /s/ STEVEN H. MIKEL                                  Director, President and Chief      December 5, 1997
--------------------------------------------                  Executive Officer
             Steven H. Mikel


         /s/ JAMES E. NIELSON                                 Director                           December 5, 1997
--------------------------------------------
             James E. Nielson


         /s/ DONALD H. WIESE, JR.                             Director                           December 5, 1997
--------------------------------------------
             Donald H. Wiese, Jr.


                                                              Director
--------------------------------------------
           Spencer L. Youngblood


            /s/ JAMES H. PRICE                                Vice President-Finance             December 5, 1997
--------------------------------------------                  (principal financial and
                James H. Price                                accounting officer)


                                                                      APPENDIX E
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 10-QSB

                 [X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1997

                                       OR

                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         FOR THE TRANSITION PERIOD FROM ______________ to ______________

                         COMMISSION FILE NUMBER: 0-8043

                          SOUTHERN MINERAL CORPORATION
        (Exact Name of Small Business Issuer as Specified In Its Charter)

            NEVADA                                               36-2068676
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

       500 DALLAS, SUITE 2800                                    77002-4708
          HOUSTON, TEXAS                                         (Zip Code)
(Address of Principal Executive Offices)

         Issuer's Telephone Number, Including Area Code: (713) 658-9444




         Check whether the issuer: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the issuer was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                          Yes   X         No
                              ------         ------

         State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practical date: As of November 7, 1997, there were 9,120,741 shares of the Issuer's common stock outstanding.

         Transitional Small Business Disclosure Format (check one):


                          Yes             No   X
                              ------        ------



================================================================================

                          SOUTHERN MINERAL CORPORATION
                               TABLE OF CONTENTS

================================================================================



PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS:

      Condensed Consolidated Balance Sheet as of September 30, 1997 and December 31,1996............E-3
      Condensed Consolidated Statement of Operations for the
          three and nine months ended September 30, 1997 and 1996...................................E-4
      Condensed Consolidated Statement of Cash Flows for the
            nine months ended September 30, 1997 and 1996...........................................E-5
      Notes to Condensed Consolidated Financial Statements..........................................E-6

Item 2.  Management's Discussion and Analysis of Financial Condition and
         Results of Operations

      Financial Condition and Results of Operations.................................................E-8
      Liquidity and Capital Resources...............................................................E-10


PART II. OTHER INFORMATION..........................................................................E-12


Item 6.  Exhibits and Reports on Form 8-K...........................................................E-12

                          SOUTHERN MINERAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               (thousands omitted)



                                                                        SEPTEMBER 30,  DECEMBER 31,
ASSETS                                                                      1997          1996
                                                                        -------------  ------------
                                                                        (unaudited)
CURRENT ASSETS
  Cash                                                                    $    551    $    471
  Receivables and other                                                      3,546       2,447
                                                                          --------    --------
       Total current assets                                                  4,097       2,918
PROPERTY AND EQUIPMENT, AT COST USING SUCCESSFUL
    EFFORTS METHOD FOR OIL AND GAS ACTIVITIES
  Property, plant and equipment                                             44,428      25,831
  Accumulated depreciation, depletion and amortization                      (7,650)     (5,232)
                                                                          --------    --------
                                                                            36,778      20,599
PROPERTIES HELD FOR SALE AND OTHER                                           3,142         869
                                                                          --------    --------
       Total assets                                                       $ 44,017    $ 24,386
                                                                          ========    ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                $  1,712    $    683
Notes payable                                                                  512           0
                                                                          --------    --------
       Total current liabilities                                             2,224         683
   Long-term debt                                                           20,700       3,900
DEFERRED INCOME TAXES                                                        1,316       1,169

STOCKHOLDERS' EQUITY
  Common stock, par value $.01 per share; authorized 20,000,000 shares at September 30, 1997, and December 31, 1996, respectively;
     issued 9,110,413 and 9,088,519 shares at September 30, 1997 and
     December 31, 1996                                                          91          91
  Additional paid-in capital                                                14,031      14,030
  Retained earnings                                                          5,707       4,565
                                                                          --------    --------
                                                                            19,829      18,686
  Less: Treasury stock                                                         (52)        (52)
                                                                          --------    --------
     Total stockholders' equity                                             19,777      18,634
                                                                          --------    --------
Total liabilities and stockholders' equity                                $ 44,017    $ 24,386
                                                                          ========    ========





         The accompanying notes are an integral part of this statement.

                     SOUTHERN MINERAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             (thousands omitted, except share and per share amounts)


                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                           SEPTEMBER 30,                  SEPTEMBER 30,
                                                    ----------------------------   ------------------------------
                                                       1997             1996           1997             1996
                                                    ------------    ------------    ------------    ------------
                                                            (unaudited)                      (unaudited)
REVENUE
  Oil and gas                                       $      3,533    $      2,997    $     10,253    $      8,430
  Gain (loss) on sale                                        (41)             25             503             421
                                                    ------------    ------------    ------------    ------------
                                                           3,492           3,022          10,756           8,851

EXPENSES
  Production                                                 999             701           2,610           2,051
  Exploration                                              1,302             103           1,517             186
  Depreciation, depletion and amortization                 1,020             756           2,512           1,937
  General and administrative                                 383             420           1,518           1,243
                                                    ------------    ------------    ------------    ------------
                                                           3,704           1,980           8,157           5,417
                                                    ------------    ------------    ------------    ------------

Income (loss) from operations                               (212)          1,042           2,599           3,434
Other income, expenses and deductions
  Interest and other income                                   80              65             135             258
  Interest and debt expense                                 (545)           (295)           (785)           (914)
                                                    ------------    ------------    ------------    ------------
Income (loss) before income taxes                           (677)            812           1,949           2,778
Provision (benefit) for federal and state
  Current provision                                           53             (79)            391             274
  Deferred provision                                        (461)            264             165             432
                                                    ------------    ------------    ------------    ------------
                                                            (408)            185             556             706
                                                    ------------    ------------    ------------    ------------

Net income (loss)                                   $       (269)   $        627    $      1,393    $      2,072
                                                    ============    ============    ============    ============


Primary net income (loss) per share                 $      (0.03)   $       0.09    $       0.14    $       0.30
Fully diluted net income (loss) per share           $      (0.03)   $       0.09    $       0.14    $       0.29


Primary weighted average shares outstanding           10,097,992       7,325,308      10,107,903       7,005,999

Fully diluted weighted average shares outstanding     10,254,128       7,452,471      10,144,789       7,145,648





               The accompanying notes are an integral part of this

                          SOUTHERN MINERAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                               (thousands omitted)




                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                       -------------------------
                                                         1997           1996
                                                       ----------    -----------
                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                            $  1,393    $  2,072
   Adjustments to net income, net of the effects
     of disposition in 1996                                 3,420       1,618
                                                         --------    --------
   Net cash provided by operating activities                4,813       3,690
                                                         --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales of properties                        1,047         184
   Acquisition of partnership interest, net of cash
   received Capital expenditures                                0      (2,112)
   Net cash received on disposition of assets             (21,615)     (2,874)
   Net cash used in investing activities                        0       1,143
                                                         --------    --------
                                                          (20,568)     (3,659)
                                                         --------    --------


CASH FLOWS FROM FINANCING ACTIVITIES
   Payments of long-term debt                              (6,682)     (3,815)
   Proceeds from long-term debt                            22,600       3,500
   Fees paid to facilitate equity offering                    (68)          0
                                                         --------    --------
   Net cash provided by (used in) financing activities     15,850        (315)
                                                         --------    --------

Effect of exchange rate changes on cash                       (15)          0
                                                         --------    --------
Net increase (decrease) in cash                                80        (284)

Cash at beginning of period                                   471         562
                                                         --------    --------
Cash at end of period                                    $    551    $    278
                                                         ========    ========


NON-CASH INVESTING AND FINANCING ACTIVITIES
   Issuance of 175,000 shares of common stock for
     property acquisitions                               $      0    $    241
   Change in property and equipment additions               1,394           0
   Assumption of debt with property acquisitions         $  1,394    $      0
   Directors fees                                              69           0

Cash paid for interest                                   $    759    $    850

Cash paid for taxes                                      $    652    $    381



         The accompanying notes are an integral part of this statement.

                          SOUTHERN MINERAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - BASIS OF PRESENTATION

The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, though the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 1996. In the opinion of the Company, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position as of September 30, 1997, and December 31, 1996, the results of operations for the three and nine months ended September 30, 1997 and 1996 and statements of cash flows for the nine months then ended have been included.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - ACQUISITIONS

On May 20, 1997, the Company purchased from Mario Garcia and Dolores E. Garcia, the outstanding capital stock of BEC Energy, Inc. ("BEC"). The purchase price was $10,640,000. BEC's assets consist of working interests in fourteen oil and gas wells located in the Big Escambia Creek Field, Escambia County, Alabama. The Company financed the acquisition with a $10,600,000 advance under the Company's credit facility with Compass Bank-Houston.

On August 30, 1996, the Company acquired for $3,000,000 the limited partnership interest in SMC Development, L.P., which then was dissolved. The Company previously owned a 7% general partnership interest in the partnership. The partnership assets consisted of proved undeveloped oil and gas properties, with most of the value related to the proved undeveloped properties that were drilled in 1996. The acquisition was financed through an increase in the Company's Revolving Bank Note of $1,600,000, and from internally generated working capital.

In addition, during 1997 the Company has acquired other interests, including a 10% interest in a concession in the Santa Elena Peninsula in Ecuador for approximately $2,400,000, none of which would have had a material effect on the historical results of the Company.

The following summarizes pro forma (unaudited) information and assumes the acquisitions of BEC and SMD had occurred on January 1, 1996, and assumes the acquisition of BEC had occurred on January 1, 1997.


                                          Nine Months Ended September 30,
                                        --------------------------------------
                                        (000's omitted, except per share data)
                                                1997           1996
                                              -------        ---------
Revenues                                      $11,518        $10,012
Net Income                                      1,103          1,972
Net Income per share                          $   .11        $   .28


These pro forma results are not necessarily indicative of those that would have occurred had the acquisitions taken place at the beginning of 1996 and 1997. The above amounts reflect adjustments for interest on notes payable issued as part of the purchase price and depreciation on revalued property.

NOTE 3 - NOTE PAYABLE

The Company acquired 3-D seismic in January of 1997 for $1,394,000 payable in 14 monthly payments commencing January 31, 1997 of $105,000 per month, with an imputed interest rate of 10% per annum. The note balance at September 30, 1997, is $512,000 and the purchase is included in properties held for sale as of September 30, 1997.

NOTE 4 - SUBSEQUENT EVENTS

On October 7, 1997, the Company completed the placement of $41,400,000 of 6.875% convertible subordinated debentures due October 1, 2007. The debentures are convertible at any time prior to maturity into 121.07 shares of common stock at a price of $8.26 per share. Net proceeds of approximately $39,000,000 were used to retire bank debt of $20,700,000 and to fund future capital spending.

                          SOUTHERN MINERAL CORPORATION



ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 1997
AS COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 1996

Oil and gas revenues for the quarter ended September 30,1997, are $3,533,000, compared to oil and gas revenues for the same period in 1996 of $2,997,000. The increase in revenues reflects higher production volumes of both natural gas and crude oil, which are partially offset by lower commodity prices for both natural gas and crude oil. Higher production volumes are primarily due to the acquisition of BEC Energy, Inc., acquired on May 20, 1997, the acquisition of a working interest in the A. Philyaw 8-1 #1 on April 7, 1997, and the acquisition on June 13, 1997 of a 10% interest in the Santa Elena Concession located in the Santa Elena Peninsula in Ecuador.

Natural gas production for the three months ended September 30, 1997 is 949 Mmcf, a 7% increase as compared to production for the same period in 1996 of 884 Mmcf. The Company's crude oil production for the three months ended September 30, 1997 increased 60% to 97,997 barrels as compared to 61,122 barrels for the same period in 1996.

The average natural gas price in 1997 decreased 4% to $1.89 per Mcf compared to $1.97 per Mcf in 1996. Crude oil prices decreased 10% in 1997 to $16.60 per barrel, compared to $18.51 per barrel in 1996.

Production costs, including production and ad valorem taxes, increased in 1997 to $999,000, up 43% from $701,000 in 1996, due partly to the above mentioned acquisitions. On a cost per Mcfe basis, production costs for 1997 increased to $.65 per Mcfe, or 16% from $0.56 per Mcfe in 1996.

General and administrative expenses decreased to $383,000 in 1997, down 9% from $420,000 in 1996. On a cost per Mcfe basis, general and administrative expenses declined to $0.25 per Mcfe from $0.34 Mcfe in 1996.

Exploration, dry hole and lease impairment expenses increased in the quarter ended September 30, 1997 to $1,302,000, compared to $103,000 in the same period of 1996, which was due to the geological and geophysical expenses of approximately $655,000 primarily associated with the Matthews Prospect seismic shoot and the drilling of three dry holes drilled costing approximately $647,000 in Terrebonne Parish, Louisiana, Orange County, and LaVaca County, Texas. Since the Company uses the successful efforts method of accounting, exploration expenses may vary greatly from year to year based upon the level of exploration activity during the year.

Depreciation, depletion and amortization ("DD&A") expense for 1997 increased to $1,020,000, up 35% from $756,000 in 1996, which was due primarily to the above mentioned acquisitions. The Company computes depreciation and depletion on each producing property on a unit-of-production method. Since this method employs estimates of remaining reserves, depreciation and depletion expenses may vary from period to period because of revisions to reserve estimates, production rates and other factors. DD&A expenses increased in 1997 to $.66 per Mcfe, up 10% from $0.60 per Mcfe in 1996.

Interest and debt expense in the quarter ended September 30, 1997 was $545,000, compared to $295,000 in 1996. Interest expense increased as a result of an increase in the outstanding bank debt, which was due primarily to the financing of the above mentioned acquisitions. During the 1997 third quarter, bank debt increased to $20,700,000.

Tax (benefit) expense in 1997 and 1996 was( $408,000) and $185,000, respectively, with the decrease related to a loss in the 1997 period. The tax rate in 1996 was reduced by a net operating loss carryforward that was available in the 1996 quarter, which was not available in the second quarter of 1997.

The Company reported a loss in the quarter ended September 30, 1997, of $269,000, or $(.03) per share, compared to earnings of $627,000, or $0.09 per share, in the same period in 1996. The number of shares outstanding increased by 2,500,000 in December of 1996 as a result of a private placement of common stock.


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

Oil and gas revenues for the nine months ended September 30, 1997, are $10,253,000, up 22% compared to oil and gas revenues for the same period in 1996 of $8,430,000. The increase in revenues reflects higher production volumes of both natural gas and crude oil along with higher commodity prices for both natural gas and crude oil. Higher production volumes are primarily due to the acquisition of BEC Energy, Inc., acquired on May 20, 1997, and the acquisition of a working interest in the A. Philyaw 8-1 #1 on April 7, 1997. The Company also acquired on June 13, 1997 a 10% interest in the Santa Elena Concession located in the Santa Elena Peninsula in Ecuador.

Natural gas production in the first nine months of 1997 is 2,750 Mmcf, a 13% increase compared to 1996 production of 2,427 Mmcf. The Company's crude oil production in the first nine months of 1997 increased 25% to 220,598 barrels compared to 176,760 barrels in 1996.

The average natural gas price in the first nine months of 1997 increased 11% to $2.12 per Mcf compared to $1.91 per Mcf in the same period of 1996. Crude oil prices increased 3% in the first nine months of 1997 to $18.58 compared to $18.07 per barrel in the same period of 1996.

As part of the Company's on-going operations, the Company may sell non-strategic assets or oil and gas properties. The proceeds would be used to pay down debt or redeploy capital to opportunities that may have a higher rate of return. These activities resulted in gains on sales of assets of $503,000 in the first nine months of 1997, and $421,000 in the same period of 1996. The gain on sale in 1996 was primarily the result of the sale of Venture Resources, Inc. for $1,143,000, which was a non-core asset acquired as part of the Company's acquisition of certain oil and gas assets from Stone & Webster, Inc. in December 1995. The gain on sale in 1997 was primarily the result of the sales of an oil and gas prospect located in the state waters offshore Texas and a working interest in a oil and gas property in Canada, which the Company has sold for approximately $360,000.

Production costs, including production and ad valorem taxes, increased in the first nine months of 1997 to $2,610,000, up 27% from $2,051,000 in the same period of 1996, primarily due to the above mentioned acquisitions. On a cost per Mcfe basis, production costs for 1997 increased to $0.64 per Mcfe, or 8%, from $0.59 per Mcfe in 1996.

General and administrative expenses increased as a result of increased staffing to facilitate future growth to $1,518,000 in the first nine months of 1997, up 22% from $1,243,000 in 1996. On a cost per Mcfe basis, general and administrative expenses increased in 1997 to $0.37 per Mcfe, or 3% from $0.36 Mcfe in 1996.

Exploration, dry hole and lease impairment expenses increased in the first nine months of 1997 to $1,517,000, compared to $186,000 in the same period of 1996, which was due to the geological and geophysical expenses of approximately $655,000 primarily associated with the Matthews Prospect seismic shoot and the drilling of four dry holes drilled costing approximately $862,000 in Terrebonne Parish and Jefferson Parish, Louisiana and Orange County and LaVaca County, Texas. Since the Company uses the successful efforts method of accounting, exploration expenses may vary greatly from year to year based upon the level of exploration activity during the year.

DD&A expense for the first nine months of 1997 increased to $2,512,000, up 30% from $1,937,000 in 1996, primarily due to the above mentioned acquisitions. The Company computes depreciation and depletion on each producing property on a unit-of-production method. Since this method employs estimates of remaining reserves, depreciation and depletion expenses may vary from period to period because of revisions to reserve estimates, production rates and other factors. DD&A expenses increased in the first nine months of 1997 to $0.62 per Mcfe, up 11% from $0.56 per Mcfe in 1996.

Interest and debt expense decreased in the first nine months of 1997 to $785,000, down 14% compared to $914,000 in 1996. The decline resulted from a reduction in bank debt, which was reduced from the net proceeds of approximately $10,600,000 from the Company's private placement of 2,500,000 shares of common stock in December 1996. Bank debt increased in the first nine months of 1997 primarily to fund the above mentioned acquisitions.

Tax expense in 1997 and 1996 was $556,000 and $706,000, respectively, with the decrease related to lower 1997 net income before taxes and a net operating loss carryforward that was available in the 1996 nine month period, which was not available in the nine months ended September 30,1997.

The Company reported earnings in 1997 of $1,393,000, or $0.14 per share, compared to earnings of $2,072,000, or $0.30 per share in 1996. The number of shares outstanding increased by 2,500,000 in December of 1996 as a result of the private placement of common stock.


LIQUIDITY AND CAPITAL RESOURCES
FOR THE PERIOD ENDED SEPTEMBER 30, 1997

The Company has historically funded its operations, acquisitions, exploration and development expenditures from cash flows from operating activities, bank borrowings, issuance of common stock and sales of non-strategic assets and oil and gas properties. Total available liquidity at September 30, 1997, and 1996, was $5,251,000 and $1,078,000, respectively.

The Company's cash flows provided by operating activities for the nine months ended September 30, 1997 and 1996 were $4,813,000 and $3,690,000, respectively. Additional cash of $1,047,000 and $184,000 was realized in the first nine months of 1997 and 1996, respectively, from property sales of non-strategic assets.

Effective June 30, 1997, the Company amended its bank credit agreement increasing its borrowing base from $16,200,000 to $26,000,000. As of September 30, 1997, the borrowing base under the credit facility is $25,400,000, with outstanding borrowings thereunder of $20,700,000, leaving $4,700,000 available to borrow.

The credit facility borrowing base reduces $300,000 per month commencing August 1, 1997, and is reviewed by the bank semi-annually until maturity on June 1, 2000. The obligations under the credit facility are secured by substantially all of the assets of the Company and its subsidiaries. The credit facility contains certain covenants relating to the financial condition of the Company. The credit facility bears interest at the Company's option, of either prime rate floating, or at the LIBOR rate plus two and one-quarter percent.

Capital spending in the first nine months of 1997 totaled $21,615,000, and was primarily funded from bank debt and cash flow generated from operations. The Company will evaluate its level of capital spending throughout the year based upon drilling results, commodity prices, cash flows from operations and property acquisitions.

On October 7, 1997, the Company completed the placement of $41,400,000 of 6.875% convertible subordinated debentures due October 1, 2007. The debentures are convertible at any time prior to maturity into 121.07 shares of common stock at a price of $8.26 per share. Net proceeds of approximately $39,000,000 were used to retire bank debt of $20,700,000.

The Company believes that it will have sufficient capital available from the credit facility described above, together with the proceeds from the debenture offering, and cash flows from operating activities, to fund its 1997 capital expenditure program, and to meet the Company's other obligations. The Company also believes that the funds available from such sources will enable the Company to continue to pursue strategic corporate and property acquisitions.

The Company's debt to total capitalization ratio is 51% at September 30, 1997, as compared to 56% at September 30, 1996. The Company's interest coverage ratio (calculated as net income plus depreciation, depletion and amortization, deferred income taxes, and exploration expenses divided by cash expenditures for interest) is 7 to 1 for the first nine months of 1997.

The Company did not declare dividends in the nine months ended September 30, 1997, fiscal 1996, 1995 or 1994. It is likely that for the foreseeable future funds available for dividends on common stock, if any, will be retained by the Company to finance future growth.

CHANGE IN ACCOUNTING METHODS

Effective December 1997, the Company will be required to adopt Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 introduces the concept of basic earnings per share, which represents net income divided by the weighted average common shares outstanding -- without the dilutive effects of common stock equivalents (options, warrants, etc.). Diluted earnings per share, giving effect to common stock equivalents, will be reported when SFAS 128 is adopted in the fourth quarter of 1997.

Effective December 1997, the Company will be required to adopt Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"). SFAS 129 requires that all entities disclose in summary form within the financial statements the pertinent rights and privileges of the various securities outstanding. An entity is to disclose within the financial statements the number of shares issued upon conversion, exercise, or satisfaction of required conditions during at least the most recent annual fiscal period and any subsequent interim period presented. Other special provisions apply to preferred and redeemable stock. The Company will adopt SFAS 129 in the fourth quarter of 1997.

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components. The components of comprehensive income refer to revenues, expenses, gains and losses that are excluded from net income under current accounting standards, including foreign currency translation items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS 130 requires that all items that are recognized under accounting standards as components of comprehensive income be reported in a financial statement displayed in equal prominence with other financial statements; the total of other comprehensive income for a period is required to be transferred to a component of equity that is separately displayed in a statement of financial position at the end of an accounting period. SFAS 130 is effective for both interim and annual periods beginning after December 15, 1997.

In June, 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, and major customers. SFAS 131 is effective for periods beginning after December 15, 1997.

FORWARD-LOOKING STATEMENTS

The Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1937, as amended (the "Exchange Act"). All statements other than statements of historical fact included in MD&A, including statements regarding the Company's operating strategy, plans, objectives and beliefs of management for future operations, planned capital expenditures and acquisitions are forward-looking statements. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such assumptions will prove to be correct.

                                    PART II


                               OTHER INFORMATION


Items 1, 2, 3, 4, and 5 for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

             (a)    EXHIBITS:

                    11.1 Computation of earnings per common and equivalent share (filed herewith)

                    27.1     Financial Data Schedule

             (b)    REPORT ON FORM 8-K:

                    None

                                    SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        SOUTHERN MINERAL CORPORATION


Date: November 13, 1997                 By    /s/ James H. Price
                                          -------------------------------------
                                                  James H Price
                                             Vice President-Finance

                                                                     APPENDIX F
===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-KSB

                [X]Annual report under Section 13 or 15(d) of the
                 Securities Exchange Act of 1934 (Fee required)
                            FOR THE FISCAL YEAR ENDED
                                DECEMBER 31, 1996
                                       OR
              [ ]Transition report under Section 13 or 15(d) of the
               Securities Exchange Act of 1934 (No fee required)
                For the transition period from ______ to _______
                          Commission file number 1-9933

                            AMERAC ENERGY CORPORATION
                 (Name of Small Business Issuer in Its Charter)

              DELAWARE                                 75-2181442
    (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

           1201 LOUISIANA, SUITE 3350
                 HOUSTON, TEXAS                          77002-5609
    (Address of Principal Executive Offices)             (Zip Code)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 308-5250

         SECURITIES REGISTERED UNDER SECTION 12(B) OF THE EXCHANGE ACT:
                                                   NAME OF EACH EXCHANGE
               TITLE OF EACH CLASS                  ON WHICH REGISTERED
    Common Stock (Par Value $.05 per share)       American Stock Exchange
    Common Stock (Par Value $.05 per share)        Boston Stock Exchange
      SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT:
                                      None

     Check whether the issuer: (1) has filed all reports required by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO
                                                             ---  ---

     Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained in this form and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB: [X]

     For the twelve-month period ended December 31, 1996, the issuers revenue was $10,644,000.

     As of March 20, 1997, the aggregate market value of the issuers Common Stock held by non-affiliates was approximately $32,565,000.

     The number of shares outstanding of the issuer's Common Stock as of March 22, 1997, was 3,885,588.
                      DOCUMENTS INCORPORATED BY REFERENCE
     The issuers definitive proxy statement for the 1996 Annual Meeting of Stockholders is incorporated by reference into Part III of the Form 10-KSB.

     Transitional Small Business Disclosure Format (check one):   YES   NO X
                                                                     ---  ---
===============================================================================

PART I

ITEM 1.  DESCRIPTION OF BUSINESS

THE COMPANY

     Amerac Energy Corporation (the "Company" or "Amerac") is engaged in the acquisition, development and enhancement of and exploration for oil and gas in the United States. While the Company was formed in 1969, it is only since mid 1994 that the Company has been focused on growth through acquisitions and exploitation. Since that time, the Company has grown its asset base and market capitalization substantially. Total proved reserves increased from 12.8 billion cubic feet equivalent ("Bcfe") at December 31, 1995 to 30.1 Bcfe at December 31, 1996, an increase of 135%. Since the beginning of 1996, the Company has increased its estimated undiscounted future net cash flows assuming unescalated prices prevailing at the time from $14.1 million to $31.3 million at December 31, 1996, a 122% increase. The Company's finding and development cost for 1996 was $4.89 per barrel of oil equivalent ("BOE"). As of March 20, 1997, the market value of the Company's common stock was approximately $33 million.

     The Company's headquarters is in Houston, Texas. At December 31, 1996, Amerac employed ten people.

ACQUISITIONS

     During 1996, the Company spent $10.1 million in cash and issued 220,000 common shares in connection with five acquisitions of oil and gas properties located primarily in Texas and Oklahoma. Those acquisitions, which included interests in 174 producing wells, increased the Company's reserve base by nearly 21 Bcfe.

     In 1995, the Company spent $4.3 million in cash in connection with three acquisitions in Texas. The 1995 acquisitions included interests in ten producing wells and added 7.4 Bcfe of reserves.

     In 1994, Amerac acquired interests in four wells with reserves of 1.8 Bcfe for $1.5 million.

     (See Note 2 to the Consolidated Financial Statements.)

SIGNIFICANT PROPERTY

     The Company's South Timbalier 198 offshore property accounted for approximately 44% of the Company's gross revenues in 1996. In December 1996, the property began to produce water. It is anticipated that the primary well on this property, which at year-end was producing at a rate of 567 million cubic feet ("MMcf") a month (109 MMcf per month net to the Company's interest), is expected to deplete in 1997. Should the second of the two wells on this property deplete, and if no additional drilling takes place, the Company estimates that its share of the cost of plugging the existing wells and abandoning the offshore platform could be as much as $600,000. The Company will need to replace the revenue from this property by acquisitions of producing properties in order to maintain its revenues and earnings.

SIGNIFICANT OIL AND GAS PURCHASERS

     Oil sales are made on a day-to-day basis or under short-term contracts at approximately the current area posted price. The loss of any oil purchaser would not be expected to have an adverse effect upon the Company's operations. The following is a listing of significant oil purchasers during the three-year period ended December 31, 1996, and the approximate percentage of oil revenue derived from each:


CRUDE OIL PURCHASERS                                       PERCENT
--------------------                                 ------------------
                                                     1996   1995   1994
                                                     ----   ----   ----
Sun Refining & Marketing Company .................    28     31     13
Transco Liquids Company ..........................    14     11     16
EOTT Energy Corporation ..........................    13     --     --
Koch Oil Company  ................................    10     --     10
Union Pacific Fuels, Inc. ........................     5     15     10
Marathon .........................................    --     34     55


     A majority of the Company's natural gas is sold pursuant to short-term contracts at prices that fluctuate at a premium or discount to the spot market. Under the terms of the contracts, the gas purchasers may elect to purchase less gas than the wells are able to produce, and the Company may be unable to sell the excess production to other purchasers. Following is a listing of the significant natural gas purchasers during the three-year period ended December 31, 1996, and the approximate percentage of natural gas revenues derived from each:

NATURAL GAS PURCHASERS                                     PERCENT
----------------------                             ---------------------
                                                   1996     1995    1994
                                                   ----     ----    ----
MG Natural Gas Corporation......................    27       18      --
Amoco Production Company........................    22       --      --
Energy Source...................................    12       --      --
Transco Liquids Company.........................    --       39      77



     There are no other customers of the Company that individually accounted for more than 10% of the Company's revenues during the three years ended December 31, 1996.

COMPETITION

     The oil and gas acquisitions market is highly competitive and thus the opportunities for high rates of return on investment are limited. The price paid for in-place oil and gas reserves is highly dependent on forecast oil and gas prices, which historically has been very volatile (see Price Volatility). Many companies with which the Company competes possess resources far greater than those of the Company.

     The marketing of oil and gas is affected by a number of factors that are beyond the control of the operators of the properties, the effect of which cannot be accurately predicted. These factors include, among others, crude oil imports, the availability of adequate pipeline and other transportation facilities, the marketing of competitive fuels, and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

PRICE VOLATILITY

     The revenues generated by the company are highly dependent upon the prices of oil and natural gas. Approximately 55% of the Company's future gross revenues attributable to its proved reserves as of December 31, 1996, are from natural gas based on an average price of approximately $2.95 per thousand cubic feet ("Mcf"), and the balance of such revenues are from oil based on an average price of approximately $24.25 per barrel ("Bbl"). In the past five years the Company's annual average sales price for natural gas has ranged from a high of $2.29 per Mcf in 1996 to a low of $1.62 per Mcf in 1995, and its annual average sales price for oil has ranged from a low of $14.52 per Bbl in 1993 to a high of $21.12 per Bbl for 1996. Various factors beyond the control of the Company will continue to affect oil and gas prices.

     Pursuant to requirements of the Securities and Exchange Commission, calculations of the Company's reserves and present value of future net cash flows from proved reserves ("PV-10") are based upon prices prevailing at the end of the year. Crude oil and natural gas prices at December 31, 1996 were substantially higher than those realized on average by the Company over the past five years. Also, prices at the end of the first quarter of 1997 are below those at year-end 1996. For purposes of assessing the sensitivity of the Company's PV-10 to changes in prices, the Company estimates that if the natural gas and crude oil prices in its calculations were reduced by $.10 per Mcf and $1.00 per Bbl, the PV-10 value would be reduced by approximately $0.5 million and $1.0 million, respectively. Such calculations assume that quantities of recoverable reserves remain constant and therefore would not be accurate if prices decreased to a level at which reserves would no longer be economically recoverable.

REGULATION

     The Company's operations are affected in various degrees by political developments, federal, and state laws and regulations. In particular, oil and gas production operations and economics are affected by price controls, tax and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations and the interpretation and application of such rules and regulations.

     Environmental Laws. The Company's activities are subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation. In the opinion of the Company's management, its operations comply with all applicable environmental laws and regulations, and the cost of such compliance has not been material. Where the Company's properties are operated by other companies, the Company relies on the operator to comply with environmental laws.

     General. The Company's activities are subject to statutory provisions regulating oil and gas drilling and production. Such statutes and regulations require permits for drilling operations, drilling bonds and reports to be filed concerning operations and production from oil and gas wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from the Company's properties. Some jurisdictions have enacted statutes prescribing ceiling prices for gas sold therein.

TAXATION

     Certain provisions of the Internal Revenue Code of 1986 (the "Code"), as amended, applicable to the petroleum industry affect the Company's oil and gas operations. Current law permits the Company to deduct currently, rather than capitalize, intangible drilling and development costs incurred or borne by it. The Company, as an independent producer, is also entitled to a deduction for percentage depletion with respect to the first 1,000 barrels per day of domestic crude oil (and/or equivalent units of domestic natural gas) produced by it, if such percentage depletion exceeds cost depletion. Generally, this deduction is 15% of gross income from an oil or gas property, without reference to the taxpayer's basis in the property. Beginning in 1991, percentage depletion may not exceed 100% of the taxable income from any property (computed without allowance for depletion), and as limited, however, may be carried forward indefinitely.

     The Company has accumulated a substantial net operating loss ("NOL") carryforward. Under federal tax law, the amount and availability of NOL carryforwards are subject to a variety of interpretations and restrictive tests. Under the Code, the utilization of such NOL carryforwards could be limited or effectively lost upon certain changes in ownership. In determining the amount of NOL available after an "ownership change", the use of a corporation's NOL carryforward is limited annually to a prescribed rate times the value of the loss corporation's stock immediately before the ownership change. In general, an ownership change occurs if more than 50% in value of the stock of the loss corporation changes during the three-year period preceding the test date. Due to the conversion of its preferred stock into common shares on July 12, 1996, and in conjunction with other recent equity transactions, management believes that there was an ownership change sufficient to trigger an additional limitation on the NOL carryforwards. Based on the aggregate trading value of the stock immediately before the conversion, and the prescribed applicable federal rate for the period, the Company believes the limitation on future utilization of the NOL carryforwards to be $990,000 per taxable year. Any unused NOL's accumulate for use in subsequent taxable years, subject to the 15-year limitation. In addition, any losses occurring in years after the ownership change are added (without limitation) to arrive at the amount of NOL available for use in any post change year. Subsequent additional ownership changes could result in adjustments to the annual limitation amount. The Company at December 31, 1996, has a total NOL carryforward of approximately $198 million for regular tax purposes and approximately $170 million for alternative minimum tax purposes

ITEM 2.  DESCRIPTION OF PROPERTY

OIL AND GAS OPERATIONS

     The following tables set forth information with respect to Amerac's properties and drilling and production activities. As used in these tables, "gross" refers to the total acres or wells in which Amerac has an interest; "net" as it applies to acres or wells refers to gross acres or wells multiplied by the percentage interest owned by Amerac; "producing wells" include all wells estimated by independent petroleum engineers to be capable of economic production, including shut-in wells; "Mcfe" refers to one thousand cubic feet of natural gas on an equivalent basis using a 6 Mcf to 1 Bbl gas-to-oil conversion ratio; ("MMcfe") refers to one million cubic feet of natural gas on an equivalent basis, using a 6 Mcf to 1 Bbl gas-to-oil conversion ratio; "MBbl" refers to one thousand barrels of crude oil or other liquid hydrocarbons; and "MBOE" refers to one thousand barrels of crude oil on an equivalent basis using a 6 Mcf to 1 Bbl gas-to-oil conversion ratio.

     Oil and Gas Acreage. The following table sets forth Amerac's acreage position at December 31, 1996:

                                                                         DEVELOPED             UNDEVELOPED
                                                                         ---------             -----------
                                                                      GROSS      NET         GROSS      NET
                                                                      -----      ---         -----      ---
             Texas .............................................      5,496      3,251      6,779      4,270
             Oklahoma ..........................................      3,540      1,714         --         --
             Kansas ............................................        640        224         --         --
             Offshore Louisiana ................................      6,328      1,463         --         --
             Wyoming ...........................................         --         --     14,079      3,522
             Utah ..............................................         --         --     18,084      4,586
                                                                     ------     ------     ------     ------
                 Totals ........................................     16,004      6,652     38,942     12,378
                                                                     ======     ======     ======     ======

     Productive Wells. The following table sets forth both the gross and net productive wells at December 31, 1996:

                                                                         GROSS                        NET
                                                                  ---------------------      ---------------------
                                                                                SHUT-IN                    SHUT-IN
                                                                  OIL      GAS      GAS      OIL      GAS      GAS
                                                                  ---      ---      ---      ---      ---      ---
             Texas .........................................       44       29       --     37.0     16.9       --
             Oklahoma ......................................       29       40       --     11.5     17.5       --
             Kansas ........................................       37        1       --     34.4      0.4       --
             Offshore Louisiana ............................       --        2        4       --      0.4      0.8
             Wyoming .......................................        1        2       --       --       --       --
             Utah ..........................................        3       --       --       --       --       --
             New Mexico ....................................        1       --       --       --       --       --
             Oregon ........................................       --        2       --       --       --       --
                                                                 ----     ----     ----     ----     ----     ----
                 Totals ....................................      115       76        4     82.9     35.2      0.8
                                                                 ====     ====     ====     ====     ====     ====

     Drilling Activity. The following table sets forth the results of drilling activity for the years ended December 31, 1996, 1995 and 1994:

                                                  GROSS WELLS                        NET WELLS
                                           --------------------------       ------------------------
                                           TOTAL   PRODUCTIVE     DRY       TOTAL   PRODUCTIVE   DRY
                                           -----   ----------     ---       -----   ----------   ---
1996     Exploratory...................     --         --          --         --         --       --
         Development...................     16         16          --       12.7       12.7       --
1995     Exploratory...................     --         --          --         --         --       --
         Development...................      1          1          --        0.8        0.8       --
1994     Exploratory...................      4          4          --        1.6        1.6       --
         Development...................     --         --          --         --         --       --

     Production. The following table shows, for the period indicated, net production and revenues and average prices received by the Company and average production costs per BOE of crude oil and per Mcfe of natural gas:

                                                              YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------
                                                     1996    1995     1994     1993     1992
                                                   -------- ------   ------   ------   -------
Net Production
         Crude oil and condensate (MBbls) ...          185      127       95      112      233
         Natural gas (MMcf) .................        2,867    1,349    1,332    1,467    5,425
         MBOE ...............................          663      352      317      357    1,137
         MMcfe ..............................        3,976    2,111    1,902    2,139    6,823
Revenues (thousands)
         Crude oil and condensate ...........      $ 3,902  $ 2,146  $ 1,449  $ 1,626  $ 4,345
         Natural gas ........................        6,556    2,182    2,676    2,753    8,810
                                                   -------- -------  -------  -------  -------
         Total ..............................      $10,458  $ 4,328  $ 4,125  $ 4,379  $13,155
                                                   =======  =======  =======  =======  =======


                                                                              YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------------
                                                                 1996     1995     1994      1993       1992
                                                                ---------------------------------------------
         Average sales price
                  Crude oil and condensate ($/Bbl)..........    $21.12    $16.53   $15.25    $14.52    $18.64
                  Natural gas ($/Mcf).......................      2.29      1.62     2.01      1.88      1.62
                  All products ($/BOE)......................     15.78     12.29    13.01     12.27     11.57
                  All products ($/Mcfe).....................      2.63      2.05     2.17      2.05      1.93
         Average production costs
                  All products ($/BOE)......................   $  3.82  $   3.15  $  2.82   $   2.87  $  2.61
                  All products ($/Mcfe).....................       .64       .53      .47       .48       .44

LEASE COMMITMENTS

     The Company is committed to various lease contracts for office space and miscellaneous office equipment expiring at various intervals through 2003, with total minimum payments aggregating $763,000 at December 31, 1996. The Company incurred net rent expense of approximately $72,000, $85,000 and $93,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The minimum annual rental commitments are $105,000 for 1997.

ITEM 3.  LEGAL PROCEEDINGS

     The Company is not currently a party to any litigation that would have a material impact on its financial statements. However, due to the nature of its business, certain legal or administrative proceedings may arise in the ordinary course of its business.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY-HOLDERS

     On November 20, 1996, the shareholders approved an amendment to the Company's Certificate of Incorporation to effect a one for fifteen reverse stock split and to reduce the number of authorized shares from 100 million to 20 million. The approximate shares voted on the amendment were 32.8 million for; .7 million against; .1 million abstained; and .4 million not voted.

                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRICE RANGE OF COMMON STOCK

     The Company's securities currently are traded on the American Stock Exchange and the Boston Stock Exchange. In 1996 and 1995, the Company's securities traded on the OTC Bulletin Board. At March 1, 1997, there were approximately 2,500 holders of record of the Common Stock.

     During the past two years, trading of the Common Stock has been limited. The following table sets forth the reported high and low sales prices quoted by National Quotations Bureau, Inc. for 1995 and 1996, as adjusted for the effect of the one for fifteen reverse stock split in November 1996.

                                                          1996                   1995
                                                    ----------------      ------------------
                                                    HIGH         LOW      HIGH           LOW
                                                    ----         ---      ----           ---

                  First Quarter.................. $ 5.10       $3.00     $3.00         $0.45
                  Second Quarter.................   7.95        3.75      5.25          1.20
                  Third Quarter..................   6.45        4.65      3.30          1.20
                  Fourth Quarter.................  10.25        4.50      3.30          1.20

COMMON STOCK DIVIDENDS

     The Company has not paid any Common Stock dividends since its organization, and it is not contemplated that it will pay such dividends in the foreseeable future. The Company's ability to declare and pay dividends on Common Stock is restricted under certain conditions under its bank loan agreement.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     With the exception of historical information, the matters discussed herein involve risk and uncertainties including, but not limited to, oil and gas price fluctuations, oil and gas reserve estimates, economic conditions, interest rate fluctuations, the regulatory and political environments and other risks indicated in filings with the Securities and Exchange Commission. All prior period share and per share information has been restated to reflect the one for fifteen reverse stock split in November 1996.

CAPITAL RESOURCES AND LIQUIDITY

     Liquidity Issues and Capital Requirements

     As a result of two private offerings completed in 1996, higher production and improved prices for oil and natural gas, the Company's financial position has improved from 1995. Primarily, the funds raised in the private offerings were used to eliminate the $1.0 million bridge loan entered into during 1996, and reduce the outstanding indebtedness under the Company's existing revolving bank loan ("Revolver"). During 1996, the Company negotiated an extension of the term of the Revolver to May 31, 1998 and increased its credit line to $30 million. The Company as of March 26, 1997, had $6 million outstanding under the Revolver with a borrowing base of $9.8 million. Subsequent to year end, the Company increased the line to $50 million and extended the agreement until June 30, 1999. The Company has planned $5.6 million in capital expenditures on existing properties in 1997. Management anticipates that cash flow from operations and additional bank indebtedness will be sufficient to fund these expenditures.

     The Company also completed its Eastern Shelf Exploitation Agreement in 1997. The agreement provides among other things that an investor group will fund half of the Company's expenditures in this project up to at least $1.2 million and the Company plans to fund its half from cash flow from operations and additional bank indebtedness. Pursuant to this agreement the investor group will also reimburse the Company for a portion of the Company's general and administrative costs related to the project. (See Note 10 to the Consolidated Financial Statements.)

     The Company anticipates that it must seek additional sources of financing to fund its acquisition activities. Amerac may finance additional acquisitions through a combination of working capital, bank borrowings, mezzanine financing, production payments and equity. However, there is no assurance that the Company will be successful in obtaining such additional financing. Also, the sale of additional equity and the utilization of equity in acquisitions may further limit the Company's utilization of its net operating loss carryforward.

     Recent Developments

     On March 18, 1997, the Company commenced trading on the American Stock Exchange under the symbol "AMC". Management believes that the listing on the American Stock Exchange will have a number of advantages to both the Company and its shareholders. Primarily, the listing is expected to give the Company greater market exposure and reduce shareholder transaction costs. The listing was made possible as a result of among other things, the Company's improved financial condition and the one for fifteen reverse stock split approved by shareholders in November 1996. The shareholders, at the same November 1996 meeting, also approved a reduction in the authorized common shares from 100 million to 20 million.

     Acquisitions

     During 1996, the Company spent $10.1 million in cash and issued 220,000 common shares in connection with five acquisitions, primarily in Texas and Oklahoma. Those acquisitions, which included interests in 174 producing wells, increased the Company's reserve base by nearly 21 Bcfe. (See Note 2 to the Consolidated Financial Statements.)

     1996 Sources and Uses of Cash

     During 1996, the Company received $3.8 million from operations, $1.3 million from the sale of properties, approximately $5 million from the sale of Common Stock and Warrants and borrowed $10.9 million. The Company's primary uses of cash were $10.1 million for the acquisition of oil and gas properties, $6.7 million to repay bank indebtedness and its bridge financing and $3.5 million for property development leaving a net cash increase of $0.6 million for the year and a cash and cash equivalents balance at December 31, 1996 of $712,000.

RESULTS OF OPERATIONS

1996 Compared with 1995

     Operations for 1996 resulted in net income of $1.6 million (a loss of $1.65 per common share) as compared to net income of $208,000 (a loss of $.46 per common share) for the comparable period in 1995. The improved results are primarily attributable to increased production due to acquisitions in 1996 and higher oil and natural gas prices. The 1996 and 1995 losses per share are due to a deduction from net income, which approximated $5 million, to arrive at earnings available to common stockholders for the excess of the fair value of Common Stock issued to preferred shareholders in the July 1996 conversion over the carrying value of the Preferred Stock and preferred dividends of $411,000 and $807,000 in 1996 and 1995, respectively. If the Common Stock transactions, including the conversion of preferred stock, described in Note 5 to the Consolidated Financial Statements had occurred at January 1, 1996, the Company estimates that its net income per share would have been approximately $0.50 for the full year 1996. Also in 1996, the Company recorded a gain of $132,000 on the settlement of a contractual obligation and in 1995 reported a gain of $850,000 on the sales of properties.

     Oil and gas revenues increased from $4.3 million in 1995 to $10.5 million during 1996 primarily as a result of increased oil and gas production from acquisitions in 1996 and higher prices. Oil production increased to 507 barrels per day in 1996 from approximately 348 barrels per day in 1995 and gas production increased to 7.8 million cubic feet of gas per day from approximately
3.7 million cubic feet of gas per day in 1995. Average prices for the year also increased for oil from $16.53 per barrel in 1995 to $21.12 per barrel for 1996 and the average price for natural gas increased from $1.62 per Mcf for 1995 to $2.29 per Mcf for 1996.

     Lease operating expenses increased from $1.1 million during 1995 to $2.6 million during 1996 as a result of increased operations from acquisitions and higher workover expense. Exploration expenses increased from $246,000 during 1995 to $305,000 for 1996 as a result of higher seismic expenditures.

     Depreciation, depletion and amortization also increased from $1.7 million during 1995 to $2.9 million during 1996 due to both an increase in overall production, investment in oil and gas properties and downward revisions to reserves, primarily attributable to the Company's South Timbalier 198 offshore property.

     Interest expense increased from $237,000 in 1995 to $888,000 in 1996 as the Company's debt increased due to acquisitions made using the Bank Credit Agreement, which had an outstanding balance of $7.7 million at year end 1996.

     1995 Compared with 1994

     Operations for 1995 resulted in net income of $208,000 (a loss of $0.46 per common share) as compared to net income of $272,000 (a loss of $3.61 per common share) for the comparable period in 1994. The comparison of 1995 versus 1994 was affected by the net gain on sale of various producing properties and other assets totaling $850,000 in 1995, the recognition of a gain in 1994 related to the settlement of contractual obligations (see Note 7 to the Consolidated Financial Statements) in the amount of $474,000, and a $102,000 loss on sale of asset in 1994.

     Oil and gas revenues increased slightly from $4.1 million in 1994 to $4.3 million in 1995, as a result of increases in both oil and gas production. The average price for oil for the year increased from $15.25 per barrel in 1994 to $16.53 per barrel for 1995 while the average price for natural gas decreased from $2.01 per Mcf for 1994 to $1.62 per Mcf for 1995. Oil production increased to 348 barrels per day in 1995 from approximately 260 barrels per day in 1994 and gas production increased from approximately 3.6 million cubic feet of gas per day in 1994 to 3.7 million cubic feet of gas per day for the comparable period in 1995.

     During 1994, the Company recorded a loss of $102,000 from the sale of property, primarily warehouse inventories and other small items. During 1995, the Company recognized an $850,000 gain on sales of properties, $736,000 related to Northwest Arapahoe and a $106,000 gain on the sale of Riley Ridge properties.

     Lease operating expenses increased from $894,000 during 1994 to $1.1 million during 1995, as a result of acquisition activity and workover expense. Exploration expenses decreased from $345,000 during 1994 to $246,000 for 1995 as the Company discontinued substantially all of its exploration activities. The 1995 expenses are related to 3D seismic for extensions for the North Blackwell Field.

     Depreciation, depletion and amortization also increased from $1.2 million during 1994 to $1.7 million during 1995, due to both an increase in overall production and investment in oil and gas properties and the downward revisions to reserves, primarily at the Company's South Timbalier 198 offshore property.

     Interest expense increased from $229,000 in 1994 to $237,000 in 1995, as the Company's debt increased due to acquisitions made using the Bank Credit Agreement, which had an outstanding balance of $3.5 million at year end 1995.

ACCOUNTING STANDARDS ADOPTED IN 1996

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires that long-lived assets (i.e. property, plant and equipment) held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the net book value of the asset may not be recoverable. An impairment loss will be recognized if the sum of the expected future cash flows (undiscounted and before interest) from the use of the asset is less than the net book value of the asset. SFAS 121 had no material impact on the Company in 1996.

     The Company has adopted SFAS 123 "Accounting for Stock Based Compensation" which establishes financial accounting and reporting standards for stock based employee compensation plans. The pronouncement defines a fair-value based method of accounting for an employee stock option or similar equity instrument. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic-value based method of accounting as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue accounting for stock based compensation plans pursuant to APB 25 and has made pro forma disclosures of net income and earnings per share as if the fair-value based method of accounting defined in SFAS 123 had been applied. (See Note 5 to the Consolidated Financial Statements.)

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by Item 7 is set forth in the Report of Independent Accountants and Consolidated Financial Statements included herein following the signature page.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III



ITEMS 9, 10, 11 AND 12. DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The information required by these items is included in issuer's definitive proxy statement for the 1996 Annual Meeting of Stockholders and is incorporated herein by reference.

                                   PART IV



ITEM 13.   EXHIBITS AND REPORTS ON FORM 8-K

EXHIBITS

           The following exhibits are filed as a part hereof:

3-(1) Certificate of Incorporation of Wolverine Exploration Company (incorporated by reference as Exhibit 3-(1) to the Company's Registration Statement No. 33-21824 filed May 13, 1988).

3-(2) Amendment to Certificate of Incorporation of Wolverine Exploration Company dated September 12, 1988 (incorporated by reference as
           Exhibit 3-(1 )(a) to the Company's Registration Statement No. 33-24429 filed September 28, 1988).

3-(3) Amendment to Certificate of Incorporation of Wolverine Exploration Company dated March 28, 1995 (incorporated by reference to Annex IV to Exhibit (a)(1) to Schedule 13E-4, dated November 15, 1994)

3-(4) Amendment to Certificate of Incorporation of Amerac Energy Corporation dated July 12, 1996 (incorporated by reference to Exhibit 4(i).4 and 4(i).5 to the Company's Current Report on Form 8-K dated February 28, 1997).

3-(5) Amendment to Certificate of Incorporation of Amerac Energy Corporation dated November 21, 1996 (Incorporated by reference to
           Exhibit 4(i).6 to the Company's Current Report on Form 8-K dated February 28, 1997).

3-(6) Corporate Bylaws (Incorporated by reference to Exhibit 3C to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 0-5003).

4-(1) Warrant Agreement, dated November 18, 1996, between Amerac Energy Corporation and Petroleum Financial, Inc. (Incorporated by reference to Exhibit 4.(i).9 to the Company's Form 8-K dated February 28, 1997.

4-(2) Form of Warrant (Incorporated by reference to Exhibit 4(i).10 to the Company's Form 8-K dated February 28, 1997).

4-(3) Registration Rights Agreement, (Incorporated by reference to Exhibit 4(i).8 to the Company's Form 8-K dated February 28, 1997, included as
           Exhibit VII to the Exploitation Agreement).

10-(1) Wolverine Exploration Company Stock Option Plan (incorporated by reference to Exhibit 10M to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 0-5003).

10-(2) Restated Agreement for financial and accounting services between the Company and Petroleum Financial, Inc., dated October 26, 1995 for 1996. (Incorporated by reference, as Exhibit 10-(8) by reference to Form 10K for year ended December 31, 1995.)

10-(3) Acquisition Agreement including amendment number 1 to said agreement among Amerac Energy Corporation, as Buyer, Powell Resources, Inc., and the Other Stockholders named herein as Seller and Ridgepointe Resources, Inc., Fremont Energy Corporation and Fremont Petroleum Corporation Dated January 5, 1996. (Incorporated by reference, as
           Exhibit 10-(9) to Form 10K for year ended December 31, 1995.)

10-(4) Registration Rights Agreement, dated January 16, 1996 among Amerac Energy Corporation, Powell Resources, Inc., The Langestroth Family Limited I, Thomas O. Goldsworthy and James B. Tollerton. Related to acquisition of Fremont Energy Corporation Properties. (Incorporated by reference, as Exhibit 10-(10) to Form 10K for year ended December 31, 1995.)

10-(5) Assignment, conveyance and Bill of Sale, Northwest Arapahoe Properties, Cheyenne County, Colorado. (Incorporated by reference, as
           Exhibit 10-(11) to Form 10K for year ended December 31, 1995.)

10-(6) Agreement with Bentley Securities Corporation dated May 17, 1996, relating to the private placement of preferred stock. (Incorporated by reference, as Exhibit 10-(12) to the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996.)

10-(7) Credit Agreement between Amerac Energy Corporation and Bank One dated August 15, 1996. (Incorporated by reference, as Exhibit 10-(13) to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.)

10-(8) First Amendment to Amended and Restated Credit Agreement dated January 16, 1996. (Incorporated by reference, as Exhibit 10-(14) to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.)

10-(9) Second Amendment to Amended and Restated Credit Agreement dated August 15, 1996. (Incorporated by reference, as Exhibit 10-(15) to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.)

10-(10) Third Amendment to Amended and Restated Credit Agreement dated February 3, 1997, filed herewith.

10-(11) Exploitation Agreement, dated effective January 1, 1997, between Amerac Energy Corporation and the parties identified therein (incorporated by reference to Exhibit 4(i).8 to the Company's Current Report on Form 8-K dated February 28, 1997.)

19-(1) Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference as Exhibit 19-(1) to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1995).

27         Financial Data Schedule

REPORTS ON FORM 8-K

     The following Reports on Form 8-K were filed during the fourth quarter of 1996:

     On October 31, 1996 the Company filed a Form 8-K and a Form 8-KA in conjunction with its acquisition of the certain properties in the Texan Gardens Field it acquired from L.B. Industries and Larry Barnes for $1.8 million on August 16, 1996.

     On December 3, 1996, the Company filed a Form 8-K in conjunction with the shareholder approval of the one for fifteen reverse stock split and the reduction of authorized shares from 100 million to 20 million.

SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.


                                          AMERAC ENERGY CORPORATION
                                          Company



                                                   /s/ Richard B. Hallett
                                          -------------------------------------
                                                   RICHARD B. HALLETT
                                                   PRINCIPAL FINANCIAL OFFICER

Date:    March 28, 1997


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE COMPANY AND IN THE CAPACITIES AND ON THE DATES INDICATED.

     SIGNATURE                                        TITLE                              DATE
     ---------                                        -----                              ----

      /s/ Jeffrey B. Robinson                DIRECTOR AND PRESIDENT AND           MARCH 28, 1997
-------------------------------------        CHIEF EXECUTIVE OFFICER
      JEFFREY B. ROBINSON                    (PRINCIPAL EXECUTIVE OFFICER)



      /s/ Jeffrey L. Stevens                  DIRECTOR                            MARCH 28, 1997
-------------------------------------
      JEFFREY L. STEVENS



      /s/ Kenneth R. Peak                     DIRECTOR                            MARCH 28, 1997
-------------------------------------
      KENNETH R. PEAK



      /s/ Michael L. Harvey                   DIRECTOR                            MARCH 28, 1997
-------------------------------------
      MICHAEL L. HARVEY

                            AMERAC ENERGY CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995, AND 1994




                                                                                                PAGE
                                                                                                ----

Report of Independent Accountants............................................................    F-16

Consolidated Balance Sheets..................................................................    F-17

Consolidated Statements of Operations........................................................    F-18

Consolidated Statements of Cash Flows........................................................    F-19

Consolidated Statements of Changes in Stockholders' Equity...................................    F-20

Notes to Consolidated Financial Statements...................................................    F-21 through F-35


FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Amerac Energy Corporation


In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Amerac Energy Corporation and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas
March 25, 1997

                            AMERAC ENERGY CORPORATION

                           CONSOLIDATED BALANCE SHEETS


                                                                                          AT DECEMBER 31,
                                                                                     -----------------------
                                                                                     1996               1995
                                                                                     ----               ----
                                     ASSETS
CURRENT ASSETS
     Cash and cash equivalents ..........................................     $     712,000      $     144,000
     Receivables
         Receivable from property sale ..................................                --          1,005,000
         Trade and other, net of allowance for bad debts of $41,000 .....           473,000            111,000
         Gas and oil receivable .........................................         1,451,000            993,000
                                                                              -------------      -------------
                  Total current assets ..................................         2,636,000          2,253,000
                                                                              -------------      -------------

PROPERTY AND EQUIPMENT
     Oil and gas properties at cost .....................................        32,290,000         20,614,000
     Less accumulated depreciation, depletion and amortization ..........       (12,949,000)       (12,020,000)
                                                                              -------------      -------------
         Net property and equipment .....................................        19,341,000          8,594,000

OTHER ASSETS ............................................................           395,000            347,000
                                                                              -------------      -------------

TOTAL ASSETS ............................................................     $  22,372,000      $  11,194,000
                                                                              =============      =============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Trade payables ....................................................     $     199,000      $     234,000
      Accrued liabilities ...............................................           527,000            372,000
      Obligation under gas contract .....................................           370,000                 --
                                                                              -------------      -------------
         Total current liabilities ......................................         1,096,000            606,000
                                                                              -------------      -------------

LONG-TERM LIABILITIES
     Notes payable banks ................................................         7,704,000          3,547,000
     Other long-term liabilities ........................................           140,000            406,000
     Obligation under gas contract ......................................                --            641,000
                                                                              -------------      -------------
         Total long-term liabilities ....................................         7,844,000          4,594,000
                                                                              -------------      -------------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 7)

STOCKHOLDERS' EQUITY
     Preferred shares, $1 par value
         10,000,000 shares authorized; $4.00 Senior
         Preferred, outstanding 1,786,347 at December 31, 1995 ..........                --          1,786,000
     Common stock, $.05 par value; 20,000,000 shares authorized;
         outstanding 3,883,526 shares at December 31, 1996
         and 1,375,294 at December 31, 1995 ( as adjusted ) .............           194,000          1,031,000
     Additional paid-in capital .........................................       151,104,000        142,211,000
     Accumulated deficit ................................................      (137,866,000)      (139,034,000)
                                                                              -------------      -------------
         Total stockholders' equity .....................................        13,432,000          5,994,000
                                                                              -------------      -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................     $  22,372,000      $  11,194,000

                  (The accompanying notes are an integral part of these consolidated financial statements.)

                            AMERAC ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------
                                                                 1996              1995              1994
                                                                 ----              ----              ----
REVENUES
     Oil, gas and related product sales ...............     $ 10,458,000      $  4,328,000      $  4,125,000
     Gain on contractual settlements ..................          132,000                --           474,000
     Interest income ..................................           19,000            74,000           237,000
     Other income .....................................           35,000                --             3,000
                                                            ------------      ------------      ------------
        Total revenues ................................       10,644,000         4,402,000         4,839,000
                                                            ------------      ------------      ------------

EXPENSES
     Lease operating ..................................        2,588,000         1,108,000           894,000
     Exploration expenses, including dry hole costs and
        impairments ...................................          305,000           246,000           345,000
     Depreciation, depletion and amortization .........        2,947,000         1,686,000         1,222,000
     Administrative ...................................        2,309,000         1,767,000         1,775,000
     Loss (gain) on sale of oil and gas properties ....          (22,000)         (850,000)          102,000
     Interest .........................................          888,000           237,000           229,000
                                                            ------------      ------------      ------------
        Total expenses ................................        9,015,000         4,194,000         4,567,000
                                                            ------------      ------------      ------------

Income before income taxes ............................        1,629,000           208,000           272,000
Provision for federal income taxes ....................           50,000                --                --
                                                            ------------      ------------      ------------

NET INCOME ............................................        1,579,000           208,000           272,000

Preferred dividends and excess conversion consideration       (5,434,000)         (807,000)       (4,100,000)
                                                            ------------      ------------      ------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS ............     $ (3,855,000)     $   (599,000)     $ (3,828,000)
                                                            ============      ============      ============

NET LOSS PER COMMON SHARE .............................     $      (1.65)     $      (0.46)     $      (3.61)
                                                            ============      ============      ============

Average common shares and equivalents outstanding .....        2,331,000         1,306,000         1,059,000
                                                            ============      ============      ============



                  (The accompanying notes are an integral part of these consolidated financial statements.)

                            AMERAC ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      YEAR ENDED DECEMBER 31,
                                                                         ------------------------------------------------
                                                                             1996              1995              1994
                                                                         ------------      ------------      ------------
CASH FLOW FROM OPERATING ACTIVITIES
     Net income ....................................................     $  1,579,000      $    208,000      $    272,000
     Adjustments needed to reconcile net income to net cash flow provided by operating activities
        Depreciation, depletion and amortization ...................        2,947,000         1,686,000         1,222,000
        Exploration expenses, including dry holes and
               impairments .........................................          305,000                --           345,000
        (Gain) loss on sale of properties ..........................          (22,000)         (850,000)          102,000
        Recognition of deferred revenue ............................         (140,000)         (116,000)         (289,000)
        Gain on contractual settlements ............................         (132,000)               --          (474,000)
        Other ......................................................           23,000            37,000            24,000
        Changes in operating assets and liabilities:
              Trade receivables ....................................         (362,000)           31,000            81,000
              Oil and gas receivables ..............................         (458,000)         (637,000)          105,000
              Trade payables .......................................          (35,000)          187,000          (117,000)
              Accrued and other long-term liabilities ..............           74,000            97,000          (212,000)
                                                                         ------------      ------------      ------------
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES .....................        3,779,000           643,000         1,059,000
                                                                         ------------      ------------      ------------
CASH FLOW FROM INVESTING ACTIVITIES
     Proceeds from sale of assets ..................................        1,304,000           140,000           102,000
     Oil and gas acquisitions ......................................      (10,101,000)       (4,275,000)       (1,500,000)
     Oil and gas expenditures ......................................       (3,500,000)       (1,202,000)         (879,000)
     Purchases of other assets .....................................          (84,000)          (94,000)          (14,000)
                                                                         ------------      ------------      ------------
NET CASH USED FOR INVESTING ACTIVITIES .............................      (12,381,000)       (5,431,000)       (2,291,000)
                                                                         ------------      ------------      ------------

CASH FLOW FROM FINANCING ACTIVITIES
     Subordinated debt repayment ...................................               --        (1,879,000)         (574,000)
     Bank borrowings ...............................................       10,881,000         3,547,000                --
     Bank repayments ...............................................       (6,725,000)          (50,000)               --
     Proceeds from sale of Common Stock ............................        5,004,000                --                --
     Other .........................................................           10,000          (123,000)         (102,000)
                                                                         ------------      ------------      ------------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES ...............        9,170,000         1,495,000          (676,000)
                                                                         ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............          568,000        (3,293,000)       (1,908,000)
     Cash and cash equivalents at beginning of period ..............          144,000         3,437,000         5,345,000
                                                                         ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .........................     $    712,000      $    144,000      $  3,437,000
                                                                         ============      ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid for interest ........................................     $    888,000      $    276,000      $    315,000
     Cash paid for income taxes ....................................           30,000                --                --
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
     Exchanged $2.25 Convertible Exchangeable Preferred for
         Senior Preferred Stock (See Note 5) .......................     $         --      $         --      $         --
     Senior Preferred Stock conversion to Common Stock
        (See Note 5) ...............................................               --                --                --
     Senior Preferred Stock dividends (See Note 5) .................          410,000           807,000                --
     Compensation paid in Common Stock .............................          157,000            30,000                --
     Approximate value of Common Stock issued for Fremont
        Acquisition ................................................          640,000                --                --

                  (The accompanying notes are an integral part of these consolidated financial statements.)

                            AMERAC ENERGY CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     DECEMBER 31, 1993 TO DECEMBER 31, 1996



                                                                                        $2.25 CONVERTIBLE
                                                          $4.00 SENIOR                     EXCHANGEABLE
                                                         PREFERRED STOCK                 PREFERRED SHARES
                                                 -------------------------------     --------------------------
                                                     SHARES           AMOUNT          SHARES           AMOUNT
                                                 -------------    --------------     ----------    ------------
BALANCE -- DECEMBER 31, 1993...................             --    $           --      1,822,592    $  1,823,000
                                                 -------------    --------------     ----------    ------------

BALANCE -- DECEMBER 31, 1994...................             --                --      1,822,592       1,823,000
                                                 -------------     -------------    -----------    ------------
     Preferred exchange........................      1,634,305         1,634,000     (1,822,592)     (1,823,000)
     Preferred stock dividend..................        152,042           152,000             --              --
                                                 -------------    --------------    -----------    ------------
BALANCE -- DECEMBER 31, 1995...................      1,786,347         1,786,000             --    $         --
                                                 -------------    --------------    ===========    ============
     Preferred exchange........................     (1,867,584)       (1,867,000)
     Preferred stock dividend..................         81,237            81,000
                                                 -------------    --------------
BALANCE -- DECEMBER 31, 1996...................             --    $           --
                                                 =============    ==============



                                                      COMMON SHARES
                                                     ($.05 PAR VALUE)             ADDITIONAL
                                                   -------------------             PAID-IN          ACCUMULATED
                                               SHARES              AMOUNT          CAPITAL            DEFICIT             TOTAL
                                               ------              ------          -------            -------             -----
BALANCE -- DECEMBER 31, 1993 .............      1,058,915     $      53,000     $ 143,677,000      $(140,071,000)     $   5,482,000
     Exercise of warrants ................              3                --                --                 --                 --
     Net income ..........................             --                --                --            272,000            272,000
                                            -------------     -------------     -------------      -------------      -------------
BALANCE -- DECEMBER 31, 1994 .............      1,058,918            53,000       143,677,000       (139,799,000)         5,754,000
     Preferred exchange ..................        303,315            15,000        (1,190,000)         1,364,000                 --
     Stock issued for director's fees ....         10,395             1,000            29,000                 --             30,000
     Options exercised ...................          2,667                --             2,000                 --              2,000
     Preferred stock dividend ............             --                --           655,000           (807,000)                --
     Net income ..........................             --                --                --            208,000            208,000
                                            -------------     -------------     -------------      -------------      -------------
BALANCE -- DECEMBER 31, 1995 .............      1,375,295            69,000       143,173,000       (139,034,000)         5,994,000
     Preferred exchange ..................      1,120,550            56,000         1,811,000                 --                 --
     Fremont acquisition .................        219,554            11,000           629,000                 --            640,000
     Stock issued for director's fees ....         18,688             1,000            88,000                 --             89,000
     Options exercised ...................          9,890                --            10,000                 --             10,000
     Preferred dividend ..................             --                --           329,000           (410,000)                --
     Stock issued for compensation
        and payment of services ..........         14,624             1,000            67,000                 --             68,000
     Stock issued in private placements...      1,123,040            56,000         4,994,000                 --          5,050,000
     Net income ..........................             --                --                --          1,579,000          1,579,000
     Other ...............................          1,885                --             3,000             (1,000)             2,000
                                            -------------      -------------    -------------      -------------      -------------
BALANCE -- DECEMBER 31, 1996 .............      3,883,526     $     194,000     $ 151,104,000      $(137,866,000)     $  13,432,000
                                            =============     =============     =============      =============      =============


                  (The accompanying notes are an integral part of these consolidated financial statements.)

                            AMERAC ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND CONSOLIDATION

     Amerac Energy Corporation ("Amerac" or the "Company"), formerly Wolverine Exploration Company was formed in 1969. The Company, incorporated in the state of Delaware, changed its name to Amerac in March 1995. In 1994, the Company changed its primary focus from oil and gas exploration to acquisitions and development of proved oil and gas properties. The Company's producing properties are primarily located in Texas and Oklahoma and its only offshore property is located offshore Louisiana.

     The consolidated financial statements include the accounts of Amerac and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

OIL AND GAS EXPLORATION AND DEVELOPMENT COSTS

     The Company follows the successful efforts method of accounting for its oil and gas operations as prescribed in Statement of Financial Accounting Standards ("SFAS") 19 issued by the Financial Accounting Standards Board.

     Under the successful efforts method, costs of productive wells, development dry holes and productive leases are capitalized and amortized on a unit-of-production basis over the life of remaining proved reserves. Cost centers for amortization purposes are determined on a field-by-field basis.

     Prior to January 1, 1996, capitalized costs of proved properties were reviewed for impairment on a field by field basis limiting capitalized costs to estimated future net revenues from proved properties assuming current prices and costs. Commencing January 1, 1996 the Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Pursuant to SFAS 121, the Company assesses the need for an impairment of capitalized costs of proved oil and gas properties on a field-by-field basis utilizing undiscounted expected future cash flows. If an impairment is indicated, the amount of such impairment is recognized to the extent that the net capitalized costs of the proved oil and gas property exceeds the fair market value so determined.

     Oil and gas leasehold costs are capitalized when incurred. The acquisition costs of all unproved properties that are not individually significant are aggregated, and the portion of such costs estimated to be non-productive, based on historical experience, is amortized on an average holding period basis. Any individually significant unproved properties are assessed periodically, and any impairments in value are charged to expense. Costs of such properties surrendered are charged against the valuation allowance.

     Exploratory expenses, including geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs, including stratigraphic test wells, are initially capitalized, but charged to expense if and when the well is determined to be unsuccessful.

     Future obligations for site restoration costs, including dismantling and abandoning properties, are accrued using the unit of production method and expensed as depletion.

     Sales of oil and gas properties result in adjustments to the cost and accumulated depreciation, depletion and amortization as provided under the successful efforts method of accounting. Gain or loss is recognized if the entire amortization base is sold and represents the difference between the proceeds and book basis of the properties sold. See Note 2 regarding significant Sales of Oil and Gas Properties.

CASH EQUIVALENTS

     Cash equivalents are highly liquid investments with original maturities of three months or less.

REVENUE RECOGNITION

     The Company follows the "sales method" of accounting for its oil and gas revenue whereby the Company recognizes sales revenue on all oil or gas sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining life of the reservoir. As of December 31, 1996, the Company had gas imbalances of approximately $456,000 under its entitlements on its South Timbalier 198 Property and $70,000 over its entitlements on its Texan Gardens Properties. These imbalances were resolved in the normal course of business subsequent to year end.

NET INCOME OR LOSS PER COMMON SHARE

     Net income or loss per common share is computed by dividing the net income or loss applicable to common stockholders by the weighted average number of shares of common stock and common stock equivalents outstanding. In computing net income or loss per common share for 1995 and 1994, the Convertible Preferred dividends, either declared or in arrearage for the period, decreases the income or increases the loss applicable to common stockholders. For computation of the 1996 loss per common share, the Senior Preferred dividends of $411,000 and the excess of the fair value of common stock issued over the net carrying amount of preferred stock converted which approximated $5.0 million related to the conversion of Senior Preferred Stock to Common Stock (see Note 5) decreases net income applicable to common stockholders. The Company has also presented a supplemental net income per share for 1996 (see Note 5). For 1995 and 1994, stock options and convertible debt are anti-dilutive and were not included in the calculation of net income or loss per common share.

FINANCIAL INSTRUMENTS

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, short-term investments and receivables.

     The Company's cash equivalents and short-term investments represent high-quality securities placed with various investment grade institutions. This investment practice limits the Company's exposure to concentrations of credit risk.

     Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by SFAS 105, consist primarily of trade and oil and gas receivables. The Company's trade and oil and gas receivables are dispersed among various domestic customers and purchasers; therefore, concentrations of credit risk are limited. Generally the Company receives no collateral from its customers.

      SFAS 107, "Disclosures about Fair Value of Financial Instruments", requires the disclosure of the estimated fair value of financial instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. At December 31, 1996, the estimated fair values of the Company's financial instruments, primarily receivables and debt, approximate their carrying value because either the receivables are short term in nature or debt instruments have variable interest rates.

ACCOUNTING FOR INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of tax credits and other carry forwards, as well as temporary differences between the book and tax basis of assets and liabilities. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

     The Company files a consolidated tax return and the consolidated group follows a policy of allocating consolidated income tax charges and credits, and providing charges in lieu of taxes, based on each member's contribution to consolidated income or loss.

PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, and related revenues and expenses, and disclosure of gain and loss contingencies at the date of the financial statements. Actual results could differ from estimated amounts.

RECLASSIFICATIONS AND RESTATEMENTS

     Reclassifications have been made to prior year amounts to conform to current year presentations.

     As described in Note 5, the Company's shareholders approved a 1 for 15 reverse common stock split in November, 1996. Earnings per share amounts as well as the weighted average common shares outstanding have been retroactively restated to reflect the reverse split. All footnote disclosures herein are presented on a post reverse split basis unless otherwise stated.

2.  PROPERTY ACQUISITIONS AND DISPOSITIONS

PROPERTY ACQUISITIONS

     During 1996, the Company made three significant acquisitions described below:

     Effective January 1, 1996, the Company acquired the Common Stock of Fremont Energy Corporation, an Oklahoma-based oil and gas company, for $7 million paid in cash and 220,000 million shares of Common Stock of the Company valued at approximately $600,000 at the date of purchase.

     The Company acquired on August 16, 1996 a majority interest in sixteen gas wells in the Texan Gardens Field, located in Hidalgo County, Texas for $1.8 million. The field is situated in the heart of the Vicksburg Trend of the Texas Gulf Coast region. The Company's average working interest in these properties approximates 58%, with a net revenue interest averaging 40%.

     The Company acquired on August 19, 1996 a majority non-operated interest in 22 producing wells from numerous working interest owners on the McLemore-Drummonds Ranch and the Sloan X's Ranch in Shackelford, Stephens, Throckmorton, and Haskell Counties of Central Texas for $1.1 million. Amerac's working interest in the McLemore-Drummonds Ranch and the Sloan X's Ranch approximates 76% and 82%, respectively. The net revenue interests in the two ranches are 57% and 65%, respectively.

     During 1995, the company made three acquisitions described below:

     In October 1995, the Company acquired a portion of the Truby field located in Jones County, Texas for $650,000. This acquisition included a 320-acre lease with two producing wells and a 200-acre undeveloped lease. The additional acreage will provide the Company with both proved and probable drilling locations.

     In May 1995, the Company acquired the Myrtle B field in Loving County, Texas for $725,000. This acquisition included four producing wells and four proved undeveloped locations. The Company has a 100% working interest and a 75% revenue interest in this property.

     In April 1995, the Company announced the acquisition of the Cosden field in Bee County, Texas for $2.9 million. This field produces from three wells. The Company has a 68% working interest and a 52% revenue interest in this property.

     These acquisitions were accounted for under the purchase accounting method and results of operations were consolidated from the date of the respective consummation.

     The unaudited pro forma impact of the Fremont acquisition, the Texan Gardens Field acquisition, the 1995 Cosden acquisition, and the December 1995 sale of N.W. Arapahoe, assuming the transactions had occurred at January 1, 1995, would have been as follows for the twelve months ended December 31, 1996 and December 31, 1995. The 1996 Throckmorton acquisition and the 1996 Cosden acquisition would not have a material impact on the Pro Forma Statement of Operations, and, thus have not been included.

                                                                                   1996            1995
                                                                                   ----            ----
                                                                                       (unaudited)
Net income ..............................................................     $ 1,777,000      $   50,000
Net loss applicable to common stockholders...............................      (3,657,000)       (757,000)
Net loss per common share ...............................................           (1.57)           (.58)

SALE OF OIL AND GAS PROPERTIES

     The Company sold certain minor properties in 1996 for proceeds of $299,000 resulting in a reported gain of approximately $22,000.

     In December 1995, the Company agreed to sell its interest in the Northwest Arapahoe field, in Colorado for $1.0 million. The Company recognized a gain of approximately $.7 million in 1995 relating to this transaction.

3.  PROPERTY AND EQUIPMENT

     Property and equipment, at cost, are summarized as follows:

                                                                                     DECEMBER 31,
                                                                                 -------------------
                                                                                   1996        1995
                                                                                 -------------------
                                                                                    (in thousands)
Proved properties ..........................................................     $24,603     $15,047
Undeveloped properties .....................................................       1,034         191
Wells and related equipment and facilities .................................       6,653       5,376
                                                                                 -------     -------
Total ......................................................................     $32,290     $20,614
                                                                                 =======     =======


4.  NOTES PAYABLE, LONG-TERM INDEBTEDNESS AND PLEDGED ASSETS

     At December 31, 1996, the Company had a $30 million revolving line of credit agreement with BankOne, Texas National Association ("Bank Credit Agreement"). This line was increased to $50 million in February 1997. The Bank Credit Agreement is a facility with interest due monthly and principal due June 30, 1999. The Bank Credit Agreement is secured by all of the Company's oil and gas properties, and contains various restrictive covenants which may, if not met, cause the Company to be in default or reduce its access to additional borrowings. The borrowing base at December 31, 1996 was approximately $11 million. At December 31, 1996, approximately $7.7 million was outstanding under the Bank Credit Agreement, accruing interest at the BankOne Texas Base Rate plus three-quarter percent (9.00% at December 31, 1996).

     At December 31, 1996 and 1995, the Company had a $125,000 letter of credit issued on its behalf collateralized by a $125,000 certificate of deposit, which is reflected in other assets.

     During May 1995, the Company extinguished its subordinated indebtedness of $1,879,000.

5.  STOCKHOLDERS' EQUITY AND STOCK COMPENSATION

COMMON STOCK

     Each share of Common Stock entitles the holder thereof to one vote on all matters on which holders are permitted to vote. No stockholder has any right or other similar right to purchase or subscribe to any additional securities issued by the Company, and no stockholder has any right to convert Common Stock into other securities. The holders of shares of Common Stock are entitled to dividends when and if declared by the Board of Directors from funds legally available and, upon liquidation, on a pro rata share in any distribution to stockholders. The Company is restricted under certain conditions by its loan agreement from declaring or paying any cash dividend on the Common Stock.

     In July 1995, the Company filed a registration statement with the Securities and Exchange Commission for the purpose of registering the 243,413 shares of Common Stock held by Investment Limited Partnership ("ILP") who in turn sold the shares to certain individuals. Three of these individuals, Jeffrey Robinson, President and Chief Executive Officer, Kenneth R. Peak and William P. Nicoletti are Directors of the Company, and acquired from ILP 53,333, 13,333 and 13,333 shares, respectively.

     In June 1996, the Company completed a private sale of 72,000 shares of Common Stock at an average price of approximately $5.10 per share.

     On November 18, 1996, the Company completed a private sale of approximately
1.04 million shares of Common Stock at a price of $4.80 per share. The private placement also included warrants to purchase 104,175 additional shares of Common Stock. Each purchaser received the right, through warrants, to purchase one share of Common Stock for every 10 shares of Common Stock purchased in the private placement at an exercise price of $5.76 per share at any time on or before November 18, 1999.

     On November 20, 1996, the shareholders of the Company approved a 1 for 15 reverse stock split and a change in the authorized shares of Common Stock from 100 million shares to 20 million shares.

PREFERRED STOCK

     In March 1995, the Company exchanged, with holders who accepted the exchange, one share of its Senior Preferred, with a stated value and liquidation value of $4.00 per share, par value $1.00 per share and an initial dividend rate of $.36 per share, and .1667 shares of Common Stock (the "Exchange Offer") for each outstanding share of $2.25 Convertible Exchangeable Preferred Stock ("Old Preferred"), which carried a stated value of $25.00 per share and a dividend rate of $2.25 per share. At the time of the Exchange Offer, the Company had dividends in arrears on the Old Preferred of approximately $14.4 million and a liquidation preference of approximately $45.6 million. The Exchange Offer was approved by the holders of the majority of the Common Stock and by approximately 90% of the holders of Old Preferred. As a result, 1,634,305 shares of Old Preferred were exchanged for 1,634,305 shares of Senior Preferred and 271,937 shares of Common Stock. Holders of Old Preferred that did not exchange received
 .1667 shares of Common Stock for each share of Old Preferred not exchanged, resulting in the issuance of 31,378 shares of Common Stock. This Exchange Offer eliminated all Old Preferred and related dividend arrearages. This Exchange Offer did not have any material impact on the supplemental earnings per share disclosed herein.

     In July 1996, the Company converted the $4.00 Senior Preferred Stock to Common Stock based on an exchange ratio of one share of $4.00 Senior Preferred Stock into .6 shares of Common Stock. At December 31, 1996, the Company did not have any preferred stock outstanding. As described in Note 1, this transaction reduced earnings applicable to Common Stock holders by approximately $5 million for the year ended December 31, 1996. This reduction represents the difference between the estimated fair value of the Common Stock and the net carrying value of the Senior Preferred Stock.

SUPPLEMENTARY NET INCOME PER COMMON SHARE

     The supplementary net income per common share of the Company for the year ended December 31, 1996, approximated $0.50, giving effect to Common Stock transactions as if they had been outstanding for all of 1996. The dividends and excess conversion value attributable to the Senior Preferred Stock as well as the interest expense associated with proceeds from the sale of common stock were added back to the historical net loss applicable to common stockholders to determine net income used to compute supplemental net income per share.

STOCK OPTION PLANS

     Under the Company's Stock Option Plan, as amended February 1, 1988, ("the Plan") stock options may be granted to officers, directors, employees and independent contractors at exercise prices which are not less than the fair market value at the date of grant. The options vest either after one year or equally over three years and expire ten years from the date of grant. As of December 31, 1996, the Company had reserved 317,999 shares of Common Stock for issuance upon exercise of stock options.

     As allowed by SFAS 123 "Accounting for Stock Based Compensation", the Company accounts for stock options and any other similar instruments issued to employees in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost is recognized when stock options are issued at exercise prices not less than the fair market value of the Common Stock on the date of grant. Had the Company recognized compensation cost for options granted to employees and directors consistent with the fair value method specified by SFAS 123, the Company's net income and loss per common share would have been impacted as presented below on a pro forma basis:

                                                                1996             1995
                                                           --------------   ---------
      Net income                 As reported............. $ 1,579,000       $ 208,000
                                 Pro Forma...............   1,518,000         182,000
      Loss per common share      As reported.............       (1.65)           (.46)
                                 Pro Forma...............       (1.68)           (.48)

     Because the SFAS 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     Information about the Company's stock option plan for the three years ended December 31, 1996, is set forth below:

                                                                      WEIGHTED          SHARES
                                                         NUMBER        AVERAGE        EXERCISABLE
                                                        OF SHARES  EXERCISE PRICE     AT YEAR END
                                                        ---------  --------------     -----------
      Options outstanding at December 31, 1993.......    71,532        $15.99           64,866
          Granted....................................     2,667           .90
          Expired....................................   (43,265)        16.63
                                                       --------
      Options outstanding at December 31, 1994.......    30,934         13.78           28,267
          Granted....................................    62,667          2.40
          Exercised..................................    (2,667)          .90
          Expired....................................    (9,467)         9.77
                                                       --------
      Options outstanding at December 31, 1995.......    81,467          5.92           18,800
          Granted....................................    50,001          5.13
          Exercised..................................   (12,667)         1.98
          Expired....................................    (2,333)        43.13
                                                      ---------
      Options outstanding at December 31, 1996.......   116,468          5.26           35,356
                                                      =========


         The following table summarizes information about stock options outstanding at December 31, 1996:




                                OPTIONS OUTSTANDING                                     OPTIONS EXERCISABLE
    -------------------------------------------------------------------------          ----------------------
                                                 WEIGHTED            WEIGHTED                        WEIGHTED
         RANGE OF                                 AVERAGE            AVERAGE                         AVERAGE
         EXERCISE            SHARES              REMAINING           EXERCISE            SHARES      EXERCISE
          PRICES           OUTSTANDING         CONTRACT LIFE          PRICE            EXERCISABLE    PRICE
    ----------------       -----------         -------------        ---------          -----------  ---------
    $  108.75-118.13           1,467             1.6 years          $  110.88             1,467     $  110.88
          7.50-15.00           8,334             7.0 years               9.60             5,000         10.00
           4.65-6.30          46,667             9.3 years               4.85                --            --
           2.34-2.58          60,000             8.2 years               2.40            28,889          2.45
    ----------------       ---------                                                   --------
    $    2.34-118.13         116,468             8.4 years               5.26            35,356          8.02
    ================       =========                                                   ========


     The weighted average per share fair values of options and warrants granted in 1996 and 1995 were $1.75 and $.87, respectively. The fair value of each option and warrant grant is estimated on the date of grant, using the Black Scholes option pricing model with the following weighted average assumptions used for options issued in 1996 and 1995, respectively: risk-free interest rates of 6.4% and 7.2%, volatility of 47.4% for 1996 and 51.6% for 1995, dividend yields of 0% in both years, and expected lives of 3 years for warrants and 10 years for options in both years.

6. INCOME TAXES

     The provision for income taxes differs from the amount of income taxes, computed by applying the U.S. statutory federal tax rate to pretax income before extraordinary items, as a result of the following differences:

                                                                          1996           1995           1994
                                                                        ---------      ---------      ---------
     Provision based on statutory rate ............................     $ 537,389      $  71,000      $  95,000
     Changes in valuation allowance related to net
     operating losses..............................................      (449,936)       (71,000)       (95,000)
     Other ........................................................       (37,453)            --             --
                                                                        ---------      ---------      ---------
     Provision for income taxes ...................................     $  50,000      $      --      $      --
                                                                        =========      =========      =========

     Deferred tax assets (liabilities) are comprised of the following at December 31:

                                                      1996              1995
                                                 ------------      ------------
     Net operating loss carryforwards ......     $ 69,232,000      $ 70,200,000
     Oil and gas properties ................       (1,703,000)         (259,000)
     Small producers' depletion carryforward        4,553,000         4,324,000
     Tax credit carryforwards ..............        1,031,000         2,792,000
     Asset valuation allowance .............      (73,113,000)      (77,057,000)
                                                 ------------      ------------
     Net deferred tax asset ................     $         --      $         --
                                                 ============      ============

     The current year change to the deferred tax balances primarily relates to the purchase of Fremont Energy Corporation and the expiration of certain tax credits. For tax purposes, the Fremont acquisition had carryover basis, whereas, for financial statement purposes the acquisition was treated as a purchase with a step up basis in the acquired assets equal to the estimated fair value of the consideration given. As a result, the financial statements reflect a basis in the assets of Fremont greater than the carryover basis assigned for tax. This results in a deferred tax liability of approximately $2.0 million. As Amerac anticipates filing a consolidated return with Fremont in the future, it is expected that any future tax liability related to the Fremont purchase will be fully offset by the deferred tax assets of Amerac. Therefore, the valuation allowance was reduced by approximately $2.0 million, which represents the estimated deferred tax liability at acquisition date. Additionally, the valuation allowance decreased as a result of the expiration of approximately $1.8 million of investment tax credit carryovers in the current year.

     Based on management's analysis of future taxable income and potential future annual limitations of the remaining deferred tax assets, including net operating loss carryforwards, the Company does not believe it is more likely than not that it will realize the benefits of its remaining net deferred tax assets. As a result, a valuation allowance remains on the net deferred tax assets.

     Due to the conversion of its preferred stock into common shares on July 12, 1996, and in conjunction with other recent equity transactions, management believes that there was an ownership change sufficient to trigger an additional limitation on the net operating loss ("NOL") carryforwards into the future. Based on the aggregate trading value of the stock immediately before the conversion, and the prescribed applicable federal income tax rate for the period, the Company believes the limitation on future utilization of the NOL carryforwards to be $990,000 per taxable year relating to losses incurred prior to the ownership change in 1996. Any unused NOL's, pursuant to the limitation imposed by the ownership change, accumulate for use in subsequent taxable years, subject to the 15-year limitation on NOL carryforwards. In addition, any losses occurring in years after the ownership change are added (without limitation) to arrive at the amount of NOL available for use in any post change year. Subsequent additional ownership changes could result in adjustments to the annual limitation amount. During 1996, the Company utilized its NOL related to the 1996 ownership change.

     The Company at December 31, 1996 had a regular NOL of approximately $198 million and approximately $170 million for alternative minimum tax purposes, subject to the ownership change limitation of $990,000 per year as discussed above. The NOLs are scheduled to expire as follows:

                                                                ALTERNATIVE
                                           REGULAR                MINIMUM
      YEAR                                   TAX                    TAX
      ----                               -----------            -----------
      1998 ..................            $13,161,000            $12,861,000
      1999 ..................             47,624,000             47,624,000
      2000 ..................             33,818,000             33,818,000
      2001 ..................              6,403,000              6,403,000
      2002 ..................             16,452,000             11,528,000
      2004 ..................             33,063,000             19,106,000
      2005 ..................             11,379,000              7,144,000
      2006 ..................              6,783,000              4,816,000
      2007 ..................             19,600,000             18,084,000
      2008 ..................              4,784,000              4,091,000
      2009 ..................              4,545,000              4,269,000

     The Company has approximately $987,000 of unused investment tax credits expiring through the year 2000, with the majority expiring in 1997. These carryovers will also be subject to limitation, due to the change in ownership.

     The Company also has small producers depletion carry forwards of approximately $13 million which may be carried forward indefinitely to offset the Company's future taxable income.

7.   COMMITMENTS AND CONTINGENCIES

     In 1988, the Company settled a gas contract dispute with El Paso Natural Gas Company ("El Paso") relating to the Shurley Ranch properties in Sutton County, Texas. These properties had been the subject of litigation until late 1993, at which time El Paso began purchasing gas on these properties. Pursuant to the terms of the gas contract settlement, El Paso applied 65% of the current production to a prepayment received by the Company in 1988. The Company's 1996 revenue of $140,000 from this portion of the production has been applied against this prepayment at an imputed price of $3.25 per Mcf. The gas contract expired in February 1997, and at that time, as provided in the contract, the Company is obligated to pay El Paso the lesser of the remaining prepayment balance or $360,000. During the fourth quarter of 1994, the Company concluded that it was relatively certain that the Shurley Ranch properties could not produce sufficient gas to recover El Paso's prepayment and the Company released a portion of the delivered balance to income of $450,000 representing the excess of the remaining prepayment balance over the sum of the expected production from January 1995 through February 1997 and the expected $360,000 minimum payment. The Company updated this assessment during 1996, resulting in a release of the delivered balance to income of $132,000 in the fourth quarter. As of December 31, 1996, the remaining prepayment balance was $370,000 and is classified as a current liability.

     The Company is subject to various possible contingencies which arise primarily from interpretation of federal and state laws and regulations affecting the oil and gas industry. Such contingencies include differing interpretations as to the prices at which oil and gas sales may be made, the prices at which royalty owners may be paid for production from their leases and other matters. Although management believes it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustment could be required as new interpretations and regulations are issued. In addition, production rates, marketing and environmental matters are subject to regulation by various federal and state agencies.

     The Company is not currently a party to any litigation which would have a material impact on its financial statements. However, due to the nature of its business, certain legal or administrative proceedings may arise in the ordinary course of its business.

     The Company is committed to various lease contracts for office space and miscellaneous office equipment expiring at various intervals through 2003, with total minimum payments aggregating $794,000 at December 31, 1996. The Company incurred net rent expense of approximately $72,000, $85,000 and $93,000 for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the minimum payments required over the next five years and thereafter are as follows:


                                                                     NET
                                    LEASE         SUBLEASE          LEASE
     YEAR                          EXPENSE         INCOME          EXPENSE
     ----                          -------         ------          -------
     1997 ................        $136,000        $(31,000)        $105,000
     1998 ................         116,000              --          116,000
     1999 ................         124,000              --          124,000
     2000 ................         126,000              --          126,000
     2001 ................         134,000              --          134,000
     Thereafter ..........         158,000              --          158,000
                                                                   --------
     Total ...............        $794,000        $(31,000)        $763,000
                                  ========        ========         ========

8.   CERTAIN RELATIONSHIPS WITH RELATED PARTIES

     In 1991, the Company entered into a service contract with Petroleum Financial, Inc. ("PFI") to perform all of the Company's financial and administrative functions. Through 1996, PFI was owned by the Company (26%) and Mr. Jeffrey Stevens, Senior Vice President and Chief Financial Officer (through January 1997) and Director of the Company. Effective December 31, 1996, the Company agreed to relinquish its investment in PFI in exchange for final settlement of amounts owed to PFI for 1996 services rendered to the Company. As a result, the Company gave accounting recognition to the services received in exchange for its equity interest in PFI, resulting in a charge to earnings of $121,000. The aggregate service fees for the years ended December 31, 1996, 1995, and 1994 were $385,000, $300,000 and $408,000, respectively. For 1997, PFI has agreed to perform its services for the Company at a monthly fee of $18,000, with possible upward or downward adjustments dependent on the workload and achievement of certain goals.

     The Company utilized the services of Bentley Securities Corporation ("Bentley") during 1996 in connection with the private placement of Common Stock and warrants and its Eastern Shelf Exploitation Agreement. William P. Nicoletti, Chairman of the Board of Directors of the Company is a Senior Advisor to Bentley. Total fees paid to Bentley in 1996 were $327,500 ($280,00 in cash and $47,500 in stock).

     At December 31, 1996, the Company had a receivable outstanding from an employee of $100,000. This receivable was collected in January 1997 and is classified in Other Receivables.



9.   ADDITIONAL OPERATIONS AND BALANCE SHEET INFORMATION

SIGNIFICANT OIL AND GAS PURCHASES

     Oil sales are made on a day-to-day basis or under short-term contracts at approximately the current area posted price. The loss of any oil purchaser would not be expected to have a material adverse effect upon operations. Following is a listing of significant oil purchasers during the three-year period ended December 31, 1996, and the approximate percentage of oil revenues derived from each:

          CRUDE OIL PURCHASERS                            PERCENT
          --------------------                       ------------------
                                                     1996   1995   1994
                                                     ----   ----   ----
          Sun Refining & Marketing Company ......     28     31     13
          Transco Liquids Company ...............     14     11     16
          EOTT Energy Corporation ...............     13     --     --
          Koch Oil Company ......................     10     --     --
          Union Pacific Fuels, Inc. .............      5     15     10
          Marathon ..............................     --     34     55

     A majority of the Company's natural gas is sold pursuant to short-term contracts at prices which fluctuate at a premium or discount to the spot market. Under the terms of the contracts, the gas purchasers may elect to purchase less gas than the wells are able to produce, and the Company may be unable to sell the excess production to other purchasers. Following is a listing of significant natural gas purchasers during the three-year period ended December 31, 1996, and the approximate percentage of natural gas revenues derived from each:

          NATURAL GAS PURCHASERS                        PERCENT
          ----------------------                        -------
                                                1996     1995     1994
                                                ----     ----     ----
          MG Natural Gas Corporation ......       27       18       --
          Amoco Production Company ........       22       --       --
          Energy Source ...................       12       --       --
          Transco Liquids Company .........       --       39       77

     There are no other customers of the Company which individually accounted for more than 10% of the Company's revenues during the three years ended December 31, 1996.

ACCRUED LIABILITIES

     Accrued liabilities as of December 31, 1996, and 1995 consist of the following:

                                                  1996          1995
                                                --------      --------
          Operating expenses .............      $209,000      $ 97,000
          Accrued salaries and other .....       318,000       275,000
                                                --------      --------
          Total ..........................      $527,000      $372,000
                                                ========      ========

10.  SUBSEQUENT EVENTS

     Effective January 1, 1997, the Company entered into an agreement with a group of investors to participate in a program of three dimensional seismic evaluation, lease acquisition, drilling and development operations in certain undeveloped properties in a defined area on the Eastern Shelf of the Permian Basin in Texas. The group is to invest a minimum of $1.2 million for 50% of the Company's interest in these properties. After payout the Company will have a 20% reversionary interest in the property from the investor group in the first ten prospects and a 10% reversionary interest in the next ten prospects. The investor group will reimburse the Company for a portion of the general and administrative costs related to the project. The agreed upon reimbursement for 1997 is $200,000. For each $1,000 invested by the investor group they will earn warrants that allow the investor to purchase 41.667 shares of the Company's Common Stock at $5.76 per share, which represented a premium over the price of the underlying common stock at the time the warrants were priced . The warrants will expire on November 18, 1999 and the maximum number of common shares that can be acquired pursuant to the exercise of warrants under this agreement is 50,000 shares.

11.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for the year ended December 31, 1996 is set forth below:

                                                                                   THREE MONTHS ENDED
                                                              ------------------------------------------------------------
                                                                MARCH 31        JUNE 30       SEPTEMBER 30     DECEMBER 31
                                                              -----------     -----------     ------------     -----------
     Net revenues ..........................................  $ 2,326,000     $ 2,613,000     $ 2,580,000      $ 3,125,000
     Net income (loss) .....................................      706,000         791,000         385,000         (303,000)
     Net income (loss) applicable to common
         stockholders, as restated .........................      491,000         595,000      (4,638,000)        (303,000)
     Net income (loss) applicable to common
         stockholders, as previously reported ..............      491,000         595,000         385,000              N/A
     Net income (loss) applicable to common
         stockholders per share, as restated ...............          .31             .37           (1.64)            (.13)
     Net income (loss) applicable to common
         stockholders per share, as previously reported ....          .31             .37             .14              N/A

     During the third quarter ended September 30, 1996, the Company converted its outstanding preferred stock into Common Stock (see Note 5). As restated, the September 30, 1996 net loss applicable to common shareholders has been reduced by the excess fair value of Common Stock issued over the net carrying value of the preferred stock converted, which approximated $5 million. This amount, as well as preferred stock dividends, reduced the net loss applicable to common shareholders for earnings per share computational purposes. As previously reported, the excess of fair value of the Common Stock exchanged for the preferred stock was not deducted in determining the net loss applicable to common shareholders for the quarter ended September 30, 1996. The restatement for the quarter ended September 30, 1996 had no effect on the Company's previously reported revenues, gross profit or net income.

     The Company recognized 1996 fourth quarter adjustments approximating $400,000, primarily related to increased depreciation, depletion and amortization resulting from downward reserve revisions. In addition, the Company recorded a gain in the fourth quarter of 1996 of $132,000 in connection with certain gas contract contingencies as described in Note 7.

12.  SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

     The following table summarizes costs incurred in oil and gas property acquisition, exploration and development activities. Property acquisition costs are those costs incurred to purchase, lease, or otherwise acquire property, including both undeveloped leasehold and the purchase of reserves in place. Exploration costs include costs of identifying areas that may warrant examination and in examining specific areas that are considered to have prospects containing oil and gas reserves, including costs of drilling exploratory wells, geological and geophysical costs and carrying costs of undeveloped properties. Development costs are incurred to obtain access to proved reserves, including the cost of drilling development wells and to provide facilities for extracting, treating, gathering and storing the oil and gas.

     Costs incurred in oil and gas activities for the three years ended December 31 are as follows:

                                        1996        1995        1994
                                       -------     -------     -------
                                            (amounts in thousands)
          Property acquisition ...     $11,046     $ 4,605     $ 1,933
          Exploration ............         208         246         449
          Development ............       2,815         872          --
                                       -------     -------     -------
                                       $14,069     $ 5,723     $ 2,382
                                       =======     =======     =======

     Selected data for the three years ended December 31 follows:

                                                      1996          1995          1994
                                                    ---------     ---------     ---------
                                                (amounts in thousands except per unit amounts)
          Net oil and gas revenues ...............  $   7,870     $   3,220     $   3,231
          Depletion per Mcfe .....................        .73           .80           .60
          Average sales price per barrel of oil ..      21.12         16.53         15.25
          Average sales prices per Mcf of gas ....       2.29          1.62          2.01
          Production costs per equivalent Mcf ....        .63           .53           .47

     Net proved oil and gas reserves as of December 31, 1996, 1995 and 1994 have been prepared by the Company and audited by Rider Scott Company, the Company's independent reservoir engineers. The reserves were prepared in accordance with guidelines established by the Securities and Exchange Commission and accordingly, were based on existing economic and operating conditions. Oil and gas prices in effect at December 31 of each year were used except in those instances where the sale is covered by contract, in which case the applicable contract prices including fixed and determinable escalations were used for the duration of the contract, and thereafter the last contract price was used. Oil and gas prices December 31, 1996 were substantially higher than those realized on average by the Company over the past five years. Also, prices at the end of the first quarter of 1997 are below those at year-end 1996. Changes in prices could have a material effect on reserve estimates and related future net cash flow amounts. Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company's oil and gas reserves or the costs that would be incurred to obtain equivalent reserves.

ESTIMATED QUANTITIES OF RESERVES

     Oil quantities are expressed in thousands of barrels and gas volumes in millions of cubic feet. Natural gas liquids are combined with oil quantities.

                                                         1996                      1995                    1994
                                                ---------------------      -------------------     -------------------
                                                  OIL          GAS           OIL        GAS          OIL        GAS
                                                 (MBBL)       (MMCF)        (MBBL)     (MMCF)       (MBBL)     (MMCF)
                                                --------     --------      --------   --------     --------   --------
PROVED RESERVES
Balance beginning of year .....................    689.5      8,704.3         544.6    5,961.2        329.0    5,078.8
Revisions of previous estimates ...............     60.3     (1,521.1)        (11.7)  (1,009.3)        55.1    1,879.0
Extensions, discoveries and other additions ...    409.9        415.8            --         --          4.6      174.2
Production ....................................   (187.3)    (2,867.3)       (127.1)  (1,348.6)       (94.6)  (1,332.3)
Acquisition of minerals in place ..............    939.4     14,251.4         397.0    5,101.0        250.5      161.5
Sales of minerals in place ....................    (18.8)      (269.1)       (113.3)        --           --         --
                                                --------     --------      --------   --------     --------   --------
Balance end of year ...........................  1,893.0     18,714.0         689.5    8,704.3        544.6    5,961.2
                                                ========     ========      ========   ========     ========   ========

PROVED DEVELOPED RESERVES
Balance beginning of year .....................    492.7      6,932.4         544.6    5,961.2        329.0    5,078.8
Balance end of year ...........................  1,345.1     17,276.5         492.7    6,932.4        544.6    5,961.2

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES

     Standardized Measure Of Discounted Future Net Cash Flows And Changes Therein Relating To Proved Oil And Gas Reserves ("Standardized Measure") does not purport to present the fair market value of a Company's oil and gas properties. An estimate of such value should consider, among other factors, anticipated future prices of oil and gas the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

     Under the Standardized Measure, future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company's tax basis in the associated proved oil and gas properties. Tax credits and net operating loss carryforwards were also considered in the future income tax calculation. Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                                                                           DECEMBER 31,
                                                             ---------------------------------------
                                                               1996           1995           1994
                                                             ---------      ---------      ---------
                                                                     (amounts in thousands)
Future cash inflows ........................................ $ 101,056      $  31,175      $  17,826
Future production and development costs ....................   (39,038)       (11,894)        (6,811)
Future income tax expense ..................................    (7,133)            --             --
                                                             ---------      ---------      ---------
Future net cash flows ......................................    54,885         19,281         11,015
10% annual discount for estimated timing of cash flows .....   (23,598)        (5,230)        (2,625)
                                                             ---------      ---------      ---------
Standardized measure of discounted future net cash flows ... $  31,287      $  14,051      $   8,390
                                                             =========      =========      =========

     The following table sets forth an analysis of changes in the Standardized
Measure:

                                                                             1996          1995          1994
                                                                           --------      --------      --------
                                                                                  (amounts in thousands)
Beginning of the year ................................................     $ 14,051      $  8,390      $  9,683
Sales of oil and gas produced, net of production costs ...............       (7,870)       (3,220)       (3,231)
Net changes in sales prices and production costs , and other (1) .....        7,086         3,919        (2,041)
Extensions and discoveries, less applicable future development
     and production costs ............................................        3,768            --           163
Previously estimated development costs incurred during the period ....          150           230            12
Revisions of previous estimates, including revised estimates of
     development costs, reserves and rates of production .............       (4,736)       (1,406)        1,138
Accretion of discount ................................................        1,405           839           968
Purchase of reserves .................................................       21,417         6,062         1,698
Sales of reserves ....................................................         (441)         (763)           --
Net change in income taxes ...........................................       (3,543)           --            --
                                                                           --------      --------      --------
End of year (2) ......................................................     $ 31,287      $ 14,051      $  8,390
                                                                           ========      ========      ========

---------

(1) During 1996, 1995 and 1994, the prices the Company received from its sales of oil and gas averaged $21.12, $16.53 and $15.25 per barrel of oil and $2.29, $1.62 and $2.01 per Mcf of gas, respectively.

(2) The revenues generated by the Company are highly dependent upon the prices of oil and gas. In accordance with the guidelines established by the Securities and Exchange Commission, the year-end reserves are valued at prices in effect at December 31 of each year, even though these prices may differ significantly from prices actually received during the year. Prices used to value reserves were approximately $24.25, $17.98 and $14.61 per barrel of oil and $2.95, $2.14 and $1.65 per Mcf of gas as of December 31, 1996, 1995 and 1994, respectively.

                                                                     APPENDIX G
===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 1O-QSB

                  [X]Quarterly report under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1997

       [ ]Transition report under Section 13 or 15(d) of the Exchange Act

            For the transition period from ___________ to ___________

                          Commission file number 1-9933

                            AMERAC ENERGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)

                DELAWARE                               75-2181442
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

                           1201 LOUISIANA, SUITE 3350
                            HOUSTON, TEXAS 77002-5609
                    (Address of Principal Executive Offices)

                                 (713) 308-5250
                (Issuer's Telephone Number, Including Area Code)

     Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X     No
   ---      ---

     The number of shares of Common Stock, $0.05 par value, outstanding on October 31, 1997 was 3,891,981

     Transitional Small Business Disclosure Format (check one):

Yes X     No
   ---      ---

                  (The accompanying notes are an integral part of these consolidated financial statements.)

                            AMERAC ENERGY CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                                                                                SEPTEMBER 30,      DECEMBER 31,
                                                                                                    1997               1996
                                                                                                -------------      -------------
                                                                                                  (UNAUDITED)
                                                    ASSETS
CURRENT ASSETS
    Cash and cash equivalents .............................................................     $      53,000      $     712,000
    Receivables
       Trade and other, net of allowance for bad debts of $32,000 .........................           338,000            327,000
       Gas and oil receivable .............................................................         1,001,000          1,451,000
       Prepaid expenses ...................................................................           146,000            146,000
                                                                                                -------------      -------------
          Total current assets ............................................................         1,538,000          2,636,000
                                                                                                -------------      -------------

PROPERTY AND EQUIPMENT
    Oil and gas properties at cost ........................................................        32,770,000         32,290,000
    Less accumulated depreciation, depletion and amortization .............................       (15,050,000)       (12,949,000)
                                                                                                -------------      -------------
          Net oil and gas properties ......................................................        17,720,000         19,341,000

OTHER ASSETS ..............................................................................           335,000            395,000
                                                                                                -------------      -------------

TOTAL ASSETS ..............................................................................     $  19,593,000      $  22,372,000
                                                                                                =============      =============


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade payables ........................................................................     $     314,000      $     199,000
    Accrued liabilities ...................................................................           288,000            527,000
    Current portion of long-term debt .....................................................           579,000                 --
    Obligation under gas contract .........................................................                --            370,000
                                                                                                -------------      -------------
       Total current liabilities ..........................................................         1,181,000          1,096,000
                                                                                                -------------      -------------

LONG-TERM LIABILITIES
    Notes payable banks (less current portion) ............................................         7,250,000          7,704,000
    Other long-term liabilities ...........................................................             8,000            140,000
                                                                                                -------------      -------------
       Total long-term liabilities ........................................................         7,258,000          7,844,000
                                                                                                -------------      -------------

COMMITMENTS AND CONTINGENT LIABILITIES (see Note 4)

STOCKHOLDERS' EQUITY
    Common stock, $0.05 par value; authorized - 20,000,000 shares;
     outstanding - 3,891,981 shares at September 30, 1997
     and 3,883,526 shares at December 31, 1996 ............................................           195,000            194,000
    Additional paid-in capital ............................................................       151,181,000        151,104,000
    Accumulated deficit ...................................................................      (140,222,000)      (137,866,000)
                                                                                                -------------      -------------
     Total stockholders' equity ...........................................................        11,154,000         13,432,000
                                                                                                -------------      -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................................     $  19,593,000      $  22,372,000
                                                                                                =============      =============

                            AMERAC ENERGY CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                SEPTEMBER 30,                     SEPTEMBER 30,
                                                          ----------------------------      ----------------------------
                                                             1997             1996             1997             1996
                                                          -----------      -----------      -----------      -----------
REVENUES
  Oil, gas and related product sales ................     $ 1,889,000      $ 2,584,000      $ 7,206,000      $ 7,432,000
  Other income ......................................           2,000           (4,000)          19,000           42,000
                                                          -----------      -----------      -----------      -----------
       Total revenues ...............................       1,891,000        2,580,000        7,225,000        7,474,000
                                                          -----------      -----------      -----------      -----------

EXPENSES
  Lease operating ...................................         658,000          597,000        2,317,000        1,577,000
  Exploration expenses, including dry hole costs ....          29,000           22,000          314,000           29,000
  Provision for impairment of properties (see Note 2)       1,573,000               --        2,269,000               --
  Depreciation, depletion and amortization ..........         733,000          699,000        2,144,000        1,693,000
  General and administrative ........................         761,000          627,000        1,997,000        1,749,000
  (Gain) Loss on sale of oil and gas properties .....              --               --               --         (124,000)
  Interest ..........................................         183,000          245,000          510,000          662,000
                                                          -----------      -----------      -----------      -----------
       Total expenses ...............................       3,937,000        2,190,000        9,551,000        5,586,000
                                                          -----------      -----------      -----------      -----------


Income (loss)before income taxes ....................      (2,046,000)         390,000       (2,326,000)       1,888,000
Provision for federal income taxes ..................              --            5,000           30,000            5,000
                                                          -----------      -----------      -----------      -----------

NET INCOME (LOSS) ...................................      (2,046,000)         385,000       (2,356,000)       1,883,000

Preferred dividends .................................              --       (5,023,000)              --       (5,434,000)
                                                          -----------      -----------      -----------      -----------

INCOME (LOSS) APPLICABLE TO
  COMMON STOCKHOLDERS ...............................     $(2,046,000)     $(4,638,000)     $(2,356,000)     $(3,551,000)
                                                          ===========      ===========      ===========      ===========

INCOME (LOSS) PER COMMON SHARE
  (as adjusted, see Note 1) .........................     $      (.53)     $     (1.64)     $      (.61)     $     (1.75)
                                                          ===========      ===========      ===========      ===========

AVERAGE COMMON SHARES AND EQUIVALENTS
  outstanding (as adjusted, see Note 1) .............       3,889,000        2,828,000        3,886,000        2,031,000
                                                          ===========      ===========      ===========      ===========

                           AMERAC ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                     ------------------------------
                                                                         1997              1996
                                                                     ------------      ------------
CASH FLOW FROM OPERATING ACTIVITIES
    Net income (loss) ..........................................     $ (2,356,000)     $  1,883,000
    Adjustments needed to reconcile net income to net cash flow provided by operating activities
       Depreciation, depletion and amortization ................        2,144,000         1,693,000
       Exploration expenses, including dry holes and
         impairments ...........................................        2,071,000            29,000
       Gain on sale of properties ..............................               --          (124,000)
       Stock issued for compensation ...........................           50,000           180,000
       Recognition of deferred revenue .........................         (370,000)         (105,000)
       Other ...................................................          (44,000)               --
       Changes in operating assets and liabilities:
          Oil and gas receivables and other ....................          438,000          (931,000)
          Trade payables .......................................          115,000            72,000
          Accrued and other long-term liabilities ..............         (372,000)          (84,000)
                                                                     ------------      ------------
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES .................        1,676,000         2,613,000
                                                                     ------------      ------------

CASH FLOW FROM INVESTING ACTIVITIES
    Proceeds from sale of assets ...............................               --         1,281,000
    Oil and gas acquisitions and expenditures ..................       (2,486,000)      (12,995,000)
    Other ......................................................           19,000          (268,000)
                                                                     ------------      ------------
NET CASH USED FOR INVESTING ACTIVITIES .........................       (2,467,000)      (11,982,000)
                                                                     ------------      ------------

CASH FLOW FROM FINANCING ACTIVITIES
    Bank borrowings, net .......................................          125,000         8,951,000
    Sale of common stock .......................................               --           364,000
    Other ......................................................            7,000            10,000
                                                                     ------------      ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......................          132,000         9,325,000
                                                                     ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...........         (659,000)          (44,000)
    Cash and cash equivalents at beginning of period ...........          712,000           144,000
                                                                     ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................     $     53,000      $    100,000
                                                                     ============      ============

                            AMERAC ENERGY CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     DECEMBER 31, 1996 TO SEPTEMBER 30, 1997
                                   (UNAUDITED)



                                                      COMMON SHARES
                                                    ($0.05 PAR VALUE)              ADDITIONAL
                                                 -------------------------          PAID-IN          ACCUMULATED
                                                 SHARES             AMOUNT          CAPITAL            DEFICIT             TOTAL
                                                 ------             ------          -------            -------             -----
BALANCE - DECEMBER 31, 1996 ..........         3,883,526          $ 194,000     $ 151,104,000      $(137,866,000)     $  13,432,000
     Stock issued for director's fees              8,295              1,000            50,000                 --             51,000
     Options exercised ...............             2,667                 --             7,000                 --              7,000
     Net income ......................                --                 --                --         (2,356,000)        (2,356,000)
     Other ...........................            (2,507)                --            20,000                 --             20,000
                                           -------------     -------------      -------------      -------------      -------------
BALANCE - SEPTEMBER 30, 1997 .........         3,891,981          $ 195,000     $ 151,181,000      $(140,222,000)     $  11,154,000
                                           =============      =============     =============      =============      =============

                           AMERAC ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of the Securities and Exchange Commission. In the opinion of management, all normal and recurring adjustments necessary for a fair presentation of results of operations and financial position for the interim periods have been included. The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the year or any other interim period. These financial statements and notes should be read in conjunction with Amerac Energy Corporation's (the "Company") annual report for the year ended December 31, 1996.

     Earnings per share and weighted average common shares outstanding for the three and nine months ended September 30, 1996, have been retroactively restated to reflect the one for fifteen reverse Common Stock split approved by the Company's stockholders in November 1996.

     Certain prior year amounts have been reclassified to conform with the current year presentation.

2.    IMPAIRMENTS

     The Company follows the successful efforts method of accounting for its oil and gas operations, as prescribed in Statement of Financial Accounting Standards ("SFAS") 19 issued by the Financial Accounting Standards Board. Under the successful efforts method, costs of productive wells, development dry holes and productive leases are capitalized and amortized on a unit-of-production basis over the life of remaining proved reserves. Costs centers for amortization purposes are determined on a field-by-field basis.

     Prior to January 1, 1996, capitalized costs of proved properties were reviewed for impairment on a field-by-field basis limiting capitalized costs to estimated future net revenues from proved properties, assuming current prices and costs. Commencing January 1, 1996, the Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Pursuant to SFAS 121, the Company assesses the need for an impairment of capitalized costs of proved oil and gas properties on a field-by-field basis utilizing undiscounted expected future cash flows. If an impairment is indicated, the amount of such impairment is recognized to the extent that the net capitalized costs of the proved oil and gas properties exceeds the fair market value so determined.

     Based on such an assessment, the Company has recorded a Provision for impairment for the nine months ended September 30, 1997 of $2,269,000. This provision primarily was attributable to the $534,000 non-cash write off in the second quarter of 1997 of the Company's Sacatosa project and a $1,523,000 non-cash write-down of the Company's Blackwell/RQS field in the third quarter of 1997.

                           AMERAC ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)




3.    SUPPLEMENTAL CASH FLOW INFORMATION

                                                          NINE MONTHS ENDED SEPTEMBER 30,
                                                          ------------------------------
                                                               1997           1996
                                                            ----------     ----------
Cash payments for:
   Interest ...........................................     $  510,000     $  662,000
   Income taxes .......................................         60,000          5,000
Non-cash investing and financing activities:
   Senior Preferred Stock dividends ...................             --      5,434,000
   Compensation paid in Common Stock ..................         50,000        180,000
   Approximate value of Common Stock issued for Fremont
       acquisition ....................................             --        640,000

4.   CONTINGENCIES

     The Company has a reserve established for the estimated costs associated with platform abandonment at its South Timbalier 198 property. At September 30, 1997, the reserve for such abandonment was $454,000, compared with $389,000 at December 31, 1996. Such amounts are included in Accumulated Depreciation, Depletion and Amortization.

     The Company is subject to various possible contingencies which arise primarily from interpretation of federal and state laws and regulations affecting the oil and gas industry. Such contingencies include differing interpretations as to the prices at which oil and gas sales may be made, the prices at which royalty owners may be paid for production from their leases and other matters. Although management believes it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustment could be required as new interpretations and regulations are issued. In addition, production rates, marketing and environmental matters are subject to regulation by various federal and state agencies.

     The Company is not currently a party to any litigation which would have a material impact on its financial statements. However, due to the nature of its business, certain legal or administrative proceedings may arise in the ordinary course of its business.

                            AMERAC ENERGY CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Three Months Ended September 30, 1997, Compared With Three Months Ended September 30, 1996

     The Company reported a loss of $2,046,000 for the three months ended September 30, 1997, compared with net income of $385,000 for the three months ended September 30, 1996. This loss primarily was attributable to a $1,523,000 non-cash impairment of the Blackwell/RQS field and, to a lesser extent, to lower revenues for both oil and natural gas and to generally higher expenses.

     Oil and gas revenues decreased from approximately $2.6 million during the third quarter of 1996 to approximately $1.9 million during the third quarter of 1997, primarily due to lower volumes and lower realized prices. The decline in production volumes was due primarily to lower natural gas production at the Company's South Timbalier 198. The primary well at South Timbalier began to produce water during December of 1996, and net production declined from approximately 382,200 thousand cubic feet ("Mcf") of natural gas during the third quarter of 1996 to approximately 259,300 Mcf of natural gas during the third quarter of 1997.

     During the third quarter of 1997, the Company's net production was approximately 40,000 barrels ("Bbls") of oil and 566,600 Mcf of natural gas, compared with approximately 48,800 Bbls of oil and 649,200 Mcf of natural gas produced during the third quarter of 1996.

     The Company's average realized prices during the third quarter of 1997 were $17.23 per Bbl of oil and $2.12 per Mcf of natural gas. During the three months ended September 30, 1996, the Company's realized prices for oil and natural gas were $20.42 per Bbl and $2.37 per Mcf, respectively.

     Lease operating expense increased from $597,000 in the third quarter of 1996 to $658,000 in the third quarter of 1997. This increase is attributable to higher lease operating expense per unit of production and to workovers of approximately $55,000 incurred in the third quarter of 1997.

     Provision for impairments for the three months ended September 30, 1997 was $1,573,000, compared with no provision for the comparable period of 1996. This provision was essentially attributable to a $1,523,000 non-cash write-down of the Company's Blackwell/RQS field, resulting from unsuccessful or marginal drilling activity in the field and the subsequent downward evaluation of the field's reserves.

     Depreciation, depletion and amortization ("DD&A") expense increased from approximately $699,000 during the third quarter of 1996 to approximately $733,000 during the third quarter of 1997. This increase was due primarily to a revision in the DD&A rate in the third quarter of 1997 and to additional investments in oil and gas properties made subsequent to the third quarter of 1996.

     General and administrative expenses increased from approximately $627,000 in the third quarter of 1996 to approximately $761,000 in the third quarter of 1997, primarily as a result of increased staffing due to property acquisitions made in 1996. This increase was partially offset by overhead billed by the Company to other working interest owners and reimbursement of general and administrative costs by certain of the Company's joint interest partners.

     Interest expense decreased from approximately $245,000 in the third quarter of 1996 to approximately $183,000 in the third quarter of 1997, primarily as a result of lower levels of bank debt outstanding during the third quarter of 1997.

                            AMERAC ENERGY CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Nine Months Ended September 30, 1997, Compared With Nine Months Ended September 30, 1996

     The Company reported a net loss of $2,356,000 for the nine months ended September 30, 1997, compared with net income of $1,883,000 for the nine months ended September 30, 1996. This nine month loss was attributable primarily to an aggregate of $2,980,000 of increases in expenses comprised of increases in:
Provision for impairments ($2,269,000); Exploration expenses ($285,000), primarily geological and geophysical; and workovers, a component of Lease operating expense, ($426,000).

     Oil and gas revenues decreased from approximately $7.4 million for the nine months ended September 30, 1996 to approximately $7.2 million for the nine months ended September 30, 1997. This decrease was primarily the result of lower production due to production declines in various of the Company's properties, which was partially offset by production from properties acquired during the third quarter of 1996.

     During the nine months ended September 30, 1997, the Company's net production was approximately 140,900 Bbls of oil and 1,898,900 Mcf of natural gas. During the comparable period of 1996, the Company's net production was approximately 142,000 Bbls of oil and 2,102,400 Mcf of natural gas.

     During the nine months ended September 30, 1997, the Company's average realized price for oil was $19.76 per Bbl and for natural gas was $2.33 per Mcf, compared with prices during the nine months ended September 30, 1996 of $19.96 per Bbl of oil and $2.37 per Mcf of natural gas.

     Lease operating expense increased from approximately $1.6 million for the nine months ended September 30, 1996 to approximately $2.3 million for the nine months ended September 30, 1997. This increase primarily is attributable to approximately $426,000 of workover expense incurred in the 1997 period, compared with less than $1,000 of workover expense incurred during the comparable period of 1996. Additionally, higher lease operating expense resulted from costs incurred in operating oil and gas properties acquired during the third quarter of 1996.

     Exploratory costs increased from approximately $29,000 for the nine months ended September 30, 1996 to approximately $314,000 for the nine months ended September 30, 1997. This increase primarily was attributable to increases in geological and geophysical costs incurred in connection with the Company's prospect development activities in the Easter Shelf of the Permian Basin.

     Provision for impairments for the nine months ended September 30, 1997 was $2,269,000, compared with no provision during the comparable period of 1996. This provision was attributable primarily to the $534,000 non-cash write-off in the second quarter of 1997 of the Company's Sacatosa project and to a $1,523,000 non-cash write-down of the Company's Blackwell/RQS field in the third quarter of 1997.

     DD&A expense for the nine months ended September 30, 1997 was approximately $2.1 million, exceeding the approximate $1.7 million reported for the comparable period in 1996. This increase was due primarily to a revision in the DD&A rate in the third quarter of 1997 and to additional investments in oil and gas properties made subsequent to the third quarter of 1996.

     General and administrative expenses increased from approximately $1.7 million for the nine months ended September 30, 1996 to approximately $2.0 million for the nine months ended September 30, 1997. This increase was primarily attributable to increased salaries and benefits expense due to the hiring of additional employees subsequent to the third quarter of 1996; costs incurred in connection with listing of its Common Stock on the American Stock Exchange; and the preparation of a "shelf" registration statement, as required by agreements with certain stockholders. These increases were partially offset by overhead billed by the Company to other working interest owners/partners.

                            AMERAC ENERGY CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Interest expense decreased from approximately $662,000 for the nine months ended September 30, 1996 to approximately $510,000 for the nine months ended September 30, 1997, primarily as a result of lower levels of bank debt outstanding during the comparable 1997 period.

DRILLING AND DEVELOPMENT ACTIVITIES

     In September 1997, the Company announced that it had revised upward its proved undeveloped reserves in the Golden Trend Field in Garvin County, Oklahoma with the identification of ten additional proved undeveloped drilling locations in the field. The gross drilling and completion cost per well is approximately $700,000, and if all ten wells are drilled and completed, the Company's estimated share of the aggregate drilling and completion costs would be approximately $5.8 million. The Company has not yet formalized a timetable for drilling these proved undeveloped locations.

LIQUIDITY AND CAPITAL RESOURCES

     During the first nine months of 1997, the Company generated cash flow from operations of approximately $1.7 million and had net borrowings of $125,000, which were used primarily to fund its exploration and development drilling activities. At the end of the third quarter of 1997, the Company had outstanding debt of approximately $7.8 million under its bank credit facility. Effective August 1, 1997, the Company's borrowing base was increased to $10.5 million, which decreases $250,000 on the first day of each month, commencing September 1, 1997. The Company's borrowing base at September 30, 1997 was approximately $10.2 million, providing available borrowing capacity of approximately $2.4 million. At November 14, 1997, the Company's borrowing base was approximately $9.8 million, which with bank debt of $8.3 million provided the Company with borrowing capacity of approximately $1.5 million.

     The Company's working capital position at September 30, 1997 was $357,000, down from approximately $1.5 million of working capital reported at December 31, 1996. Working capital at June 30, 1997 was approximately $1.6 million. The decline primarily was attributable to a reclassification of $579,000 in long-term debt to current maturities during the third quarter of 1997 and to the reduction of cash to pay for the Company's drilling and other development activities. The Company expects to further draw on its working capital which, together with additional bank borrowing, will be used to fund the Company's participation in drilling and other development activities anticipated during the fourth quarter of 1997. The Company believes it has sufficient borrowing capacity, together with internally generated cash flow, to fund its fourth quarter drilling and other development plans.

     In early 1998, the Company anticipates it will need additional funds to augment internally generated cash flow to fund its operations and capital spending plans. The Company may seek to raise such additional funds through supplemental bank borrowing, mezzanine financing, sale of production payments or equity offerings, or some combination of the foregoing, or through a merger with an adequately capitalized merger partner. However, there is no assurance the Company will be successful in obtaining any such additional financing or in consummating any such merger.

RECENT DEVELOPMENTS

     In September, the Company announced that pursuant to a previously announced plan to consider alternatives for maximizing shareholder value, its Board of Directors authorized and had initiated discussions with a select group of companies regarding a possible strategic merger or similar business combination. The Company's financial advisor recommended this course of action as a result of their analysis of the various options available to the Company.

                            AMERAC ENERGY CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NEW ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires dual presentation of "basic earnings per share" and "diluted earnings per share" on the face of the Consolidated Statement of Operations. SFAS 128 will be effective for fiscal yearend reporting and requires restatement of all prior period earnings per share data presented. The impact of adopting this statement in not expected to have a material effect on the Company's earnings per share.

FORWARD-LOOKING STATEMENTS

     When included in this report, the words "expects," "intends," "plans," "anticipates," "estimates," and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, information regarding oil and gas reserves, future drilling and operations, future production of oil and gas, future net cash flows, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any changes in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

                                     PART II
                                OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     See Exhibit Index following this page.

     A report on Form 8-K was filed on September 24, 1997 reporting the Company had issued a press release on September 22, 1997 announcing that its Board of Directors had authorized the initiation of discussions with a select group of companies regarding a possible strategic merger or similar business combination. The Company also announced that it was revising upward its proved undeveloped reserves in the Golden Trend Field in Garvin County, Oklahoma.



                                    SIGNATURE

     In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     AMERAC ENERGY CORPORATION
                                            (Registrant)



                                                 /s/ Jeffrey B. Robinson
                                     ------------------------------------------
Date:  November 14, 1997                           Jeffrey B. Robinson
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

3-(1) Certificate of Incorporation of Wolverine Exploration Company (incorporated by reference to Exhibit 3-(1) to the Company's Registration Statement No. 33-21824 filed May 13, 1988).

3-(2) Amendment to Certificate of Incorporation of Wolverine Exploration Company dated September 12, 1988 (incorporated by reference to Exhibit 3-(1)(a) to the Company's Registration Statement No. 33-24429 filed September 28, 1988).

3-(3) Amendment to Certificate of Incorporation of Wolverine Exploration Company, dated March 16, 1995 (filed herewith).

3-(4) Amendment to Certificate of Incorporation of Wolverine Exploration Company dated March 28, 1995 (incorporated by reference to Annex IV to Exhibit (a)(1) to the Company's Schedule 13E-4, dated November 15,
        1994).

3-(5) Amendment to Certificate of Incorporation of Amerac Energy Corporation dated July 12, 1996 (incorporated by reference to Exhibit 4(i).4 to the Company's Current Report on Form 8-K dated February 28, 1997).

3-(6) Amendment to Certificate of Incorporation of Amerac Energy Corporation dated July 12, 1996 (incorporated by reference to Exhibit 4(i).5 to the Company's Current Report on Form 8-K dated February 28, 1997).

3-(7) Amendment to Certificate of Incorporation of Amerac Energy Corporation dated November 20, 1996 (incorporated by reference to Exhibit 4(i).6 to the Company's Current Report on Form 8-K dated February 28, 1997).

3-(8)   Corporate Bylaws (filed herewith).

4-(1) Warrant Agreement, dated November 18, 1996, between Amerac Energy Corporation and Petroleum Financial, Inc. (incorporated by reference to
        Exhibit 4(I).8 to the Company's Registration Statement No. 333-24643 filed April 4, 1997).

4-(2) Form of Warrant (incorporated by reference to Exhibit I to the Warrant Agreement referred to in Exhibit 4-(1)).

4-(3) Registration Rights Agreement, dated November 18, 1996, between Amerac Energy Corporation and the party identified therein. A document identical to this document, except for the name of the Holder and the Holder's address for notices, was entered into by the Company with each purchaser of Common Stock in the Company's private sale of Common Stock completed on November 18, 1996 (incorporated by reference to Exhibit 4(I).10 to the Company's Registration Statement No. 333-24643 filed April 4, 1997).

4-(4) Form of Warrant Agreement (incorporated by reference to Exhibit VI to the Exploitation Agreement filed as Exhibit 10-(11) to the Company's Current Report on Form 8-K, dated February 28, 1997).

4-(5) Form of Warrant (incorporated by reference to Exhibit I to the Form of Warrant Agreement referred to in Exhibit 4-(4)).

4-(6)   Form of Registration Rights Agreement (incorporated by reference to
        Exhibit VII to the Exploitation Agreement filed as Exhibit 10-(11) to the Company's Current Report on Form 8-K, dated February 28, 1997)).

4-(7) Registration Rights Agreement, dated January 16, 1996 among Amerac Energy Corporation, Powell Resources, Inc., The Langstroth Family Limited I, Thomas O. Goldsworthy and James B. Tollerton. Related to acquisition of Fremont Energy Corporation Properties (incorporated by reference to exhibit 10-(10) to Form 10-K for the fiscal year ended December 31, 1995).

10-(1) Agreement between the Company and William P. Nicoletti, dated October 20, 1997 (filed herewith).

10-(1) Agreement between the Company and Peak Enernomics, Inc., dated October 20, 1997 (filed herewith).

27      Financial Data Schedule

                                                                     APPENDIX H


              [LETTERHEAD OF MCDONALD & COMPANY SECURITIES, INC.]



                                                     McDONALD INVESTMENT CENTER
                                                         800 SUPERIOR AVENUE
                                                     CLEVELAND, OHIO 44114-2603
                                                            216-443-2300



November 18, 1997



PERSONAL & CONFIDENTIAL

Board of Directors
Amerac Energy Corporation
1201 Louisiana, Suite 3350
Houston TX  77002-5609

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid to the holders of the issued and outstanding shares of Common Stock, par value $.01 per share, (the "Common Stock"), of Amerac Energy Corporation, a Delaware corporation (the "Company") pursuant to the Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of November 17, 1997, by and among the Company and SMC Acquisition Corp., a Delaware corporation ("Merger Sub"), a wholly owned subsidiary of Southern Mineral Corporation, a Nevada corporation ("SMC").

     You have advised us that, pursuant to the Agreement, Merger Sub will be merged with and into the Company, all of the shares of Common Stock issued and outstanding prior to the Merger (other than shares held in treasury) will be converted into the right to receive the consideration specified in the Agreement, and the Company will become a wholly owned subsidiary of SMC. Under the terms of the Agreement, the issued and outstanding shares of the Company's Common Stock will be converted into the right to receive the number of shares of the Common Stock, par value $.01 per share, of SMC (the "SMC Stock") determined by dividing (i) $22,500,000 by (ii) the average closing sale price of a share of the Common Stock as quoted on the Nasdaq Stock Market for the 20 consecutive trading days preceding the third trading day prior to the closing (the "Consideration"). You have also advised us that the Agreement provides that no fewer than 2,727,272 shares of SMC Common Stock, and no more than 3,333,333 shares of SMC Common Stock, will be issued in connection with the Merger.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements of valuations for estate, corporate and other purposes.

     In connection with rendering this opinion, we reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning the Company, including its Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the last three fiscal years and its Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal 1997; (iii) certain publicly available information concerning SMC, including its Annual Reports to Shareholders and Annual Reports on Form 10-K for the last three fiscal years and its quarterly reports on Form 10-Q for the first three quarters of fiscal 1997;
(iv) certain reserve information provided by each of the Company and SMC, including reserve reports prepared by independent petroleum engineering firms for each of the two companies; (v) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and SMC furnished to us by the Company and SMC for purposes of our analysis; (vi) certain publicly available information concerning the trading of, and the trading markets for, the Company Common Stock and the SMC Stock; (vii) certain publicly available information with respect to certain other companies that we believed to be comparable to the Company or to SMC and the trading markets for certain of such other companies' securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry. We also met with certain officers and employees of the Company and SMC to discuss the business and prospects of the respective companies, and considered such other matters as we believed relevant to our inquiry.

     In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have assumed and relied upon the representations and warranties contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management and consultants of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) prepared by us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of the management of the Company. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of the date hereof, and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration to be received by the holders of the Company's Common Stock pursuant to the Merger and does not address the Company's underlying business decision to the Merger or any other terms of the Merger.

     We have acted as financial advisor to the Company in connection with the Merger and will receive from the Company a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as the Company's agreement to indemnify us under certain circumstances. We will also receive a fee for rendering this opinion.

     We served as a co-managing underwriter for SMC's 1997 public offering of Convertible Subordinated Debentures, and received customary compensation for such services. In the ordinary course of our business, we may actively trade securities of both the Company and SMC for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion was prepared for the confidential use of the Board of Directors and senior management of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion is directed to the Board of Directors and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be received by the holders of the Common Stock pursuant to the Agreement is fair, from a financial point of view, to the holders of such Common Stock.

Very truly yours,



McDONALD & COMPANY SECURITIES, INC.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ninth of the Registrant's amended and restated articles of incorporation permits, and Article VII of the Registrant's Bylaws contains indemnification provisions which make mandatory the indemnification permitted by Section 78.751 of the General Corporation Law of Nevada ("NGCL"). Accordingly, the Registrant generally must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However, with respect to an action or suit brought to obtain a judgment in the Registrant's favor, whether by the Registrant itself or derivatively by a stockholder, (i) such indemnification is limited to expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, and (ii) indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In all cases, the person seeking indemnification must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant's best interests. In the case of criminal actions or proceedings, the person must also have had no reasonable cause to believe such person's conduct was unlawful. The determination as to whether a person seeking indemnification has met the required standard of conduct must be made by the Registrant's stockholders, by a majority vote of a quorum of its disinterested directors, or by independent legal counsel in a written opinion if such a quorum does not exist or if the disinterested directors so direct. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defending any action, suit or proceeding for which indemnification is permissible under the NGCL, or in defending any claim, issue or matter therein, the Registrant must, under both the NGCL and its bylaws, indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense. As permitted by the NGCL, the Registrant's bylaws require it to advance expenses which its officers and directors incur in defending any civil or criminal action, suit or proceeding upon receipt of an undertaking by such person or on such person's behalf to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Registrant. The NGCL and the Registrant's Bylaws provide that the indemnification and advancement of expenses authorized therein are not exclusive. Accordingly, the Registrant could provide for other indemnification of its directors and officers acting in either or both of their official capacities or other capacities while holding office. However, excepting advancement of expenses and court-ordered indemnification explicitly provided for by the NGCL, the NGCL and the Registrant's bylaws prohibit the Registrant from indemnifying any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Consistent with Section 78.752 of the NGCL, the Registrant's bylaws empower it to procure and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or at the Registrant's request, of another entity, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, regardless of whether the Registrant could indemnify such person against such liability. The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under federal and state securities laws. As permitted by
Section 78.037 of the NGCL, the Registrant's current amended and restated articles of incorporation eliminate the liability of its directors and officers to the Registrant and its stockholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of distributions in violation of Section 78.300 of the NGCL. To the extent that this provision limits the remedies of the Registrant and its stockholders to equitable remedies, it might reduce the likelihood of derivative litigation and discourage the Registrant's management or stockholders from initiating litigation against its directors or officers for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of an action, such remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the Registrant and its stockholders would have no effective remedy against directors or officers. The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant, including liabilities under the federal and state securities laws.

         The above discussion of the NGCL and the Registrant's current amended and restated articles of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by the NGCL and such articles of incorporation and bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits and documents are filed as part of this Registration
Statement:

(a) Exhibits:

Exhibit
Number            Exhibit Description
------            ---------------------
  *2.1            Amended and Restated Agreement and Plan of  Merger, dated as of November 17, 1997, by and among the Registrant, SMC Acquisition Corp. and Amerac Energy Corporation.
   3.1            Amended and restated articles of incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K dated May 17, 1996).
   3.2            Amended and Restated Bylaws of the Company, as amended (incorporated by  reference to
                  Exhibit (a)(3)(b) of Item 14, Part IV on Form 10-K for fiscal year ended December 31,
                  1989 (Commission File Reference No.0-8043)).
   4.1            Indenture relating to the Registrant's 6 7/8% Subordinated Debentures due 2007, dated
                  October 7, 1997, between Registrant and American Stock Transfer & Trust Company
                  (incorporated by reference to Exhibit 4.5 to Form S-2 (Commission File No. 333-35843)).
   4.2            Form of Subordinated Debentures (included in Exhibit 4.1).
 **5.1            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
 **8.1            Tax Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  10.1            Stock Option Agreement made as of December 31, 1994 between the Registrant and Steven H.
                  Mikel (incorporated by reference to Exhibit (h) to Form 10-K for fiscal year ended
                  December 31, 1994).
  10.2            Southern Mineral Corporation 1995 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit (k) to Form 10-K for fiscal year ended December 31, 1994).
  10.3            Credit Agreement, dated December 20, 1995, between the Registrant, SMC Production Co.,
                  San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline
                  Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc., and Compass
                  Bank-Houston for Reducing Revolver Line of Credit up  to $25,000,000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated December 20, 1995).
  10.4            Promissory Note, dated December 20, 1995, in the original principal amount of $25,000,000 made by the Registrant, SMC Production Co., San Salvador Development Company, Inc.,
                  Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills
                  Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to
                  Exhibit 10.2 to Form 8-K dated December 20, 1995).
  10.5            Credit Agreement, dated December 20, 1995, between the Registrant, SMC Production  Co.,
                  San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline
                  Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc. and Compass Bank-
                  Houston for Term Loan of $3,500,000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated December 20, 1995).

 10.6             Promissory Note, dated December 20, 1995, in the original principal amount of $3,500,000 made by the Registrant, SMC Production Co., San Salvador Development Company,  Inc.,
                  Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills
                  Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to
                  Exhibit 10.4 to Form 8-K dated December 20, 1995).
 10.7             Southern Mineral Corporation 1996 Stock Option Plan (incorporated by reference to Exhibit
                  10.10 to Form 10-KSB for fiscal year ended December 31, 1995).
 10.8             Southern Mineral Corporation 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Form 10-KSB for fiscal year ended December 31, 1995).
 10.9             Joint Venture Agreement, dated October  1, 1995, between the Registrant and The Links
                  Group, Inc. (incorporated by reference to Exhibit 10.12 to Form 10-KSB for fiscal year ended December 31, 1995).
 10.10            Option Agreement, dated January 5, 1996, between the Registrant and Diasu Oil & Gas
                  Company, Inc. covering the exploration joint venture (incorporated by reference to
                  Exhibit 10.13 to Form 10-KSB for fiscal year ended December 31, 1995).
 10.11            Stock Option Agreement dated April 6, 1995, between the Registrant and Robert R. Hillery
                  (incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended
                  December 31, 1995).
 10.12            Subscription Agreement and Assumption of Obligations, dated January 5, 1995, between the
                  Registrant and Gary L. Chitty, and  Thomas J. McMinn (incorporated by reference to Exhibit
                  10.15 to Form 10-KSB/A for fiscal year ended December 31, 1995).
 10.13            Amendment to Credit Agreement between the Registrant et al and Compass Bank-Houston dated
                  August 30, 1996 (incorporated by reference to Exhibit 10.1 to Form 8-K dated August 30,
                  1996).
 10.14            Second Amendment to Credit Agreements between the Registrant and Compass Bank for fiscal year ended December 17, 1996 (incorporated by  reference to Exhibit 10.14  to Form 10-KSB for the fiscal year ended December 31, 1996).
 10.15            Third Amendment to Credit Agreement between the Registrant and Compass Bank, dated June
                  10, 1997 (incorporated by reference to Exhibit 10.15 to Form S-2 (Commission File No.
                  333-35843)).
 10.16            Fourth Amendment to Credit Agreement between the Registrant and Compass Bank dated June
                  30, 1997 (incorporated by reference to Exhibit 10.1 to Form 10-QSB for the quarterly period ended June 30, 1997).
 10.17            Incentive Stock Option Agreement between the Registrant and  M. Michael Jenson, dated
                  August 26, 1997 (incorporated by reference to Exhibit 10.17 to Form S-2 (Commission File
                  No. 333-35843)).
*10.18            Letter Agreement between the Registrant and Amerac, dated November 17, 1997.

 *10.19          Letter Agreement between the Registrant and Amerac, dated November 21, 1997.
 *11.1           Computation of earnings per common and equivalent share.
 *13.1           Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996.
 *13.2           Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996.
 *16.1           Letter of Registrant regarding change in certifying accountant.
 *23.1           Consent of Grant Thornton LLP.
 *23.2           Consent of KPMG Peat Marwick LLP.
 *23.3           Consent of Price Waterhouse LLP.
  23.4           Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinions filed as
                 Exhibit 5.1 and Exhibit 8.1).
 *23.5           Consent of Netherland, Sewell & Associates, Inc.
 *23.6           Consent of McDaniel & Associates Consultants, Ltd.
 *23.7           Consent of Ryder Scott Company, Petroleum Engineers.
 *23.8           Consent of McDonald & Company Securities, Inc.
  24.1           Power of Attorney (included with signature page of this registration statement).
 *27.1           Financial Data Schedule.
**99.1           Form of SMC Proxy Card.
**99.2           Form of Amerac Proxy Card.

----------------
*   Filed herewith.
**  To be filed by amendment.

(b) Financial Statement Schedules:

         None.

(c) Reports, Opinions and Appraisals:

         1. Opinion of McDonald & Company Securities, Inc. relating to the fairness of the consideration to be received by the stockholders of Amerac in the Merger (See Appendix C of the Joint Proxy Statement/Prospectus).

ITEM 22. UNDERTAKINGS.

(a) Undertakings Required by Item 512 of Regulation S-B.

Rule 415 Offering Undertaking.

         The Registrant will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering, and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Request for Acceleration of Effective Date.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of December 1997.

                                       SOUTHERN MINERAL CORPORATION
                                       (Registrant)



                                       By: /s/ STEVEN H. MIKEL
                                          -------------------------------------
                                           Steven H. Mikel,
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven H. Mikel and James H. Price, and each of them, with the power to act without the other, his or her true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

       SIGNATURE                     TITLE                         DATE
       ---------                     -----                         ----
/s/ STEVEN H. MIKEL          Director and President            December 10, 1997
-------------------------    and Chief Executive Officer
    Steven H. Mikel          (principal executive officer)




/s/ JAMES H. PRICE           Vice President - Finance          December 10, 1997
-------------------------    (principal financial and
    James H. Price           accounting officer)




/s/ HOWELL H. HOWARD         Chairman of the Board             December 10, 1997
-------------------------    and Director
    Howell H. Howard



/s/ B. TRAVIS BASHAM         Director                          December 10, 1997
-------------------------
    B. Travis Basham



/s/ THOMAS R. FULLER         Director                          December 10, 1997
-------------------------
    Thomas R. Fuller



/s/ ROBERT R. HILLERY        Director                          December 10, 1997
-------------------------
    Robert R. Hillery



/s/ E. RALPH HINES, JR.      Director                          December 10, 1997
-------------------------
    E. Ralph Hines, Jr.



/s/ JAMES E. NIELSON         Director                          December 10, 1997
-------------------------
    James E. Nielson

                             Director
-------------------------
    Donald H. Weise, Jr.


/s/ SPENCER L. YOUNGBLOOD    Director                          December 10, 1997
-------------------------
    Spencer L. Youngblood

                             INDEX TO EXHIBITS

(a) Exhibits:

Exhibit
Number            Exhibit Description
------            ---------------------
  *2.1            Amended and Restated Agreement and Plan of  Merger, dated as of November 17, 1997, by and among the Registrant, SMC Acquisition Corp. and Amerac Energy Corporation.
   3.1            Amended and restated articles of incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K dated May 17, 1996).
   3.2            Amended and Restated Bylaws of the Company, as amended (incorporated by  reference to
                  Exhibit (a)(3)(b) of Item 14, Part IV on Form 10-K for fiscal year ended December 31,
                  1989; Commission File Reference No. 0-8043).
   4.1            Indenture relating to the Registrant's 6 7/8% Subordinated Debentures due 2007, dated
                  October 7, 1997, between Registrant and American Stock Transfer & Trust Company
                  (incorporated by reference to Exhibit 4.5 to Form S-2 (Commission File No. 333-35843).
   4.2            Form of Subordinated Debentures (included in Exhibit 4.1).
 **5.1            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
 **8.1            Tax Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  10.1            Stock Option Agreement made as of December 31, 1994 between the Registrant and Steven H.
                  Mikel (incorporated by reference to Exhibit (h) to Form 10-K for fiscal year ended
                  December 31, 1994).
  10.2            Southern Mineral Corporation 1995 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit (k) to Form 10-K for fiscal year ended December 31, 1994).
  10.3            Credit Agreement, dated December 20, 1995, between the Registrant, SMC Production Co.,
                  San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline
                  Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc., and Compass
                  Bank-Houston for Reducing Revolver Line of Credit up  to $25,000,000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated December 20, 1995).
  10.4            Promissory Note, dated December 20, 1995, in the original principal amount of $25,000,000 made by the Registrant, SMC Production Co., San Salvador Development Company, Inc.,
                  Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills
                  Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to
                  Exhibit 10.2 to Form 8-K dated December 20, 1995).
  10.5            Credit Agreement, dated December 20, 1995, between the Registrant, SMC Production  Co.,
                  San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline
                  Company, VenGas Pipeline Company, Spruce Hills Production Company, Inc. and Compass Bank-
                  Houston for Term Loan of $3,500,000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated December 20, 1995).

  10.6            Promissory Note, dated December 20, 1995, in the original principal amount of $3,500,000 made by the Registrant, SMC Production Co., San Salvador Development Company,  Inc.,
                  Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company, Spruce Hills
                  Production Company, Inc. in favor of Compass Bank-Houston (incorporated by reference to
                  Exhibit 10.4 to Form 8-K dated December 20, 1995).
  10.7            Southern Mineral Corporation 1996 Stock Option Plan (incorporated by reference to Exhibit
                  10.10 to Form 10-KSB for fiscal year ended December 31, 1995).
  10.8            Southern Mineral Corporation 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Form 10-KSB for fiscal year ended December 31, 1995).
  10.9            Joint Venture Agreement, dated October  1, 1995, between the Registrant and The Links
                  Group, Inc. (incorporated by reference to Exhibit 10.12 to Form 10-KSB for fiscal year ended December 31, 1995).
  10.10           Option Agreement, dated January 5, 1996, between the Registrant and Diasu Oil & Gas
                  Company, Inc. covering the exploration joint venture (incorporated by reference to
                  Exhibit 10.13 to Form 10-KSB for fiscal year ended December 31, 1995).
  10.11           Stock Option Agreement dated April 6, 1995, between the Registrant and Robert R. Hillery
                  (incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended
                  December 31, 1995).
  10.12           Subscription Agreement and Assumption of Obligations, dated January 5, 1995, between the
                  Registrant and Gary L. Chitty, and  Thomas J. McMinn (incorporated by reference to Exhibit
                  10.15 to Form 10-KSB/A for fiscal year ended December 31, 1995).
  10.13           Amendment to Credit Agreement between the Registrant et al and Compass Bank-Houston dated
                  August 30, 1996 (incorporated by reference to Exhibit 10.1 to Form 8-K dated August 30,
                  1996).
  10.14           Second Amendment to Credit Agreements between the Registrant and Compass Bank for fiscal year ended December 17, 1996 (incorporated by  reference to Exhibit 10.14  to Form 10-KSB for the fiscal year ended December 31, 1996).
  10.15           Third Amendment to Credit Agreement between the Registrant and Compass Bank, dated June
                  10, 1997 (incorporated by reference to Exhibit 10.15 to Form S-2 (Commission File No.
                  333-35843)).
  10.16           Fourth Amendment to Credit Agreement between the Registrant and Compass Bank dated June
                  30, 1997 (incorporated by reference to Exhibit 10.1 to Form 10-QSB for the quarterly period ended June 30, 1997).
  10.17           Incentive Stock Option Agreement between the Registrant and  M. Michael Jenson, dated
                  August 26, 1997 (incorporated by reference to Exhibit 10.17 to Form S-2 (Commission File
                  No. 333-35843)).
 *10.18           Letter Agreement between the Registrant and Amerac, dated November 17, 1997.
 *10.19           Letter Agreement between the Registrant and Amerac, dated November 21, 1997.
 *11.1            Computation of earnings per common and equivalent share.
 *13.1            Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996.
 *13.2            Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996.
 *16.1            Letter of Registrant regarding change in certifying accountant.
 *23.1            Consent of Grant Thornton LLP.
 *23.2            Consent of KPMG Peat Marwick LLP.
 *23.3            Consent of Price Waterhouse LLP.
  23.4            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinions filed as
                  Exhibit 5.1 and Exhibit 8.1).
 *23.5            Consent of Netherland, Sewell & Associates, Inc.
 *23.6            Consent of McDaniel & Associates Consultants, Ltd.
 *23.7            Consent of Ryder Scott Company, Petroleum Engineers.
 *23.8            Consent of McDonald & Company Securities, Inc.
  24.1            Power of Attorney (included with signature page of this registration statement).
 *27.1            Financial Data Schedule.
**99.1            Form of SMC Proxy Card.
**99.2            Form of Amerac Proxy Card.

----------------
*   Filed herewith.
**  To be filed by amendment.